                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 RISCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[X]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                               RISCORP LETTERHEAD

                                                                   March 3, 1998

To the Shareholders of RISCORP, Inc.:

     You are cordially invited to attend a Special Meeting of the Shareholders of RISCORP, Inc. (the "Company") to be held on March 26, 1998 at 10:00 a.m., Eastern Standard Time, at the Sheraton Colony Square, 188 14th Street, N.E., Atlanta, Georgia 30361 (the "Special Meeting"). At the Special Meeting, shareholders of the Company will be asked to consider and vote upon the approval and adoption of an Asset Purchase Agreement (the "Purchase Agreement") whereby substantially all of the assets of the Company and certain of its subsidiaries will be acquired by Zenith Insurance Company (the "Asset Sale"). Pursuant to the terms of the Purchase Agreement, the purchase price to be paid for the assets will be the difference between the book value of the assets purchased and the liabilities assumed by Zenith as of the closing date, including $15 million in certain indebtedness of the Company, subject to a minimum cash purchase price of $35 million. The proposed Purchase Agreement and the consummation of the transactions contemplated therein, have been unanimously approved by the Board of Directors of the Company as being in the best interests of the Company and its shareholders.

     Beginning in the third quarter of 1996 and continuing thereafter, the Company began to experience several significant problems principally attributed to the Company's growth through acquisitions and the inability of its accounting infrastructure to keep pace with this growth due to, among other things, a significant turnover of the Company's senior finance and accounting officers following the Company's initial public offering. The Company also experienced other adverse developments, including (i) a decision by the Florida Department of Insurance (the "DOI") on October 4, 1996 ordering insurance providers to reduce workers' compensation rates by an average of 11.2%, (ii) a significant loss of the trading value of the Company's Class A Common Stock, (iii) an inability to timely prepare and file audited financial statements with the Securities and Exchange Commission and state insurance regulatory authorities,
(iv) the issuance of unfavorable ratings by A.M. Best Company, and (v) numerous legal proceedings initiated against the Company, certain directors and former officers. As a result of these and other adverse developments, the DOI set a final deadline of Noon on June 17, 1997, for the Company to enter into a definitive purchase agreement with an approved buyer or face seizure of its Florida insurance subsidiaries by the DOI. Such seizure could have resulted in a complete loss of shareholder value. Faced with this ultimatum, and after receiving the opinion of Smith Barney Inc. that the Purchase Agreement was fair, from a financial point of view, to the Company, on June 17, 1997, the Board approved the Purchase Agreement with Zenith Insurance Company. The Board also has received from BT Alex. Brown Incorporated an opinion that the Purchase Agreement is fair, from a financial point of view, to the Company and its subsidiaries named in the Purchase Agreement. THE BOARD OF DIRECTORS BELIEVES THAT ADOPTION OF THE PURCHASE AGREEMENT IS THE BEST WAY TO PROTECT AND MAXIMIZE SHAREHOLDER VALUE AND URGES YOU TO VOTE "FOR" THE APPROVAL AND ADOPTION OF THE PURCHASE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREIN.

     Enclosed are the (i) Notice of Special Meeting of Shareholders, (ii) Proxy Statement, and (iii) Proxy for the Special Meeting. The Proxy Statement describes the proposed Purchase Agreement and the Asset Sale and provides other information about the Company. We have included as appendices to the Proxy Statement a copy of the Company's Annual Report on Form 10-K/A for the year ended December 31, 1996, which includes the Company's audited financial statements for 1996, and a copy of the Company's Quarterly Report on Form 10-Q/A for the quarterly period ended September 30, 1997. We urge you to read the enclosed materials carefully.

     Whether you plan to attend the Special Meeting in person or not, we urge you to complete, sign and date the enclosed Proxy and return it in the enclosed envelope as soon as possible to ensure that your shares will be voted at the Special Meeting. If you attend the Special Meeting, you may revoke your Proxy and vote in person if you wish. The affirmative vote entitled to be cast by holders of (i) a majority of all of the outstanding shares of Class A Common Stock and Class B Common Stock of the Company, voting as a single class, entitled to vote thereon, and (ii) a majority of the outstanding shares of Class A Common Stock entitled to vote thereon and voting separately, is required to approve and adopt the Purchase Agreement and the transactions contemplated therein. Consequently, a failure to vote or an abstention will have the same effect as a vote against the proposal. As more fully described in the enclosed Proxy Statement, William D. Griffin and various partnerships and trusts collectively own, beneficially and of record, all of the outstanding shares of Class B Common Stock of the Company and have executed a voting agreement pursuant to which each has agreed to vote their shares in favor of the approval of the Purchase Agreement. Accordingly, over 95% of the votes entitled to be cast by the holders of Class A Common Stock and Class B Common Stock, voting as a single class, will be voted in favor of the Purchase Agreement and, therefore, shareholder approval as to subpart (i) above is assured. This voting agreement, however, will have no impact on the voting of Class A Common Stock voting separately and, accordingly, your vote is important with respect to obtaining shareholder approval as to subpart (ii) above.

     If you have any questions about the Proxy Statement, please let us hear from you. We look forward to seeing you at the meeting.

                                          Sincerely,

                                          /s/ FREDERICK M. DAWSON

                                          --------------------------------------
                                          FREDERICK M. DAWSON
                                          President, Chief Executive Officer and
                                          Director

                                 RISCORP, INC.
                                1390 MAIN STREET
                            SARASOTA, FLORIDA 34236
                             ---------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD MARCH 26, 1998
                             ---------------------

To the Shareholders of RISCORP, Inc.:

     NOTICE IS HEREBY GIVEN that a Special Meeting of the Shareholders of RISCORP, Inc. (the "Company") will be held at the Sheraton Colony Square, 188 14th Street, N.E., Atlanta, Georgia 30361, on March 26, 1998 at 10:00 a.m., Eastern Standard Time (the "Special" Meeting"), for the following purposes:

          1. To consider and vote upon a proposal to approve and adopt the Asset Purchase Agreement, dated June 17, 1997, as amended, by and among Zenith Insurance Company, the Company and the Company's subsidiaries named therein (the "Purchase Agreement"), and to approve the consummation of the transactions contemplated therein, including the proposed sale of substantially all of the assets of the Company and its subsidiaries (the "Asset Sale"). A copy of the Purchase Agreement is attached as Appendix A to the accompanying Proxy Statement.

          2. To consider and vote upon a proposal to approve an adjournment or postponement of the Special Meeting for a period of not more than one hundred twenty days for the purpose of soliciting additional proxies in the event the number of shares of Class A Common Stock and Class B Common Stock represented at the meeting in person or by proxy is insufficient to constitute a quorum or, if a quorum is present, the Company fails to receive a sufficient number of votes to approve the Purchase Agreement and Asset Sale described in Item 1 above.

          3. To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

     Only those persons who were holders of record of the Class A Common Stock and Class B Common Stock of the Company at the close of business on January 28, 1998 are entitled to notice of and to vote at the Special Meeting or any adjournment or postponement thereof.

     Your attention is directed to the accompanying Proxy Statement and its appendices for more complete information regarding the matters to be acted upon at the Special Meeting.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE PURCHASE AGREEMENT AND THE ASSET SALE AND FOR THE ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING IN THE EVENT THAT MORE TIME IS NEEDED TO SOLICIT ADDITIONAL PROXIES. SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.

                                          By Order of the Board of Directors,

                                          /s/ Walter E. Riehemann

                                          WALTER E. RIEHEMANN
                                          Secretary

                                   IMPORTANT

WHETHER YOU PLAN TO ATTEND THE SPECIAL MEETING OR NOT, PLEASE BE SURE THAT THE ENCLOSED PROXY IS PROPERLY COMPLETED, DATED, SIGNED, AND RETURNED WITHOUT DELAY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

Sarasota, Florida
March 3, 1998

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
INTRODUCTION................................................    1
  General...................................................    1
  Matters to be Considered at the Special Meeting...........    1
AVAILABLE INFORMATION.......................................    1
SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS..................    2
SUMMARY.....................................................    3
  The Meeting...............................................    3
  Proposal 1 -- The Asset Sale..............................    4
  Proposal 2 -- Adjournment or Postponement of the Special
     Meeting................................................   11
THE MEETING.................................................   12
  Date, Time and Place......................................   12
  Matters to Be Considered..................................   12
  Record Date; Shares Outstanding and Entitled to Vote......   12
  Votes Required............................................   12
  Revocability of Proxies...................................   13
  Proxy Solicitation........................................   13
  Independent Auditors......................................   14
PROPOSAL 1 -- THE ASSET SALE................................   15
  General...................................................   15
  Background of and Reasons for the Asset Sale..............   15
  Summary of the Terms of the Purchase Agreement............   22
  Interim Reinsurance Agreement.............................   29
  Trust Agreements..........................................   29
  Opinions as to the Fairness of the Consideration..........   30
  Recommendation of the Board of Directors..................   40
  Regulatory Approvals......................................   41
  Range of Proceeds.........................................   42
  Use of Proceeds...........................................   42
  Certain Effects of the Asset Sale.........................   43
  Personal Holding Company Income...........................   43
  Interest of Certain Persons in the Asset Sale.............   44
  Accounting Treatment of the Transactions..................   46
  Federal Income Tax Consequences of the Asset Sale.........   46
  Operations of the Company Following the Asset Sale........   47
  Operations of the Company if the Asset Sale is Not
     Approved...............................................   47
  Investment Company Act Considerations.....................   47
  Indictments of the Company and Certain of its Former
     Officers...............................................   48
  Directors Agreement.......................................   48
  Dissenters' Rights........................................   49
  Impact of Legislative Changes to the Florida Specialty
     Disability Trust Fund..................................   49
  Legal Proceedings Update..................................   50
  Accounting and Information Systems........................   51
  Voting Agreement..........................................   51
  Votes Required to Approve Purchase Agreement..............   51
PROPOSAL 2 -- POSSIBLE ADJOURNMENT OR POSTPONEMENT OF
  SPECIAL MEETING...........................................   52

                                                              PAGE
                                                              ----
SELECTED FINANCIAL DATA.....................................   53
UNAUDITED PRO FORMA FINANCIAL INFORMATION...................   54
BUSINESS....................................................   63
MARKET FOR COMPANY'S CLASS A COMMON STOCK AND RELATED SHARE-
  HOLDER MATTERS............................................   63
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS.................................   64
ADDITIONAL INFORMATION ABOUT THE COMPANY....................   64
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................   65
PROPOSALS OF SHAREHOLDERS FOR THE NEXT ANNUAL MEETING.......   66
APPENDICES
----------------
Appendix A -- Asset Purchase Agreement
Appendix B -- Opinion of Smith Barney Inc.
Appendix C -- Opinion of BT Alex. Brown Incorporated
Appendix D -- Florida Statutes Describing Shareholder
  Dissenters' Rights
Appendix E -- Annual Report on Form 10-K/A for the fiscal
  year ended December 31, 1996
Appendix F -- Quarterly Report on Form 10-Q/A for the quarterly period ended September 30, 1997

                                 RISCORP, INC.
                                1390 MAIN STREET
                            SARASOTA, FLORIDA 34236
                             ---------------------

                                PROXY STATEMENT
                    FOR THE SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD MARCH 26, 1998
                             ---------------------

                                  INTRODUCTION

GENERAL

     This Proxy Statement is being sent to the holders of shares of Class A Common Stock and Class B Common Stock, par value $.01 per share (collectively, the "Shareholders"), of RISCORP, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Special Meeting of Shareholders to be held on March 26, 1998, at 10:00 a.m., Eastern Standard Time, at the Sheraton Colony Square, 188 14th Street, N.E., Atlanta, Georgia 30361, and at any adjournments or postponements thereof (the "Special Meeting"). The principal executive offices of the Company are located at 1390 Main Street, Sarasota, Florida 34236. The Company's telephone number is
(941) 906-2000. This Proxy Statement and attached Proxy are first being sent to Shareholders on or about March 3, 1998.

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

     At the Special Meeting, the Shareholders will be asked to consider and vote upon a proposal to approve and adopt the Asset Purchase Agreement dated June 17, 1997, as amended on June 26, 1997 and July 11, 1997, by and among Zenith Insurance Company ("Zenith"), the Company and certain of the Company's subsidiaries named therein (the "Purchase Agreement"), and to approve the consummation of the proposed sale of substantially all of the assets of the Company and its subsidiaries to Zenith and the assumption of certain liabilities by Zenith pursuant to the Purchase Agreement (the "Asset Sale"). A copy of the Purchase Agreement is attached hereto as Appendix A, and the description of the Asset Sale contained in this Proxy Statement is qualified in its entirety by reference to Appendix A. See "THE ASSET SALE."

     The Shareholders also will be asked to consider and vote upon a proposal to approve an adjournment or postponement of the Special Meeting for a period of not more than one hundred twenty days for the purpose of soliciting additional proxies in the event the number of shares of Class A Common Stock and Class B Common Stock represented at the meeting in person or by proxy is insufficient to constitute a quorum or, if a quorum is present, the Company fails to receive a sufficient number of votes to approve the Purchase Agreement and Asset Sale.

     The Board of Directors knows of no business that will be presented for consideration at the Special Meeting other than the matters described in this Proxy Statement. If any other matters properly come before the Special Meeting, the persons named in the enclosed form of proxy or their substitutes will vote in accordance with their best judgment on such matters.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois

60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Such information may also be accessed electronically by means of the Commission's home page on the Internet (http://www.sec.gov).

     The Annual Report on Form 10-K/A for the year ended December 31, 1996, as filed with the Commission on February 27, 1998, has been included at Appendix E to this Proxy Statement. The Company's Quarterly Report on Form 10-Q/A for the quarterly period ended September 30, 1997, as filed with the Commission on February 27, 1998, has been included at Appendix F to this Proxy Statement. Such appendices (excluding any documents incorporated by reference therein or exhibits thereto) constitute a part of this Proxy Statement and should be carefully reviewed for the information contained therein.

                   SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

     This Proxy Statement contains statements, particularly in the text under SUMMARY, THE ASSET SALE and UNAUDITED PRO FORMA FINANCIAL INFORMATION, that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Such forward-looking statements involve both known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the Company or its subsidiaries to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, the ability of the Company's insurance subsidiaries to meet insurance regulatory requirements imposed by state agencies, contingencies relating to the consummation of the Asset Sale, the actual outcome of pending or future litigation against the Company, its subsidiaries and their respective agents, the impact of current and future federal and state regulation of workers' compensation, the impact of current and future federal regulation of investment companies, general economic conditions in Florida in particular and in the United States generally and other factors mentioned elsewhere in this Proxy Statement.

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Proxy Statement. Reference is made to, and this summary is qualified in its entirety by, the more detailed information and the financial statements, including the notes thereto, appearing elsewhere herein and in the appendices hereto. Shareholders are urged to read this Proxy Statement and the appendices attached hereto carefully and in their entirety.

                                  THE MEETING

Date, Time and Place.......  March 26, 1998 at 10:00 a.m., Eastern Standard
                             Time, at the Sheraton Colony Square, 188 14th Street, N.E., Atlanta, Georgia 30361.

Matters to be Considered...  (1) To approve and adopt the Asset Purchase
                             Agreement dated June 17, 1997, as amended, by and among Zenith Insurance Company ("Zenith"), the Company and certain of the Company's subsidiaries named therein (the "Purchase Agreement"), and to approve the consummation of the transactions contemplated therein and such other matters as may properly come before the Special Meeting.

                             (2) To approve a proposal to adjourn or postpone the Special Meeting for the purpose of soliciting additional proxies in the event the number of shares of Class A Common Stock and Class B Common Stock represented at the meeting in person or by proxy is insufficient to constitute a quorum or, if a quorum is present, the Company fails to receive a sufficient number of votes to approve the Purchase Agreement and the transactions contemplated therein.

Record Date................  The close of business on January 28, 1998.

Shares Outstanding and
  Entitled to Vote.........  Class A Common Stock -- 12,533,671 shares outstanding entitled to one vote per share;

                             Class B Common Stock -- 24,334,443 shares outstanding entitled to ten votes per share.

Required Votes.............  The affirmative vote entitled to be cast by holders of (i) a majority of all outstanding shares of Class A Common Stock and Class B Common Stock, voting as a single class, entitled to vote thereon, and (ii) a majority of the outstanding shares of Class A Common Stock entitled to vote thereon and voting separately, is required to approve the Purchase Agreement and the transactions contemplated therein. William D. Griffin, The RISCORP Group Holding Company Limited Partnership, the William D. Griffin Family Limited Partnership, the Charlotte K. Griffin Trust Number 3, the Anna
                             F. Griffin Trust Number 3 and the John Ford Griffin Trust Number 3 collectively own, beneficially and of record, all of the outstanding shares of the Company's Class B Common Stock. (Mr. Griffin disclaims beneficial ownership of the shares of Class B Common Stock held by the various family trusts.) These shareholders, representing in the aggregate over 95% of the votes entitled to be cast by holders of Class A Common Stock and Class B Common Stock, voting as a single class, have entered into a voting agreement ensuring that all of their shares will be voted in favor of the Purchase Agreement and the transactions contemplated therein and, accordingly, Shareholder approval as to subpart (i) above is assured. Because these shareholders are not record holders or beneficial owners of any shares of Class A Common Stock, this voting agreement will have no impact on the voting of shares of Class A Common Stock voting separately and, accordingly, will not impact voting as to subpart (ii) above.

                             Shareholders Thomas K. Albrecht and Peter D. Norman collectively own approximately 13% of the outstanding shares of Class A Common Stock. Messrs. Albrecht and Norman have agreed to vote all of their shares of Class A Common Stock in favor of the Purchase Agreement and the transactions contemplated therein.

                             The affirmative vote of a majority of all outstanding shares of Class A Common Stock and Class B Common Stock, voting as a single class, entitled to vote thereon is required to approve the proposal to adjourn or postpone the Special Meeting in order to solicit additional proxies.

                                   PROPOSAL 1

                                 THE ASSET SALE

The Company and Its
  Subsidiaries.............  The Company and its subsidiaries offer managed care workers' compensation insurance and services. On June 17, 1997, the Company and certain of its subsidiaries signed the Purchase Agreement whereby they agreed to sell substantially all of the assets of the Company and its subsidiaries to Zenith. Such subsidiaries include RISCORP Management Services, Inc., RISCORP of Illinois, Inc., Independent Association Administrators Incorporated, RISCORP Insurance Services, Inc., RISCORP Managed Care Services, Inc., CompSource, Inc., RISCORP Real Estate Holdings, Inc., RISCORP Acquisition, Inc., RISCORP West, Inc., RISCORP of Florida, Inc., RISCORP Insurance Company, RISCORP Property & Casualty Insurance Company, RISCORP National Insurance Company, RISCORP Services, Inc., RISCORP Staffing Solutions Holding, Inc., RISCORP Staffing Solutions, Inc. I and RISCORP Staffing Solutions, Inc. II. See "THE ASSET SALE."

The Purchaser..............  Zenith, the purchaser of the assets, is engaged in the property-casualty insurance business and is a wholly owned subsidiary of Zenith National Insurance Corp.

The Purchase Agreement.....  Pursuant to the Purchase Agreement, the Company and
                             its subsidiaries have agreed to sell and Zenith has agreed to purchase substantially all of the assets of the Company and its subsidiaries relating to their insurance business (the "Asset Sale"). After the transaction closes, the Company and its subsidiaries will no longer engage in the workers' compensation insurance or managed care business.

                             The Purchase Agreement provides that the Purchase Price, which will be paid in cash, will be the difference between the book value of the assets purchased and the book value of the liabilities assumed by Zenith as of the Closing Date (as defined below) subject to a minimum cash purchase price of $35 million. Within seventy days of the Closing Date, the Company's representatives are required to deliver to Zenith a Proposed Business Balance Sheet representing the audited statement of Transferred Assets and Transferred Liabilities of the Business (as such terms are defined in the Purchase Agreement) as of the Closing Date. If

                             Zenith and the Company are able to agree on the manner in which items should be treated on the Proposed Business Balance Sheet, the Proposed Business Balance Sheet will become the Final Business Balance Sheet. The excess value of the Transferred Assets over Transferred Liabilities as represented on the Final Business Balance Sheet will be the Purchase Price. If, however, the Company and Zenith are unable to agree on the manner in which any item should be treated in the preparation of the Final Business Balance Sheet, such disputed items will be submitted to neutral auditors or actuaries, as appropriate, for a final and binding determination of such issues. THE COMPANY IS SEEKING APPROVAL OF A PURCHASE AGREEMENT THAT DOES NOT CONTAIN A DEFINITIVE PURCHASE PRICE. See "THE ASSET SALE -- Summary of the Terms of the Purchase Agreement -- The Purchase Price."

                             The Purchase Agreement contains various
                             representations and warranties of the Company, its subsidiaries and Zenith. Such representations and warranties cover such areas as corporate organizational matters, authorization issues, the absence of certain disqualifiers, the absence of undisclosed liabilities, material contracts, title to the assets to be transferred, litigation, compliance with laws, taxes, solvency, real property and other areas discussed in greater detail herein and in Appendix A hereto. See "THE ASSET SALE -- Summary of the Terms of the Purchase Agreement -- Representations and Warranties." A breach of a representation or warranty by any party may give rise to indemnification obligations which will survive the Closing Date for a period of twenty-four months. Although such obligations are limited in most cases to the amount of the Purchase Price, under certain circumstances (i.e. a willful breach of a representation or warranty or losses relating to defects in the title of the transferred assets), indemnification obligations may exceed the Purchase Price. See "THE ASSET SALE -- Summary of the Terms of the Purchase
                             Agreement -- Indemnification; Survival of
                             Representations and Warranties."

                             The Purchase Agreement also contains certain covenants made by the Company and its subsidiaries relating to the conduct of their businesses through the Closing Date. Such covenants cover such areas, among others, as the continued operation of the respective businesses of the Company and its subsidiaries consistent with past practice, the care of the assets to be transferred, and certain prohibitions against the incurrence or termination of financial obligations of the Company and its subsidiaries. See "THE ASSET SALE -- Summary of the Terms of the Purchase Agreement -- Certain Covenants."

Waiver of Conditions.......  The Purchase Agreement further provides that the respective obligations of the Company, its subsidiaries and Zenith to consummate the Asset Sale are conditioned upon, among other things, the fulfillment of covenants, the continued validity of the representations and warranties made by the parties, the receipt of governmental and regulatory consents, receipt of the required Shareholder approval, and the absence of injunctions or restraints preventing consummation of the Asset Sale. The parties to the Purchase Agreement may waive conditions to the extent permitted by law. PERMITTED WAIVERS, EVEN IF MATERIAL, MAY BE MADE BY THE COMPANY AND ITS SUBSIDIARIES WITHOUT FURTHER SHAREHOLDER APPROVAL. THIS PROVISION WOULD PERMIT THE BOARD TO WAIVE A BREACH BY ZENITH OF

                             ANY OF ITS REPRESENTATIONS, WARRANTIES, COVENANTS OR AGREEMENTS CONTAINED IN THE PURCHASE AGREEMENT, INCLUDING, WITHOUT LIMITATION, ZENITH'S OBLIGATION TO ENTER INTO THE ANCILLARY AGREEMENTS (AS SUCH TERM IS DEFINED IN THE PURCHASE AGREEMENT) IN SUBSTANTIALLY THE FORM ATTACHED TO THE PURCHASE AGREEMENT IF, IN THE EXERCISE OF THE BOARD'S DISCRETION, IT CONCLUDES THAT SUCH WAIVER IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS. See "THE ASSET SALE -- Summary of the Terms of the Purchase Agreement -- Conditions to Closing."

Closing Date...............  If the Purchase Agreement and the transactions contemplated therein are approved and adopted at the Special Meeting, the Company anticipates consummating the Asset Sale on the third business day following the satisfaction or waiver of the conditions specified in the Purchase Agreement (the "Closing Date"). The Company anticipates that all such conditions will be satisfied or waived within a matter of days after the Company receives the required vote approving the Purchase Agreement and the transactions contemplated therein. "THE ASSET SALE -- Summary of the Terms of the Purchase Agreement -- The Closing."

Termination................  The Purchase Agreement may be terminated at any time prior to the Closing Date: (a) by mutual written consent of the Company, Zenith and the Florida Department of Insurance; (b) by the Company or Zenith if the Asset Sale shall not have been consummated on or before March 31, 1998; (c) by the Company or Zenith upon any court order prohibiting the Asset Sale becoming final; (d) by the Company or Zenith if, upon a vote at the Special Meeting (or any adjournment thereof), Shareholder approval of the Purchase Agreement as required therein shall not have been obtained; (e) by the Company if the Company enters into a definitive agreement providing for the implementation of an Acquisition Proposal (as defined under "THE ASSET
                             SALE -- Summary of the Terms of the Purchase
                             Agreement -- No Solicitation"); (f) by Zenith if the Company or any of its subsidiaries materially breaches their representations or warranties or fails to perform their covenants or agreements and such breach would be likely to have a Sellers Material Adverse Effect, as defined in the Purchase Agreement, which is not remedied in a timely manner; and (g) by the Company if Zenith materially breaches its representations or warranties or fails to perform its covenants or agreements and such breach would be likely to have a Purchaser Material Adverse Effect, as defined in the Purchase Agreement, which is not remedied in a timely manner.

                             In the event of termination of the Purchase
                             Agreement by any party as provided above, the Purchase Agreement will become void, and there will be no liability or obligation on the part of the Company, its subsidiaries or Zenith, other than under certain specified provisions of the Purchase Agreement, which include the payment of a fee to Zenith under certain circumstances. See "THE ASSET SALE -- Summary of the Terms of the Purchase Agreement -- Termination" and "THE ASSET
                             SALE -- Summary of the Terms of the Purchase
                             Agreement -- Termination Fees."

Termination Fee............  If the Board of Directors of the Company (a)
                             approves or recommends an unsolicited Acquisition Proposal, (b) causes the Company to enter into an agreement with respect to such proposal, or (c) terminates the

                             Purchase Agreement pursuant to certain sections of the Purchase Agreement, the Company will be obligated to pay to Zenith a termination fee of $7.5 million, plus expenses. If Shareholder approval of the Purchase Agreement is not obtained as required, the Company will be obligated to pay to Zenith a termination fee of $7.5 million, plus expenses. See "THE ASSET SALE -- Summary of the Terms of the Purchase Agreement -- Termination Fees."

Fairness Opinions..........  Smith Barney Inc. ("Smith Barney") was retained by the Strategic Alternatives Committee of the Company's Board of Directors (the "SAC") on November 21, 1996 to provide independent financial advice. On June 16, 1997, the date the SAC unanimously approved the terms of the Purchase Agreement, Smith Barney delivered to the SAC its opinion to the effect that, as of the date of its opinion and subject to the considerations set forth in such opinion, the consideration to be received by the Company pursuant to the Purchase Agreement is fair from a financial point of view to the Company. A copy of the opinion of Smith Barney is attached to this Proxy Statement as Appendix B. The attached opinion sets forth the assumptions made, the matters considered and the limitations of the review undertaken by Smith Barney. See "THE ASSET SALE -- Opinions as to the Fairness of Consideration."

                             On June 20, 1997, the SAC retained BT Alex. Brown Incorporated, formerly Alex. Brown & Sons Incorporated ("BT Alex. Brown"), to act as financial advisor to the SAC in connection with the Asset Sale. At the July 16, 1997 meeting of the SAC, BT Alex. Brown made a presentation with respect to the Asset Sale and rendered to the SAC its written opinion to the effect that, as of the date of its opinion and subject to certain assumptions stated in such opinion, the consideration to be received pursuant to the Purchase Agreement is fair from a financial point of view to the Company and certain of its subsidiaries named in the Purchase Agreement. A copy of the opinion of BT Alex. Brown is attached to this Proxy Statement as Appendix C. The attached opinion sets forth the assumptions made, matters considered and limitations of the review undertaken by BT Alex. Brown. See "THE ASSET SALE -- Opinions as to the Fairness of Consideration."

Recommendation of the Board
  of Directors.............  Based upon the events leading up to the definitive
                             Purchase Agreement, contingencies facing the
                             Company which threatened its continued operation and existence, and the terms of the Purchase Agreement (including the Purchase Price to be paid by Zenith), the Company's Board of Directors believes the Purchase Agreement and the transactions contemplated therein are in the best interests of the Company and its Shareholders. See "THE ASSET SALE -- Recommendation of the Board of Directors." THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PURCHASE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREIN AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE PURCHASE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREIN.

Range of Proceeds..........  The minimum purchase price to be received from
                             Zenith in connection with the consummation of the Asset Sale is $35 million. While it is impossible to determine the actual amount to be received from Zenith prior to the determination of the Final Business Balance Sheet (as such term is defined in the Purchase Agreement), based on the pro forma financial information contained herein, had the Asset Sale been consummated on September 30, 1997, subject to any adjustments resulting from the audit of the Proposed Business Balance Sheet, the Company believes the Proposed Business Balance Sheet would have reflected closing proceeds of $149,083,000 to be allocated among the Company and those subsidiaries also selling assets in connection with this transaction. Pursuant to the terms of the Purchase Agreement, Zenith will have an opportunity to dispute the value of any item reflected on the Proposed Business Balance Sheet and, absent the mutual agreement of the parties as to the treatment of such disputed items, any items remaining in dispute shall be submitted to Neutral Auditors and/or the Neutral Actuaries (as such terms are defined in the Purchase Agreement) for a final, binding and conclusive determination as to such items. It is currently anticipated that the cash proceeds to be received from Zenith will be substantially greater than the minimum purchase price of $35 million but less than the $149 million reflected in the pro forma financial information. See "THE ASSET SALE -- Range of Proceeds."

Use of Proceeds............  Of the cash proceeds to be received from Zenith in connection with the consummation of the Asset Sale, eighty-five percent will be used to (i) fund the working capital requirements of the Company in connection with the preparation of the Proposed Business Balance Sheet, the Final Business Balance Sheet and the ongoing operations of the Company following the Closing Date, (ii) resolve all claims and contingencies pending against the Company and its subsidiaries and to fund all expenses associated therewith, (iii) fund all other liabilities not transferred to Zenith, and (iv) satisfy any statutory reserve or capital requirements to which the Company's regulated subsidiaries are subject following the Closing Date. Fifteen percent of the cash proceeds to be received from Zenith will be held in escrow until the second anniversary of the Closing Date. Such escrowed funds will be used to indemnify Zenith against liabilities (other than those transferred) and any misrepresentation, breach or nonfulfillment of any agreement contemplated in the Purchase Agreement. After the two year anniversary of the Closing Date, any remaining amount held in escrow will be paid to the Company with accrued interest, and such amount, if any, will be available for the purposes set forth in items (i), (ii), (iii) and
                             (iv) above. See "THE ASSET SALE -- Use of Proceeds" and "THE ASSET SALE -- Operations of the Company Following the Asset Sale."

                             The Company anticipates that, after satisfaction of all claims and contingencies pending against the Company and its subsidiaries and after funding all expenses associated therewith, remaining proceeds, if any, will be distributed to those shareholders of record on a record date to be established by the Board in connection with any future dividends or distributions. Such claims and contingencies include all litigation pending or hereafter instituted against the Company, its subsidiaries and their respective officers, directors and agents. Based on agreements in principal reached by the Company with respect to those suits currently pending against the Company, it is estimated that the amount required to resolve pending litigation will be approximately $24 million exclusive of fees, costs and insurance and other proceeds which may be available to offset settlement amounts. See "THE ASSET SALE -- Legal Proceedings Update" and "THE ASSET SALE -- Use of Proceeds." It is anticipated that an additional shareholder meeting and shareholder approval will be required before any final distribution of remaining proceeds to shareholders. As the controlling shareholder, Mr. Griffin must approve any such final distribution to shareholders. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

                             While the Board of Directors currently anticipates a distribution of proceeds remaining after all claims and contingencies are resolved, there can be no assurance that any portion of the closing proceeds ultimately will be available for distribution to shareholders or that shareholder approval will be obtained. Pending resolution of all claims and contingencies, the proceeds available for investment may be invested in obligations the interest of which is excluded from gross income for federal income tax purposes in an effort to avoid unfavorable tax treatment imposed upon personal holding companies. See "THE ASSET SALE -- Personal Holding Company Income." Inasmuch as the Company does not intend to conduct its affairs in a manner which would require registration as an investment company under the Investment Company Act of 1940, as amended, the provisions of such act will be considered in determining the use of the proceeds from the Asset Sale. See "THE ASSET SALE -- Investment Company Act Considerations."

                             While the Company believes that a portion of the proceeds will ultimately be available for distribution to shareholders, it is currently anticipated that the resolution of various contingent liabilities, including the Company's indemnification obligations to Zenith, will take not less than two years. Pursuant to the terms of the Company's Amended and Restated Articles of Incorporation, the holders of Class A Common Stock and Class B Common Stock shall be entitled to participate in any dividends declared or paid by the Company or distributions to the holders of common stock in connection with any liquidation, dissolution or winding up of the Company ratably on a per share basis. See "THE ASSET SALE -- Use of Proceeds."

                             ANY FUTURE DISTRIBUTION OF CLOSING PROCEEDS WILL BE AT THE DISCRETION OF THE BOARD OF DIRECTORS AND AVAILABLE ONLY TO SHAREHOLDERS OF THE COMPANY ON A RECORD DATE TO BE ESTABLISHED AT A LATER TIME IN CONNECTION WITH ANY SUCH FUTURE DISTRIBUTION. SHAREHOLDERS THAT CURRENTLY ARE RECORD HOLDERS OF CLASS A COMMON STOCK OR CLASS B COMMON STOCK WHO ARE NOT RECORD HOLDERS AT THE TIME A RECORD DATE IS ESTABLISHED IN CONNECTION WITH A FUTURE DISTRIBUTION WILL NOT BE ENTITLED TO PARTICIPATE IN ANY SUCH DISTRIBUTION OF CLOSING PROCEEDS. THE BOARD OF DIRECTORS INTENDS TO SOLICIT ADDITIONAL SHAREHOLDER APPROVAL PRIOR TO A FINAL DISTRIBUTION OF CLOSING PROCEEDS. ALTHOUGH INTERIM DISTRIBUTIONS OR DIVIDENDS TO SHAREHOLDERS DO NOT REQUIRE SHAREHOLDER APPROVAL, A FINAL DISTRIBUTION OF CLOSING PROCEEDS WILL REQUIRE ADDITIONAL SHAREHOLDER APPROVAL, INCLUDING THE APPROVAL OF MR. GRIFFIN. SEE "THE ASSET SALE -- USE OF PROCEEDS."

Interest of Certain Persons
  in the Asset Sale........  Certain members of the Company's management and the
                             Board may be deemed to have interests in the Asset Sale in addition to their interests as Shareholders generally. Certain members of the Company's management team will be entitled to receive accelerated payments, employment positions with Zenith or termination payments pursuant to their existing employment agreements with RISCORP Management Services, Inc. upon the consummation of the Asset Sale. In addition, The Phoenix Management Company, Ltd. ("Phoenix"), a Florida limited partnership controlled by Mr. Dawson, has been retained by the Company to perform certain management services following the Asset Sale. See "THE ASSET SALE -- Interest of Certain Persons in the Asset Sale."

Operations of the Company
  Following the Asset
  Sale.....................  Following the consummation of the Asset Sale, the
                             Company will continue in existence but will cease substantially all of its current business operations. The Company, however, will be actively engaged in (i) preparing the Proposed Business Balance Sheet for delivery to Zenith; (ii) resolving any disputes with Zenith as to the determination of the Final Business Balance Sheet;
                             (iii) investing and reinvesting the closing proceeds; (iv) resolving all contingencies pending against the Company; (v) evaluating and, where appropriate, instituting claims on behalf of the Company against third parties; (vi) maintaining all statutory filing requirements on behalf of the Company; and (vii) following the resolution of all claims and contingencies, subject to shareholder approval, making a final distribution to the shareholders. The Company has retained Phoenix to manage such activities. See "THE ASSET
                             SALE -- Operations of the Company Following the Asset Sale."

Operations of the Company
  if the Asset Sale is Not
  Approved................   If the Purchase Agreement and Asset Sale are not
                             approved, or if for any other reason the Asset Sale is not consummated, the Board will evaluate other strategic alternatives, continue to oversee the implementation of remedial action to improve the Company's operations and will evaluate whether it should commence a winding up of the Company's business operations in contemplation of a complete liquidation. The Board believes that it will be difficult to identify another strategic partner prepared to negotiate a transaction on more favorable terms than those contained in the Purchase Agreement. Furthermore, in the event the Purchase Agreement and the transactions contemplated therein are not approved, the Florida
                             Department of Insurance may institute
                             administrative proceedings against the Company's
                             Florida insurance subsidiaries which could significantly impair, and may result in a complete loss of, shareholder value.

Directors Agreement........  On May 19, 1997, the directors of the Company entered into a Directors Agreement which was amended as of September 18, 1997. As amended, the Directors Agreement provides certain governance provisions regarding the future make-up of the Company's Board of Directors. Until such time as the Company has no shares of Class A Common Stock outstanding (at which time the Directors Agreement will terminate), Mr. Griffin has agreed, among other things, to refrain from taking any action to remove any director of the Company. The remaining directors have agreed not to add any additional directors to the Board without

                             Mr. Griffin's prior written consent. In addition, the Directors Agreement provides that Mr. Griffin will be reelected to the Board at the time the Asset Sale is completed provided that such directorship is not objected to by any insurance commissioner with jurisdiction over any of the Company's subsidiaries. See "THE ASSET
                             SALE -- Directors Agreement."

Dissenters' Rights.........  Under Florida law, Shareholders have the right to dissent from the Asset Sale and demand payment of the fair value of their shares in the event the Asset Sale is consummated. To exercise such right, a Shareholder opposing the Asset Sale would be required to file with the Company a written notice of his intent to demand payment for his shares, would not be able to vote any of his shares in favor of the proposed transaction and would otherwise be required to follow the procedures specified in Fla. Stat. Ann. sec.sec. 607.1301,
                             607.1302 and 607.1320. See "THE ASSET
                             SALE -- Dissenters' Rights" and Appendix D.

                                   PROPOSAL 2

               ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING

The Proposal...............  In the event the number of shares of Class A Common
                             Stock and Class B Common Stock represented at the Special Meeting is insufficient to constitute a quorum or, if a quorum is present, the Company fails to receive a sufficient number of votes to approve the Purchase Agreement and the transactions contemplated therein, the Company proposes to adjourn or postpone the Special Meeting for a period of not more than one hundred twenty days for the purpose of soliciting additional proxies. Proxies initially cast in favor of the Purchase Agreement and the transactions contemplated therein will be voted in favor of the approval of such proposal at the subsequently reconvened Special Meeting. THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING UNDER SUCH CIRCUMSTANCES AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THIS PROPOSAL.

                                  THE MEETING

DATE, TIME AND PLACE

     The Special Meeting will be held on March 26, 1998, at 10:00 a.m., Eastern Standard Time, at the Sheraton Colony Square, 188 14th Street, N.E., Atlanta, Georgia 30361.

MATTERS TO BE CONSIDERED

     At the Special Meeting, the Shareholders will be asked to consider and vote upon a proposal to approve and adopt the Asset Purchase Agreement dated June 17, 1997, as amended on June 26, 1997 and July 11, 1997, by and among Zenith Insurance Company ("Zenith"), the Company and certain of the Company's subsidiaries named therein (the "Purchase Agreement"), and to approve the consummation of the transactions contemplated therein, including the proposed sale of substantially all of the assets of the Company and its subsidiaries pursuant to the Purchase Agreement (the "Asset Sale"). A copy of the Purchase Agreement is attached hereto as Appendix A, and the description of the Asset Sale contained in this Proxy Statement is qualified in its entirety by reference to Appendix A. See "THE ASSET SALE."

     The Shareholders also will be asked to consider and vote upon a proposal to approve an adjournment or postponement of the Special Meeting for a period of not more than one hundred twenty days for the purpose of soliciting additional proxies in the event the number of shares of Class A Common Stock and Class B Common Stock represented at the meeting in person or by proxy is insufficient to constitute a quorum or, if a quorum is present, the Company fails to receive a sufficient number of votes to approve the Purchase Agreement and the transactions contemplated therein.

     The Board of Directors knows of no business that will be presented for consideration at the Special Meeting other than the matters described in this Proxy Statement. If any other matters properly come before the Special Meeting, the persons named in the enclosed form of proxy or their substitutes will vote in accordance with their best judgment on such matters.

RECORD DATE; SHARES OUTSTANDING AND ENTITLED TO VOTE

     The Board of Directors of the Company has fixed the close of business on January 28, 1998 as the record date (the "Record Date") for the determination of holders of shares of Class A Common Stock and Class B Common Stock entitled to notice of and to vote on each matter submitted to a vote at the Special Meeting and any adjournment(s) or postponement(s) thereof. On the Record Date, the Company had outstanding 12,533,671 shares of $.01 par value Class A Common Stock, entitled to one vote per share, and 24,334,443 shares of $.01 par value Class B Common Stock, entitled to ten votes per share.

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock of the Company entitled to vote is necessary to constitute a quorum at the Special Meeting. Shares represented by proxies will be counted as shares present for purposes of establishing a quorum. Shares represented by proxies that are marked "abstain" also will be counted as shares present for purposes of establishing a quorum. If a quorum is not present at the Special Meeting, or if the Company determines that additional time is needed for the solicitation of proxies to approve the Asset Sale, the Company may adjourn or postpone the Special Meeting with a vote of Shareholders.

VOTES REQUIRED

     If Shareholders specify in the accompanying proxy a choice with respect to any matter to be acted upon, the shares represented by such proxies will be voted as specified.

     Under the Company's Amended and Restated Bylaws, if a quorum is present at the Special Meeting, approval of the Purchase Agreement and approval of the Asset Sale and the proposal to adjourn or postpone the Special Meeting requires the affirmative vote of the holders of a majority of all outstanding shares of Class A Common Stock and Class B Common Stock, voting as a single class, entitled to vote thereon. In addition, pursuant to the terms of the Purchase Agreement, the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock entitled to vote thereon and voting separately, is required to approve the Purchase Agreement and the transactions contemplated therein. Proxies which indicate abstentions will have the same effect as votes against the Purchase Agreement and the transactions contemplated therein and against the proposal to adjourn or postpone the Special Meeting. IF NO INSTRUCTIONS ARE INDICATED IN THE PROXIES RETURNED TO THE COMPANY, SUCH PROXIES WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE PURCHASE AGREEMENT AND CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREIN AND FOR THE PROPOSED ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING TO SOLICIT ADDITIONAL PROXIES.

     As more fully described herein, Mr. Griffin and various partnerships and trusts own, beneficially and of record, in the aggregate all of the outstanding shares of Class B Common Stock of the Company and have executed a voting agreement pursuant to which each has agreed to vote their shares in favor of the approval of the Purchase Agreement and the Asset Sale. (Mr. Griffin disclaims beneficial ownership of the shares of Class B Common Stock held by the various family trusts.) Accordingly, over 95% of the votes entitled to be cast by the holders of Class A Common Stock and Class B Common Stock, voting as a single class, will be voted in favor of the Purchase Agreement and the transactions contemplated therein assuring approval of the Purchase Agreement under the Company's Amended and Restated Bylaws. Because these shareholders are not record holders or beneficial owners of any shares of Class A Common Stock, this voting agreement will have no impact on the voting of shares of Class A Common Stock voting separately as required by the terms of the Purchase Agreement. Shareholders Thomas K. Albrecht and Peter D. Norman, however, collectively own approximately 13% of the outstanding shares of Class A Common Stock. Messrs. Albrecht and Norman have agreed to vote all of their shares of Class A Common Stock in favor of the Purchase Agreement and the transactions contemplated therein.

     With respect to all matters to be voted on by the Shareholders, holders of shares of Class A Common Stock are entitled to one vote per share and holders of shares of Class B Common Stock are entitled to ten votes per share.

     At the Special Meeting, broker "non-votes" may occur. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Broker "non-votes" will be treated as votes against the relevant proposals. Broker "non-votes" will be counted as present for purposes of determining the existence of a quorum.

SHAREHOLDERS HAVE THE RIGHT TO DISSENT FROM APPROVAL OF THE ASSET SALE AND OBTAIN PAYMENT OF THE FAIR VALUE OF THEIR SHARES OF CLASS A COMMON STOCK BY FOLLOWING THE PROCEDURES DESCRIBED IN SECTION 607.1320 OF THE FLORIDA BUSINESS CORPORATION ACT. SEE APPENDIX D HERETO AND "THE ASSET SALE -- Dissenters' Rights."

REVOCABILITY OF PROXIES

     A Shareholder who signs and returns a proxy may revoke it at any time before it is voted by taking one of the following three actions: (i) giving written notice of revocation to Walter E. Riehemann, Secretary of the Company;
(ii) executing and delivering a proxy with a later date; or (iii) voting in person at the Special Meeting.

     Votes cast by proxy or in person at the Special Meeting will be tabulated by one or more inspectors of election appointed at the Special Meeting, who also will determine whether a quorum is present for the transaction of business. The expense of preparing, printing, and mailing proxy materials to Shareholders of the Company will be borne by the Company.

PROXY SOLICITATION

     The Company will bear the costs of solicitation of proxies for the Special Meeting. In addition to solicitation by mail, directors, officers and regular employees of the Company may solicit proxies from Shareholders by telephone, telegram, personal interview or otherwise. Such directors, officers and employees will not receive additional compensation but may be reimbursed for out-of-pocket expenses in connection with such solicitation. In addition to solicitation by directors, officers and regular employees of the Company, the Company intends to engage a solicitation agent in connection with the solicitation of proxies for the Special Meeting. The Company will pay the fees and expenses of such solicitation agent, which are not expected to exceed $25,000. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of Class A Common Stock held of record by them, and such custodians will be reimbursed for their reasonable expense.

INDEPENDENT AUDITORS

     The Company has been advised that representatives of KPMG Peat Marwick, LLP, the Company's independent auditors for 1996 ("KPMG"), will attend the Special Meeting, make a statement if they have the desire to do so and will be available to respond to appropriate questions.

                                   PROPOSAL 1

                                 THE ASSET SALE

     This section of the Proxy Statement describes certain aspects of the proposed Asset Sale. To the extent that the description relates to the Purchase Agreement, the following description does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is attached as Appendix A to this Proxy Statement and is incorporated herein by reference. All Shareholders are urged to read the Purchase Agreement, as well as other appendices in their entirety.

GENERAL

     Shareholders are being asked to consider and vote upon a proposal to approve and adopt the Asset Purchase Agreement dated June 17, 1997, as amended on June 26, 1997 and July 11, 1997, by and among Zenith Insurance Company ("Zenith"), the Company and certain of the Company's subsidiaries named therein (the "Purchase Agreement"), and to approve the consummation of the transactions contemplated therein, including the proposed sale of substantially all of the assets of the Company and its subsidiaries (the "Asset Sale"). Such subsidiaries include RISCORP Management Services, Inc., RISCORP of Illinois, Inc., Independent Association Administrators Incorporated, RISCORP Insurance Services, Inc., RISCORP Managed Care Services, Inc., CompSource, Inc., RISCORP Real Estate Holdings, Inc., RISCORP Acquisition, Inc., RISCORP West, Inc., RISCORP of Florida, Inc., RISCORP Insurance Company, RISCORP Property & Casualty Insurance Company, RISCORP National Insurance Company, RISCORP Services, Inc., RISCORP Staffing Solutions Holding, Inc., RISCORP Staffing Solutions, Inc. I and RISCORP Staffing Solutions, Inc. II. A copy of the Purchase Agreement, as amended, is attached hereto as Appendix A. Zenith, a wholly owned subsidiary of Zenith National Insurance Corp. ("Zenith National"), is engaged in the property-casualty insurance business. Zenith's telephone number is (818) 713-1000. The principal executive offices of Zenith are located at 21255 Califa Street, Woodland Hills, California 91367-5021. There is no present affiliation between the Company and Zenith or Zenith National, except for affiliations arising by reason of the transactions contemplated by the Purchase Agreement. The Purchase Agreement and other agreements contemplated therein were the product of arms' length negotiations between the Company and Zenith.

     Only if the Purchase Agreement and the transactions contemplated therein are approved at the Special Meeting and all conditions to consummation of the Asset Sale are either satisfied or waived will the Asset Sale proceed.

BACKGROUND OF AND REASONS FOR THE ASSET SALE

     Background of the Asset Sale. Beginning in the third quarter of 1996 and continuing thereafter, the Company began to experience several significant problems principally attributed to the Company's growth through acquisitions and the inability of its accounting infrastructure to keep pace with this growth due to, among other things, a significant turnover of the Company's senior finance and accounting officers following the Company's initial public offering. During the third and fourth quarters of 1996, the Company also experienced several other adverse developments, including a decision by the Florida Department of Insurance (the "DOI") on October 4, 1996 ordering insurance providers to reduce workers' compensation rates by an average of 11.2%. Three days later, on October 7, 1996, research analysts cut their 1997 earnings estimates for the Company by $0.10 per share, and the Class A Common Stock trading price per share fell approximately 31%. On October 31, 1996, the trading price of the Class A Common Stock fell an additional 44% after reports that the Company and two of its executive officers were subpoenaed to testify before a federal grand jury investigating political campaign contributions. See "THE ASSET
SALE -- Indictments of the Company and Certain of its Former Officers." The Class A Common Stock price began the month of October trading at $17.375 per share but closed the month at $5.00 per share.

     On November 14, 1996, the Class A Common Stock trading price fell again, closing at $4.375, after the Company reported that 1996 third quarter net income was below analysts' expectations. The Company also reported that it would not meet fourth quarter earnings estimates and that the Company would consider various strategic alternatives.

     Consideration of Strategic Alternatives. In response to the loss of trading value of the Company's Class A Common Stock, the Company and its Board considered additional measures to best protect and maximize shareholder value. Accordingly, on November 9, 1996, the Board voted to explore strategic alternatives and formed a Strategic Alternatives Committee (the "SAC") whose primary function was to evaluate possible alternatives to maximize shareholder value including, without limitation, potential acquisitions, joint ventures, mergers, strategic alliances and the sale of all or part of the Company. The directors constituting the SAC, Messrs. Seddon Goode, Jr., George E. Greene III and Walter L. Revell (the independent directors on the Board) immediately began a search for an independent financial advisor. The SAC selected three nationally recognized investment banking firms to interview for the opportunity to provide financial advice and assistance to the SAC. One firm declined the opportunity. After discussing the challenges facing the Company and considering the expertise and initial ideas of the remaining two firms, as well as one additional firm, the SAC concluded that Smith Barney was the investment banking firm best able to provide the needed assistance to the SAC and retained Smith Barney as its financial advisor on November 21, 1996. This decision was based in part on Smith Barney's general familiarity with the Company and its business due to its participation as lead underwriter in the initial public offering of the Class A Common Stock. The SAC also retained a law firm to provide legal advice as to these matters.

     Even before Smith Barney began its work with the SAC, the Company, in December 1996, entered into discussions with two firms regarding the potential purchase of an interest in the Company. After due diligence reviews, representatives of the two firms suspended discussions with the Company in the early months of 1997. Neither of the two firms made offers regarding a possible transaction with the Company.

     On January 10, 1997, Smith Barney presented the Board with four possible strategic opportunities for the Company: (1) remain independent; (2) search for and elicit investment from others; (3) sell the Company; or (4) repurchase outstanding shares (privatization of the Company). In considering these alternatives, the SAC determined that the nature and scope of the adverse developments experienced by the Company had so significantly impaired its ability to raise capital, write new policies or obtain renewal policies that an attempt to remain independent had a low probability of success and would likely result in further deterioration of shareholder value. The SAC also concluded that a privatization of the Company was unlikely to yield proceeds for distribution to the holders of Class A Common Stock equivalent to the amount of proceeds that would be available as a result of a sale of the Company. After careful consideration, the SAC determined that it was in the best interest of the Company and its Shareholders to attempt to locate a strategic partner interested in investing in the Company or, in the alternative, acquiring the Company. The SAC concluded that this approach was the most viable alternative to maximize shareholder value and, while moving forward on this basis, was prepared to consider any other opportunities available to the Company to achieve this result.

     The Board authorized a search for a strategic partner for the Company; however, this process was complicated by, among other things, the delay in the preparation of the 1996 audited financial statements, a legislative change with respect to the Florida Special Disability Trust Fund (the "SDTF"), the issuance of a "C" (Weak) rating by A.M. Best Company for the Company's Florida insurance subsidiaries, and several legal proceedings initiated against the Company before and after January 10, 1997. Each of these factors is discussed in greater detail below.

     Delay in Preparation of 1996 Audited Financial Statements. Following the initial public offering of Class A Common Stock in February 1996 (the "IPO"), the Company experienced significant personnel turnover in its finance and treasury areas. (For example, since the IPO, the Company has had four Chief Financial Officers.) The rapid growth of the Company, its multiple acquisitions and the loss of key personnel overloaded the Company's internal accounting staff, resulting in the Company being unable to prepare auditable financial statements. On March 25, 1997, the Company announced that it would delay the release of its previously scheduled 1996 fourth quarter and year end earnings reports.

     On April 1, 1997, the Company filed notification of a delay in the filing of its Annual Report on Form 10-K for the year ended December 31, 1996 with the Commission. On May 27, 1997, the Company informed the DOI that it would be unable to file on a timely basis the audited statutory financial statements required by state insurance laws. The Company's audited financial statements for the year ended December 31, 1996 were first made publicly available on October 23, 1997. The audited statutory financial statements of the Company's insurance subsidiaries as amended were filed with the Missouri Department of Insurance on August 30, 1997 and with the DOI on September 16, 1997.

     Loss of Future SDTF Claims with Accident Dates after December 31, 1997. In March 1997, the Florida legislature passed a bill substantially changing the Florida Special Disability Trust Fund (the "SDTF"). While this legislative action does not preclude the Company from being able to collect prior claims against the SDTF, it will result in the loss of recovery from the SDTF of funds relating to future claims occurring on or after January 1, 1998. The Florida legislature originally set up the SDTF to reimburse Florida employers and carriers for workers' compensation benefits paid to employees when an employee is injured on the job and the injury to the physically disabled worker merges with, aggravates, or accelerates a preexisting impairment. Based on the legislative change, certain SDTF claims may have to be refiled for reimbursement and such filing will require a refiling fee. Additionally, companies accruing SDTF recoveries may be statutorily limited in the level of recoverable claims they may be allowed to carry. The bill also provides for a funding mechanism through which companies writing workers' compensation insurance in Florida will be assessed an annual charge to cover payments made by the SDTF. The SDTF has not prefunded its claims liability and no reserves currently exist to satisfy future claims; however, the Company believes that even in the event of a default by the SDTF, the existing reimbursement obligations of the SDTF would become general obligations of the State of Florida. As of September 30, 1997, based upon Company estimates, the ultimate amount recoverable by the Company from the SDTF was $45.2 million. See "THE ASSET SALE -- Impact of Legislative Changes to the Florida Specialty Disability Trust Fund."

     A.M. Best Company Rating. A.M. Best Company periodically rates certain insurance companies based upon an evaluation of their financial strength, operating performance and market profile. The objective of the rating system is to provide an overall opinion of an insurance company's ability to meet its obligations to policyholders. On May 12, 1997, A.M. Best Company announced a "C"
(Weak) rating for RISCORP Insurance Company and RISCORP Property & Casualty Insurance Company. A.M. Best Company stated that the rating was a result of uncertainties related to unresolved legal issues, the delay in completing the 1996 audit, ongoing state regulatory examinations, and the Company's weakened financial condition and market viability. The level of written premiums of the insurance subsidiaries of the Company were affected adversely by the A.M. Best Company announcement. Recognizing the immediate and long term adverse impact of a "C" rating, including its effect on the Company's ability to attract new clients to purchase its insurance policies, obtain renewals from existing clients, and convince other insurers to provide it with reinsurance endorsements, the SAC and Smith Barney accelerated their efforts to find a buyer for the Company. See "BUSINESS -- A.M. BEST COMPANY RATINGS OF INSURANCE SUBSIDIARIES" at Appendix E.

     Legal Proceedings. In April 1996, the Company, RISCORP Insurance Company and certain officers and directors were named as defendants in a purported class action filed in the United States District Court for the Southern District of Florida (the "Vero Cricket Litigation"). In this action, the plaintiffs claimed that the defendants violated the Racketeer Influenced and Corrupt Organizations Act ("RICO"), breached fiduciary duties and were negligent in the Company's acquisition of Commerce Mutual Insurance Company ("CMIC") in 1995. The plaintiffs sought compensatory and punitive damages and equitable relief and treble damages for the RICO counts. The named plaintiffs, Vero Cricket Shop, Inc., Vero Cricket Shop Too, Inc., and Falls Company of Longboat Key, Inc., claimed to be former policyholders of CMIC and claimed to represent others similarly situated. During the search for a buyer of the Company, a motion to dismiss the RICO counts and to strike the punitive damages claims was pending before the Court. See "THE ASSET SALE -- Legal Proceedings Update."

     Between November 20, 1996 and January 31, 1997, nine shareholder class action lawsuits were filed against the Company and other defendants in the United States District Court for the Middle District of Florida. In March 1997, the Court consolidated these lawsuits. The Plaintiffs subsequently filed a consolidated complaint (the "Securities Litigation") which named as defendants the Company, three of its executive officers, one non-officer director and three of the Company's underwriters for the Company's IPO. The Plaintiffs in the consolidated complaint purport to represent the class of shareholders who purchased the Company's Class A Common Stock between February 28, 1996 and November 14, 1996. The consolidated complaint alleges that the Company's registration statement and prospectus dated February 28, 1996, as well as subsequent statements, contained false and misleading statements of material fact and omissions, in violation of Sections 11 and 15 of the Securities Act of 1933 and Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, as amended, and Rule 10b-5 promulgated thereunder. The consolidated complaint requests unspecified compensatory damages. The defendants filed a motion to dismiss the consolidated complaint on May 19, 1997. This motion to dismiss was pending during the search for a buyer of the Company. See "THE ASSET SALE -- Legal Proceedings Update."

     In October 1996, the Company and two of its executive officers were subpoenaed to testify before a federal grand jury investigating political campaign contributions. During that investigation state and federal investigators interviewed numerous employees and certain representatives of the Company. Many of those interviewed also testified before the federal grand jury. Since the proceedings of a federal grand jury are confidential, the proceedings further complicated the search for a buyer of the Company, due to the difficulties faced by potential buyers in conducting due diligence investigations of entities and persons subject to this process.

     The indictments, issued on September 18, 1997 by the United States District Court for the Northern District of Florida, Pensacola Division, charged the Company, one of its non-regulated subsidiaries and five former officers of the Company with violating federal laws arising from alleged illegal political campaign contributions. These entities and individuals were accused of giving money to employees of the Company (which were reported as "bonuses" in the financial records of the Company) for the express purpose of contributing such funds to selected political campaigns. RISCORP Management Services, a non-regulated Company subsidiary, pled guilty to one count of conspiracy to commit mail fraud, and all other charges against the Company were subsequently dismissed. See "THE ASSET SALE -- Indictments of the Company and Certain of its Former Officers."

     These legal proceedings against the Company raised substantial concerns among potential strategic partners considering the purchase of some or all of the Company's assets or operations.

     For additional information regarding legal proceedings involving the Company and its subsidiaries, see the Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1996 and the Company's Quarterly Report on Form 10-Q/A for the quarterly period ended September 30, 1997, included as Appendices E and F, respectively, and "THE ASSET SALE -- Legal Proceedings Update."

     Summary of Preliminary Negotiations With Potential Buyers. By March 24, 1997, Smith Barney had developed a contact list of forty-six potential buyers. When contacted, twenty of the companies were not interested in further discussions. After discussions with the remaining companies regarding the delay in completing the 1996 audit, only five potential buyers remained, all of which were insurance companies. Smith Barney representatives arranged meetings with representatives of each of the remaining potential buyers between May 6 and May 22 in Sarasota, Florida. Before the first meeting, one of the remaining parties withdrew and a second was excluded by the Company because of such party's interest in an asset transaction as opposed to a stock transaction, which was the structure preferred by the Company at that time. On May 19, 1997, a third potential buyer withdrew from the process after entering into an acquisition agreement with another insurance company, leaving Lumbermens Mutual Insurance Company, an affiliate of Kemper Insurance Companies ("Kemper"), and Zenith. Both Kemper and Zenith discussed separate potential stock transactions with the Company and initiated their due diligence investigations of the Company.

     Initial Meeting With Kemper. On May 15, representatives of Kemper, Kemper's financial advisor, counsel for the SAC and representatives of Smith Barney met in New York to discuss a possible acquisition of the Company and its subsidiaries. The issues addressed at this meeting included a possible stock transaction in which holders of the Company's Class A Common Stock would receive $2.50 per share in cash. Holders of Class B Common Stock would receive $2.50 per share consisting of cash and a note payable in an amount not to exceed the SDTF receivable value as reflected on the Company's financial statements. Total cash to be offered to the holders of the Company's Class A Common Stock was less than $30 million.

     Regulatory Deadlines and Possible Administrative Action. On May 19, 1997, the Florida Department of Insurance (the "DOI") issued a letter informing the Company of the DOI's inability to complete 1995 and 1996 financial examinations of the Company's Florida insurance subsidiaries. The DOI imposed a deadline of June 9, 1997, after which the DOI advised it would take what it deemed "appropriate administrative action" unless the Company provided information requested by the DOI for completion of its financial examinations of the Company. After negotiations between the DOI and Company representatives, the DOI agreed to extend the deadline for taking administrative action until June 17, 1997. Administrative action, if taken by the DOI, could have resulted in possible administrative supervision or dissolution of the Company's insurance subsidiaries and complete loss of shareholder value.

     A New Board and New Management. In April 1997, Mr. Griffin had recommended to the Board of Directors that the Company needed to consider new leadership at the chief executive officer level in order to help restore the Company's credibility and integrity with the investing public, the regulatory authorities and the rating agencies. Mr. Griffin recommended Mr. Frederick M. Dawson, a seasoned executive with substantial insurance industry expertise, to the Board. Mr. Griffin believed that Mr. Dawson could provide the leadership necessary for the Company to achieve its business objectives and substantially improve its relationships with the insurance regulators and insurance rating agencies. Mr. Dawson had been strongly recommended to Mr. Griffin by Korn Ferry, the executive search firm retained by the Company, and by Smith Barney.

     The Board approved the recommendation, and on May 20, 1997, Mr. Griffin agreed to take a leave of absence as CEO and to be relieved of all of his duties as such until May 31, 1999. Also, Mr. Griffin agreed that during such period he would forego receiving the salary and incentives set forth in his Employment and Severance Agreement dated January 1, 1995 which totaled approximately $1.5 million annually.

     Mr. Dawson was elected as CEO of the Company and elected as a director on May 20, 1997. As part of this management restructuring, Messrs. James A. Malone, Richard Halloy, and L. Scott Merritt, each an executive officer and director of the Company, were requested by the Board to resign as directors. Each did so on May 20, 1997. Mr. Halloy also resigned as an officer on May 20, 1997.

     In order to facilitate the retention of Mr. Dawson as the new CEO, pursuant to a letter agreement dated May 20, 1997, Mr. Griffin agreed to vote all of his shares of Company stock in favor of any action required to be taken by the shareholders as a result of the commitments made to Mr. Dawson in his Employment and Severance Agreement with the Company, dated May 19, 1997. In addition, Mr. Griffin agreed to personally guaranty the indemnification obligations of the Company under Section 9 of Mr. Dawson's Employment and Severance Agreement for lawsuits that may be brought against Mr. Dawson for actions that took place before he became affiliated with the Company as its CEO and a director.

     Additionally, Mr. Griffin entered into a Directors Agreement with Mr. Dawson and the three remaining outside directors, Messrs. Goode, Greene and Revell (the "Directors Agreement"), providing, in part, for the following: (a) so long as Mr. Griffin was a director, that he would be Chairman of the Board of the Company; (b) Mr. Griffin would vote all of his shares for each member of that Board at the 1997 Annual Shareholders Meeting; and (c) until the Annual Shareholders Meeting in 1998, no directors would be elected without the unanimous vote of all of the directors, and Mr. Griffin agreed not to take any action in his capacity as the controlling shareholder of the Company to remove any of the directors.

     Collectively, these actions resulted in the Company having a new CEO, a Board of Directors consisting of five members, three of whom were "outside" directors, and an agreement by the controlling shareholder, Mr. Griffin, to keep that Board in place.

     The Directors Agreement was subsequently amended by the parties following Mr. Griffin's indictment and the issuance of an order by the Florida Insurance Commission prohibiting him from having any affiliation with an insurance company. See "THE ASSET SALE -- Indictments of the Company and Certain of its Former Officers" and "THE ASSET SALE -- Directors Agreement." As a result of the issuance of such order, on September 18, 1997 Mr. Griffin resigned as a director of the Company and all other positions with the Company and its subsidiaries.

     Further Discussions with the DOI. The Company retained new regulatory counsel in an effort to prevent possible administrative action against the Company's insurance subsidiaries. Mr. Dawson, along with regulatory counsel and in-house counsel, met with representatives of the DOI on May 27, 1997. Following this meeting, an extension of the June 9, 1997 deadline was granted by the DOI on the condition that the Company obtain a cut-through endorsement by Noon on June 13, 1997. (Pursuant to a cut-through endorsement, a reinsurer agrees to become liable to pay up to 100% of insured losses to a claimant under an insurance agreement in the event the insurer is unable to pay an insured claim.) On May 30, 1997, counsel for the SAC, a representative of Smith Barney, representatives of Kemper and Kemper's financial advisors met at an airport hotel in Chicago to discuss the terms of a draft definitive agreement sent by Kemper to counsel for the SAC and representatives of Smith Barney on May 26, 1997.

     After receiving the new extension from the DOI, Mr. Dawson turned his attention to reducing overhead expenses to preserve the current financial viability of the Company. To this end, on June 5, 1997, the Company announced a 17% reduction of its staff and an expense cutting program resulting in a 34% reduction in total expenses and the hiring of a forensic accounting firm to improve the Company's ability to meet all statutory and GAAP financial reporting requirements. Also, on June 5, 1997, the Company's Treasurer, Chief Financial Officer and President and Chief Operating Officer resigned. The Board elected a new Chief Financial Officer, a new General Counsel, and a new Treasurer on June 10, 1997 and also elected Mr. Dawson as President of the Company.

     In an effort to meet the June 13, 1997 deadline imposed by the DOI, the Company entered into negotiations to secure a cut-through endorsement by American Re-Insurance Company ("AmRe"). On June 12, 1997, however, AmRe failed to provide the negotiated cut-through endorsement. On that day, the DOI informed the Company that it planned to order the Company's insurance subsidiaries to cease writing new or renewal business if the Company failed to deliver the promised cut-through endorsement by Noon on June 13.

     Withdrawal of Zenith. Early discussions regarding a possible transaction between the Company and Zenith primarily were between Mr. Griffin and Zenith representatives. On June 12, however, Zenith informed Company representatives that it was withdrawing from negotiations with the Company. According to Zenith, its withdrawal was due to (i) the fact that the Company did not respond to a verbal transaction proposal made by representatives of Zenith to Mr. Griffin within the time period indicated by the Company, (ii) Zenith's determination that the Company's subsequent response requesting a draft purchase agreement describing the specific terms of its proposal was an unsatisfactory response, and (iii) Zenith's impression that the Company was concentrating its negotiating efforts on another potential bidder.

     Final Negotiations. As a result of Zenith's withdrawal, the Company focused its negotiations with Kemper. On June 13, 1997, Mr. Dawson, with the Company's General Counsel and counsel for the SAC, met with representatives of the DOI and negotiated a third extension of the deadline for taking administrative action. The DOI, after receiving assurances directly from Kemper that it was willing to execute a definitive agreement to purchase the Company, gave the Company until Noon on June 17, 1997, to deliver to the DOI a definitive purchase agreement approved by the Boards of the Company and Kemper, along with a cut-through endorsement. If the Company failed to meet this final deadline, representatives of the DOI stated that the Company's insurance subsidiaries would be placed under administrative supervision. The Board of Directors believed that any such action by the DOI would likely result in a complete loss of shareholder value.

     On June 14, 1997, in-house counsel for the Company, counsel for the SAC, Smith Barney representatives, and counsel for Mr. Griffin and Mr. Griffin's financial advisors met in Chicago with representatives of Kemper. The purpose of this meeting was to attempt to reach agreement on the terms of a purchase agreement before the deadline of Noon on June 17, 1997 imposed by the DOI. At this point, Kemper modified its prior proposal and offered to purchase the capital stock of the Company's subsidiaries; however, an acceptable agreement with respect to a cut-through arrangement and other matters could not be reached with Kemper. That same day, representatives of the Company received a telephone call from a representative of

Zenith indicating that Zenith was interested in making a new proposal. In-house counsel for the Company, counsel for the SAC, Smith Barney representatives and counsel for and other representatives of Mr. Griffin negotiated by telephone with representatives of Zenith, including its counsel and financial advisors, in an effort to reach agreement on definitive terms. At this point, based on its belief that Kemper would be unable to reach a definitive agreement with the Company before the DOI's June 17 deadline, the Company asked Zenith to deliver a draft purchase agreement, which it did on the morning of June 15, 1997. The Company and Zenith negotiated certain terms of the draft agreement throughout the day of June 15, 1997. At 5:00 p.m. that afternoon, after consulting by telephone with representatives of the DOI, and after not receiving a draft agreement from Kemper and its representatives, the Company agreed in principle to an asset purchase agreement with Zenith. The agreement proposed by Zenith provided, among other things, that Zenith would issue cut-through endorsements as to new and renewal Florida workers' compensation policies issued by the Company's Florida insurance subsidiaries. At this point, the Company's negotiating team left Chicago on June 15 to go to New York City for final negotiations with Zenith.

     On June 16 and 17, Mr. Dawson, in-house counsel for the Company, counsel for the SAC and Smith Barney representatives met in New York with representatives of Zenith, including its counsel and financial advisors, and worked to reach agreement on the terms of the Purchase Agreement. Given the threat of administrative supervision of the Company's Florida insurance subsidiaries in the event the Company failed to deliver a definitive purchase agreement by noon on June 17, 1997 and the fact that Zenith's representatives were aware of the circumstances, the Company was unable to negotiate material changes to the draft purchase agreement presented by Zenith on June 15, 1997, except for changes regarding a minimum purchase price and Zenith's agreement to assume certain obligations of the Company owed to AmRe. Based on the Company's general acceptance of the form of this transaction and its general agreement to the principal terms, including the method by which the purchase price would be calculated, the changes to the draft purchase agreement were primarily clarifying in nature to ensure the document accurately described the assets and liabilities being acquired and the other business terms approved by the parties.

     The revised Zenith asset purchase proposal and the Purchase Agreement were presented to the SAC on June 16, 1997 in New York City. The members of the SAC unanimously approved the terms of the Purchase Agreement and voted to present the Purchase Agreement to the Board. Zenith's Board approved the Purchase Agreement on June 16, 1997. On June 17, 1997, the Company's Board met in New York City and considered the Asset Sale and the Purchase Agreement. In connection with their consideration of the terms of the Purchase Agreement, members of the Board received the verbal opinion from Smith Barney that the Purchase Agreement and the Asset Sale were fair, from a financial point of view, to the Company and its Shareholders. See "THE ASSET SALE -- Opinions As To The Fairness Of The Consideration -- Opinion of Smith Barney." Following discussion and consideration of their fiduciary duties to the Company and its Shareholders, and after discussing the fact that the Company's failure to execute a definitive purchase agreement by Noon on June 17 could result in administrative supervision or dissolution of the Company's insurance subsidiaries and the implications of this action on shareholder value, on June 17 the members of the Board unanimously approved the Purchase Agreement and the Asset Sale. See "THE ASSET SALE -- Recommendation of the Board of Directors." The Company later received a written opinion as to the fairness of the transaction from Smith Barney, dated as of June 16, 1997, and the Purchase Agreement expressly provided that the Company had the right to terminate the agreement if the Board failed to receive an opinion from BT Alex. Brown to the effect that the consideration to be received by the Company and its subsidiaries is fair from a financial point of view on or before 5:00 p.m., New York City time, on the 30th day after the date of the Purchase Agreement. Following the execution of the Purchase Agreement by representatives of the Company and Zenith, a copy of the Purchase Agreement was sent via facsimile to the DOI prior to the Noon deadline on June 17, 1997. The written opinion of BT Alex. Brown was delivered to the Company on July 16, 1997. See "THE ASSET SALE -- Opinion as to the Fairness of the
Consideration -- Opinion of BT Alex. Brown" and Appendices B and C.

SUMMARY OF THE TERMS OF THE PURCHASE AGREEMENT

     Although the Company believes that the following summary of the Purchase Agreement describes the material terms and conditions of the Purchase Agreement, such summary is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Appendix A and is incorporated herein by reference. Terms which are not otherwise defined in this summary have the meaning set forth in the Purchase Agreement.

     The Purchase Price. Under the terms of the Purchase Agreement, Zenith will purchase substantially all of the assets of the Company relating to its workers' compensation insurance business, including the Company's existing in-force business, as well as the right to all new and renewal policies. In connection with the Asset Sale, Zenith will assume certain liabilities related to the Company's insurance business, including $15 million in indebtedness of the Company owed to AmRe. The purchase price, which will be paid in cash, will be the difference between the book value of the assets purchased and the book value of the liabilities assumed by Zenith as of the Closing Date (the "Purchase Price"), subject to a minimum cash Purchase Price of $35 million. At the closing of the Asset Sale (the "Closing"), Zenith will pay the Company and its subsidiaries $35 million minus a base escrow amount of $10 million.

     Within seventy days of the Closing Date, the Company's representatives are required to deliver a Proposed Business Balance Sheet, representing the audited statement of Transferred Assets and the Transferred Liabilities of the Business (as such terms are defined in the Purchase Agreement) as of the Closing Date, to Zenith. If, after Zenith reviews the Proposed Business Balance Sheet, the Company and Zenith are able to agree in writing on the manner in which items should be treated on the Proposed Business Balance Sheet, the resulting balance sheet shall be binding on the parties and the Proposed Business Balance Sheet will become the Final Business Balance Sheet. The excess of the value of the Transferred Assets over the value of the Transferred Liabilities as represented on the Final Business Balance Sheet will be the Purchase Price. After agreement is reached on the Final Business Balance Sheet, Zenith will pay to the Company and its subsidiaries an amount, if any, equal to the Purchase Price minus $35 million already paid by Zenith minus an additional escrow amount (the difference between 15% of the Purchase Price and $10 million). If, however, the Company and Zenith are unable to agree on the manner in which any item should treated in the preparation of the final Business Balance Sheet, such disputed items will be submitted to neutral auditors or actuaries as appropriate for a final and binding determination of such issues. All fees and expenses relating to the work of such auditors or actuaries will be borne by the Company. The financial statements provided in this Proxy Statement and in the appendices hereto, which have been prepared by the Company, may differ materially from the Proposed Business Balance Sheet which will be reviewed by Zenith. THE COMPANY IS SEEKING APPROVAL OF A PURCHASE AGREEMENT THAT DOES NOT CONTAIN A DEFINITIVE PURCHASE PRICE.

     The base escrow amount of $10 million plus any additional escrow amount will be held by an escrow agent for two years at which time any remaining escrow amount will be paid out to the Company and its subsidiaries with accrued interest. The escrowed funds will be used to indemnify Zenith against all liabilities (other than those transferred) and any misrepresentation, breach or nonfulfillment of any agreement contemplated in the Purchase Agreement. Based on information currently available to it, including the pro forma financial information contained herein, the Board of Directors estimates that the Purchase Price to be paid by Zenith will be substantially more than the minimum cash Purchase Price of $35 million. After the transaction closes, the Company and its subsidiaries will no longer engage in the workers' compensation insurance business.

     Assumption of the AmRe Note Obligations. Under the terms of the Purchase Agreement, Zenith has agreed to assume the Company's obligations under a $15 million aggregate principal amount senior subordinated promissory note due 2002 currently held by AmRe (the "Note"). Under the terms of the Note, the Company is obligated to pay interest on the unpaid principal amount at a rate of 12% per annum. The Note was issued pursuant to an Amended and Restated Note Purchase Agreement dated as of January 1, 1995, as amended, entered into by a predecessor of the Company and AmRe (the "Note Agreement"). The Company has assumed any and all obligations of its predecessor under the Note Agreement. Under the terms of the Note Agreement, the Company is bound by certain covenants and agreements that survive as long as the Note is outstanding. Such covenants and agreements relate to, among other things, (1) the continued payment of principal and interest; (2) proper record keeping by the Company and its subsidiaries; (3) compliance with laws; (4) payment of taxes; (5) maintenance of properties and insurance thereon; (6) the Company's continued ownership of insurance subsidiaries; (7) limitations on certain liens on assets; (8) certain financial covenants relating to leverage ratios, fixed charge coverage ratios, capital and surplus, consolidated statutory net premium to surplus ratios, insurance regulatory authority ratios;
(9) indebtedness; (10) dividend payments; (11) transactions with affiliates;
(12) consolidation, merger or disposition of assets as an entirety and the sale of material assets; (13) business activities; (14) limitations on investments;
(15) the performance of RISCORP Insurance Company under the provisions of the RISCORP Insurance Surplus Note (as described therein); (16) management agreements; (17) senior bank loan documents; (18) retrocession agreements and surplus relief insurance; and (19) subsidiary payments to the Company.

     Under the terms of the Note Agreement, default under any covenant or agreement in turn will constitute a default under the Note Agreement. In the event of such default, AmRe has the right to declare the unpaid principal amount of the Note to be due and payable together with interest thereon. The Note Agreement, however, provides that AmRe may waive acceleration. In addition, although the Note Agreement permits prepayment of the obligations under the Note, AmRe will be entitled to a prepayment penalty in the event of such prepayment. If the Note were prepaid as of March 31, 1998, the prepayment penalty would be approximately $2,200,000.

     Upon the consummation of the Asset Sale, the Company will be in technical default under the terms of the Note Agreement, and the Company's obligations may be accelerated by AmRe. Pursuant to the terms of the Purchase Agreement, however, Zenith has agreed to assume the liabilities and obligations of the Company arising under the terms of the Note Agreement. The Note Agreement provides that it shall bind permitted successors and assigns of the Company.

     Zenith's assumption of the Company's obligations under the terms of the Note and the Note Agreement will not legally extinguish the Company's obligations thereunder. Zenith, however, is obligated under the terms of the Purchase Agreement to indemnify the Company for any and all damages, losses, deficiencies, liabilities, costs and expenses incurred or suffered by the Company that result from, relate to or arise out of the obligations assumed by Zenith relating to the Note and the Note Agreement.

     The Closing. If the Purchase Agreement and Asset Sale are approved by the affirmative vote entitled to be cast by holders of (i) a majority of all outstanding shares of Class A Common Stock and Class B Common Stock, voting as a single class, and (ii) a majority of the outstanding shares of Class A Common Stock voting as a single class, the closing of the Asset Sale (the "Closing") will take place on the third business day following the satisfaction or waiver of the conditions to closing set forth in the Purchase Agreement or at such other time as the parties may mutually agree. The Company anticipates that all such conditions will be satisfied or waived within a matter of days after the Company receives the required vote approving the Purchase Agreement and the transactions contemplated therein. Both the Company and Zenith have the right to terminate the Purchase Agreement if the Closing does not occur on or prior to March 31, 1998, unless the party seeking termination failed to perform covenants and agreements which prevented the Closing.

     Representations and Warranties. The Purchase Agreement contains various representations and warranties of the Company, its subsidiaries and Zenith. These include representations and warranties by the Company and its subsidiaries relating to, among other things: (a) organization and similar corporate matters of the Company and its subsidiaries; (b) authorization, execution, delivery, performance and enforceability of the Purchase Agreement and the ancillary agreements thereto; (c) absence of certain regulatory and third party disqualifiers; (d) the Company's provision of certain corporate documents to Zenith, including corporate books and records, documents filed with the Commission, and statutory financial statements required by state insurance regulatory agencies; (e) absence of undisclosed liabilities; (f) insurance contracts and other material contracts primarily related to the business of the Company and its subsidiaries; (g) title to and condition of the assets to be transferred to Zenith; (h) litigation; (i) compliance with laws; (j) benefit plans; (k) brokers and advisors; (l) reinsurance contracts; (m) disputed claims;
(n) computer software; (o) accounting and information systems; (p) databases;
(q) environmental matters; (r) taxes; (s) intellectual property; (t) agents and brokers; (u) solvency of the Company and its subsidiaries after the Closing; and (v) real property of the Company and its subsidiaries.

     Zenith's representations and warranties include those relating to, among other things: (a) Zenith's organization and similar corporate matters; (b) authorization, execution, delivery, performance and enforceability of the Purchase Agreement and the ancillary agreements thereto; (c) absence of certain regulatory and third party disqualifiers; (d) compliance with laws; and (e) brokers and advisors.

     Certain Covenants. Pursuant to the terms of the Purchase Agreement, the Company, its subsidiaries and Zenith have made certain covenants including, among others, that from the date of the Purchase Agreement through the Closing, except as permitted by or contemplated in the Purchase Agreement, the Company and its subsidiaries shall carry on their respective businesses in the ordinary course consistent with past practice and, to the extent consistent therewith, use reasonable efforts to preserve intact their current business organizations, keep available the services of the key employees directly involved in the business and preserve their relationships with agents, brokers, intermediaries, insureds, reinsurers and others having business dealings with them. In addition, except (a) as permitted by or contemplated in the Purchase Agreement and (b) as otherwise consented to in writing by Zenith, the Company and its subsidiaries have agreed not to: (i) transfer or dispose of any assets which would otherwise be transferred to Zenith other than investment assets transferred or disposed of in the ordinary course of business consistent with past practices; (ii) enter into, modify or change in any material respect any agreement to be assigned and assumed by Zenith; (iii) permit or allow any transferred asset to become subject to any liens; (iv) waive any claims or rights relating to the business of the Company and its subsidiaries except in the ordinary course of business consistent with past practices; (v) grant any increase in compensation or benefits or change or amend, modify or establish any new employee benefit plan relating to any employee whose employment will be assumed by Zenith; (vi) make any material change in accounting methods; (vii) enter into or renew any insurance contract except in the ordinary course in accordance with existing underwriting policies, procedures and guidelines; (viii) enter into any transaction with any entity affiliated with the Company; (ix) declare, set aside or pay any dividends on or make any other distributions in respect of any of the Company's capital stock or otherwise acquire any shares of outstanding capital stock or any rights, warrants or options to acquire such shares; (x) incur any indebtedness for borrowed money or guarantee any such indebtedness of any person or make any loans or advancements to any person or repay the promissory note held by AmRe in the amount of $15,000,000; (xi) invest any funds unless in accordance with specified guidelines; (xii) acquire any business or any corporation, partnership, joint venture, association or other business organization or division thereof or any additional assets material to the business of the Company and its subsidiaries, except for investment assets in the ordinary course of business; (xiii) discharge, settle or satisfy any claims, liabilities or obligations other than in the ordinary course of business consistent with past practice; (xiv) make or agree to make any new capital expenditures in excess of $100,000 in the aggregate; (xv) settle or compromise specified litigation involving payments in excess of $100,000; (xvi) terminate the employment of any employee that is material to the operation of the business of the Company or its subsidiaries; or (xvii) commit or agree to take any of the foregoing actions.

     No Solicitation. The Purchase Agreement provides that the Company shall not, nor shall it knowingly permit any of its subsidiaries or any of their respective officers, directors, employees, agents, investment bankers, attorneys, financial advisors or other representatives or agents to (a) solicit, initiate or encourage the submission of any Acquisition Proposal (as defined below) or (b) enter into any agreement with respect to, participate in any discussions regarding, or furnish to any person any information with respect to, or take any other action to facilitate the making of, any Acquisition Proposal; provided, however, that the Company may, at any time prior to receiving Shareholder approval as to the Asset Sale, following the receipt of an unsolicited Acquisition Proposal, if the Board of Directors determines in good faith, based upon the written advice of outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to Shareholders, participate in negotiations regarding such Acquisition Proposal subject to certain additional specified conditions and obligations. The Company and its subsidiaries may not enter into any agreement with any party in respect of any Acquisition Proposal unless the other party agrees to indemnify fully Zenith on terms reasonably acceptable to Zenith for any and all liabilities arising pursuant to certain cut-through agreements contemplated in the Purchase Agreement. As defined in the Purchase Agreement, the term "Acquisition Proposal" means any proposal or offer for a merger, consolidation or other business combination involving the Company or any subsidiary or any proposal or offer to acquire all or substantially all of the business, assets or capital stock of the Company or any of its subsidiaries.

     Notwithstanding anything to the contrary in the Purchase Agreement, the Board of Directors of the Company shall be permitted from time to time to take the following actions in the circumstances described below: (a) to withdraw or modify its approval or recommendation of the Purchase Agreement and the transactions contemplated thereby; or (b) to approve, recommend or enter into an Acquisition Proposal; if, in each such case, prior to Shareholder approval of the Purchase Agreement and the transactions contemplated therein, the Company receives an unsolicited Acquisition Proposal and the Board of Directors determines in good faith, based on the advice of outside counsel, that it is necessary to do so to comply with its fiduciary duties under applicable law. No action by the Board of Directors of the Company permitted by the preceding sentence shall constitute a breach of the Purchase Agreement by the Company; provided, however, that the Company shall be obligated to pay fees as described under "THE ASSET SALE -- Summary of the Terms of the Purchase
Agreement -- Termination Fees."

     Employment Solicitation Restrictions; Non-Compete Obligations. Pursuant to the Purchase Agreement, the Company and its subsidiaries agree, that for a period of three years following the Closing Date, without the prior written consent of Zenith, (a) the Company and its subsidiaries will not, directly or indirectly, solicit for employment or knowingly hire any employee of the Company or of its subsidiaries whose employment is assumed by Zenith or any employee, agent or broker of the business of Zenith; (b) the Company and its subsidiaries will not, directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of, any workers' compensation insurance business in the United States.

     Obligations as to Licensed Software. Prior to the Closing Date, with respect to any licensed software that requires consents to assignment or sub-license to Zenith pursuant to the Purchase Agreement, at Zenith's request, the relevant licensee shall use its best efforts to obtain from the licensors of the licensed software the right for Zenith to operate the licensed software. The Company and its subsidiaries shall pay all costs and expenses associated with obtaining such right from the licensors. Zenith shall assume responsibility for complying with the terms and conditions of the licenses governing such software, including responsibility for the payment of the costs and expenses of all ongoing contractual responsibilities, including licensing, upgrade and maintenance fees.

     Conditions to Closing. The respective obligations of the parties to consummate the Asset Sale are subject to the satisfaction or waiver of the closing conditions as specifically set forth in the Purchase Agreement. Such conditions to Zenith's obligation to close include, among others, (a) the representations and warranties of the Company and its subsidiaries contained in the Purchase Agreement are true and correct in all material respects on and as of the Closing Date; (b) the Company and its subsidiaries shall have performed or complied in all material respects with all covenants and agreements required by the Purchase Agreement to be performed or complied with on or prior to the Closing Date; (c) the absence of any event or condition which individually or in the aggregate resulted in or could reasonably be expected to adversely affect:
(i) the Company or its subsidiaries' ability to consummate the transactions contemplated by the Purchase Agreement, or (ii) Zenith's ability to operate the Company's business after the Closing substantially as it was operated on June 17, 1997; (d) all ancillary agreements contemplated in the Purchase Agreement shall have been duly executed and delivered by the Company and its subsidiaries on the Closing Date and shall be in full force and effect with respect to the Company and its subsidiaries on such date; (e) the receipt of governmental and regulatory consents and approvals of the transactions contemplated by the Purchase Agreement, including regulatory approval required by the following states: Arkansas, Florida, Georgia, Illinois, Kansas, Minnesota, Missouri, Nebraska, North Carolina, Texas, Virginia and Wisconsin; (f) the receipt of consent or certain waivers of third parties relating to assigned and assumed agreements and contracts; (g) no temporary restraining orders, preliminary injunctions or other orders preventing the consummation of the transactions contemplated in the Purchase Agreement shall be in effect or threatened; (h) the waiting period applicable to the Asset Sale under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR

Act"), shall have expired or been terminated; and (i) the Purchase Agreement shall have been approved and adopted by the Shareholders as required.

     Conditions to the Company's and its subsidiaries' obligation to close include, among others, (a) the representations and warranties of Zenith contained in the Purchase Agreement are true and correct in all material respects on and as of the Closing Date; (b) Zenith shall have performed or complied in all material respects with all covenants and agreements required by the Purchase Agreement to be performed or complied with by Zenith on or prior to the Closing Date; (c) all ancillary agreements contemplated in the Purchase Agreement shall have been duly executed and delivered by Zenith on the Closing Date and shall be in full force and effect with respect to Zenith on such date;
(d) all filings required to have been made and all consents, approvals, permits and authorizations required to be obtained prior to the Closing Date shall have been made or obtained; (e) the waiting period applicable to the Asset Sale under the HSR Act shall have expired or been terminated; (f) the Purchase Agreement shall have been approved and adopted by the Shareholders as required; and (g) no temporary restraining orders, preliminary injunctions or other orders preventing the consummation of the transactions contemplated in the Purchase Agreement shall be in effect or threatened.

     The Purchase Agreement provides that both the Company and Zenith may waive any conditions precedent to their respective obligations to close the Asset Sale to the extent such waiver is permitted by law. This provision grants the Board the contractual authority to waive a condition precedent to closing in the discharge of its fiduciary duties to the Company and the Shareholders. Any such determination will be made after consideration of the nature of the condition and the facts and circumstances surrounding its inability to be satisfied, as well as an evaluation of the alternatives available to the Company if the condition is not waived. This provision would permit the Board, after consultation with its advisors if the Board deems appropriate, to waive, among other things, a breach by Zenith of any of its representations, warranties, covenants or agreements contained in the Purchase Agreement, including, without limitation, Zenith's obligation to enter into the Ancillary Agreements (as such term is defined in the Purchase Agreement) in substantially the form attached to the Purchase Agreement if, in the exercise of the Board's discretion, it is concluded that such waiver is in the best interests of the Company and the Shareholders. Permitted waivers, if exercised, do not require additional shareholder approval. THE COMPANY DOES NOT INTEND TO RESOLICIT PROXIES IN THE EVENT A MATERIAL CONDITION IS WAIVED.

     On February 18, 1998, the Company received notification that the Federal Trade Commission granted a request for early termination of the waiting period applicable to the Asset Sale under the HSR Act. No assurances can be provided as to when, or if, all of the remaining conditions precedent to the Asset Sale can or will be satisfied or waived by the party permitted to do so. The Purchase Agreement provides that either party has the right to terminate such agreement if the Asset Sale has not closed on or prior to December 31, 1997, unless such failure of consummation shall be due to the failure of the party seeking such termination to perform or observe in all material respects the covenants and agreements to be performed or observed by such party; provided, however, that if despite its diligent efforts the Company shall not have cleared its proxy with the Commission on or prior to such date, such date may be extended to March 31, 1998. On December 23, 1997, the Company exercised its right to extend the termination date to March 31, 1998 pursuant to this provision.

     Termination of the Purchase Agreement. The Purchase Agreement may be terminated at any time prior to the Closing Date:

          (a) by mutual written consent of the Company, Zenith and the Florida Insurance Department;

          (b) by the Company or Zenith, upon written notice to the other party, if the Closing shall not have occurred on or prior to December 31, 1997, unless such failure of consummation shall be due to the failure of the party seeking such termination to perform or observe in all material respects the covenants and agreements hereof to be performed or observed by such party; provided, however, that, if despite its diligent efforts, the Company shall not have cleared its proxy with the Commission on or prior to such date, such date may be extended by either party up to March 31, 1998 (ON DECEMBER 23, 1997, THE

     COMPANY EXERCISED ITS RIGHT TO EXTEND THE TERMINATION DATE TO MARCH 31, 1998 PURSUANT TO THIS PROVISION);

          (c) by the Company or Zenith, upon written notice to the other parties, if a governmental authority of competent jurisdiction shall have issued a final and non-appealable injunction, order or decree enjoining or otherwise prohibiting the consummation of the transactions contemplated by the Purchase Agreement, or if a governmental authority has otherwise made a final determination that any required regulatory consent would not be forthcoming; provided, however, that the party seeking to terminate the Purchase Agreement pursuant to this clause has used all commercially reasonable efforts to remove such injunction, order or decree;

          (d) by the Company or Zenith, if, upon a vote at a duly held shareholders' meeting of the Company or any adjournment thereof, the Shareholder approval required shall not have been obtained;

          (e) by Zenith if the Company or any of its subsidiaries that are a party to the Purchase Agreement (i) breaches or fails in any material respect to perform or comply with any of its material covenants and agreements contained therein, or (ii) breaches any of the representations and warranties in any material respect referred to in Section 6.01 of the Purchase Agreement and such breach would reasonably be likely to have a Sellers Material Adverse Effect (as such term is defined in the Purchase Agreement) and such breach has not been remedied within 20 days after receipt of notice thereof from Zenith;

          (f) by the Company if Zenith (i) breaches or fails in any material respect to perform or comply with any of its material covenants and agreements contained in the Purchase Agreement, or (ii) breaches its representations and warranties in any material respect referred to in
     Section 6.01 of the Purchase Agreement and such breach would reasonably be likely to have a Purchaser Material Adverse Effect (as such term is defined in the Purchase Agreement) and such breach has not been remedied within 20 days after receipt of notice thereof from the Sellers' Representative (as such term is defined in the Purchase Agreement);

          (g) by the Company or Zenith, if, prior to Shareholder approval of the Purchase Agreement, the Board of Directors of the Company shall have exercised certain rights upon receipt of an unsolicited Acquisition Proposal under certain specified circumstances set forth in Section 5.04 of the Purchase Agreement; or

          (h) by the Company or Zenith, if the Board of Directors has failed to receive an opinion of BT Alex. Brown Incorporated to the effect that the consideration to be received by the Company and certain of its subsidiaries pursuant to the Purchase Agreement is fair to the Company from a financial point of view.

The Purchase Agreement provides that it will become void and have no effect, except as to certain enumerated provisions, if terminated as set forth above.

     Termination Fees. If the Board of Directors of the Company (a) approves or recommends an unsolicited Acquisition Proposal as defined above, (b) causes the Company to enter into an agreement with respect to such Acquisition Proposal, or
(c) terminates the Purchase Agreement (i) upon receipt of an unsolicited Acquisition Proposal under certain circumstances or (ii) upon the failure of the Board to receive an opinion from BT Alex. Brown that the consideration to be received by the Company is fair from a financial point of view, the Company shall, concurrently with the taking of such action or termination, pay to Zenith upon demand $7.5 million, plus expenses, as liquidated damages. In the event that Shareholder approval of the Asset Sale is not obtained at the Special Meeting, the Company shall pay to Zenith upon demand $7.5 million, plus expenses.

     Indemnification; Survival of Representations and Warranties. From and after the Closing, the Company and its subsidiaries, jointly and severally, will remain obligated to reimburse, indemnify and hold harmless Zenith, its affiliates, and their respective successors, assigns, directors, officers, employees and agents (collectively the "Indemnified Purchaser Party") against and in respect of certain losses. These losses include, but are not limited to:
(a) any and all damages, losses, deficiencies, liabilities, costs and expenses incurred or suffered by the Indemnified Purchaser Party that result from, relate to or arise out of: (i) any and all liabilities and obligations of the Company and its subsidiaries except for liabilities transferred to Zenith, or (ii) any misrepresentation, breach of warranty or non-fulfillment of any agreement or covenant on behalf of the Company or its subsidiaries under the Purchase Agreement or in any ancillary agreement or from any misrepresentation in or omission from any certificate, schedule, statement, document or instrument furnished to Zenith pursuant to the Purchase Agreement or in conjunction with the negotiation, execution or performance of the Purchase Agreement; (b) any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees and expenses) incident to any of the foregoing or to the enforcement of indemnification obligations.

     From and after the Closing, Zenith will remain obligated to reimburse, indemnify and hold harmless the Company, its subsidiaries, and their respective successors, assigns, directors, officers, employees and agents (collectively the "Indemnified Seller Party") against and in respect of certain loses. Such losses include, but are not limited to: (a) any and all damages, losses, deficiencies, liabilities, costs and expenses incurred by any Indemnified Seller Party that result from, relate to or arise out of: (i) any liability transferred to Zenith, or (ii) any misrepresentation, breach of warranty or non-fulfillment of any agreement or covenant by Zenith under the Purchase Agreement or from any misrepresentation in or omission from any certificate, schedule, statement, document or instrument furnished to the Company pursuant to the Purchase Agreement or in conjunction with the negotiation, execution or performance of the Purchase Agreement; and (b) any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees and expenses) incident to any of the foregoing or to the enforcement of indemnification obligations.

     Under the terms of the Purchase Agreement, the Company and its subsidiaries will have no obligation to indemnify Zenith and its related individuals and entities until the total of all damages actually paid or incurred by an Indemnified Purchaser Party exceeds $350,000. Neither Zenith nor the Company and its subsidiaries will be liable for indemnification in an amount in excess of the Purchase Price; provided, however, that this limitation will not apply to
(i) willful breaches of any covenant or agreement set forth in the Purchase Agreement, (ii) any liability attributable to a breach by the Company or its subsidiaries to representations regarding title to the transferred assets, or
(iii) any claims for indemnification relating to liabilities and obligations arising out of liabilities transferred to Zenith. See "THE ASSET SALE -- Summary of the Terms of the Purchase Agreement -- Ancillary Agreements" for a discussion of the terms of the Escrow Agreement and its effect on indemnity obligations of the Company.

     The representations and warranties of the parties in the Purchase Agreement shall survive the Closing and shall terminate and expire at the close of business on the second anniversary of the Closing Date.

     Ancillary Agreements. At the Closing, the Purchase Agreement provides that the parties will execute and deliver certain ancillary agreements, including but not limited to, a reinsurance agreement, an escrow agreement, an assumption agreement, and a tax matters agreement. Under the terms of the reinsurance agreement, the insurance subsidiaries of the Company will cede to Zenith and Zenith will assume 100% of the liabilities arising under or in connection with the treaties, policies, binders, slips and other agreements of insurance written by the insurance subsidiaries. Under the terms of the assumption agreement, Zenith will assume and agree to pay, perform, and discharge certain assumed liabilities. Under the terms of the Escrow Agreement, Zenith agrees to pay a certain portion of the Purchase Price relating to the Asset Sale into escrow to be held, invested and, in the event that certain conditions are met, distributed to the Company and its subsidiaries by an escrow agent. The amount held in escrow may be released and delivered to Zenith, under certain specified conditions, in the event that the Company and its subsidiaries fail to indemnify Zenith as required under the terms of the Purchase Agreement or the tax matters agreement. Upon the second anniversary of the Closing Date or, if Zenith has an unspecified claim for indemnification or reasonably expects in good faith to have a claim for indemnification, the date on which such claim is resolved to the reasonable satisfaction of Zenith, the escrow agent shall distribute to the Company and its subsidiaries an amount equal to the undistributed portion of the amount deposited in escrow. Under the terms of the tax matters agreement (i) Zenith will indemnify and hold harmless the Company and its subsidiaries against liabilities for taxes attributable to the business of the Company and its subsidiaries after the Closing and

(ii) the Company and its subsidiaries will indemnify and hold harmless Zenith against tax liabilities attributable to the business of the Company and its subsidiaries up to and including the Closing.

     Expenses. The Purchase Agreement provides that the parties thereto shall bear their respective expenses incurred in connection with the preparation, execution and performance of the Purchase Agreement and the consummation of the transactions contemplated therein, including, without limitation, the preparation of this Proxy Statement. Such expenses include printing costs and the fees and expenses of its agents, representatives, legal counsel, financial advisors, actuaries and accountants. The Company estimates that its fees and expenses will total approximately $4,250,000.

     Amendments. The Purchase Agreement has been amended twice to extend time deadlines imposed by Section 5.18 thereof relating to the final delivery of disclosure schedules. Copies of these amendments are attached as part of Appendix A. The parties currently are negotiating a possible third amendment to the Purchase Agreement to: (i) add 1390 Main Street, a wholly owned subsidiary of the Company, as a party to the Purchase Agreement, and (ii) correct certain defined terms and other references in the Purchase Agreement, none of which, either individually or in the aggregate, modify the terms of the Asset Sale in any material respect.

INTERIM REINSURANCE AGREEMENT

     Effective June 18, 1997, Zenith also entered into an interim reinsurance agreement with the Company's Florida insurance subsidiaries. Under the terms of this agreement, Zenith reinsured all of the liabilities of such Florida insurance subsidiaries on or after June 18, 1997, as to new, renewal, and in-force Florida workers' compensation policies in the event such insurance subsidiaries were declared insolvent under applicable insurance law pursuant to court order. The Florida insurance subsidiaries have assigned to Zenith their right to receive certain payments from other reinsurers in respect of the business Zenith has reinsured.

TRUST AGREEMENTS

     RISCORP Insurance Company and RISCORP Property & Casualty Insurance Company, the Company's Florida insurance subsidiaries, each entered into a trust agreement with Zenith and First Union National Bank, as trustee ("First Union"), dated as of June 18, 1997 in conjunction with the interim reinsurance agreement discussed above. The trusts created pursuant to these trust agreements were established for the benefit of Zenith to provide Zenith with access to sufficient assets to reimburse Zenith in the event that such insurance subsidiaries become unable to meet their obligations to Zenith under the interim reinsurance agreement. The DOI has approved these trust agreements. Pursuant to the terms of the trust agreement by and among RISCORP Insurance Company, Zenith and First Union, as amended, on July 10, 1997, RISCORP Insurance Company delivered to First Union cash, cash equivalents, treasuries and securities with a market value of approximately $35 million. Pursuant to the terms of the trust agreement by and among RISCORP Property & Casualty Insurance Company, Zenith and First Union, as amended, on July 10, 1997, RISCORP Property & Casualty Insurance Company delivered to First Union cash, cash equivalents, treasuries and securities with a market value of approximately $15 million.

     The trust agreements contain various representations and warranties of the Company's Florida insurance subsidiaries. These include, among other things, (a) assurances as to notice to be given to Zenith and First Union regarding suits, actions, proceedings or events which could adversely affect Zenith's interests in the trust funds or the interests of First Union; (b) waivers of rights of offsets, recoupments and counterclaims as to certain reinsurance obligations;
(c) future delivery of various instruments, powers of attorney and other documents and the taking of further actions at Zenith's request in order to provide the benefits to Zenith contemplated under the terms of the trust agreements; (d) assurances as to the avoidance of actions which could impair Zenith's beneficial interests in the trust amounts; (e) the absence or elimination of liens upon or encumbrances to the trust assets; and (f) assurances that the insurance subsidiaries will not sell, transfer, lease or otherwise dispose of any of the trust assets. In addition, the Florida insurance subsidiaries agreed to various indemnity obligations relating to losses arising out of the trust agreements.

     The trust agreements shall be terminated upon First Union's receipt of a certificate executed by representatives of the respective Florida insurance subsidiary of the Company and Zenith stating that the interim re-insurance agreement has been terminated in accordance with the provisions thereof and that First Union is directed to transfer all assets remaining in the trust accounts to the appropriate insurance subsidiary or Zenith, as the case may be. Such transfer must be made by First Union within ten days of the termination of the respective trust agreement.

OPINIONS AS TO THE FAIRNESS OF THE CONSIDERATION

 Opinion of Smith Barney

     On November 21, 1996, the SAC retained Smith Barney to act as its financial advisor with respect to its consideration of strategic alternatives to enhance shareholder value. In connection with this engagement, Smith Barney delivered to the SAC its written opinion, dated as of June 16, 1997, to the effect that, as of such date based upon and subject to certain matters as stated therein, the consideration to be received by the Company pursuant to the Purchase Agreement is fair to the Company from a financial point of view.

     In rendering its opinion, Smith Barney reviewed the Purchase Agreement and held discussions with the Company's management to discuss the business and prospects of the Company. Smith Barney also examined certain publicly available business and financial information relating to the Company, as well as certain other unaudited information (including actuarial reports) provided by the Company including unaudited 1996 Company financial information. At the request of the SAC, Smith Barney contacted and solicited bids from a number of potential acquirers of the Company.

     Due to the delay on the part of the Company to file with the Commission its Form 10-K and accompanying financial statements for the year ended December 31, 1996, or to complete any other financial statements for any subsequent period, Smith Barney reviewed only the unaudited financial information supplied to it by the Company for all periods beginning after December 31, 1995. Smith Barney also reviewed certain stock market data of the Company and similar data and financial information for other publicly held companies in businesses similar to those of the Company. Smith Barney also considered the financial terms of certain other business combinations which had recently been consummated and such other information, financial studies, analyses and investigations and financial, economic and market criteria which Smith Barney deemed relevant.

     Smith Barney also considered the fact that A.M. Best Company, an insurance company rating agency, issued a "C" rating ("Weak") for the Company's insurance subsidiaries on their ability to pay claims, as well as the fact that the DOI had placed such subsidiaries under close regulatory scrutiny and that the DOI had set a final deadline of noon on June 17, 1997, for the Company to enter into a definitive stock purchase agreement or asset purchase agreement with an approved buyer. As a result of these and other factors, including existing litigation involving the Company and certain of its existing officers, Smith Barney concluded that the ability of the Company to operate in the future was uncertain.

     In connection with its review, Smith Barney assumed and relied, without independent verification, upon the completeness and accuracy of all information supplied to it by the Company. In addition, Smith Barney did not make an independent evaluation or appraisal of the assets of the Company, nor has Smith Barney been furnished with any such appraisal. Further, Smith Barney's opinion is expressly based on economic, monetary and market conditions existing on June 16, 1997.

     Smith Barney expressed no opinion with respect to the adequacy of the reserves of the Company, as to whether the Company is impaired or is not solvent under applicable law, or as to whether the Company is in such condition that the further transaction of business by the Company would be limited under applicable law.

     THE FULL TEXT OF THE WRITTEN OPINION OF SMITH BARNEY, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATION ON THE REVIEW UNDERTAKEN, IS ATTACHED AS APPENDIX B TO THIS PROXY STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. SMITH BARNEY HAS CONSENTED TO THE INCLUSION OF ITS OPINION LETTER AS APPENDIX B AND TO THE INCLUSION OF THE

SUMMARY THEREOF HEREIN. SHAREHOLDERS ARE URGED TO READ THIS OPINION CAREFULLY IN ITS ENTIRETY. SMITH BARNEY'S OPINION IS DIRECTED ONLY TO THE FAIRNESS OF THE CONSIDERATION TO BE RECEIVED BY THE COMPANY PURSUANT TO THE PURCHASE AGREEMENT FROM A FINANCIAL POINT OF VIEW TO THE COMPANY, AND HAS BEEN PROVIDED FOR THE USE OF THE SAC IN ITS EVALUATION OF THE ASSET SALE AND THE PURCHASE AGREEMENT AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER OF THE COMPANY AS TO HOW SUCH SHAREHOLDER SHOULD VOTE ON THE ADOPTION OF THE PURCHASE AGREEMENT. THE SUMMARY OF THE OPINION OF SMITH BARNEY SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

     In preparing its opinion to the SAC, Smith Barney performed a variety of financial and comparative analyses, including those described below. The summary of such analyses does not purport to be a complete description of the analyses underlying Smith Barney's opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not necessarily susceptible to summary description. In arriving at its opinion, Smith Barney did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of such analyses and factors. Accordingly, Smith Barney believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying such analyses and opinion. In its analyses, Smith Barney made numerous assumptions with respect to the Company, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the Company. The estimates contained in such analyses and the valuation ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of actual future results or values, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of the businesses or securities do not purport to be appraisals or to reflect the prices at which the business or securities may actually be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.

     The following is a summary of the material financial analysis performed by Smith Barney in connection with its written opinion dated as of June 16, 1997:

     Selected Company Analysis. Using publicly available information, Smith Barney analyzed, among other things, the market values and trading multiples of Zenith and three other selected publicly traded comparable companies in the insurance industry, consisting of: Argonaut Group, Fremont General and Superior National (collectively, together with Zenith, the "Selected Companies"). Smith Barney compared, among other things, market values of the Selected Companies as multiples of, among other things, last twelve months ("LTM") earnings, estimated calendar 1997 and estimated calendar 1998 net operating income computed in accordance with generally accepted accounting principles ("GAAP"), and estimated GAAP book values as of December 31, 1996. For the Company, book value was based on the Company's unaudited draft December 31, 1996 balance sheet, dated May 29, 1997. LTM net income and projected net income had been adjusted for an anticipated fronting arrangement. A fronting arrangement allows an insurance company, such as the Company, to cede the (insurance) risk it has underwritten to a reinsurer, with the ceding insurance company retaining none or a very small portion of such risk for its own account. The amount of the adjustment was determined by multiplying year-end 1996 Premiums Earned (based on the Company's unaudited draft December 31, 1996 income statement dated May 29, 1997) by 6% and tax affecting the resulting number. All multiples were based on closing stock prices as of June 13, 1997. Applying a range of selected multiples for the Selected Companies of LTM earnings, estimated calendar 1997 and 1998 GAAP net operating income of 13.1x to 14.4x, 9.0x to 16.2x, and 7.3x to 15.4x, respectively, to corresponding financial data of the Company resulted in an equity reference range of $71.0 million to $127.9 million. Applying a range of selected multiples for the Selected Companies of estimated GAAP book value as of December 31, 1996 of 1.27x to 1.95x to corresponding financial data of the Company resulted in an equity reference range of $214.2 million to $328.9 million.

     Selected Merger and Acquisition Transaction Analysis. Using publicly available information, Smith Barney analyzed the purchase price and implied transaction multiples paid in seven selected transactions in the insurance industry, consisting of (acquirer/target): Fremont General/Industrial Indemnity, HIH Winterthur/CareAmerica Compensation, Superior National/Pac Rim Holding, Delphi Financial/SIG Holdings, W.R. Berkley/MECC, Sierra Health Services/CII Financial, and Fremont General/Casualty Insurance Company (collectively, the "Selected Transactions"). Smith Barney compared the purchase price in such transactions as multiples of, among other things, LTM net income, one-year forward GAAP net income and latest reported book value. All multiples for the Selected Transactions were based on information available at the time of announcement of the transaction. For the Company, book value was based on the Company's unaudited draft December 31, 1996 balance sheet, dated May 29, 1997. LTM net income and projected net income have been adjusted for an anticipated fronting arrangement. The amount of the adjustment was determined by multiplying year-end 1996 Premiums Earned (based on the Company's unaudited draft December 31, 1996 income statement dated May 29, 1997) by 6% and tax affecting the resulting number. Applying a range of selected multiples for the Selected Transactions of LTM net income and one-year forward GAAP net income of 5.8x to 16.7x and 9.1x to 11.8x, respectively, to corresponding financial data for the Company resulted in a median equity reference range of $55.7 million to $103.5 million. Applying a range of selected multiples for the Selected Transactions of latest reported book value of 0.76x to 1.36x, to corresponding financial data of the Company resulted in an equity reference range of $128.2 million to $229.4 million.

     The selected company analysis and selected merger and acquisition transaction analysis performed by Smith Barney utilized Company information, such as future income projections and unaudited draft financial statements, provided to Smith Barney by the Company. In applying such analyses to the Company, Smith Barney noted that the Company did not have recent audited balance sheet or income statement data, or reliable projections of net income for the future, making a direct comparison of multiples or ratios to Company information more difficult. Smith Barney also noted the belief of Company management that in the absence of a negotiated acquisition of the Company acceptable to its regulators, there was a substantial risk that the equity of the Company would be rendered valueless.

     Smith Barney determined that estimates of Company value based on book value, as opposed to projections of Company value based on net income, were more suitable estimates of the equity value of the Company because Smith Barney did not have reliable projections of future net income for the Company. In addition, Smith Barney noted that in certain acquisitions of troubled insurance companies with minimal earnings or losses from operations, estimates of value based on book value proved to be the preferred way to value such companies.

     The Company and Smith Barney believed that potential buyers, in assessing transactions with the Company, determined that they would pay a lower multiple of the estimated GAAP book value and net operating income for the Company due to uncertainties surrounding the Company and its operations, including the impact of A.M. Best Company's "C" (Weak) rating for insurance subsidiaries of the Company, the Company's failure to provide investors and regulators with timely 1996 year-end audited financial statements, the various legal suits pending against the Company, and the uncertainty surrounding the Company's ability to collect SDTF and other receivables. Smith Barney noted that book value and net operating income multiples were less meaningful than is the case in many comparable transactions in light of the impending seizure of the Company's Florida insurance subsidiaries by the DOI. Further, when evaluating the fairness of the consideration received by the Company pursuant to the Purchase Agreement, Smith Barney considered the Company's lack of negotiating leverage with potential buyers due to the threat of the DOI to assume administrative supervision of the Company on June 17 if no sale of the Company had occurred by that time.

     In summary, combining the median of the equity ranges for comparable transactions and comparable companies determined by a book value multiple analysis, with the equity range for comparable transactions determined by a net income multiple analysis and the equity range for comparable companies determined by a net income multiple analysis, results in a median equity reference range of $71.0 million to $127.9 million, or on a price to book basis, 0.42x to 0.76x the Company's December 31, 1996 unaudited book value. Smith

Barney noted, however, that the estimated GAAP book value, LTM net income and estimated calendar 1997 and 1998 net income of the Company were based on unaudited draft financial statements for the Company and projections of the Company's future performance prepared by the Company's prior management that did not take into account the problems then facing the Company, and therefore the equity reference ranges for the Company derived from such numbers were unreliable.

     No company, transaction or business used as a comparison in the "Selected Company Analysis" or "Selected Merger and Acquisition Transaction Analysis" is identical to RISCORP, or the acquisition by Zenith. Accordingly, an analysis of the results of the foregoing is not entirely mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the Selected Companies, Selected Transactions or the business segment, company or transaction to which they are being compared.

     Compensation of Smith Barney. Pursuant to Smith Barney's engagement by the SAC, the Company agreed to pay Smith Barney a transaction fee with respect to certain transactions with a strategic partner, including, among other things, the sale of all or a significant portion of the assets of the Company and its subsidiaries (a "M&A Transaction"). The transaction fee is calculated based on a certain percentage (ranging from 0.20% to 2.00%) of the sum of (a) the total proceeds and other consideration received by the Company in a M&A Transaction with a strategic partner, and (b) all liabilities assumed or extinguished by such strategic partner. The Smith Barney engagement letter also requires the Company to pay Smith Barney an opinion fee for its opinion rendered with respect to the Asset Sale, which opinion fee will be credited against any transaction fee ultimately received by Smith Barney. This opinion fee will be 25% of the transaction fee.

     The Company also agreed to reimburse Smith Barney for reasonable travel and out-of-pocket expenses incurred in performing its services thereunder, including the reasonable fees and expenses of its legal counsel, and to indemnify Smith Barney and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Smith Barney or any of its affiliates against certain liabilities, including liabilities under the federal securities laws and expenses related to Smith Barney's engagement.

     In addition, Smith Barney acted as an underwriter of the Class A Common Stock in February 1996 and received usual and customary compensation for such services, and is a defendant, along with the Company and certain of its executive officers and others in litigation relating to such offering. In the ordinary course of its business, Smith Barney may actively trade the equity securities of the Company for its own account and for the accounts of customers and, accordingly, may at any time hold or acquire a long or short position in such securities. In addition, Smith Barney and its affiliates (including Travelers Group Inc. and its affiliates) may maintain other business relationships with the Company and Zenith.

     The letter agreement, dated as of November 14, 1996, pursuant to which Smith Barney was retained by the SAC (the "Smith Barney Engagement Letter"), and Smith Barney's fairness opinion with respect to the Asset Sale, state that such opinion is rendered by Smith Barney solely for the benefit and use of the SAC and the Company's Board of Directors and may not be relied upon by any other person. It is Smith Barney's position that its duties in connection with its fairness opinion are solely to the SAC and the Company's Board of Directors, and that it has no legal responsibility to any other persons, including the Company's shareholders, under New York state law, the governing law of the Smith Barney Engagement Letter. Smith Barney intends to assert the substance of the foregoing disclaimer as a defense to any claims that might be brought against it by Shareholders with respect to its fairness opinion. However, since no New York state court has definitively ruled on the availability to a financial advisor of an express disclaimer as a defense to shareholder liability with respect to its fairness opinion, this issue necessarily would have to be resolved by a court of competent jurisdiction. In any event, the availability or non-availability of such a defense will have no effect on Smith Barney's rights and responsibilities under the federal securities laws, or the rights and responsibilities of the Company's Board of Directors under governing state law or under federal securities laws.

     Smith Barney is an internationally recognized investment banking firm and was selected by the SAC based on its experience, expertise and familiarity with the Company and its business. Smith Barney regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

  Opinion of BT Alex. Brown

     On June 20, 1997, the SAC retained BT Alex. Brown to act as financial advisor to the SAC in connection with the Asset Sale, including rendering its opinion to the SAC as to the fairness, from a financial point of view, of the consideration to be received by the Company and certain of its subsidiaries named in the Purchase Agreement.

     At the July 16, 1997 meeting of the SAC, representatives of BT Alex. Brown made a presentation with respect to the Asset Sale and rendered to the SAC and the Board of Directors of the Company (the "Board") its written opinion that, as of such date, and subject to certain assumptions stated in such opinion below, the consideration to be received was fair, from a financial point of view, to the Company and certain of its subsidiaries named in the Purchase Agreement.

     THE FULL TEXT OF BT ALEX. BROWN'S OPINION DATED JULY 16, 1997 (THE "BT ALEX. BROWN OPINION"), WHICH SETS FORTH, AMONG OTHER THINGS, ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED HERETO AS APPENDIX C AND IS INCORPORATED HEREIN BY REFERENCE. SHAREHOLDERS ARE URGED TO READ THE BT ALEX. BROWN OPINION IN ITS ENTIRETY. THE BT ALEX. BROWN OPINION IS DIRECTED TO THE SAC AND THE BOARD, ADDRESSES ONLY THE FAIRNESS OF THE CONSIDERATION TO BE RECEIVED BY THE COMPANY AND CERTAIN OF ITS SUBSIDIARIES NAMED IN THE PURCHASE AGREEMENT FROM A FINANCIAL POINT OF VIEW AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE SPECIAL MEETING. THE DISCUSSION OF THE BT ALEX. BROWN OPINION IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE BT ALEX. BROWN OPINION. BT ALEX BROWN HAS CONSENTED TO THE INCLUSION OF ITS OPINION LETTER AS APPENDIX C AND TO THE INCLUSION OF THE SUMMARY THEREOF HEREIN.

     In connection with the BT Alex. Brown Opinion, BT Alex. Brown reviewed certain publicly available financial information and other information concerning the Company and Zenith and certain internal analyses and other information furnished to it by the Company. BT Alex. Brown also (i) reviewed the reported prices and trading activity for the common stock of the Company; (ii) compared certain financial and stock market information for the Company with similar information for certain other companies whose securities are publicly traded; (iii) reviewed the Agreement, the Voting Agreement dated June 17, 1997, the Interim Reinsurance Agreement dated June 18, 1997, the Trust Agreement dated June 18, 1997 and related agreements, and discussed such documents with the Company's management and the independent counsel to the SAC ("SAC's Counsel");
(iv) reviewed the letter from the Treasurer of the State of Florida Department of Insurance ("DOI") to the Company dated May 19, 1997 and certain attached correspondence from the DOI, including a letter dated April 30, 1997 documenting a particular response to a request for information and discussed such documents with Company management, the SAC's Counsel and Company regulatory counsel; (v) reviewed the letter from the State of Missouri Department of Insurance dated March 14, 1997 which was a notice that the Company had failed to file the 1996 SVO Compliance Certification, Annual Statement, Actuarial Certification and EDP Equipment Listing documents by the statutory date and that the state would begin imposing a fine within 15 days and discussed such document with Company management, the SAC's Counsel and Company regulatory counsel; (vi) reviewed certain publicly available financial information concerning the Company as well as the unaudited 1996 financial statements prepared as of May 29, 1997 and discussed such financial statements with Company management, as well as the Company's inability to prepare audited 1996 financial statements; (vii) reviewed the Company's five year projections as presented to the Board on January 10, 1997 and the Company's updated 1997-1998 cash flow projections prepared in May 1997 and discussed such projections with Company management and Smith Barney, the Company's financial advisor; (viii) reviewed the Minutes of the Board meetings dated November 9, 1996,

November 13, 1996, December 20, 1996, January 10, 1997, January 14, 1997 and February 18, 1997, draft Minutes of the Board meetings dated March 26, 1997 and April 30, 1997 and the Written Action of the Board of Directors dated May 19, 1997 and held discussions on the matters contained therein with Company management, the SAC and the SAC's Counsel; (ix) reviewed the Minutes of the SAC meetings dated November 14, 1996, November 20, 1996, November 21, 1996, December 4, 1996, January 10, 1997, January 14, 1997, February 4, 1997, February 18,
1997, February 19, 1997 and March 31, 1997 and held discussions on the matters contained therein with Company management, the SAC and the SAC's Counsel; (x) reviewed the minutes of the Audit Committee meetings dated November 13, 1996, December 4, 1996, February 19, 1997, March 26, 1997 and March 31, 1997,
including attached correspondence between the Company and KPMG, the Company's outside auditors, dated October 23, 1996, November 13, 1996 and December 13, 1996 and between the Company and Holland & Knight dated October 16, 1996 and held discussions on the matters contained in these documents with Company management, the Audit Committee of the Board, KPMG, and the SAC; (xi) discussed the operating situation in the finance, treasury, sales and marketing, management information systems and development areas of the Company with senior members of management in each of these areas as well as representatives of KPMG, Buttner Hammock Ranes & Co., P.A. ("Buttner Hammock"), Smith Barney, and the SAC; (xii) discussed the outstanding litigation against the Company and management and the Company's regulatory compliance posture with Company management, the Company's regulatory counsel, the SAC's Counsel and the SAC;
(xiii) reviewed presentation materials prepared and presented by Smith Barney to the Board and the SAC, including status reports prepared by Smith Barney, dated between February 26, 1997 and March 31, 1997 and discussed such materials and reports with representatives of Smith Barney, Company management, the SAC and the SAC's Counsel; (xiv) discussed with Company management, the Audit Committee of the Board, the SAC and KPMG, the deficiencies in the Company's financial systems and reviewed and discussed with them unaudited drafts of financial statements; (xv) discussed with Company management, Smith Barney, the SAC's Counsel and the SAC the negotiations that occurred between (a) the Company and Zenith and (b) the Company and a third party in June 1997, as well as the sale process in its entirety; (xvi) discussed the conversations between the Company and the DOI that occurred following the receipt by the Company of the May 19, 1997 letter from the DOI, the attached letters from the DOI to the Company and the deadlines imposed by the DOI on the Company with Company management, Company regulatory counsel and the SAC; (xvii) reviewed information concerning the claims paying rating history of RISCORP Insurance Company ("RIC"), RISCORP Property & Casualty Insurance Company ("RPC") and RISCORP National Insurance Company ("RNIC") and discussed with Company management the changes since January 1996 in the ratings for RIC and RPC by A.M. Best Company the latest of which was a "C" rating (Weak) on their ability to write new business and pay claims, the effects thereof and possible effects of any such additional changes; (xviii) reviewed the Loss Reserve Analysis as of December 31, 1996 of RNIC and the Loss Reserve Analysis as of December 31, 1996 of RIC and RPC, each dated April 21, 1997, prepared by Tillinghast-Towers Perrin, the Company's outside actuarial advisor ("Tillinghast"), and discussed such documents with Company management, the Company's internal actuaries and representatives of Tillinghast; (xviv) reviewed other historical Company events, including, among other things, (a) the departure of most of the crucial employees in the finance, treasury and control departments, including the departure of three CFOs since the Company's IPO on February 28, 1996, (b) the preparation of the Company's financial statements,
(c) the 8-K filed April 1, 1997 and (d) the data made available to potential buyers of the Company and discussed such matters and the status of financial controls at the Company with Company management, the SAC, Company regulatory counsel, representatives of Buttner Hammock representatives of KPMG and representatives of Smith Barney; (xx) reviewed information concerning the Company's financial position and results of operations in relation to the financial position, results of operations and stock market performance of certain other publicly traded insurance companies whose businesses BT Alex. Brown believed to be generally comparable to the Company, including certain companies in regulatory and financial distress; (xxi) reviewed the financial and other terms of certain business combinations of other companies that BT Alex. Brown believed to be relevant; and (xxii) performed other such studies and analyses and considered other such factors as BT Alex. Brown deemed appropriate.

     As described in the BT Alex. Brown Opinion, BT Alex. Brown assumed and relied upon, without independent verification, the accuracy, completeness and fairness of the information furnished to or otherwise reviewed by or discussed with it by the Company and its representatives and advisors for purposes of its opinion. BT Alex. Brown is not an actuarial firm and, except as otherwise stated herein, BT Alex. Brown relied upon the Company and reports of and discussions with the Company's internal actuary and Tillinghast for all actuarial related information. With respect to the information relating to the Company and its prospects, BT Alex. Brown assumed that such information reflected the judgments and estimates of the management of the Company available at that time as to the likely future financial performance of the Company and in rendering its opinion, BT Alex. Brown expressed no opinion as to the reasonableness of such projections, as supplemented, or the assumptions on which they were based. BT Alex. Brown did not make and it was not provided with an independent evaluation or appraisal of the assets of the Company, nor was BT Alex. Brown furnished with any such evaluations or appraisals. As to legal matters, BT Alex. Brown relied upon the Company's internal counsel, Company regulatory counsel and the SAC's Counsel. BT Alex. Brown also relied to the extent deemed appropriate on the assessments and conclusions of the firms and individuals referred to in the written opinion. As to accounting matters, BT Alex. Brown relied upon the Audit Committee minutes since November 1996, KPMG, Buttner Hammock and Company management. For purposes of rendering its opinion, BT Alex. Brown assumed that, in all respects material to its analysis, the representations and warranties of the Company contained in the Purchase Agreement were true and correct, that the Company would perform all of the covenants and agreements to be performed by it under the Purchase Agreement and all conditions to the obligations of it to consummate the Asset Sale would be satisfied without any waiver thereof.

     The BT Alex. Brown Opinion is based on market, economic and other conditions as they existed and could be evaluated as of the date of the opinion letter. The BT Alex. Brown Opinion took into account, among other things, the following factors, as they existed at the signing of the Agreement on June 17, 1997: (a) the Company's non-compliance with significant insurance regulatory requirements, the administrative actions available to the relevant insurance regulatory authorities and communications to the effect that administrative actions would have been taken imminently had the signing of the Agreement not occurred; (b) the implications of such regulatory actions for the Company's business; (c) the impact on the structure of the Asset Sale and the sales process of the inability of the Company to prepare financial statements in accordance with generally accepted or statutory accounting principles and the status of financial controls at the Company; (d) the impact of RIC's and RPC's lower claims paying ratings on the Company's ability to market its insurance products; (e) the high turnover in senior management of the Company since February 1996; and (f) the uncertainty of the Company's ability to continue as a going concern. This opinion assumed that the Asset Sale would be approved in its entirety by the Company's shareholders, the Commissioner of Insurance of the State of Florida and the Director of the Department of Insurance of the State of Missouri without any material changes and that the Asset Sale would be completed on or prior to December 31, 1997 on the bases set forth in the Agreement.

     In arriving at its opinion, BT Alex. Brown was not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition of the Company or any of its assets, nor did BT Alex. Brown have discussions or negotiate with any parties in connection with the Asset Sale.

     The following is a summary of materials presented by BT Alex. Brown in connection with the BT Alex. Brown Opinion.

     Executive Summary. In rendering its opinion, BT Alex. Brown reviewed several significant events since the IPO in February 1996, including a cut in workers' compensation rates by the Florida DOI, the lowering of the estimates of the analysts following the Company and the announcement of the grand jury investigation into two of the Company's executives in October 1996, the formation of the SAC and the hiring of Smith Barney in November 1996, the inability of the Company to complete the preparation of its 1996 financial statements or provide the support and back-up necessary for its independent auditor to complete the audit of the Company's 1996 financial statements, the Company's inability to timely file its periodic reports with the Commission as required by the Exchange Act, the June 1997 indication from the DOI that the Company's Florida insurance subsidiaries would be placed into administrative supervision if a definitive agreement was not executed by June 17, 1997, and the June 17, 1997 announcement of a transaction with Zenith. BT Alex. Brown also reviewed an estimated value of the transferred assets and liabilities based on estimates of unaudited book value of the Company as of December 31, 1996 prepared in accordance with generally accepted accounting principles and approximations provided by Company management and Buttner Hammock regarding estimated write-offs. These write-offs included, among others, a portion of the approximately $50 million receivable from the SDTF. These estimated write-offs related to the SDTF resulted from the uncertainty surrounding the Company's ability to collect fully on this receivable based on conversations with Company management and Buttner Hammock in June and July of 1997. BT Alex. Brown calculated a range of estimated book value of $102 million to $128 million. BT Alex. Brown then used this adjusted book value to calculate the estimated purchase price based on the formula described in the Asset Purchase Agreement ("Estimated Purchase Price"). BT Alex. Brown noted that this estimated purchase price ranged from $80 million to $130 million.

     Issues of Distress. BT Alex. Brown reviewed a number of regulatory, management, operating, financial and litigation issues relating to the difficulties facing the Company operating as an independent company. The regulatory issues related to the numerous and multiple requests received from the DOI seeking answers to questions regarding the errors identified in the Company's previously submitted financial statements and the DOI issuing deadlines for the Company, including the June 17, 1997 deadline, whereby the Company was to deliver an executed definitive sale agreement as well as reinsurance and cut-through agreements or face "administrative supervision." The management issues related to the significant turnover experienced by the Company at both the senior management level, including the hiring of four Chief Financial Officers ("CFOs") since February 1996, and within the finance, treasury and control staff. BT Alex. Brown noted that most of the management, finance and development staff employed at the time of the IPO were no longer employees of the Company and that the announcements by the Company prior to June 17, 1997 had made it difficult to replace these employees. The operating issues related to the "C" rating imposed by A.M. Best Company. BT Alex. Brown also noted that the Company did not appear to have the necessary personnel or systems to produce auditable financial statements without the assistance of Buttner Hammock. The financial issues related to the Company's inability to provide the support and back-up necessary for completion of the audit of its 1996 financial statements, its inability to timely file its periodic reports with the Commission or correctly file its statutory financial statements since the third quarter of 1996. BT Alex. Brown also noted that there were significant financial control problems relating to the multiple CFOs and the departure of a number of employees in the finance, treasury and control departments and the impact of this on, among other things, the receivables aging and unreconciled bank accounts. The litigation issues related primarily to the civil racketeering lawsuit, the federal grand jury investigation and the securities litigation faced by the Company.

     Remain Independent. BT Alex. Brown reviewed the results of discussions with Company regulatory counsel, Company management and the SAC's Counsel regarding prospects for the Company to remain independent. BT Alex. Brown noted that an independent operating strategy did not appear a viable alternative because the DOI and the Missouri Department of Insurance would have seized the insurance subsidiaries and placed them into administrative supervision, the current Chief Executive Officer had not been retained to run the Company over the longer term, there was no permanent, qualified financial department and the A.M. Best Company rating of C would preclude much in the way of new or renewal business.

     Smith Barney Sale Process. BT Alex. Brown reviewed with representatives of Smith Barney, Company management, the SAC and the SAC's Counsel the process of the Company's sale. BT Alex. Brown noted that Smith Barney contacted a total of 46 potential acquirors over a period of four months (beginning in February
1997). The final negotiations involved two parties.

     Company Overview. BT Alex. Brown reviewed and analyzed the daily closing per share market prices and trading volume for the Company, from February 29, 1996 (the date of the Company's IPO) to July 11, 1997. BT Alex. Brown also reviewed the daily closing per share market prices of the Class A Common Stock and compared the movement of such daily closing prices with the movement of the S&P 500, the NASDAQ composite, and the Workers' Compensation Peer Index composite average over the periods from February 29, 1996 through July 11, 1997 and the period from November 14, 1996 through July 11, 1997. The Workers' Compensation Peer Index included Zenith National, RTW, Inc., Argonaut Group and Fremont General. BT

Alex. Brown noted that, on a relative basis, the Company underperformed the NASDAQ composite average, the S&P 500 and the Workers' Compensation Peer Index. This information was presented to give the SAC background information regarding the stock prices of the Company over the periods indicated.

     Zenith Business Overview. BT Alex. Brown reviewed the business of Zenith and analyzed Zenith's ability to pay for the Company. BT Alex. Brown noted that, based on public financial statements, Zenith would need to raise additional debt to pay the maximum Estimated Purchase Price calculated by BT Alex. Brown as described above. BT Alex. Brown also noted that it learned through conversations with the management of Zenith that any such financing would be accomplished through Zenith's existing bank facilities or the public issuance of securities.

     Company Financial Summary. BT Alex. Brown also reviewed the Company's historical financial statements, including its unaudited 1996 financial statements, and certain financial projections. BT Alex. Brown reviewed both the Company's "Old" projections ("Old Projections") and "New" projections ("New Projections"). The Old Projections were prepared by the Corporate Development Group and presented to the Board in early January 1997 then adjusted in March 1997 to reflect market conditions. The New Projections were prepared in draft form in May 1997 and reflected the projected impact, including but not limited to lower levels of revenue and earnings, of the C rating from A.M. Best Company.

     Analysis of Certain Other Publicly Traded Companies. This analysis examines a company's valuation in the public market as compared to the valuation in the public market of other selected publicly traded companies. BT Alex. Brown compared certain financial information (based on the commonly used valuation measurements described below) relating to the Company, based on the last reported financial statements dated September 30, 1996, to certain corresponding information from a group of five publicly traded workers' compensation insurance-related companies, based on the last reported financial statements dated March 30, 1997, (which consisted of Argonaut Group, Inc., Fremont General, RTW Inc., Zenith National Insurance, and Summit Holding Southeast (collectively, the "Selected Companies")). Such financial information included, among other things, (i) common equity market valuation; (ii) capitalization ratios; (iii) operating performance; and (iv) ratios of common equity market prices per share ("Equity Value") to earnings per share ("EPS") and Common Equity Book Value. The estimated EPS for the Company and the Selected Companies for calendar years 1997 and 1998 was as reported by the Institutional Brokers Estimating System ("IBES"). BT Alex. Brown noted that the multiple of Equity Value to Common Equity Book Value was 0.2x for the Company and that the multiple of Estimated Purchase Price to Common Equity Book Value was 1.0x, compared to a range of 1.1x to 2.4x, with a mean of 1.6x, for the Selected Companies. BT Alex. Brown also noted that the multiple of Equity Value to trailing twelve month operating EPS was 1.2x for the Company, compared to a range of 11.2x to 18.6x, with a mean of 14.8x, for the Selected Companies; the multiple of Equity Value to calendar year 1997 EPS was 1.5x for the Company, compared to a range of 13.0x to 17.9x, with a mean of 14.4x, for the Selected Companies; and the multiple of Equity Value to calendar year 1998 EPS was 0.9x for the Company, compared to a range of 9.4x to 16.0x, with a mean of 11.9x, for the Selected Companies. EPS projections for the Selected Companies and the Company were based on IBES estimates. The IBES EPS estimates, as of July 15, 1997 for the calendar year 1997 for the Company was $0.50 and for the calendar year 1998 for the Company was $0.80. BT Alex. Brown noted that the multiples for the Company were lower than the range of the multiples for the Selected Companies.

     BT Alex. Brown noted that the Company had not reported December 1996 year-end results and used the last reported statements as of September 1996. BT Alex. Brown also noted that securities analysts had not made revisions to their earnings estimates after the Company had announced its inability to furnish year-end audited financial statements and therefore the IBES estimates did not likely reflect the current financial situation at the Company.

     Analysis of Selected Mergers and Acquisitions. BT Alex. Brown reviewed the financial terms, to the extent publicly available, of eleven pending or completed mergers and acquisitions since April 1993 in the workers' compensation insurance industry (the "Selected Workers' Compensation Transactions") and nine pending or completed mergers and acquisitions since February 1993 of distressed insurance companies ("the Selected Distressed Insurance Transactions"). BT Alex. Brown calculated various financial multiples and the premiums over market value based on certain publicly available information for each of the Selected Workers' Compensation Transactions and Selected Distressed Insurance Transactions and compared them to corresponding financial multiples for the Asset Sale based on the minimum and maximum Estimated Purchase Price. The eleven Selected Workers' Compensation Transactions reviewed, in reverse chronological order of public announcement were: Liberty Mutual's acquisition of Golden Eagle announced in June 1997; Fremont General's acquisition of Industrial Indemnity announced in May 1997; H H Wintertur's acquisition of Care America Compensation announced in January 1997; Superior National Insurance Group's acquisition of Pac Rim Holding Corp. announced in September 1996; Delphi Financial Group's acquisition of SIG Holdings announced in October 1995; W.R. Berkeley's acquisition of MECC Inc. announced in September 1995; Sierra Health Service's acquisition of CII Financial announced in June 1995; Fremont General's acquisition of Casualty Insurance Company announced in October 1994; Care America Health Plan's acquisition of Health Cal announced in March 1994; WellPoint Health Networks' acquisition of UniCare Financial Corp. announced in October 1993; and Foundation Health Plan's acquisition of Business Insurance Company announced in April 1993. The nine Selected Distressed Insurance Transactions reviewed, in reverse chronological order of public announcement were: Liberty Mutual's acquisition of Golden Eagle announced in April 1997; Progressive Corporation's acquisition of Midland Financial Group announced in November 1996; Queensway Financial Holdings acquisition of International Indemnity Group announced in September 1996; Superior National Insurance Group, Inc.'s acquisition of Pac Rim Holding Corporation announced in September 1996; Highlands Insurance Group's acquisition of Vik Brothers Insurance Inc. announced in June 1996; Fairfax Financial's acquisition of Skandia America Reinsurance announced in March 1996; CNA Financial Corp.'s acquisition of Continental Corp. announced in December 1994; Vik Brothers Insurance Inc.'s acquisition of Armco Inc. announced in August 1994; and Vik Brothers' acquisition of American Reliance announced in February 1993. BT Alex. Brown noted that the multiple of Estimated Purchase Price to GAAP Book Value was 1.0x for the Asset Sale versus a range of 3.0x to 0.9x with a mean of 1.5x for the Selected Workers' Compensation Insurance Transactions and a range of 1.2x to 0.9x with a mean of 1.0x for the Selected Distressed Insurance Transactions. BT Alex. Brown noted that the multiple of Estimated Purchase Price to GAAP Book Value was within the range of the Selected Workers' Compensation Insurance Transactions and the Selected Distressed Insurance Transactions and was equal to the mean and median of the Selected Distressed Insurance Transactions.

     Relevant Market and Economic Factors. In rendering its opinion, BT Alex. Brown considered, among other factors, the condition of the U.S. stock markets, particularly in the insurance sector, and the current level of economic activity. BT Alex. Brown also considered the significant distress that RISCORP was under, the pressure by the Florida Insurance Department to enter into a transaction and the evidence of a lack of financial controls.

     No company used in the analysis of other publicly traded companies nor any transaction used in the analysis of selected mergers and acquisitions summarized above is identical to the Company or the Asset Sale, nor is an evaluation of the results of such analyses entirely mathematical; rather, such analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, businesses or transactions being analyzed.

     The summary set forth does not purport to be a complete description of the presentation made by BT Alex. Brown to the SAC, financial analyses performed and factors considered by BT Alex. Brown in connection with the BT Alex. Brown Opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the applications of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. BT Alex. Brown believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, would create an incomplete view of the evaluation process underlying the BT Alex. Brown Opinion. In performing its analyses, BT Alex. Brown considered general economic, market and financial conditions and other matters, many of which are beyond the control of the Company. The analyses performed by BT Alex. Brown are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by such analyses. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. Additionally, analyses relating to the value of a business do not purport to be appraisals or to reflect the prices at which the business actually may be sold.

     The SAC retained BT Alex. Brown to act as its advisor based upon BT Alex. Brown's qualifications, reputation, experience and expertise. BT Alex. Brown is an internationally recognized investment banking firm and, as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwriting, private placements and valuations for corporate and other purposes. BT Alex. Brown may actively trade the equity securities of the Company and Zenith National for its own account and for the account of its customers and accordingly may at any time hold a long or short position in such securities. BT Alex. Brown regularly publishes research reports regarding the insurance industry and the businesses and securities of publicly traded companies in the insurance industry. BT Alex. Brown was a member of the underwriting syndicate in the offering of the Class A Common Stock in February 1996 and received usual and customary compensation for such services.

     Pursuant to a letter agreement dated June 20, 1997 among the Company, the SAC and BT Alex. Brown, the fees to date paid to BT Alex. Brown consist of a cash retainer fee of $250,000 and a fee of $650,000 in connection with the delivery of the BT Alex. Brown Opinion. In addition, the Company has reimbursed BT Alex. Brown for its reasonable out-of-pocket expenses incurred in connection with rendering the BT Alex. Brown Opinion, including fees and disbursements of its legal counsel. The Company has agreed to indemnify BT Alex. Brown and its directors, officers, agents, employees and controlling persons, for certain costs, expenses, losses, claims, damages and liabilities related to or arising out of its rendering of services under its engagement.

  Audited Versus Reviewed Unaudited Financial Information

     Neither Smith Barney nor BT Alex. Brown reviewed audited 1996 financial information of the Company in connection with their review of the fairness of the consideration to be received by the Company pursuant to the Purchase Agreement. The primary differences between the 1996 audited financial information and the unaudited financial information provided by the Company to Smith Barney and BT Alex. Brown were (1) an increase of approximately $14 million in the audited financial information in expenses for the allowance for doubtful accounts and the recording of the impairment of goodwill, and (2) a reclassification in the audited financial information of unallocated loss adjustment expenses of approximately $10 million from other expenses to claims settlement expenses.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     At the meeting of the Board of Directors held on June 17, 1997, after consultation with Smith Barney, the Company's legal counsel, counsel for the SAC and counsel for Mr. Griffin, and following receipt of Smith Barney's opinion that the consideration to be received by the Company pursuant to the Purchase Agreement is fair from a financial point of view, the Board of Directors approved the Purchase Agreement and the transactions contemplated therein, authorized the execution, delivery and performance of the Purchase Agreement and adopted a resolution recommending to the Shareholders the approval of the Purchase Agreement and the consummation of the Asset Sale.

     In reaching its conclusion that the terms of the Purchase Agreement are in the best interests of the Company and its Shareholders, the Board of Directors considered the following factors:

          (a) the June 17, 1997 deadline imposed by the DOI for delivery of a definitive purchase agreement approved by the Boards of both the Company and the purchaser, along with a cut-through endorsement, or face administrative supervision of the Company's Florida insurance subsidiaries in the event the Company failed to meet this deadline;

          (b) the terms and conditions of the Purchase Agreement, including the Purchase Price which will be paid in cash in an amount equal to the difference between the book value of the assets purchased and the book value of the liabilities assumed by Zenith as of the Closing Date, including $15 million in indebtedness of the Company owed to AmRe, subject to a minimum cash Purchase Price of $35 million;

          (c) the harm to the reputation of the Company and its subsidiaries as a result of the negative publicity related to the Company and certain of its former officers, and the perceived effect this negative publicity would have on the Company's ability to raise capital, write new policies or obtain renewal policies;

          (d) the financial condition, assets, liabilities, businesses and operations of the Company and its subsidiaries, both on a historical and prospective basis given the numerous material adverse developments experienced by the Company since its initial public offering;

          (e) the significant loss in the trading value of the Class A Common Stock;

          (f) the regulatory orders issued by the DOI decreasing workers' compensation insurance rates and the perceived effect of this reduction by investors and the investment community;

          (g) the negative impact on written premiums as a result of the A.M. Best Company rating of "C" (Weak) and the corresponding negative implications for RISCORP Insurance Company and RISCORP Property & Casualty Insurance Company;

          (h) Smith Barney's presentation to the Board of Directors on June 17, 1997 and Smith Barney's written opinion dated as of June 16, 1997 that the consideration to be received by the Company pursuant to the Purchase Agreement is fair from a financial point of view;

          (i) BT Alex. Brown's presentation to the Board of Directors on July 16, 1997 and BT Alex. Brown's written opinion that the consideration to be received by the Company and certain of its subsidiaries named in the Purchase Agreement is fair from a financial point of view;

          (j) the fact that, although the Company may not solicit Acquisition Proposals, the Company may, in accordance with the Purchase Agreement, at any time prior to Shareholder approval of the Purchase Agreement and the transactions contemplated thereby, furnish information to, and discuss and negotiate with, third parties in accordance with the terms of the Purchase Agreement, and that the Company may terminate the Purchase Agreement and enter into an agreement with respect to an Acquisition Proposal if the Board of Directors determines in good faith that it is necessary to do so to comply with its fiduciary duties, subject to the payment of certain fees to Zenith (See "THE ASSET SALE -- Summary of the Terms of the Purchase Agreement -- No Solicitation;" "THE ASSET SALE -- Summary of the Terms of the Purchase Agreement -- Termination of the Purchase Agreement;" "THE ASSET SALE -- Summary of the Terms of the Purchase Agreement -- Termination Fees"); and

          (k) the fact that the Closing of the Asset Sale is conditioned upon obtaining Shareholder approval of the Purchase Agreement;

     In reaching its conclusion, the Board considered each of the foregoing factors assigning the greatest weight to the deadline imposed by the DOI described in (a) above, the consideration to be received from Zenith described in (b) above and the fairness opinions provided by Smith Barney and BT Alex. Brown as described in (h) and (i) above. The Board also considered other alternatives available to the Company in light of all the other information available to it and concluded that the Purchase Agreement and the transactions contemplated therein provided the greatest opportunity to maximize value to the shareholders. ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS APPROVE AND ADOPT THE PURCHASE AGREEMENT AND APPROVE THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREIN.

REGULATORY APPROVALS

     Under the terms of the Purchase Agreement, the obligations of the Company, its subsidiaries and Zenith to consummate the transactions contemplated therein are subject to filings with, and receipt of all consents, approvals, permits and authorizations required to be obtained prior to the Closing Date from, any court or governmental regulatory authority or agency needed for Zenith to conduct the business of the Company and its subsidiaries in substantially the manner conducted prior to the Closing. Furthermore, such consents, approvals, permits and authorizations must be subject to no conditions that would materially impair Zenith's management of the business after the Asset Sale or the future profitability of such business.

     The insurance regulatory authorities in the following states must approve the transactions contemplated by the Purchase Agreement: Arkansas, Florida, Georgia, Illinois, Iowa, Kansas, Minnesota, Missouri, Nebraska, North Carolina, Texas, Virginia and Wisconsin. The attorney-general in the State of Iowa must approve all assumption reinsurance transactions involving Iowa citizens engaged in by non-domestic insurers. Additionally, the transfer of policyholder obligations from one insurer to another in an assumption reinsurance transaction must be affirmatively consented to by the affected policyholders in many of the states listed above. The Company and Zenith are in the process of making the necessary filings or giving the required notices in these states; however, there can be no assurance that required regulatory approvals will be obtained.

     Under the HSR Act and the rules promulgated thereunder by the Federal Trade Commission (the "FTC"), the Asset Sale may not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division of the Department of Justice (the "Antitrust Division") and the applicable waiting period has expired or been terminated. On February 18, 1998, the applicable waiting period was terminated by the FTC.

RANGE OF PROCEEDS

     The minimum purchase price to be received from Zenith in connection with the consummation of the Asset Sale is $35 million. While it is impossible to determine the actual amount to be received from Zenith prior to the determination of the Final Business Balance Sheet (as such term is defined in the Purchase Agreement), based on the pro forma financial information contained herein, had the Asset Sale been consummated on September 30, 1997, subject to any adjustments resulting from the audit of the Proposed Business Balance Sheet, the Company believes the Proposed Business Balance Sheet would have reflected closing proceeds of $149,083,000 to be allocated among the Company and those subsidiaries also selling assets in connection with this transaction. Pursuant to the terms of the Purchase Agreement, Zenith will have an opportunity to dispute the value of any item reflected on the Proposed Business Balance Sheet and, absent the mutual agreement of the parties as to the treatment of such disputed items, any items remaining in dispute shall be submitted to Neutral Auditors and/or the Neutral Actuaries (as such terms are defined in the Purchase Agreement) for a final, binding and conclusive determination as to such items. It is currently anticipated that the cash proceeds to be received from Zenith will be substantially greater than the minimum purchase price of $35 million but less than the $149 million reflected in the pro forma financial information.

USE OF PROCEEDS

     Of the cash proceeds to be received from Zenith in connection with the consummation of the Asset Sale, eighty-five percent will be used to (i) fund the working capital requirements of the Company in connection with the preparation of the Proposed Business Balance Sheet, the Final Business Balance Sheet and the ongoing operations of the Company following the Closing Date, (ii) resolve all claims and contingencies pending against the Company and its subsidiaries and to fund all expenses associated therewith, (iii) fund all other liabilities not transferred to Zenith, and (iv) satisfy any statutory reserve or capital requirements to which the Company's regulated subsidiaries are subject following the Closing Date. Fifteen percent of the cash proceeds to be received from Zenith will be held in escrow until the second anniversary of the Closing Date. Such escrowed funds will be used to indemnify Zenith against liabilities (other than those transferred) and any misrepresentation, breach or nonfulfillment of any agreement contemplated in the Purchase Agreement. After the two year anniversary of the Closing Date, any remaining amount held in escrow will be paid to the Company with accrued interest, and such amount, if any, will be available for the purposes set forth in items (i), (ii) (iii) and (iv) above. See "THE ASSET SALE -- Operations of the Company Following the Asset Sale."

     The Company anticipates that after satisfaction of all claims and contingencies pending against the Company and its subsidiaries and after funding all expenses associated therewith, remaining proceeds, if any, will be distributed to those shareholders of record on a record date to be established by the Board in connection with any future dividends or distributions. Such claims and contingencies include all litigation pending or hereafter instituted against the Company, its subsidiaries and their respective officers, directors and agents. Based on agreements in principal reached by the Company with respect to those suits currently pending against the Company, it is estimated that the amount required to resolve pending litigation will be approximately $24 million exclusive of fees, costs and insurance and other proceeds which may be available to offset settlement amounts. It is anticipated that an additional shareholder meeting and shareholder approval will be required before any final distribution of remaining proceeds to shareholders. As the controlling shareholder, Mr. William D. Griffin must approve any final distribution of remaining proceeds to shareholders. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

     While the Board of Directors currently anticipates a distribution of any assets remaining after all claims and contingencies are resolved, there can be no assurance that any portion of the closing proceeds ultimately will be available for distribution to shareholders or that shareholder approval will be obtained. Pending resolution of all claims and contingencies, the proceeds available for investment may be invested in obligations the interest of which is excluded from gross income for federal income tax purposes in an effort to avoid unfavorable tax treatment imposed upon personal holding companies. See "THE ASSET SALE -- Personal Holding Company Income." Inasmuch as the Company does not intend to conduct its affairs in a manner which would require registration as an investment company under the Investment Company Act of 1940, as amended, the provisions of such act will be considered in determining the use of the proceeds from the Asset Sale. See "THE ASSET SALE -- Investment Company Act Considerations."

     While the Company believes that a portion of the proceeds will ultimately be available for distribution to shareholders, it is currently anticipated that the resolution of various contingent liabilities, including the Company's indemnification obligations to Zenith, will take not less than two years. Pursuant to the terms of the Company's Amended and Restated Articles of Incorporation, the holders of Class A Common Stock and Class B Common Stock shall be entitled to participate in any dividends declared or paid by the Company or distributions to the holders of common stock in connection with any liquidation, dissolution or winding up of the Company ratably on a per share basis.

     ANY FUTURE DISTRIBUTION OF CLOSING PROCEEDS WILL BE AT THE DISCRETION OF THE BOARD OF DIRECTORS AND AVAILABLE ONLY TO SHAREHOLDERS OF THE COMPANY ON A RECORD DATE TO BE ESTABLISHED AT A LATER TIME IN CONNECTION WITH ANY SUCH FUTURE DISTRIBUTION. SHAREHOLDERS THAT CURRENTLY ARE RECORD HOLDERS OF CLASS A COMMON STOCK OR CLASS B COMMON STOCK WHO ARE NOT RECORD HOLDERS AT THE TIME A RECORD DATE IS ESTABLISHED IN CONNECTION WITH A FUTURE DISTRIBUTION WILL NOT BE ENTITLED TO PARTICIPATE IN ANY SUCH DISTRIBUTION OF CLOSING PROCEEDS. THE BOARD OF DIRECTORS INTENDS TO SOLICIT ADDITIONAL SHAREHOLDER APPROVAL PRIOR TO A FINAL DISTRIBUTION OF CLOSING PROCEEDS. ALTHOUGH INTERIM DISTRIBUTIONS OR DIVIDENDS TO SHAREHOLDERS DO NOT REQUIRE SHAREHOLDER APPROVAL, A FINAL DISTRIBUTION WILL REQUIRE ADDITIONAL SHAREHOLDER APPROVAL, INCLUDING THE APPROVAL OF MR. GRIFFIN.

CERTAIN EFFECTS OF THE ASSET SALE

     The Asset Sale will not affect the Shareholders' equity interest in the Company or their status as shareholders of the Company. Accordingly, the Company's Class A Common Stock will continue to be registered under the Exchange Act and the Company will continue to be required to file periodic reports and other financial information with the Commission, including the requirement of furnishing a proxy or information statement in connection with meetings of its shareholders. See "THE ASSET SALE -- Use of Proceeds."

PERSONAL HOLDING COMPANY INCOME

     Following the consummation of the Asset Sale, the Company will cease substantially all of its current business operations and will invest the proceeds of the sale in interest bearing obligations at the discretion of the Board pending satisfaction of outstanding claims and other contingencies. Under the Internal Revenue Code of 1986, as amended (the "Code"), corporations that have 60% or more of their income from various passive sources, including dividends and interest, and that have 50% or more of their outstanding stock held by five or fewer individuals, are subject to a tax of 39.6% on their undistributed personal holding company income, as defined in the Code, in addition to their regular income tax. Because the Company will cease to have active business income, but will not be able to liquidate or make other distributions promptly, it is anticipated that in one or more tax years the Company would be considered to be a personal holding company and will either be subject to the personal holding company tax in addition to the regular income tax or will be required to distribute an amount equal to the taxable income earned by the Company, net of certain expenses and with certain other adjustments, as regular dividends taxable as ordinary income to shareholders to avoid the imposition of such a tax. In an effort to avoid unfavorable tax treatment, the Company, pending resolution of claims or contingencies, may invest in obligations the interest of which is excluded from gross income for federal income tax purposes. The Company's failure to make such investments or in the alternative to make distributions of net investment income, if any, could have a material adverse affect on the amount distributable to shareholders.

INTEREST OF CERTAIN PERSONS IN THE ASSET SALE

     Certain members of the Company's management and the Board identified below may be deemed to have interests in the Asset Sale in addition to their interests as Shareholders generally. In each case, the Board was aware of these conflicts of interest or potential conflicts, and considered them, among other matters, in approving the Purchase Agreement and the transactions contemplated thereby.

     The Company entered into a Management Agreement (the "Management Agreement") as of February 18, 1998, with The Phoenix Management Company, Ltd. ("Phoenix") for the provision of various management services to the Company immediately following the consummation of the Asset Sale. Mr. Dawson owns a majority interest in Phoenix, a Florida limited partnership, and will control its operations as president of the general partner. Walter E. Riehemann owns a minority interest in Phoenix and will serve as vice president and secretary of the general partner. While neither Mr. Dawson nor Mr. Riehemann will be employees of the Company following the consummation of the Asset Sale, the Management Agreement specifically provides that Mr. Dawson will hold the titles of president and chief executive officer and Mr. Riehemann will hold the titles of chief investment officer, treasurer and secretary. Pursuant to the terms of the Management Agreement, Phoenix will be paid $100,000 per month, plus expenses, and granted a restricted stock award for 1,725,000 shares of Class A Common Stock (subject to certain vesting provisions) in consideration for its management services. The Management Agreement will have an initial term of three years commencing immediately following the consummation of the Asset Sale, and the Company will have the right to extend the term for an additional year. The Company will pay Phoenix a retainer of $600,000 immediately following the consummation of the Asset Sale which will be applied by Phoenix against the fees payable by the Company during the final six months of the initial term. The restricted stock grant will vest monthly over the initial term of the Management Agreement, and Phoenix will be entitled to all rights applicable to holders of shares of Class A Common Stock with respect to all such shares from the date of grant including, without limitation, the right to receive any dividends or distributions payable on the restricted stock. Pursuant to the terms of the Management Agreement, the Company will pay Phoenix an amount which, on an after-tax basis, is sufficient to reimburse the partners of the Management Company for all taxes (exclusive of state taxes) incurred in connection with the
Section 83(b) election expected to be filed with respect to such grant. It is currently anticipated that the amount of this payment will be approximately $1,300,000, payable in installments as the taxes are due. In the event the Management Agreement is terminated by the Company prior to the expiration of its initial term due to (i) the complete liquidation, dissolution and winding up of all of the business and affairs of the Company including, without limitation, the final distribution to all shareholders of the Company, or (ii) the final distribution to the holders of the Series A Common Stock of the Company, the vesting under the restricted stock grant will accelerate immediately prior to such event and the Company will make a lump sum payment to Phoenix equal to the unpaid balance of the amount it would have received in monthly management fees during the initial term of the Management Agreement.

     Pursuant to the terms of the Management Agreement, Phoenix will, among other things, provide the following services to the Company after the consummation of the Asset Sale: (i) manage the day-to-day operations of the Company and its subsidiaries; (ii) manage the preparation, negotiation and defense of the Final Business Balance Sheet; (iii) provide assistance in the overall planning and coordination of the business of the Company; (iv) assist in the resolution of all claims and contingencies pending or subsequently asserted against the Company; (v) coordinate the finance, accounting and tax requirements of the Company with the specific duties to be delegated, at the expense of the Company, to competent professionals approved by the Board; (vi) prepare an investment policy plan for the Company and coordinate the investment transactions through one or more investment advisors; (vii) perform such other duties as may from time to time be requested by the Board of Directors not inconsistent with the terms of the Management Agreement. Based on Mr. Dawson's contributions to the Company to date, as well as his experience and knowledge of the Company and its unique circumstances, the Board of Directors has concluded that the terms of the Management Agreement are reasonable and in the best interests of the Company and the Shareholders.

     On May 19, 1997, subject to shareholder approval, the Company granted to Mr. Frederick M. Dawson non-qualified options to purchase 2,533,326 shares of the Company's Class A Common Stock. The options granted consist of four tranches: Tranche A consists of 1,447,615 shares at a per share exercise price of $2.75; Tranche B consists of 542,855 shares at a per share exercise price of $5.00; Tranche C consists of 361,904 shares at a per share exercise price of $7.50; and Tranche D consists of 180,952 shares at a per share exercise price of $10.00. The options designated as Tranches B, C and D vested and became exercisable from and after May 19, 1997. A portion of the shares designated as Tranche A (723,807 shares) vest on May 19, 1998, and the remainder become exercisable on May 19, 1999. Pursuant to the terms of the Management Agreement, immediately following the consummation of the Asset Sale and the receipt of the applicable cash payments as described below, the Company and Mr. Dawson will enter into a Termination Agreement evidencing the termination of each party's rights, duties and obligations under Mr. Dawson's employment agreement, including the termination of the stock option grants and Mr. Dawson's right to receive any of the shares thereunder. (Upon the consummation of the Asset Sale and after Mr. Riehemann receives termination benefits summarized below, the Company and Mr. Riehemann also will enter into a Termination Agreement evidencing the termination of Mr. Riehemann's employment agreement.) The options granted will expire at the earlier of May 19, 2007 or three years after Mr. Dawson's employment is terminated (or one year in the event of the termination of Mr. Dawson's employment due to death), subject to immediate expiration upon Mr. Dawson's voluntary resignation without "good reason" or involuntary termination for "cause" (as such terms are defined in Mr. Dawson's employment agreement). In addition, under the terms of Mr. Dawson's employment agreement with the Company, Mr. Dawson will receive certain payments upon a Change of Control of the Company which is defined in Mr. Dawson's employment agreement to include, among other things, a sale of at least a majority of the assets of the Company. First, Mr. Dawson will be entitled to receive a cash payment of deferred compensation upon a Change of Control of the Company ($750,000 if the Change of Control occurs prior to December 31, 1997, $375,000 if the Change of Control occurs prior to May 31, 1999), and such payment shall become immediately due and payable within five days of the Change of Control. If a Change of Control occurs on or before May 31, 1998, Mr. Dawson will also be entitled to receive an amount equal to the difference between (a) $1,050,000 and (b) the amounts received by Mr. Dawson as base salary through the date of the Change of Control. Such amount will also be paid in a lump sum within five days following the Change of Control. Mr. Dawson's annual base salary through May 31, 1998 is $450,000. If a Change of Control occurs on or after June 1, 1998, Mr. Dawson will be entitled to receive an amount equal to the difference between (a) $600,000 and (b) the amounts received by Mr. Dawson as base salary after June 1, 1998 through the date of the Change of Control. During the period June 1, 1998 through May 31, 1999, Mr. Dawson's annual base salary shall be increased to $600,000.

     At various times during the two years prior to the execution of the Purchase Agreement, RISCORP Management Services, Inc., a wholly owned subsidiary of the Company ("RMS"), entered into employment agreements with certain of the Company's management employees, including the following executive officers:
Steven J. Berling, Gregory Kuzma, Stephen C. Rece and Walter E. Riehemann. See MANAGEMENT -- DIRECTOR AND EXECUTIVE OFFICER INFORMATION at Appendix E for biographical information regarding the named officers. Upon the consummation of the transactions contemplated in the Purchase

Agreement, Messrs. Kuzma, Rece and Riehemann will have the right to terminate their employment agreements with RMS and receive termination benefits. The termination benefits for Messrs. Kuzma, Rece and Riehemann (which may be paid in a lump sum within five days of termination or in equal monthly installments over a thirty-six month period) would be three times their base salary (using current salary levels, the termination benefits would be $450,000, $525,000, and $450,000, respectively). Also, each of the foregoing officers would be entitled to receive outplacement services at RMS's expense for one year past termination. However, it is currently anticipated that the RMS agreements between Messrs. Berling, Kuzma and Rece will be assumed by Zenith and that the relevant officers will elect to become employed by Zenith rather than exercise their termination rights. It is anticipated that Steven J. Berling will be employed by Zenith at an expected annual salary of $225,000, plus bonuses and benefits. If Zenith so employs Mr. Berling, it is currently anticipated that Zenith will assume and fund all obligations of RMS under the terms of Mr. Berling's current employment agreement with RMS, including the obligation to fund a termination payment upon the termination of Mr. Berling's employment equal to up to three times Mr. Berling's base salary of $225,000. It is anticipated that Gregory P. Kuzma will be employed by Zenith at an expected annual salary of $150,000, plus bonuses and benefits. It is anticipated that Stephen C. Rece will be employed by Zenith at an expected annual salary of $175,000, plus bonuses and benefits. If the employment agreements of Messrs. Rece and Kuzma are assigned to Zenith, it is currently anticipated that Zenith and RMS will share certain costs of the obligations under the terms of those employment agreements for a period of two years. Specifically, it is currently anticipated that RMS would fund 66.67% of the employer obligations under these agreements and Zenith would fund 33.33% of such obligations. Messrs. Rece and Kuzma would be entitled to receive a termination payment upon the termination of their employment with Zenith of up to three times the base salaries of these executive officers.

ACCOUNTING TREATMENT OF THE TRANSACTIONS

     At the Closing Date, the Company and certain of its subsidiaries will transfer substantially all of their assets and non-contingent liabilities to Zenith at book value in accordance with generally accepted accounting principals ("GAAP"), consistently applied. The Purchase Price will be paid in cash and will be the net of the Transferred Assets minus Transferred Liabilities, as defined in the Purchase Agreement. The transactions contemplated in the Purchase Agreement are not expected to generate any gain or loss as determined in accordance with GAAP and reported on the Company's consolidated financial statements.

     The Company anticipates that the consummation of the transactions contemplated in the Purchase Agreement will generate a tax loss due to the differences in the tax basis of the Transferred Assets and Transferred Liabilities and their related book values.

FEDERAL INCOME TAX CONSEQUENCES OF THE ASSET SALE

     The following summary of the federal income tax consequences of the Asset Sale by the Company is included for general information purposes only. This summary is not intended to be tax advice to any person, nor is it binding upon the Internal Revenue Service. In addition, no information is provided herein with respect to the tax consequences of the Asset Sale under applicable foreign, state or local laws. Each Shareholder is urged to consult his own tax advisor as to the specific federal income tax consequences to such Shareholder, based on such Shareholder's own particular status and circumstances, and also as to any state, local, foreign or other tax consequences arising out of the sale to him.

     The Company will recognize a gain or loss on the Asset Sale equal to the amount realized by the Company from the sale less the Company's adjusted basis in the assets sold. The amount realized will equal the sum of money received by the Company in consideration for the assets. The amount realized will also include the amount of liabilities from which the Company is discharged as a result of the sale. The sale of the assets will not have any federal income tax consequences to the Shareholders. The Shareholders will not have any taxable income or loss until the Company makes a distribution to the Shareholders.

OPERATIONS OF THE COMPANY FOLLOWING THE ASSET SALE

     Following the consummation of the Asset Sale, the assets of the Company will consist of the cash proceeds of the sale received from Zenith, deferred tax assets totaling approximately $22,248,000, and the insurance licenses currently held by certain of the Company's regulated subsidiaries. As a result, on the Closing Date the Company will cease substantially all of its current business operations; however, it will, among other things, be actively engaged in the following activities: (i) preparing the Proposed Business Balance Sheet for delivery to Zenith; (ii) resolving any disputes with Zenith as to the determination of the Final Business Balance Sheet; (iii) investing and reinvesting the closing proceeds; (iv) resolving all contingencies pending against the Company; (v) evaluating and, where appropriate, instituting claims on behalf of the Company against third parties; (vi) maintaining all statutory filing requirements on behalf of the Company; and (vii) following the resolution of all claims and contingencies, subject to shareholder approval, making a final distribution to the shareholders. The Board of Directors has evaluated the infrastructure that will be required by the Company to carry out these operations and has determined that it is in the best interests of the Company and the Shareholders to retain Phoenix, a management company controlled by Mr. Dawson, to undertake day-to-day operating responsibility for these tasks. See "THE ASSET SALE -- Interest of Certain Persons in the Asset Sale."

OPERATIONS OF THE COMPANY IF ASSET SALE IS NOT APPROVED

     In the event the Company fails to receive Shareholder approval for the Asset Sale or if for any other reason the Asset Sale fails to close, the Board of Directors will once again evaluate all appropriate alternatives to maximize shareholder value. The following alternatives appear most viable at this time:

          (a) Evaluate other strategic alternatives, including attempts to identify another strategic partner or purchaser of the Company or its assets;

          (b) Continue to operate the Company in the ordinary course of business while continuing to implement remedial action to correct the adverse developments experienced by the Company; or

          (c) Initiate run-off of the Company's existing insurance policies and commence an orderly process of winding up the Company's business operations in contemplation of a complete liquidation.

     The Company's ability to pursue any of the foregoing alternatives could be significantly impaired if the DOI elects to institute administrative proceedings against the Company or otherwise subjects the Company to further regulatory scrutiny in the event the Asset Sale fails to close. In addition, given the significant adverse developments experienced by the Company and the material adverse effect these developments have had on the Company's ability to attract qualified buyers, the Board believes it will be difficult to identify another strategic partner prepared to negotiate a transaction on more favorable terms than those contained in the Purchase Agreement. Notwithstanding the foregoing, if the Asset Sale fails to close, the Board of Directors will explore and evaluate all alternatives available to the Company in its continuing effort to maximize shareholder value.

INVESTMENT COMPANY ACT CONSIDERATIONS

     Following the Closing, the Company does not intend to conduct its affairs in a manner which would require registration as an investment company under the Investment Company Act of 1940.

     The Investment Company Act places restrictions on the capital structure, business activities and corporate transactions of companies registered thereunder. Generally, an issuer is deemed to be an investment company subject to registration if its holdings of "investment securities" (generally, securities other than securities issued by majority controlled, non-investment company subsidiaries and government securities) exceed 40% of the value of its total assets exclusive of government securities and cash items on an unconsolidated basis. Pursuant to a rule of the Commission under the Investment Company Act, a company that otherwise would be deemed to be an investment company may be excluded from such status for a one-year period provided that such company has a bona fide intent to be engaged primarily, as soon as reasonably possible (and in any event within that one-year period), in a business other than that of investing, reinvesting, owning, holding or trading in securities. If the Company would otherwise be deemed to be an investment company under the Investment Company Act, the Company intends to rely on such exemption while it attempts to resolve all contingencies pending against the Company, and will not register as an investment company under the Investment Company Act during the one-year period commencing with the closing of the Asset Sale.

     Registration by the Company under the Investment Company Act would require the Company to comply with various reporting and other requirements under the Investment Company Act, would subject the Company to certain additional expense and could limit the Company's options for future operations.

     If the Company has not resolved all contingencies pending against it within the one-year period referred to above, the Company may be required either to (i) apply to the Commission for exemptive relief from the requirements of the Investment Company Act, or (ii) invest certain of its assets in government securities and cash equivalents that are not considered "investment securities" under the Investment Company Act. There can be no assurance that the Company will be able to obtain exemptive relief from the Commission. Alternatively, investments in government securities and cash equivalents could yield a significantly lower rate of return than other investments which the Company could make if it chose to register as an investment company.

INDICTMENTS OF THE COMPANY AND CERTAIN OF ITS FORMER OFFICERS

     On September 18, 1997, the U.S. Attorney's Office in Pensacola, Florida announced that a United States grand jury had indicted the Company, RISCORP Management Services, Inc. (a wholly owned, non-regulated subsidiary of the Company) and five former officers, including Mr. Griffin, founder and former Chairman of the Board, for various charges stemming from alleged illegal political campaign contributions. On September 18, 1997, the Board of Directors approved a guilty plea by RISCORP Management Services, Inc. to a single count of conspiracy to commit mail fraud. The guilty plea was entered by RISCORP Management Services, Inc. and accepted by the court on October 9, 1997. As a result of an agreement negotiated with the U.S. Attorney, the court dismissed the indictment against the Company on October 9, 1997. The Company has recorded a provision of $1 million for the payment of fines and other costs related to this matter. On February 18, 1998, a second superseding indictment was issued against the five former officers including Mr. Griffin. Neither the Company nor any of its subsidiaries were named as defendants in the second indictment. The charges asserted in the second indictment, like those asserted in the first indictment, stem from alleged illegal political campaign contributions. See "Legal Proceedings" at Appendix E.

DIRECTORS AGREEMENT

     On May 19, 1997, the directors of the Company entered into a Directors Agreement. See "THE ASSET SALE -- Background of and Reasons for the Asset
Sale -- A New Board and New Management." This agreement was amended effective as on September 18, 1997 following the issuance of an order of the Florida Insurance Commissioner prohibiting Mr. Griffin from having any affiliation with an insurance company because of the recent indictment brought against him by a Federal grand jury constituted in the Pensacola Division of the Northern District of Florida. See "THE ASSET SALE -- Indictments of the Company and Certain of its Former Officers." After the issuance of such order, Mr. Griffin resigned as a director of the Company and all other positions with the Company and its subsidiaries. In connection with those resignations, Mr. Griffin and the Company also agreed that Mr. Griffin retained his right to seek a Termination Payment under his Employment and Severance Agreement dated January 1, 1995, as if he had not resigned, and the Company retained the right to contest any Termination Payment as if no resignation had occurred.

     The Directors Agreement, as amended, provides certain governance provisions regarding the future make-up of the Board. Under the terms of this agreement, until such time as the Company has no shares of Class A Common Stock outstanding (at which time the Directors Agreement will terminate), Mr. Griffin agreed to cause all of his shares of Common Stock to be voted in favor of the election of Messrs. Dawson, Goode, Greene and Revell as directors and in favor of no other nominees at all meetings of the Company at which directors are elected. In addition, Mr. Griffin agreed to refrain from taking any action to remove any director of the Company. Messrs. Dawson, Goode, Greene and Revell agreed not to add any additional directors to the Board without the prior written consent of Mr. Griffin. Finally, the Directors Agreement provides that Mr. Griffin will be reelected to the Board at the time the Asset Sale is completed pursuant to the Purchase Agreement, provided that such directorship is not objected to by any insurance commissioner with jurisdiction over any of the Company's subsidiaries.

DISSENTERS' RIGHTS

     Pursuant to the provisions of sections 607.1302 and 607.1320 of the Florida Business Corporation Act, if the Asset Sale is consummated, any holder of the Company's Class A Common Stock or Class B Common Stock who (i) gives to the Company, prior to the vote at the Special Meeting with respect to the Asset Sale, written notice of his intent to demand payment for his shares, and (ii) does not vote in favor thereof, shall be entitled to receive, upon compliance with the statutory requirements summarized below, the fair value of his shares as of the close of business on the day prior to the date on which the vote approving the Asset Sale and the Purchase Agreement is taken. Shareholders will have no right to dissent from the Asset Sale if the Asset Sale is not consummated.

     The written objection requirement referred to in clause (i) of the preceding paragraph will not be satisfied by merely voting against the approval of the Asset Sale by proxy or in person at the Special Meeting. In addition to not voting in favor of the dispositions, a shareholder wishing to preserve the right to dissent and seek appraisal must give a separate written notice of his intent to demand payment for his shares if the Asset Sale is effected.

     Any written objection to the Asset Sale satisfying the requirements of clause (i) above should be addressed as follows: RISCORP, Inc., 1390 Main Street, Sarasota, Florida 34236, Attention: Walter E. Riehemann, Secretary.

     The foregoing is a summary of the material rights of a dissenting Shareholder, but it is qualified in its entirety by reference to Fla. Stat. Ann. sec.sec. 607.1301, 607.1302, and 607.1320, copies of which are attached hereto as Appendix D. Any Shareholder who intends to dissent from approval of the Asset Sale should carefully review the text of these provisions and should also consult with his attorney. No further notice of the events giving rise to dissenters' rights or any steps associated therewith will be furnished to Shareholders, except as indicated above or otherwise required by law.

     Any dissenting Shareholder who perfects his right to be paid the value of his shares will recognize taxable gain or loss upon receipt of cash for such shares for federal income tax purposes.

IMPACT OF LEGISLATIVE CHANGES TO THE FLORIDA SPECIALTY DISABILITY TRUST FUND

     On May 30, 1997, significant legislative changes to the SDTF adopted in March 1997 by the Florida legislature became effective. Such changes created new filing and additional fee requirements relating to certain claims submitted by the Company for reimbursement from the SDTF. In the several months immediately following the effective date of such legislative changes, the Company's new management team and recently retained forensic accountants began the process of ensuring compliance with the new filing and fee requirements. By the end of August 1997, it was determined that the Company was in substantial compliance with these requirements. Accordingly, at such time, various uncertainties regarding the total amount collectable from the SDTF were resolved.

     The net amount recoverable from the SDTF as reported in the Company's audited consolidated balance sheet as of December 31, 1996, totaled $49,505,000. Based upon the analysis of the Company's actuarial consultants, representatives of the Company have confirmed that the amount estimated to be recoverable from the SDTF as reflected on the Unaudited Pro Forma Balance Sheet in this Proxy Statement as of September 30, 1997 has been determined in accordance with GAAP and is fairly presented in all material respects. Under the terms of the Purchase Agreement, the SDTF receivable as reflected on the Final Business Balance Sheet will be transferred to Zenith upon the consummation of the Asset Sale. Zenith is not bound by the Company's determination of the net amount recoverable from the SDTF in connection with its review of the Proposed Business Sheet and, accordingly, any dispute with respect to the amount actually recoverable by the Company is expected to be submitted to the Neutral Auditors and/or the Neutral Actuaries for final determination pursuant to the procedure set forth in the Purchase Agreement. After the Closing Date, the Company will no longer be assessed under SDTF legislation.

LEGAL PROCEEDINGS UPDATE

     Vero Cricket Litigation. On December 5, 1997, counsel for the parties reached an agreement to recommend to their respective clients a settlement of the claims asserted in the Vero Cricket Litigation. Plaintiff's counsel has confirmed that the terms of the settlement are acceptable to the named plaintiffs. The Company's Board of Directors has approved the terms of the settlement, and the final settlement documents are being reviewed by the parties and counsel. The settlement is contingent upon preliminary approval by the court as to the fairness of the settlement, certification of a settlement class, notice to the settlement class, opportunity of the settlement class members to object and withdraw, no termination by either party and final approval by the court. Pursuant to the terms of the settlement agreement and subject to the satisfaction of the contingencies discussed above, RISCORP Insurance Company will pay to the plaintiffs a settlement amount of $475,000. The Company estimates that approximately 75% of the settlement amount will be covered by insurance. Given the preliminary nature of this settlement and the various contingencies relating to its consummation, there can be no assurance that this litigation will ultimately be settled on this basis.

     Securities Litigation. Pursuant to court ordered mediation, counsel for the parties have engaged in discussions in an effort to resolve the Securities Litigation. On January 14, 1998, counsel for the Company, counsel for Mr. William D. Griffin and counsel for the plaintiffs reached an oral agreement on terms to recommend to their clients to settle this litigation. The proposed settlement is contingent upon the following: consummation of the Asset Sale, certification of a settlement class, payment by the Company to the settlement class, disclosure of certain documents, interviews of individuals to verify information relating to the settlement and a release against all defendants. Counsel to the parties are in the process of drafting initial settlement documents. The settlement will require preliminary approval by the court as to the fairness of the terms of the settlement. Notice to the settlement class and an opportunity for class members to object to the terms of the settlement and to exclude themselves from the settlement class also is required. The settlement must receive final court approval after notice to the class and an opportunity to object or opt out is provided. Not all of the terms of the settlement have been finalized as of this date. Counsel to the parties have agreed to recommend to their respective clients a settlement amount of $21 million. The Company estimates that approximately $8 million of insurance proceeds will be available for contribution to the settlement amount as well as related costs and expenses. Given the preliminary nature of this settlement and the various contingencies relating to its consummation, there can be no assurance that this litigation will ultimately be settled on this basis.

     Alabama Litigation. On July 17, 1997, Plaintiffs Thomas K. Albrecht and Peter D. Norman filed, in the Circuit Court of Montgomery County, Alabama, an action against the Company, Mr. William D. Griffin, and several other former officers of the Company. The suit alleged violations of federal and state securities laws and breach of contract resulting from the purchase of Independent Association Administrators, Inc. by the Company in 1996. The plaintiffs sought compensatory and punitive damages and equitable relief. On or about December 2, 1997, counsel for the Company and counsel for plaintiffs negotiated a settlement of this action. Settlement documents have been approved and executed by all parties. As part of the settlement agreement, the Company paid $2 million to plaintiffs, advanced $2.3 million to plaintiffs against an anticipated final distribution to shareholders and accelerated a distribution of 790,336 additional shares of Class A Common Stock to plaintiffs. Such shares were contemplated under the terms of the Agreement and Plan of Merger by and among the Company, RISCORP-IAA, Inc., Independent Association Administrators, Inc., Thomas K. Albrecht and Peter D. Norman dated as of September 17, 1996. The Company estimates that approximately $2 million of insurance proceeds will be available to offset the total settlement amount as well as related costs and expenses. As part of the settlement agreement, plaintiffs have agreed to vote all their shares of Class A Common Stock in favor of the Purchase Agreement and the transactions contemplated therein. Plaintiffs are record holders of 1,586,672 shares of Class A Common Stock, and thus these plaintiffs hold approximately 13% of the outstanding shares of Class A Common Stock.

ACCOUNTING AND INFORMATION SYSTEMS

     Zenith representatives have raised certain issues with respect to the Company's accounting and financial reporting systems, including issues regarding
(i) year 2000 readiness, (ii) controls with respect to the Company's claims information database and financial processes, (iii) whether all reportable conditions and material weaknesses previously identified by the Company's independent auditors have been corrected, (iv) controls with respect to the accuracy of reporting SDTF and other recoveries, (v) timeliness of bank reconciliations, (vi) billing errors and related issues in the billing and collections process, (vii) systems integrity, and (viii) reporting and claims data transfer issues in connection with the integration of certain of the Company's acquisitions. In disclosing these issues, certain representatives of Zenith have informed the Company that Zenith does not intend to close the Asset Sale without a complete assessment of the year 2000 compliance issues and a resolution of certain of the internal control weaknesses it has identified. The Company believes it will meet all of the conditions precedent to Zenith's obligation to close this transaction. While representatives of the Company are working with Zenith in an effort to understand and address the specific concerns raised, the Company believes it complies in all material respects with its obligations under the Purchase Agreement and, subject to obtaining shareholder approval, intends to perform its obligations under the Purchase Agreement in a timely manner. Management of the Company does not believe that any of the issues identified by Zenith will have a material adverse effect on the historical financial statements of the Company.

VOTING AGREEMENT

     On June 17, 1997, all shareholders of the Company's Class B Common Stock and William D. Griffin entered into a voting agreement with Zenith. Such shareholders include The RISCORP Group Holding Company Limited Partnership, the William D. Griffin Family Limited Partnership, the Charlotte K. Griffin Trust Number 3, the Anna F. Griffin Trust Number 3 and the John Ford Griffin Trust Number 3. These shareholders are not record holders or beneficial owners of any shares of Class A Common Stock. William D. Griffin is the beneficial owner of all outstanding shares of Class B Common Stock except for such shares owned by the various family trusts. Under the terms of the voting agreement, these shareholders and Mr. Griffin agreed, among other things, to vote all of their shares held beneficially or of record (i) in favor of the Purchase Agreement,
(ii) against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of the Company under the Purchase Agreement or which is reasonably likely to result in any conditions to the Company's obligations under the Purchase Agreement not being fulfilled, and (iii) against any action or agreement that would impede, interfere with or attempt to discourage the transactions contemplated by the Purchase Agreement. In addition, such shareholders and Mr. Griffin agreed that in the event they fail to comply with the obligations described in the previous sentence, such failure shall result in the irrevocable appointment of Zenith as the attorney-in-fact and proxy of such shareholders and Mr. Griffin with full power of substitution, to vote, and otherwise act with respect to the shares that such shareholders and Mr. Griffin are entitled to vote at any meeting of the Company's shareholders. This execution and delivery of the voting agreement was a condition to the willingness of Zenith to enter into the Purchase Agreement.

VOTES REQUIRED TO APPROVE PURCHASE AGREEMENT

     Under the Company's Amended and Restated Bylaws, if a quorum is present at the Special Meeting, approval of the Purchase Agreement and the Asset Sale requires the affirmative vote of the holders of a majority of all outstanding shares of Class A Common Stock and Class B Common Stock, voting as a single class, entitled to vote thereon. In addition, pursuant to the terms of the Purchase Agreement, the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock entitled to vote thereon and voting separately, is required to approve the Purchase Agreement and the Asset Sale.

     As discussed above, Mr. Griffin and various partnerships and trusts own, beneficially or of record, in the aggregate all of the outstanding shares of Class B Common Stock of the Company and have executed a voting agreement pursuant to which each has agreed to vote their shares in favor of the approval of the Purchase Agreement and the Asset Sale. See "THE ASSET SALE -- Voting Agreement." Accordingly, over 95% of the votes entitled to be cast by the holders of Class A Common Stock and Class B Common Stock, voting as a single class, will be voted in favor of the Purchase Agreement and the transactions contemplated therein assuring approval of the Purchase Agreement under applicable Florida law. Because the parties to the voting agreement are not record holders or beneficial owners of any shares of Class A Common Stock this voting agreement will have no impact on the voting of shares of Class A Common Stock voting separately as required by the terms of the Purchase Agreement. Mr. Griffin disclaims beneficial ownership of the shares of Class B Common Stock held by the various family trusts.

     Messrs. Thomas K. Albrecht and Peter D. Norman have agreed to vote all their shares of Class A Common Stock in favor of the Purchase Agreement and the transactions contemplated therein. These individuals are record holders of approximately 13% of all of the outstanding shares of Class A Common Stock.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE PURCHASE AGREEMENT AND THE ASSET SALE.

                                   PROPOSAL 2

            POSSIBLE ADJOURNMENT OR POSTPONEMENT OF SPECIAL MEETING

     In the event the number of shares of Class A Common Stock and Class B Common Stock represented at the meeting is insufficient to constitute a quorum or, if a quorum is present, the Company fails to receive a sufficient number of votes to approve the Purchase Agreement and the transactions contemplated therein, the Company proposes to adjourn or postpone the Special Meeting for a period of not more than one hundred twenty days for the purpose of soliciting additional proxies. Proxies initially cast in favor of the Purchase Agreement and the transactions contemplated therein will be voted in favor of the approval of such items at any Special Meeting subsequently convened within one hundred twenty days of the initial date of the Special Meeting.

     Under the Company's Bylaws, if a quorum is present at the Special Meeting, approval of the proposal to adjourn or postpone the Special Meeting for the purpose of soliciting additional proxies requires the affirmative vote of the holders of a majority of all outstanding shares of Class A Common Stock and Class B Common Stock, voting as a single class, entitled to vote thereon.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING TO SOLICIT ADDITIONAL PROXIES.

                            SELECTED FINANCIAL DATA

     The selected consolidated financial data presented below as of and for the years ended December 31, 1992, 1993, 1994, 1995 and 1996 has been derived from audited consolidated financial statements of the Company. The selected consolidated income statement data presented below as of and for the periods ended September 30, 1996 and 1997 has been derived from the unaudited consolidated financial statements of the Company. The selected consolidated financial data set forth below should be read in conjunction with the financial statements of the Company contained in Appendices E and F and the items referenced under the heading "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS".

                                NINE MONTHS ENDED
                                  SEPTEMBER 30,                   YEAR ENDED DECEMBER 31,
                               -------------------   -------------------------------------------------
                                 1997       1996       1996       1995      1994      1993      1992
                               --------   --------   --------   --------   -------   -------   -------
                                   (UNAUDITED)
                                              (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
INCOME STATEMENT DATA:
Revenues:
  Premiums earned............  $133,882   $131,855   $173,557   $135,887   $ 1,513   $ 1,964   $ 4,257
  Fee and other income.......    17,969     23,079     31,838     23,413    56,712    40,948    19,301
  Net Investment income......    12,557      7,592     12,194      6,708     1,677       873       982
                               --------   --------   --------   --------   -------   -------   -------
          Total revenues.....   164,408    162,526    217,589    166,008    59,902    43,785    24,540
                               --------   --------   --------   --------   -------   -------   -------
Expenses:
  Losses and loss adjustment
     expenses................    87,140     89,517    114,093     82,532      (716)    3,571     1,584
  Unallocated loss adjustment
     expenses................    11,295      9,214     12,916     10,133     8,804     7,637     4,839
  Commissions, general and
     administrative
     expenses................    51,862     39,327     65,560     48,244    35,869    20,775    10,401
  Interest...................     1,442      2,121      2,795      4,634     1,750     1,218       202
  Depreciation and
     amortization............     6,257      6,270     11,625      1,683     1,330     1,116       545
                               --------   --------   --------   --------   -------   -------   -------
          Total expenses.....   157,996    146,449    206,989    147,226    47,037    34,317    17,571
                               --------   --------   --------   --------   -------   -------   -------
Income before income taxes...     6,412     16,077     10,600     18,782    12,865     9,468     6,969
Income taxes(1)..............     2,602      6,776      8,202      5,099     5,992     3,714     1,183
                               --------   --------   --------   --------   -------   -------   -------
          Net income.........  $  3,810   $  9,301   $  2,398   $ 13,683   $ 6,873   $ 5,754   $ 5,786
                               ========   ========   ========   ========   =======   =======   =======
Net income per share.........  $   0.10   $   0.26   $   0.07   $   0.45   $  0.23   $  0.20   $  0.20
                               ========   ========   ========   ========   =======   =======   =======
Weighted average common
  shares and common share
  equivalents
  outstanding(2)(3)..........    37,164     35,828     36,406     30,093    30,093    28,554    28,554
                               ========   ========   ========   ========   =======   =======   =======

                                                                        DECEMBER 31,
                                      SEPTEMBER 30,   -------------------------------------------------
                                          1997          1996       1995      1994      1993      1992
                                      -------------   --------   --------   -------   -------   -------
                                       (UNAUDITED)
BALANCE SHEET DATA:
Cash and investments................    $255,258      $281,963   $ 92,713   $47,037   $30,157   $19,622
Total assets........................     769,276       828,442    443,242    93,908    54,551    34,402
Long-term debt......................      15,802        16,303     46,417    27,840    17,015    19,599
Shareholders' equity (deficit)......     161,948       157,308     16,157     3,895     1,996    (5,289)

---------------

(1) Certain subsidiaries of the Company were S Corporations prior to the Reorganization (as defined in note 1 to the Company's consolidated financial statements) and were not subject to corporate income taxes.

(2) 1995 amount excludes 2,556,557 shares of Class A Common Stock reserved for issuance pursuant to the exercise of stock options outstanding as of December 31, 1995, having a weighted average exercise price of $3.96 per share.
(3) The December 31, 1996 and the September 30, 1996 and 1997 amounts include 225,503, 114,160 and 790,336 shares of Class A Common Stock, respectively, pursuant to the contingency clause in the acquisition agreement with IAA.

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

     The following unaudited pro forma balance sheet estimates the pro forma effect of the Asset Sale to Zenith as if the Asset Sale and the transactions contemplated in the Purchase Agreement had been consummated on September 30, 1997. The following unaudited pro forma income statements estimate the pro forma income statements based on the pro forma effects of the Asset Sale as if such Asset Sale had occurred on January 1, 1996. The pro forma adjustments are described in the following notes and are based upon available information and certain assumptions that the Company believes are reasonable. The pro forma data may not be indicative of the results of operations and financial position of the Company, as it may be in the future or as it might have been had the transactions been consummated on the respective dates assumed. The information should be read in conjunction with the Company's historical financial statements and accompanying notes incorporated by reference in the Proxy Statement and the Company's unaudited interim financial data appearing elsewhere in this Proxy Statement. See "SELECTED FINANCIAL DATA."

     The actual amount of the purchase proceeds is the excess of the Transferred Assets over the Transferred Liabilities, as such terms are defined in the Purchase Agreement, of the Company on the Closing Date as determined by the audited statement of Transferred Assets and the Transferred Liabilities of the Company prepared in conformity with generally accepted accounting principles consistently applied. The actual amount of such purchase proceeds may differ materially from the amount of purchase proceeds reflected in the pro forma consolidated balance sheet presented below. See "THE ASSET SALE -- Summary of the Terms of the Purchase Agreement -- The Purchase Price" for a description of the method of determining the Purchase Price under the Purchase Agreement.

     The unaudited pro forma financial statements included in this Proxy Statement should be read in conjunction with the accompanying notes.

                         RISCORP, INC. AND SUBSIDIARIES

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1997
                                 (IN THOUSANDS)

                                                                           PRO FORMA
                                                          HISTORICAL      ADJUSTMENTS       PRO FORMA
                                                         SEPTEMBER 30,    FOR PROPOSED    AFTER PROPOSED
                                                             1997        SALE TO ZENITH   SALE TO ZENITH
                                                         -------------   --------------   --------------
                                                          (UNAUDITED)     (UNAUDITED)      (UNAUDITED)
                                                                            (NOTE 1)
ASSETS
Investments:
  Fixed maturities available for sale..................    $151,200        $(151,200)        $     --
  Fixed maturities available for sale -- restricted....      34,633          (24,633)          10,000
  Fixed maturities held to maturity....................      21,765          (21,765)              --
  Equity securities, at fair value.....................       1,536           (1,536)              --
                                                           --------        ---------         --------
          Total investments............................     209,134         (199,134)          10,000
Cash and cash equivalents..............................      29,750           (4,750)          25,000
Cash and cash equivalents -- restricted................      16,374          (16,374)              --
Premiums receivable, net...............................     109,295         (109,295)              --
Receivable from Asset Sale.............................          --          668,275          668,275
Accounts receivable -- other...........................       3,724           (3,724)              --
Recoverable from Florida Special Disability Trust Fund,
  net..................................................      45,215          (45,215)              --
Reinsurance recoverables...............................     190,871         (190,871)              --
Prepaid reinsurance premiums...........................      39,039          (39,039)              --
Prepaid managed care fees..............................      22,174          (22,174)              --
Accrued reinsurance commissions........................      27,153          (27,153)              --
Deferred income taxes..................................      22,248               --           22,248
Property and equipment, net............................      27,281          (27,281)              --
Goodwill...............................................      19,629          (19,629)              --
Other assets...........................................       7,389           (7,389)              --
                                                           --------        ---------         --------
          Total assets.................................    $769,276        $ (43,753)        $725,523
                                                           ========        =========         ========

                            See accompanying notes.

                         RISCORP, INC. AND SUBSIDIARIES

                               SEPTEMBER 30, 1997
                                 (IN THOUSANDS)

                                                                           PRO FORMA
                                                          HISTORICAL      ADJUSTMENTS       PRO FORMA
                                                         SEPTEMBER 30,    FOR PROPOSED    AFTER PROPOSED
                                                             1997        SALE TO ZENITH   SALE TO ZENITH
                                                         -------------   --------------   --------------
                                                          (UNAUDITED)     (UNAUDITED)      (UNAUDITED)
                                                                          (NOTES 1 & 3)
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
  Losses and loss adjustment expenses..................    $460,428        $      --         $460,428
  Unearned premiums....................................      73,252               --           73,252
  Notes payable of parent company......................      15,000               --           15,000
  Notes payable of subsidiaries........................         802             (802)              --
  Deposit balances payable.............................       5,512               --            5,512
  Accrued expenses and other liabilities...............      42,291          (27,218)          15,073
  Net assets in excess of cost of business acquired....      10,043          (10,043)              --
                                                           --------        ---------         --------
                                                            607,328          (38,063)         569,265
                                                           --------        ---------         --------
Shareholders' equity:
  Class A Common Stock.................................         120               --              120
  Class B Common Stock.................................         243               --              243
  Additional paid-in capital...........................     139,691               --          139,691
  Net unrealized gains on investments..................       2,274           (2,274)              --
  Retained earnings....................................      21,720           (3,416)          18,304
  Treasury stock -- at cost............................      (2,100)              --           (2,100)
                                                           --------        ---------         --------
          Total shareholders' equity...................     161,948           (5,690)         156,258
                                                           --------        ---------         --------

          Total liabilities and shareholders' equity...    $769,276        $ (43,753)        $725,523
                                                           ========        =========         ========

                            See accompanying notes.

                         RISCORP, INC. AND SUBSIDIARIES

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                           PRO FORMA
                                                          HISTORICAL      ADJUSTMENTS       PRO FORMA
                                                         SEPTEMBER 30,    FOR PROPOSED    AFTER PROPOSED
                                                             1997        SALE TO ZENITH   SALE TO ZENITH
                                                         -------------   --------------   --------------
                                                          (UNAUDITED)     (UNAUDITED)      (UNAUDITED)


                                                                        (NOTES 2, 5 & 7)
Revenues:
  Premiums earned......................................   $   133,882      $(133,882)      $        --
  Fee and other income.................................        17,969        (17,969)               --
  Net investment income................................        12,557        (12,557)               --
                                                          -----------      ---------       -----------
          Total revenue................................       164,408       (164,408)               --
                                                          -----------      ---------       -----------

Expenses:
  Losses and loss adjustment expenses..................        87,140        (87,140)               --
  Unallocated loss adjustment expenses.................        11,295        (11,295)               --
  Commissions, underwriting and administrative
     expenses..........................................        51,862        (47,952)            3,910
  Interest expense.....................................         1,442         (1,442)               --
  Depreciation and amortization........................         6,257         (6,257)               --
                                                          -----------      ---------       -----------
          Total expenses...............................       157,996       (154,086)            3,910
                                                          -----------      ---------       -----------

Income (loss) before income taxes......................         6,412        (10,322)           (3,910)
Income taxes...........................................         2,602         (4,110)           (1,508)
                                                          -----------      ---------       -----------
Net income.............................................   $     3,810      $  (6,212)      $    (2,402)
                                                          ===========      =========       ===========
Net income per common share............................   $      0.10                      $     (0.06)
                                                          ===========                      ===========
Weighted average common and common share equivalents
  outstanding..........................................    37,164,143                       37,164,143
                                                          ===========                      ===========

                            See accompanying notes.

                         RISCORP, INC. AND SUBSIDIARIES

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                         PRO FORMA
                                                                        ADJUSTMENTS       PRO FORMA
                                                         HISTORICAL     FOR PROPOSED    AFTER PROPOSED
                                                            1996       SALE TO ZENITH   SALE TO ZENITH
                                                         -----------   --------------   --------------
                                                                        (UNAUDITED)      (UNAUDITED)
                                                                       (NOTES 2, 5 & 7)
Revenues:
  Premiums earned......................................  $   173,557     $(173,557)      $        --
  Fee and other income.................................       31,838       (31,838)               --
  Net investment income................................       12,194       (12,194)               --
                                                         -----------     ---------       -----------
          Total revenue................................      217,589      (217,589)               --
                                                         -----------     ---------       -----------
Expenses:
  Losses and loss adjustment expenses..................      114,093      (114,093)               --
  Unallocated loss adjustment expenses.................       12,916       (12,916)               --
  Commissions, general and administrative expenses.....       65,560       (61,530)            4,030
  Interest.............................................        2,795        (2,795)               --
  Depreciation and amortization........................       11,625       (11,625)               --
                                                         -----------     ---------       -----------
          Total expenses...............................      206,989      (202,959)            4,030
                                                         -----------     ---------       -----------
Income (loss) before income taxes......................       10,600       (14,630)           (4,030)
Income taxes...........................................        8,202        (9,757)           (1,555)
                                                         -----------     ---------       -----------
  Net income (loss)....................................  $     2,398     $  (4,873)      $    (2,475)
                                                         ===========     =========       ===========
Per share data:........................................  $      0.07                     $     (0.07)
                                                         ===========                     ===========
Weighted average common and common share equivalents
  outstanding..........................................   36,785,453                      36,785,453
                                                         ===========                     ===========

                            See accompanying notes.

1. PRO FORMA BALANCE SHEET ADJUSTMENTS FOR PROPOSED SALE

     The pro forma balance sheet reflects proceeds from the Asset Sale of approximately $149,083,000 in cash and a corresponding receivable from Zenith for the $539 million of insurance obligations of the Company and Zenith's assumption of the Company's $15 million obligation to AmRe under the Note Agreement. The cash from the proposed sale to Zenith will be allocated among the Company and those subsidiaries also selling assets in connection with this transaction as follows:

     - $25 million will be paid to the Company on the Closing Date.

     - $10 million will be placed, at the Closing Date, in an interest bearing escrow account. Within 130 days after the Closing Date, based on the final statement of Transferred Assets and Transferred Liabilities of the Business as of the Closing Date, as defined in the Purchase Agreement, the balance in the escrow account (excluding interest) will be increased to an amount equal to 15 percent of the Purchase Price. The amount of cash that is estimated to be placed into the escrow account (excluding interest) is $21.3 million. The proceeds from the escrow account will be paid to the Company as described below.

     - Within 130 days after the Closing Date, the balance of the cash proceeds, based on the final statement of Transferred Assets and Transferred Liabilities of the Business as of the Closing Date, will be paid to the Company, less the additional amounts placed in the escrow account.

     - The cash held in escrow, including investment earnings on the escrowed funds, will be paid to the Company twenty-four (24) months from the date of the Closing. The escrowed amount to be remitted to the Company is subject to certain adjustments that may arise during the period the cash is held in escrow.

     The receivable from the Asset Sale included on the Pro Forma Consolidated Balance Sheet consists of the following items (in thousands):

Estimated proceeds receivable after the initial payment of
  $35 million...............................................  $114,083
Assumption of loss and loss adjustment expense reserves.....   460,428
Assumption of unearned premiums.............................    73,252
Assumption of notes payable of parent company...............    15,000
Assumption of deposit balances..............................     5,512
                                                              --------
TOTAL RECEIVABLE FROM ASSET SALE............................  $668,275
                                                              ========

     The Company will transfer all of its remaining assets, except deferred income taxes, its liability for accrued expenses (other than its liability for certain one time charges described in Notes 3 and 5) and the liability for net assets in excess of costs of business acquired to Zenith at the Closing Date.

     The pro forma balance sheet includes $22 million in deferred tax assets that are currently expected to be recovered from the tax loss related to the Zenith transaction. The conversion of this deferred tax asset to cash is projected to occur within 18 months after the date of the sale.

2. PRO FORMA ADJUSTMENT FOR THE STATEMENTS OF OPERATIONS

     The pro forma income statements reflect adjustments as if the Asset Sale had occurred on January 1, 1996. After the Asset Sale is consummated, the Company will no longer have any insurance operations or other operating entities. All activities will be focused on concluding the business of the Company, the sale of the insurance licenses of the insurance subsidiaries, the defense of lawsuits filed against the Company and the eventual liquidation of the assets to the shareholders.

     The Company is required to establish an escrow account in an amount equal to 15% of the cash proceeds of the Asset Sale. These funds will be invested in U.S. Treasury securities with a duration of up to two years from the Closing Date, in accordance with the terms of the Escrow Agreement. The Company projects it will realize a yield of 5.6% on the amounts placed in the escrow account. The remaining 85% of the proceeds from the Asset Sale, less $5,690,000 necessary to pay certain one time charges and $2,430,000 to fund the first three months of the post closing operating expenses of the Company, will be invested in U.S. Treasury securities similar to those in the escrow account. The Company projects it will realize a yield of 5.6% on the other invested balances beginning 130 days after the Closing Date (see Note 1 above). Post closing, the Company will liquidate its investment portfolio to the extent that operating and other costs exceed the investment income generated by the invested assets.

     The Company expects that its statutory tax rates for the periods covered by these pro forma statements will be:

State Income Tax rate.......................................   5.50%
Federal Income Tax rate.....................................  33.08
                                                              -----
Combined rate...............................................  38.58%
                                                              =====

3. ONE TIME CHARGES INCURRED IN CONNECTION WITH THE ASSET SALE

     The Company's estimate (in thousands) of certain one time charges resulting from the Asset Sale are described below. These charges will be incurred at the closing and have been reflected in the accompanying Pro Forma Consolidated Balance Sheet as a charge to retained earnings. (See Footnote 5 for further discussion of one time charges). In addition, the Company will realize its unrealized investment gains upon transfer of its investment portfolio to Zenith.

-    Estimated retained earnings before one time charges.........             $21,720
-    Less:
       Fees to Smith Barney......................................  $ 1,500
       Change in control payments to Mr. Dawson..................    1,650
       Personnel costs relating to change in control.............    2,540
       Change in unrealized capital gains........................   (2,274)    18,304
                                                                   -------
                                                                   $ 3,416    $ 3,416
                                                                   =======    -------
-    Estimated retained earnings after one time charges..........             $18,304
                                                                              =======

4. ASSETS AND LIABILITIES REMAINING AFTER CLOSING

     The Pro Forma Balance Sheets after proposed sale to Zenith includes the following: (in thousands)

-    Assets:
       Fixed maturities for sale -- restricted...................            $ 10,000
       Cash and cash equivalents.................................              25,000
       Receivable from Asset Sale................................             668,275
       Deferred income taxes.....................................              22,248
                                                                             --------
     Total Assets................................................            $725,523
                                                                             ========
-    Liabilities and Shareholders' Equity
       Losses and loss adjustment expenses.......................            $460,428
       Unearned premiums.........................................              73,252
       Notes payable of parent company...........................              15,000
       Deposit balances payable..................................               5,512
       Accrued expenses and other liabilities
          Accrued Legal Fees.....................................  $ 1,000
          Accured Income Taxes...................................    2,601
          Accrued Restructure Costs..............................    5,782
          Fees to Smith Barney...................................    1,500
          Change in control payments to Mr. Dawson...............    1,650
          Personnel costs related to change in control...........    2,540
                                                                   -------
                                                                   $15,073   $ 15,073
                                                                   =======   --------
     Total Liabilities                                                        569,265
     Shareholders' Equity........................................             156,258
                                                                             --------
-    Total Liabilities & Shareholders' Equity....................            $725,523
                                                                             ========

5. POST CLOSING EXPENSES

     The Company anticipates that the post closing expenses will be related to the ongoing administration of the three insurance subsidiaries as well as the parent company. The Purchase Agreement calls for Zenith to reinsure the in-force book of business through an indemnity reinsurance agreement. This form of reinsurance requires that the Company continue to have limited involvement in the claims adjudication process as well as recording claims activity in the statements of its insurance subsidiaries.

     The Company will have continued obligations regarding the liquidation of the restructure costs through the first post closing year, in addition to the costs associated with the settlement of the various legal proceedings.

     The components of the post closing expenses are (in thousands):

                                                           NINE MONTHS         TWELVE MONTHS
                                                              ENDED                ENDED
                                                        SEPTEMBER 30, 1997   DECEMBER 31, 1996
                                                        ------------------   -----------------
  (1)  Legal..........................................        $1,500              $1,000
  (2)  Finance, accounting & regulatory reporting.....         1,000               1,000
  (3)  Audit & Actuarial..............................           300                 770
  (4)  Salary & benefits..............................           650                 800
  (5)  Tax planning & return preparation..............           200                 200
  (6)  Rent and utilities.............................           100                 100
  (7)  Computer equipment & maintenance...............           160                 160
                                                              ------              ------
                                                              $3,910              $4,030
                                                              ======              ======

     The Company expects to contract with finance, accounting, legal, tax, audit and actuarial professionals for their services to fulfill most of the post closing functions. Estimates have been obtained from several sources for each of the required services. Audit and actuarial costs include cost estimates from KPMG and Tillinghast Towers Perrin for the completion of the audit and loss reserve certification of the Proposed Business Balance Sheet.

6. SETTLEMENT EXPENSES

     As more fully described above in "THE ASSET SALE -- Legal Proceedings Update," the Company has reached a conditional settlement of the two class action lawsuits; however, there are future events that must occur before the conditional settlements can be consummated. At the present time, the Company will record both the conditional settlements and the related insurance proceeds receivable in the December 31, 1997 balance sheet and record a net charge to earnings of $13 million in the 1997 income statement. Because of the conditional nature of the settlement offers and the uncertainties relating to the future events that must occur before they can be consummated, the Company will continue to monitor the status of the settlements and will continue to assess the probability of the actual consummation of the settlements until preparation of the 1997 financial statements is completed.

7. POST CLOSING REINSURANCE AGREEMENT

     Upon the consummation of the Asset Sale, Zenith and the Company will enter into an Assumption and Indemnity Reinsurance Agreement (the "Assumption and Indemnity Agreement") covering 100% of the insurance business of the Company's insurance subsidiaries. Zenith will assume the Company's obligations under the insurance policies issued by the Company's insurance subsidiaries and, upon novation of the policies, the Company's insurance subsidiaries will be relieved of primary liability under the policies and will no longer carry the insurance liabilities relating to those insurance policies. In some states, a policy can be deemed to be novated if a policyholder fails to reject the transfer and assumption after receipt of notice or takes action evidencing the policyholder's acceptance. The Company estimates that a minimum of 88% of the Company's insurance liabilities will be assumed in this fashion.

     In other states, the individual policyholder's acceptance of the assumption and novation requires affirmative consent. In these states, the Company's insurance subsidiaries will continue to be primarily responsible for the insurance liabilities until such time as such consent is provided. Under the Assumption and Indemnity Agreement, Zenith will reinsure a 100% quota share of such liabilities until the assumption and novation can be completed. If a policyholder rejects the transfer and assumption, the Company will remain primarily responsible for the insurance liabilities, but such liabilities will be reimbursed under the 100% quota share reinsurance. The liabilities relating to the 100% reinsured policies at closing are reflected gross of reinsurance on the accompanying Pro Forma Balance Sheet at September 30, 1997, and the amounts recoverable under the Assumption and Indemnity Agreement are reflected as offsetting assets.

     The Company will not write any new or renewal insurance business after the Closing Date. Earned premiums and incurred losses for the twelve months following the closing are reflected on the Pro Forma Consolidated Statement of Income (Loss) for the year ended December 31, 1996 net of reinsurance. There will be no net premium earned or net losses incurred beyond the Closing Date of the Asset Sale.

                                    BUSINESS

     For a discussion of the Company's business, properties and legal proceedings, see the Company's Annual Report on Form 10-K/A for the year ended December 31, 1996 (attached as Appendix E to this Proxy Statement) under the headings "PART I, ITEM 1 -- BUSINESS," "PART I, ITEM 2 -- PROPERTIES," and "PART I -- ITEM 3 -- LEGAL PROCEEDINGS."

                   MARKET FOR COMPANY'S CLASS A COMMON STOCK
                        AND RELATED SHAREHOLDER MATTERS

     Following the Company's initial public offering on February 29, 1996, the Company's Class A Common Stock ($.01 par value) was traded on the NASDAQ Stock Market's National Market under the symbol "RISC." As of January 28, 1998, there were 253 record holders of Class A Common Stock, and the closing price per share for the Company's Class A Common Stock was $1.125. On June 16, 1997, the last full trading day prior to the public announcement of the Purchase Agreement and the Asset Sale, the closing price in the over-the-counter market for the Class A Common Stock was $3.125 per share. Due to the fact that required financial statements had not been filed with the Securities and Exchange Commission, the Company's Class A Common Stock was delisted on July 2, 1997, and currently trades in the over-the-counter market. The following table sets forth the high and low closing sales prices for the Company's Class A Common Stock for each full quarterly period.

                                                         PER SHARE PRICE OF COMMON STOCK
                                  ------------------------------------------------------------------------------
                                                  1996                                     1997
                                  -------------------------------------    -------------------------------------
                                    1ST       2ND       3RD       4TH        1ST       2ND       3RD       4TH
                                  QUARTER   QUARTER   QUARTER   QUARTER    QUARTER   QUARTER   QUARTER   QUARTER
                                  -------   -------   -------   -------    -------   -------   -------   -------
High............................    21 1/2    23 7/8    19 1/4    18 3/4      4 3/8    3 3/4     1 1/8     1 1/2
Low.............................    19        15        10 3/4     3 15/64    1 7/8      15/16     3/8       1/2

     No dividends have been declared or paid since the Company's initial public offering and it is not anticipated that dividends will be paid in the foreseeable future.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

     Consolidated financial statements, footnotes and supplementary schedules for the Company are included in this Proxy Statement in the Company's Annual Report on Form 10-K/A for the year ended December 31, 1996 (attached as Appendix E to this Proxy Statement) (on pages F-1 to F-45), and in the Company's Quarterly Report on Form 10-Q/A for the quarter ending September 30, 1997 (attached as Appendix F to this Proxy Statement) (under the heading "PART
I -- FINANCIAL INFORMATION -- FINANCIAL STATEMENTS"). The discussion and analysis of such financial statements by the Company's management is also found in such reports under the heading "PART II, ITEM 7 -- MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" in the Company's Annual Report on Form 10-K/A for the year ended December 31, 1996, and under the heading "PART I, ITEM 2 -- MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" in the Company's Quarterly Report on Form 10-Q/A for the quarter ended September 30, 1997.

                    ADDITIONAL INFORMATION ABOUT THE COMPANY

     Additional information about the Company, including audited financial statements for the fiscal year ended December 31, 1996, and the nine months ended September 30, 1997, can be found at Appendices E and F which are incorporated herein by reference. Shareholders are encouraged to read these appendices and all financial information contained therein.

     The Company intends to call its Annual Meeting of Shareholders for 1998 within 60 days following the filing of its Annual Report on Form 10-K for the year ended December 31, 1997. Separate proxies will be solicited in connection with such Annual Meeting.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The following table sets forth the number of shares of Class A Common Stock and Class B Common Stock of the Company held beneficially, directly or indirectly, as of the Record Date by (a) any person who is known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of Class A Common Stock or Class B Common Stock; (b) each director of the Company, (c) the Company's Chief Executive Officer ("CEO") and the Company's four most highly compensated executive officers other than the CEO who were serving as executive officers on December 31, 1997, whose total salary and bonus for 1997 exceeded $100,000 (collectively, the "Named Executive Officers"); and
(d) all directors and executive officers of the Company as a group.

                                                    AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)
                                                    ---------------------------------------------
                                                       CLASS A COMMON          CLASS B COMMON
                                                    --------------------    ---------------------
NAME OF BENEFICIAL OWNER                             NUMBER      PERCENT      NUMBER      PERCENT
------------------------                            ---------    -------    ----------    -------
William D. Griffin(2).............................         --       --%     22,176,052     91.1%
L. Scott Merritt(3)...............................         --       --       2,158,391      8.9
Massachusetts Financial Services Company(4).......    996,196      8.5              --       --
Directors and Named Executive Officers:
Frederick Dawson(5)...............................  1,085,711      8.5              --       --
Steven J. Berling.................................         --       --              --       --
Stephen C. Rece...................................         --       --              --       --
Reed Killets......................................         --       --              --       --
Gregory P. Kuzma(6)...............................         50        *              --       --
Walter E. Riehemann...............................         --       --              --       --
Seddon Goode, Jr. ................................         --       --              --       --
George E. Greene II...............................        200        *              --       --
Walter L. Revell..................................         --       --              --       --
All directors and current executive officers as a
  group (9 persons)(7)............................  1,085,961      8.5%             --       --%

---------------

  * Less than 1%
(1) Beneficial ownership of shares, as determined in accordance with applicable Securities and Exchange Commission Rules, includes shares as to which a person has or shares voting power and/or investment power. The Company has been informed that all shares shown are held of record with sole voting and investment power, except as otherwise indicated.
(2) Mr. Griffin's business address is 1830 Osprey Avenue, Suite 100A, Sarasota, Florida 34239. Mr. Griffin's shares of Class B Common Stock are owned of record by RISCORP Group Holding Company L.P. (17,268,841 shares) and William
    D. Griffin Family Limited Partnership (4,907,211 shares). The general partners of such limited partnerships are Gryphus Company I ("GI") and Gryphus Company II ("GII"), respectively. Mr. Griffin is the president, a director and the controlling shareholder of GI and GII. The business address of GI and GII is Bank of America Plaza, Suite 1100, 300 N. Fourth Street, Las Vegas, Nevada 89101. All of the shares of Class B Common Stock noted may be converted into shares of Class A Common Stock, on a one for one basis. If all of the Class B Common Stock shares noted were so converted into Class A Common Stock, Mr. Griffin would beneficially own 65.4% of the shares of Class A Common Stock. The information herein regarding the stock ownership of Mr. Griffin, GI and GII was obtained from a Schedule 13G filed by such persons with the Commission on February 20, 1997. The Company makes no representation as to the accuracy or completeness of the information reported regarding Mr. Griffin, GI and GII.
(3) Mr. Merritt's business address is 4711 Meadowview Circle, Sarasota, Florida 34233. Mr. Merritt resigned as a director and officer of the Company on May 20, 1997. Mr. Merritt has sole voting and investment power with respect to 2,158,391 shares of Class B Common Stock as trustee of certain irrevocable trusts created by Mr. Griffin for the benefit of his children. Mr. Griffin disclaims beneficial ownership of those shares. All of the shares of Class B Common Stock noted may be converted into shares of Class A Common Stock, on a one for one basis. If all of the Class B Common Stock shares noted were so converted into Class A Common Stock, Mr. Merritt would beneficially own 15.5% of the shares of Class A Common Stock. The information herein regarding the stock ownership of Mr. Merritt was obtained from a Schedule 13G filed by Mr. Merritt with the Commission on February 20, 1997. The Company makes no representation as to the accuracy or completeness of the information reported regarding Mr. Merritt.
(4) The business address of Massachusetts Financial Services Company ("MFSC") is 500 Boylston Street, Boston, Massachusetts 02116. MFSC is an investment advisor that (along with certain other entities not identified in MFSC's most recent Schedule 13G) has sole voting power with respect to 923,365 shares and sole investment power with respect to 996,165 shares. The information herein regarding the stock ownership of MFSC was obtained from a
    Schedule 13G filed by MFSC with the Commission on February 11, 1997. The Company makes no representation as to the accuracy or completeness of the information reported regarding MFSC.
(5) Mr. Dawson's shares include 1,085,711 shares subject to options that are currently exercisable.
(6) Mr. Kuzma shares voting and investment power of these shares with his wife.
(7) Includes 1,085,711 shares subject to options held by all directors and executive officers that are exercisable within 60 days.

             PROPOSALS OF SHAREHOLDERS FOR THE NEXT ANNUAL MEETING

     The Company's Articles of Incorporation require advance notice to the Company of any shareholder proposal and of any nominations by shareholders of persons to stand for election as directors at a shareholders' meeting. Notice of shareholder proposals and of director nominations must be timely given in writing to the Secretary of the Company prior to the meeting at which the directors are to be elected. To be timely, notice must be received at the principal executive office of the Company not less than 60 days prior to the meeting of shareholders; provided, however, that in the event that less than 70 days notice prior to public disclosure of the date of the meeting is given or made to the shareholders, notice by the shareholder, in order to be timely, must be so delivered or received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

     In addition to the matters required to be set forth by the rules of the Securities and Exchange Commission, a shareholders notice with respect to a proposal to be brought before the annual meeting must set forth (a) a brief description of the proposal and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company's books, of the shareholder proposing such business and any other shareholders known by such shareholder to be supporting such proposal, (c) the class and number of shares of the Company that are beneficially owned by such shareholder on the date of such shareholder notice and by other shareholders known to such shareholder to be supporting such proposal on the date of such shareholder notice, and (d) any financial interest of the shareholder in such proposal.

     A shareholders notice with respect to a director nomination must set forth
(a) as to each director nominee (i) the name, age, business address, and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of the Company that are beneficially owned by such person, (iv) all information that would be required to be included in the proxy statement soliciting proxies for the election of the nominee director (including such persons written consent to serve as a director if so elected), and (b) as to the shareholder providing such notice (i) the name and address, as they appear on the Company's books, of the shareholder, and (ii) the class and number of shares of the Company that are beneficially owned by such shareholder on the date of such shareholder notice.

     The complete Articles of Incorporation provisions governing these requirements are available to any Shareholder without charge upon request from the Secretary of the Company.

                                   APPENDIX A

                            ASSET PURCHASE AGREEMENT

                            ASSET PURCHASE AGREEMENT


                                  by and among


                            ZENITH INSURANCE COMPANY

                                       and

                                 RISCORP, INC.,
                       RISCORP MANAGEMENT SERVICES, INC.,
                           RISCORP OF ILLINOIS, INC.,
              INDEPENDENT ASSOCIATION ADMINISTRATORS INCORPORATED,
                        RISCORP INSURANCE SERVICES, INC.,
                      RISCORP MANAGED CARE SERVICES, INC.,
                                COMPSOURCE, INC.,
                       RISCORP REAL ESTATE HOLDINGS, INC.,
                           RISCORP ACQUISITION, INC.,
                               RISCORP WEST, INC.,
                            RISCORP OF FLORIDA, INC.,
                           RISCORP INSURANCE COMPANY,
                 RISCORP PROPERTY & CASUALTY INSURANCE COMPANY,
                       RISCORP NATIONAL INSURANCE COMPANY,
                             RISCORP SERVICES, INC.,
                    RISCORP STAFFING SOLUTIONS HOLDING, INC.,
                       RISCORP STAFFING SOLUTIONS, INC. I
                                       and
                       RISCORP STAFFING SOLUTIONS, INC. II


                            Dated as of June 17, 1997

                                TABLE OF CONTENTS

                                                                                   Page
                                                                                   ----
ARTICLE I                DEFINITIONS.................................................2
     1.01.        Definitions........................................................2

ARTICLE II               TRANSFER AND ACQUISITION OF ASSETS AND STOCK...............11
     2.01.        Transfer and Acquisition..........................................11
     2.02.        Payment of Purchase Price.........................................12
     2.03.        Place and Date of Closing.........................................14
     2.04.        Transactions to be Effected at the Closing........................14
     2.05.        Nonassignability of Assets........................................14

ARTICLE III              REPRESENTATIONS AND WARRANTIES OF SELLERS..................15
     3.01.        Organization, Standing and Authority..............................15
     3.02.        Authorization.....................................................15
     3.03.        No Conflict or Violation, etc.....................................16
     3.04.        Books and Records.................................................16
     3.05.        SEC Documents and Statutory Financials............................17
     3.06.        No Undisclosed Liabilities........................................17
     3.07.        Contracts.........................................................17
     3.08.        Title to Assets; Sufficiency......................................18
     3.09.        Litigation; Orders................................................18
     3.10.        Compliance with Laws..............................................18
     3.11.        Employee Matters..................................................18
     3.12.        Brokers...........................................................19
     3.13.        Reinsurance Contracts.............................................19
     3.14.        Disputed Claims...................................................20
     3.15.        Computer Software.................................................20
     3.16.        Environmental Matters.............................................22
     3.17.        Taxes.............................................................22
     3.18.        Condition of Tangible Assets......................................25
     3.19.        Intellectual Property, Computer Software and Database.............25
     3.20.        Agents and Brokers................................................25
     3.21.        Solvency..........................................................26

ARTICLE IV               REPRESENTATIONS AND WARRANTIES OF THE
                            PURCHASER...............................................29
     4.01.        Organization, Standing and Authority..............................29
     4.02.        Authorization.....................................................29
     4.03.        No Conflict or Violation, etc.....................................29
     4.04.        Brokers...........................................................30

ARTICLE V                COVENANTS..................................................30
     5.01.        Conduct of Business...............................................30
     5.02.        RISCORP Shareholders Meeting......................................32
     5.03.        Acquisition Proposals.............................................33
     5.04.        Fiduciary Duties..................................................34
     5.05.        Certain Fees and Expenses.........................................34
     5.06.        Non-Solicitation/Non-compete......................................35
     5.07.        Access to Information; Confidentiality; Renewal Business..........35
     5.08.        Reasonable Best Efforts...........................................36
     5.09.        Consents, Approvals and Filings...................................36
     5.10.        Notification......................................................37
     5.11.        Further Assurances................................................37

                                                                                   Page
                                                                                   ----

     5.12.        Expenses..........................................................38
     5.13.        Employees and Employee Benefits...................................38
     5.14.        Computer Software.................................................39
     5.15.        Accounting and Information Systems................................39
     5.16.        Cut-Through Agreement.............................................40
     5.17.        Use of Name.......................................................40
     5.18.        Disclosure Schedules..............................................40

ARTICLE VI               CONDITIONS PRECEDENT TO THE OBLIGATIONS
                            OF THE PURCHASER........................................41
     6.01.        Representations and Covenants.....................................41
     6.02.        No Material Adverse Change........................................41
     6.03.        Secretary's Certificate...........................................42
     6.04.        Legal Opinion.....................................................42
     6.05.        Other Documents...................................................42
     6.06.        Other Agreements..................................................42
     6.07.        Governmental and Regulatory Consents and
                     Approvals......................................................42
     6.08.        Third Party Consents..............................................42
     6.09.        No Injunctions or Restraints......................................43
     6.10.        RISCORP Shareholder Approval......................................43

ARTICLE VII       CONDITIONS PRECEDENT TO THE OBLIGATIONS
                            OF THE SELLERS..........................................43
     7.01.        Representations and Covenants.....................................43
     7.02.        Secretary's Certificate...........................................43
     7.03.        Other Agreements..................................................44
     7.04.        Governmental and Regulatory Consents and
                     Approvals......................................................44
     7.05.        RISCORP Shareholder Approval......................................44

ARTICLE VIII             SURVIVAL OF REPRESENTATIONS AND WARRANTIES.................44
     8.01.        Survival of Representations and Warranties........................44

ARTICLE IX               INDEMNIFICATION............................................44
     9.01.        General Indemnification Obligation of Sellers.....................44
     9.02.        General Indemnification Obligation of Purchaser...................45
     9.03.        Method of Asserting Claims, Etc...................................46
     9.04.        Payment...........................................................47
     9.05.        Other Rights and Remedies Not Affected............................47
     9.06.        Limitations on Amount.............................................47

ARTICLE X                TERMINATION PRIOR TO CLOSING...............................48
     10.01.       Termination.......................................................48
     10.02.       Effect of Termination.............................................49

ARTICLE XI               GENERAL PROVISIONS.........................................50
     11.01.       Publicity.........................................................50
     11.02.       Dollar References.................................................50
     11.03.       Notices...........................................................50
     11.04.       Entire Agreement..................................................51
     11.05.       Waivers and Amendments; Non-Contractual Remedies;
                      Preservation of Remedies......................................51
     11.06.       Governing Law; Choice of Forum....................................51

                                                                                   Page
                                                                                   ----
     11.07.       Binding Effect; Assignment........................................51
     11.08.       Interpretation....................................................52
     11.09.       No Third Party Beneficiaries......................................52
     11.10.       Counterparts......................................................52
     11.11.       Exhibits and Schedules............................................52
     11.12.       Headings..........................................................53
     11.13.       Compliance with Bulk Sales Laws...................................53

                                    EXHIBITS


Exhibit A   - Form of Reinsurance Agreement

Exhibit B   - Form of Bill of Sale and General Assignment

Exhibit C   - Form of Assumption Agreement

Exhibit D   - Form of Escrow Agreement

Exhibit E   - Tax Matters Agreement

                                    SCHEDULES


Schedule 1.01(a)  -        Assigned and Assumed Contracts

Schedule 1.01(d)  -        Description of the Business

Schedule 3.1(h)   -        Net Operating Losses

Schedule 3.03     -        Necessary Consents, etc.

Schedule 3.06     -        Undisclosed Liabilities

Schedule 3.07     -        Contracts

Schedule 3.08(a)  -        Liens - Tangible Assets

Schedule 3.9      -        Litigation; Orders

Schedule 3.10     -        Compliance with Laws

Schedule 3.11     -        Employee Matters

Schedule 3.13     -        Reinsurance Contracts

Schedule 3.14     -        Disputed Claims

Schedule 3.15     -        Computer Software

Schedule 3.15A    -        Database

Schedule 3.17     -        Tax Matters

Schedule 3.18     -        Condition of Tangible Assets

Schedule 3.20     -        Agents and Brokers

Schedule 4.03     -        Necessary Consents, etc.

                            ASSET PURCHASE AGREEMENT


         This ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of June 17, 1997, is entered into by and among Zenith Insurance Company, a California Corporation (the "Purchaser"), RISCORP, Inc., a Florida corporation ("RISCORP"), RISCORP Management Services, Inc., a Florida corporation ("RMS"), RISCORP of Illinois, Inc., an Illinois corporation ("RI"), Independent Association Administrators Incorporated, an Alabama corporation ("IAA"), RISCORP Insurance Services, Inc., a Florida corporation ("RIS"), RISCORP Managed Care Services, Inc. ("RMCS"), CompSource, Inc., a North Carolina corporation ("CompSource"), RISCORP Real Estate Holdings, Inc., a Florida corporation ("RRE"), RISCORP Acquisition, Inc., a Florida corporation ("RA"), RISCORP West, Inc., an Oklahoma corporation ("RW"), RISCORP of Florida, Inc., a Florida Corporation ("RF"), RISCORP Insurance Company, a Florida corporation ("RIC"), RISCORP Property & Casualty Insurance Company, a Florida corporation ("RP&C"), RISCORP National Insurance Company, a Missouri corporation ("RNIC"), RISCORP Services, Inc., a Florida corporation ("RS"), RISCORP Staffing Solutions Holding, Inc., a Florida corporation ("RSS Holding"), RISCORP Staffing Solutions, Inc. I, a Florida corporation ("RSSI") and RISCORP Staffing Solutions, Inc. II, a Florida corporation ("RSSII"). RISCORP, RMS, RI, IAA, RIS, RMCS, CompSource, RRE, RA, RW, RF, RIC, RP&C, RNIC, RS, RSS Holding, RSSI and RSSII are from time to time hereinafter referred to collectively as the "Sellers."

                              W I T N E S S E T H:


         WHEREAS, the Sellers are affiliated entities that are engaged in workers compensation insurance, managed care and related businesses;

         WHEREAS, upon the terms and subject to the conditions of this Agreement, the Sellers desire to sell, and the Purchaser desires to acquire, certain of the assets associated with the business of each of the Sellers, and in connection therewith the Purchaser is willing to assume certain liabilities; and

         WHEREAS, as a condition and inducement to Purchaser's entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement, (i) the Purchaser is entering into the Voting Agreement, dated the date hereof (the "Voting Agreement"), with William D. Griffin, The RISCORP Group Holding Company Limited Partnership, William D. Griffin Family Limited Partnership, Charlotte K. Griffin Trust Number 3, Anna F. Griffin Trust Number 3 and John Ford Griffin Trust Number 3(collectively, the "Shareholders"), pursuant to which, among other things, the Shareholders have agreed to vote all of their shares of Class B Common Stock, $.01 par value ("Class B Common Stock"), of RISCORP in favor of this Agreement and the transactions contemplated hereby.

         NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         Section 1.01. Definitions. The following terms shall have the respective meanings set forth below throughout this Agreement:

         "Accounting Principles" means United States generally accepted accounting principles consistently applied.

         "Acquisition Proposal" shall have the meaning set forth in Section 5.03 hereof.

         "Action" shall have the meaning set forth in Section 3.09 hereof.

         "Actuarial Principles" shall have the meaning set forth in Section 2.02(a) hereof.

         "Additional Escrow Amount" shall mean an amount equal to the difference, if positive, between 15% of the Purchaser Price and $10 million.

         "Affiliate" means, with respect to any person, at the time in question, any other person controlling, controlled by or under common control with such person. For purposes of the foregoing, "control", including the terms "controlling", "controlled by" and "under common control with", means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an institution, whether through the ownership of voting securities, by contract or otherwise.

         "Ancillary Agreements" means the Reinsurance Agreement, the Assumption Agreement, the Tax Matters Agreement, the Escrow Agreement and the Transfer Documents.

         "Antitrust Division" shall have the meaning set forth in Section 5.09(c) hereof.

         "Assignable Licensed Software" means the Licensed Software as to which
(i) no consent to the assignment thereof is required or (ii) consent to the assignment thereof has been obtained on or prior to the Closing Date.

         "Assigned and Assumed Contracts" means all outstanding agreements with agents and brokers and all rights of renewal with respect to Insurance Contracts and those contracts and other agreements set forth on Schedule 1.10(a) (other than Insurance Contracts, contracts and other agreements set forth on Schedules
3.15 and 3.15(A) hereto and any agreement with Affiliates or employment contracts to which any of the Sellers is a party other than the Included Affiliate Agreements and the Included Employment Contracts set forth in Schedules 1.01(b) and 1.01(c), respectively) to which each of the Sellers or any of their respective Affiliates is a party and which relate primarily to the Business.

         "Assumption Agreement" means an Assumption Agreement substantially in the form of Exhibit D hereto.

         "Base Escrow Amount" shall mean $10 million plus the amount of all Loss Estimate.

         "Benefit Plans" shall have the meaning set forth in Section 3.11(a) hereof.

         "Bill of Sale and General Assignment" means a Bill of Sale and General Assignment substantially in the form of Exhibit C hereto.

         "Books and Records" means the originals or copies of all records (including computer generated, recorded or stored records) relating primarily to the Business, including customer lists, policy information, Insurance Contract forms, claim records, sales records, underwriting records, financial records, tax records, personnel records related to Transferred Employees and compliance records in the possession or control of each of the Sellers or any of their respective Affiliates and relating primarily to the operation of the Business, including the database maintained by each of the Sellers relating to and containing the customer lists, claim records and underwriting records related to the Business and any other database or other form of recorded, computer generated or stored information or process relating primarily to the operation of the Business.

         "Business" means the businesses conducted by each of the Sellers on the Closing Date as more fully described in Schedule 1.01(d) hereto; provided, however, that the "Business" shall not include any of the foregoing to the extent that it relates to any Excluded Liability or any asset other than a Transferred Asset.

         "Business Day" means any day other than a Saturday, Sunday, a day on which banking institutions in either of the State of Florida or the State of New York are permitted or obligated by law to be closed or a day on which the New York Stock Exchange is closed for trading.

         "Business Employees" shall have the meaning set forth in Section 5.11(a) hereof.

         "Claim Notice" shall have the meaning set forth in Section 9.03(a) hereof.

         "Class A Common Stock" means the Class A Common Stock, $.01 par value, of RISCORP.

         "Class B Common Stock" has the meaning specified in the recitals hereof.

         "Closing" means the closing of the transactions contemplated by this Agreement.

         "Closing Date" means the third Business Day following the satisfaction or waiver of the conditions set forth in Articles 6 and 7 of this Agreement.

         "COBRA" shall have the meaning set forth in Section 5.13(b)(iv) hereof.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Database" shall have the meaning set forth in Section 3.15A(a).

         "Database License" shall have the meaning set forth in Section
3.15A(b).

         "Commonly Controlled Entity" shall have the meaning set forth in
Section 3.11(a) hereof.

         "ERISA" shall have the meaning set forth in Section 3.11(a) hereof.

         "Escrow Agent" shall mean the Escrow Agent defined in the Escrow Agreement, which Escrow Agent shall be a commercial banking institution with capital equal to at least $100 million selected by the Purchaser.

         "Escrow Agreement" means an Escrow Agreement substantially in the form of Exhibit E hereto.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Excluded Assets" shall mean the stock of all direct or indirect subsidiaries of RISCORP (other than the stock of Third Coast Holding Company, Third Coast Insurance Services Company and Third Coast Insurance Company), any claims related to the matters at issue in the Excluded Litigation and any tax related assets (including deposits for current taxes) and recoveries on insurance policies that do not relate to Transferred Assets or Transferred Liabilities.

         "Excluded Liability" means any liability or obligation arising in connection with the Business which does not constitute an Other Assumed Liability or an Insurance Liability.

         "Excluded Litigation" means any liabilities or obligations relating to any present or future litigation claims, actions or proceedings, and any present or future governmental and/or criminal actions or investigations, in which any Seller is named as a defendant other than claims litigation occurring in the ordinary course of the Sellers' business.

         "Expenses" shall have the meaning set forth in Section 5.05(b) hereof.

         "Extra Contractual Obligations" means all liabilities for consequential, exemplary, punitive or similar damages which relate to or arise in connection with any alleged or actual act, error or omission by the Sellers or any of their respective Affiliates prior to the Closing Date, whether intentional or otherwise, or from any alleged or actual reckless conduct or bad faith by any such Seller or any of its Affiliates, in connection with the handling of any claim under any of the Insurance Contracts or in connection with the issuance, delivery, cancellation or administration of any of the Insurance Contracts.

         "Final Business Balance Sheet" shall have the meaning set forth in
Section 2.02(a) hereof.

         "First Call Assets" means any and all assets owned by the Sellers, both tangible and intangible, related to the operation of the First Call system.

         "FTC" shall have the meaning set forth in Section 5.09(c) hereof.

         "Governmental Entity" shall have the meaning set forth in Section 3.03 hereof.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

         "Included Affiliate Contracts" shall mean those contracts between any of the Sellers and their respective Affiliates which the Purchaser expressly agrees in writing to assume prior to the Closing Date.

         "Included Employment Contracts" shall mean those contracts between any of the Sellers and their respective employees which the Purchaser expressly agrees in writing to assume prior to the Closing Date.

         "Indemnified Purchaser Party" shall have the meaning set forth in
Section 9.01 hereof.

         "Indemnified Seller Party" shall have the meaning set forth in Section
9.02 hereof.

         "Insurance Contracts" means the treaties, policies, binders, slips and other agreements of insurance written by the Insurance Subsidiaries in connection with the Business to the extent in effect on or prior to the Closing Date (including all supplements, endorsements, riders and ancillary agreements in connection therewith).

         "Insurance Liabilities" means all liabilities and obligations arising under or in connection with the Insurance Contracts, to the extent the same are unpaid or unperformed on or after the Closing Date, including (i) the gross amount of all liability for losses and loss adjustment expenses before any deduction for reinsurance ceded, (ii) all amounts payable for returns or refunds of premiums under the Insurance Contracts, including all liability for unearned premiums, (iii) all liability for commission payments and other fees or compensation payable with respect to the Insurance Contracts to or for the benefit of intermediaries, brokers and service providers, (iv) all liabilities for retrospective payments or adjustments under Insurance Contracts, (v) all Extra Contractual Obligations and (vi) all guaranty fund assessments and similar charges which are required to be paid under or in respect of the Insurance Contracts.

         "Insurance Subsidiaries" shall mean RIC, RNIC and RP&C.

         "Intangible Assets" means those intangible assets of each of the Sellers, including, without limitation, Intellectual Property and intangible First Call Assets.

         "Intellectual Property" means all trade names, trademarks and service marks and registrations and applications therefor, trademarks, copyrights, copyright applications and registrations, rights to renew copyrights and copyright renewals, any patents and patent applications and registrations and all imprints and logos, trade secrets, customer lists or know-how owned by any of the Sellers or used in the Business, including without limitation all right, title and interest of the Sellers in and to the names "RISCORP" and "First Call".

         "knowledge" means, as to the Sellers, the actual knowledge after reasonable inquiry of any of the officers of the Sellers, and as to the Purchaser, the actual knowledge after reasonable inquiry of any of the officers of the Purchaser.

         "Liabilities" shall have the meaning set forth in Section 3.06 hereof.

         "License Agreements" shall have the meaning set forth in Section 5.12(a) hereof.

         "Licensed Software" shall have the meaning set forth in Section 3.15(a) hereof.

         "Lien" means any pledge, claim, lien, charge, mortgage, encumbrance, security interest of any nature, option, right of first refusal, warrant, or restriction of any kind, including any restriction on use, voting, transfer, alienation, receipt of income, or exercise of any other attribute of ownership.

         "Neutral Auditors" shall mean one of the six largest nationally recognized independent auditing firms selected by the Purchaser, not to include Coopers & Lybrand, L.L.P. or KPMG Peat Marwick, L.L.P.

         "Neutral Actuary" shall mean a nationally recognized independent actuarial firm selected by the Purchaser, not to include Tillinghast-Towers Perrin or the Purchaser's principal actuarial firm.

         "Notice Period" shall have the meaning set forth in Section 9.03(a) hereof.

         "Order" shall have the meaning set forth in Section 3.09 hereof.

         "Other Assumed Liabilities" means the following liabilities and obligations of all of the Sellers, to the extent the same are unpaid or unperformed on or after the Closing Date: (i) all liabilities and obligations of all of the Sellers to the extent relating to the Transferred Assets, including liabilities and obligations under the Assigned and Assumed Contracts and the Assignable Licensed Principally Used Software; (ii) all liabilities and obligations in respect of employee relations and benefits to the extent expressly assumed by the Purchaser pursuant to Section 5.13 of this Agreement;
(iii) the $15 million aggregate principal amount promissory note held by American Re-Insurance Company; and (iv) all other liabilities and obligations relating to the Business (other than any Insurance Liability); provided, however, that notwithstanding anything in this Agreement to the contrary, the Other Assumed Liabilities shall not include: (a) any Excluded Litigation, (b) any indemnification obligations to any Seller's officers and directors, accountants, financial advisers, underwriters or attorneys, (c) any liabilities under (1) the Stock Purchase Agreement dated November 4, 1994 between RISCORP Acquisition, Inc. and W. Gerald Fiser, (2) the Agreement of Purchase and Sale of Stock dated July 10, 1996 by and among Atlas Insurance Company, RISCORP of Florida, Inc., Atlas Financial Corporation and Haas Wilkerson Wohlberg, Inc.,
(3) the Agreement of Purchase and Sale of Stock dated December 15, 1995 among CompSource Acquisition, Inc. and James K. Secunda, Bruce A. Flacks, James K.

and Deborah W. Secunda Charitable Remainder Unitrust Number One, the James K. and Deborah W. Secunda Charitable Remainder Unitrust Number Two, and the Bruce Flacks Charitable Remainder Unitrust, (4) the Stock Purchase Agreement dated September 17, 1996 between RISCORP and Thomas Albrecht, Peter Norman and Hugh D. Langdale, Jr., (5) the Independent Association Administrators, Incorporated and Risk Inspection and Consulting Services Agreement and Plan of Merger dated September 1996 among RISCORP, RISCORP-IAA, Inc., Independent Association Administrators, Incorporated and the shareholders of Independent Association Administrators, Incorporated, or (6) any liability of any Seller under any other stock purchase agreement, asset acquisition agreement or merger agreement; (d) any contingent liability, whether known or unknown, on the date hereof and any contingent liability, whether known or unknown, to the extent not accrued or reserved for on the Final Business Balance Sheet; (e) except as provided in the Tax Matters Agreement, any obligation of Sellers for Taxes for all periods ending on, before or after the Closing Date and any balance sheet liability in respect of Taxes; (f) any obligation or liability of Sellers arising from its failure to perform any of its agreements contained herein or incurred by Sellers in connection with the consummation of the transactions contemplated hereby; (g) any expenses of Sellers, including Taxes, incurred in connection with the sale contemplated by this Agreement, except as otherwise explicitly provided in this Agreement; (h) any liability or obligation under any Benefit Plans except as provided in Section 5.11 hereof to the Employees or under any employment contract with any officer, director or employee of any of the Sellers except for Included Employment contracts; (i) any liability or obligation of Sellers arising from or resulting from its non-compliance prior to the Closing Date with any Federal, state, local or foreign laws, regulations, orders, or administrative or judicial determinations, including without limitation those relating to the environment and to employment practices applicable to Sellers' employees; (j) any fines, penalties or liabilities imposed on any of the Sellers by any Governmental Entity; (k) any brokerage or finder's fee payable by Sellers in connection with the transactions contemplated hereby; (l) any liability or obligation under any contract with an Affiliate of any of the Sellers except for Included Affiliate Contracts.

         "Owned Software" shall have the meaning set forth in Section 3.15 hereof.

         "Permitted Liens", as to any asset, means: (i) Liens for taxes not yet due and payable or being contested in good faith by appropriate proceedings;
(ii) Liens arising by operation of law; (iii) Liens arising from letters of credit and other similar insurance security devices entered into by or for the benefit of the Sellers in connection with the Business in the ordinary course of business; and (iv) other Liens that do not in the aggregate materially detract from the value or materially interfere with the present or reasonably contemplated use of any material asset in the Business.

         "person" means any individual, corporation, partnership, firm, joint venture, association, limited liability company, limited liability partnership, joint-stock company, trust, unincorporated organization, governmental, judicial or regulatory body, business unit, division or other entity.

         "Proposed Business Balance Sheet" shall have the meaning set forth in
Section 2.02(b) hereof.

         "Proxy Statement" shall have the meaning set forth in Section 5.09 hereof.

         "Purchaser Material Adverse Effect" means a material adverse effect on the ability of the Purchaser to perform its obligations under this Agreement or any Ancillary Agreement or the enforceability of this Agreement or any Ancillary Agreement.

         "Quarterly Statements" means the Quarterly Statement for the period indicated of each Insurance Subsidiary together with all exhibits and schedules thereto.

         "Reinsurance Agreement" means the Reinsurance Agreement substantially in the form of Exhibit A hereto.

         "Review Period" shall have the meaning set forth in Section 2.02(b) hereof.

         "RISCORP Shareholders Meeting" shall have the meaning set forth in
Section 5.02 hereof.

         "RISCORP Shareholders Approval" shall have the meaning set forth in
Section 5.02 hereof.

         "SEC" shall mean the Securities and Exchange Commission.

         "SEC Documents" shall have the meaning set forth in Section 3.05 hereof.

         "Section 5.05 Fee" shall have the meaning set forth in Section 5.05(a) hereof.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

         "Sellers Material Adverse Effect" means any material adverse effect on the Transferred Assets or the business, financial condition or results of operations of the Business, the ability of the Sellers to perform their respective obligations under this Agreement or any Ancillary Agreement or the validity or the enforceability of this Agreement or any Ancillary Agreement.

         "Sellers' Representative" shall have the meaning set forth in Section 2.01(d) hereof.

         "Statutory Financials" means the Annual Statement for the year indicated of each Insurance Subsidiary together with all exhibits and schedules thereto, and any actuarial opinion, affirmation or certification filed in connection therewith.

         "Shareholders" shall have the meaning set forth in the recitals hereof.

         "subsidiary" means, with respect to any person on a given date, any other person of which a majority of the voting power of the equity securities or equity interests is owned directly or indirectly by such person.

         "Systems Loans" shall have the meaning specified in Section 2.02 hereof.

         "Tangible Assets" means the furniture, fixtures, equipment, supplies and other tangible personal and real property of each of the Sellers, including, without limitation, the tangible First Call Assets.

         "Tax" shall have the meaning set forth in Section 3.17(b) hereof.

         "Taxation" shall have the meaning set forth in Section 3.17(b) hereof.

         "Tax Matters Agreement" means the Tax Matters Agreement substantially in the form of Exhibit E.

         "Transfer Documents" means the Bill of Sale and General Assignment and such other documents and instruments as the Purchaser may reasonably request in order to transfer all of the Sellers' right, title and interest in the Transferred Assets to the Purchaser.

         "Transferred Assets" means each of the Sellers' right, title and interest in: (i) the Assigned and Assumed Contracts; (ii) all receivables in respect of the Insurance Contracts; (iii) all recoverables and other receivables with respect to reinsurance, coinsurance and retrocession contracts relating to insurance ceded by any Seller; (iv) the Tangible Assets; (v) the Intangible Assets; (vi) all prepaid premiums and fees (other than with respect to insurance policies or other assets that constitute Excluded Assets); (vii) the Assignable Licensed Software; (viii) the Owned Software; (ix) cash, cash equivalents and invested assets owned by the Sellers; (x) the Books and Records; (xi) all Intellectual Property; (xii) all rights in respect of Insurance Contracts and all rights of renewal with respect thereto; (xiii) the stock of Third Coast Holding Company, Third Coast Insurance Services Company and Third Coast Insurance

Company; and (xiv) all other assets relating to the Business, including, without limitation, assets supporting the Insurance Liabilities, provided, however, that the Transferred Assets shall not include the Excluded Assets; and provided, further, that the Transferred Assets shall not include any of the foregoing to the extent they are terminated, transferred or otherwise disposed of as permitted by Section 5.01 of this Agreement between the date hereof and the Closing Date.

         "Transferred Employees" shall have the meaning set forth in Section
5.13 hereof.

         "Transferred Liabilities" means the Insurance Liabilities and the Other Assumed Liabilities.

         "Vote Items" shall have the meaning set forth in Section 5.02 hereof.

         "Voting Agreement" shall have the meaning set forth in the recitals hereof.


                                   ARTICLE II

                  TRANSFER AND ACQUISITION OF ASSETS AND STOCK

         Section 2.01. Transfer and Acquisition. (a) Upon the terms and subject to the conditions of this Agreement, on the Closing Date, each of the Sellers shall sell, assign and transfer to the Purchaser, and the Purchaser shall purchase from each of the Sellers, all of each of the Sellers' right, title and interest in the Transferred Assets. All sales, assignments and transfers of the Transferred Assets shall be effected by the Transfer Documents.

         (b) Upon the terms and subject to the conditions of this Agreement, on the Closing Date, the Purchaser shall assume the Other Assumed Liabilities pursuant to the Assumption Agreement.

         (c) Upon the terms and subject to the conditions of this Agreement, on the Closing Date, the Purchaser and each of the Sellers shall enter into the Reinsurance Agreement pursuant to which the Purchaser shall reinsure the Insurance Liabilities.

         (d) Any transfer, premium or sales tax imposed in connection with the transfer, sale, assumption or recording of the Transferred Assets to be transferred pursuant to paragraph (a) of this Section 2.01 or the Transferred Liabilities to be assumed pursuant to paragraph (b) or (c) of this Section 2.01 (or in connection with any transfer of cash under Sections 2.02 hereof, shall be paid by RISCORP, acting on behalf of the Sellers (the "Sellers' Representative").

         Section 2.02. Payment of Purchase Price. (a) On the Closing Date, in consideration of the sale, assignment and transfer under Section 2.01(a) hereof, the Purchaser shall (i) pay to the Seller's Representative, on behalf of the Sellers, an amount in cash equal to $35 million minus the Base Escrow Amount minus the principal amount of, and any accrued and unpaid interest on, any Systems Loans, and (ii) pay to the Escrow Agent pursuant to the terms of the Escrow Agreement an amount in cash equal to the Base Escrow Amount.

         (b) As promptly as practicable after the Closing Date, but not later than 70 days after the Closing Date, the Sellers' Representative will prepare and deliver to the Purchaser at the Sellers' cost and expense, audited statement of Transferred Assets and the Transferred Liabilities of the Business as of the Closing Date (the "Proposed Business Balance Sheet"), prepared in conformity with the Accounting Principles, which shall represent the Sellers' proposal for the Final Business Balance Sheet and shall be accompanied by (i) the report of KPMG Peat Marwick L.L.P. thereon, addressed to the Sellers' Representative and the Purchaser, which report shall state that the Proposed Business Balance Sheet presents fairly the assets and liabilities of the Business at the Closing Date in conformity with the Accounting Principles, and (ii) the report of Tillinghast-Towers Perrin addressed to the Sellers' Representative and the Purchaser, setting forth Tillinghast-Towers Perrin's determination of the liability for loss and loss adjustment expenses net of reinsurance recoveries as of the date of, and for inclusion in, the Proposed Business Balance Sheet for the Insurance Subsidiaries. In determining such amounts, Tillinghast-Towers Perrin shall apply actuarial methods and assumptions that are consistent with generally accepted actuarial principles (the "Actuarial Principles"). The Sellers' Representative will deliver or make available to the Purchaser copies of all material work papers used as the basis for determining the Proposed Business Balance Sheet. In addition, Sellers' Representative shall afford the Purchaser and its representatives access to such information and to the auditors as they are preparing the Proposed Business Balance Sheet for purposes of discussing the methodology and related matters pertaining to the preparation of the Proposed Business Balance Sheet. The Purchaser and its representatives shall have 30 days (the "Review Period") to review the Proposed Business Balance Sheet and all supporting papers and documentation and to suggest changes, if any, therein. If at the end of the Review Period, the Sellers' Representative and the Purchaser are able to agree in writing on the manner in which all items on the Proposed Business Balance Sheet should be treated then the resulting balance sheets shall be binding on the Sellers and the Purchaser and the Proposed Business Balance Sheet shall be referred to as the "Final Business Balance Sheet." If at the end of the Review Period, the Seller's Representative and the Purchaser are unable to agree on the manner in which any item or items should be treated in the preparation of the Final Business Balance Sheet in accordance with the Accounting

Principles and the Actuarial Principles, consistently applied, then all items remaining in dispute shall be submitted to the Neutral Auditors and/or the Neutral Actuary, as appropriate. The Neutral Auditors and the Neutral Actuaries shall act as experts and not as arbitrators to determine the resolution, based on the Accounting Principles and Actuarial Principles, as the case may be, of those issues (and only those issues) still in dispute. The Neutral Auditors' and/or the Neutral Actuaries' determination shall be made within 30 days after the end of the Review Period, shall be set forth in a written statement delivered to the Sellers' Representative and the Purchaser and shall be final, binding and conclusive and the Proposed Business Balance Sheet, adjusted to give effect to such determination and any other agreement of the parties, shall in that case be referred to as the Final Business Balance Sheet. Each party agrees to execute, if requested by the Neutral Auditors or the Neutral Actuaries, a reasonable engagement letter. All fees and expenses relating to the work, if any, to be performed by the Neutral Auditors and the Neutral Actuaries shall be borne by the Sellers.

         (c) Within five Business Days after the Final Business Balance Sheet has been determined in accordance with Section 2.02(a) the Purchaser shall pay to the Sellers' Representative on behalf of the Sellers, (i) an amount equal to the excess of the value (as reflected on the Final Business Balance Sheet) of the Transferred Assets over the value of the Transferred Liabilities (such excess, the "Purchase Price") minus $35 million minus the Additional Escrow Amount and (ii) pay to the Escrow Agent pursuant to the terms of the Escrow Agreement an amount in cash equal to the Additional Escrow Amount. Cash transferred to the Sellers pursuant to Section 2.02(a) and 2.02(b) shall be by wire transfer of immediately available funds to an account designated by the Sellers' Representative.

         (d) Any amount due pursuant to paragraph (b) of this Section 2.02 shall include interest thereon from the Closing Date through the payment date calculated at the London Interbank Offered Rate quoted for six month periods as reported in The Wall Street Journal on the Closing Date plus 50 basis points.

         Section 2.03. Place and Date of Closing. The Closing shall take place at the offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P., 125 West 55th Street, New York, New York, at 10:00 a.m. New York time on the Closing Date or such other time or place as the parties may mutually agree.

         Section 2.04. Transactions to be Effected at the Closing. (a) At the Closing, the Sellers shall execute (where appropriate) and deliver to the
Purchaser: (i) the Reinsurance Agreement; (ii) the Insurance Administration Agreement; (iii) the Escrow Agreement; (iv) the Assumption Agreement; (v) the Bill of Sale and General Assignment and the other Transfer Documents (vi) the Tax Matters Agreement; and (vii) such other agreements, instruments and documents as are required by this Agreement to be delivered by the Sellers at the Closing.

         (b) At the Closing, the Purchaser shall execute and deliver to the
Sellers': (i) the Reinsurance Agreement; (ii) the Insurance Administration Agreement; (iii) the Escrow Agreement; (iv) the Assumption Agreement; (v) the Transfer Documents; (vi) the Tax Matters Agreement; and (vii) such other agreements, instruments and documents as are required by this Agreement to be delivered by the Purchaser at the Closing.

         Section 2.05. Nonassignability of Assets. Notwithstanding anything to the contrary contained in this Agreement, to the extent that the assignment or transfer or attempted assignment or transfer to the Purchaser of any Assigned and Assumed Contract, Licensed Software or any benefit arising thereunder or resulting therefrom is prohibited by any applicable law or would require any governmental or third party authorizations, approvals, consents or waivers and such authorizations, approvals, consents or waivers shall not have been obtained prior to the Closing, this Agreement shall not constitute a sale, assignment, transfer, conveyance or delivery, or any attempted sale, assignment, transfer, conveyance or delivery, thereof. Following the Closing, the parties shall use reasonable best efforts, and cooperate with each other, to obtain promptly such authorizations, approvals, consents or waivers; provided, however, that neither the Sellers nor the Purchaser shall be required to pay any consideration therefor. Pending such authorization, approval, consent or waiver, the parties shall cooperate with each other in any mutually agreeable, reasonable and lawful arrangements designed to provide to the Purchaser the benefits of any such Assigned and Assumed Contracts, Licensed Software. Once authorization, approval, consent or waiver for the assignment or transfer of any such Assigned and Assumed Contract or Licensed Software not assigned, subleased or transferred at the Closing is obtained, the Sellers shall assign or transfer such Assigned and Assumed Contract, or Licensed Software to the Purchaser at no additional cost. To the extent that any such Assigned and Assumed Contract or Licensed Software cannot be transferred or the full benefits of use of any such Assigned and Assumed Contract cannot be provided to the Purchaser following the Closing pursuant to this Section 2.05, then the Purchaser and the Sellers shall enter into such arrangements (including subleasing or subcontracting if permitted) to provide to the parties the economic (taking into account Tax costs and benefits) and operational equivalent, to the extent permitted, of obtaining such authorization, approval, consent or waiver and the performance by the Purchaser of the obligations thereunder to the extent that entering into any such arrangements would not be materially burdensome to the Sellers as a whole or the Purchaser.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

         The Sellers hereby represent and warrant to the Purchaser that the following statements are true and correct as of the date hereof and as of the Closing Date or such other time as may be specified in such statements.

         Section 3.01. Organization, Standing and Authority. Each Seller is duly organized, validly existing and in good standing under the laws of the state of its incorporation and has the requisite corporate power and authority to carry on the operations of the Business as they are now being conducted.

         Section 3.02. Authorization. Each Seller has the requisite corporate power and authority to execute, deliver and, subject to the RISCORP Shareholders Approval, perform its obliga tions under this Agreement and under each of the Ancillary Agreements to be executed by it. The execution and delivery by each Seller of this Agreement and the Ancillary Agreements to be executed by it, and the performance by each Seller of its obligations hereunder and thereunder, have been duly authorized by all necessary corporate action on the part of each Seller, subject to the RISCORP Shareholders Approval. This Agreement has been duly executed and delivered by each Seller and, subject to the due execution and delivery hereof by the Purchaser and the RISCORP Shareholder Approval, this Agreement is a valid and binding obligation of each Seller, enforceable against each Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). As of the Closing Date, the Ancillary Agreement(s) to be executed and delivered by each Seller on such Closing Date will have been duly executed and delivered by each such Seller and, subject to the due execution and delivery of such agreements by the Purchaser, the Ancillary Agreement(s) to be executed by each Seller is a valid and binding obligation of each Seller, enforceable against each Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         Section 3.03. No Conflict or Violation, etc. Except as disclosed in
Schedule 3.03, the execution and delivery by each Seller of this Agreement and of the Ancillary Agreements to which it is a party do not, and the consummation by each Seller of the transactions contemplated by this Agreement and by such Ancillary Agreements and compliance with the provisions hereof and thereof will not, (i) conflict with any of the provisions of the Articles of Incorporation or By-laws of such Seller, (ii) subject to the matters referred to in the next sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, require the consent of any person under, or result in the creation of any Lien on any property or asset of such Seller, under, any indenture or other agreement, permit, franchise, license or other instrument or undertaking to which any Seller is a party or by which any Seller or any of its assets is bound or affected, or (iii) subject to the matters referred to in the next sentence, contravene any statute, law, ordinance, rule, regulation, order, judgment, injunction, decree, determination or award applicable to such Seller or any of its properties or assets, which, in the case of clauses (ii) and (iii) above, individually or in the aggregate, could not reasonably be expected to have a Sellers Material Adverse Effect. No consent, approval or authorization of, or declaration or filing with, or notice to, any court or governmental or regulatory authority or agency, domestic or foreign, including, without limitation, the Florida Agency for Health Care Administration (a "Governmental Entity"), is required to be obtained or made by or with respect to any Seller, in connection with the execution and delivery of this Agreement by each Seller or the consummation by each Seller of the transactions contemplated hereby, except for (i) the filing of a proxy statement and such reports under Section 13(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (ii) the filing of premerger notification and report forms under the HSR Act, (iii) the approvals, filings or notices required under the insurance laws of the jurisdictions set forth in
Schedule 3.03,(iv) such other consents, approvals, authorizations, declarations, filings or notices as are set forth in Schedule 3.03 and (v) such other consents, approvals, authorizations, declarations, filings or notices the failure to obtain or make which, in the aggregate, could not reasonably be expected to have a Sellers Material Adverse Effect.

         Section 3.04. Books and Records. Each Seller has provided or made available to the Purchaser on or prior to the date hereof copies of all Books and Records and written policies, procedures and guidelines relating to the Business, including all underwriting policies, procedures and guidelines other than those policies, procedures and guidelines which are not material to the conduct or operation of the Business.

         Section 3.05. SEC Documents and Statutory Financials Each Seller has provided or made available to the Purchaser on or prior to date hereof copies of all reports, schedules, forms, statements and other documents filed with the SEC (such reports, schedules, forms, statements and other documents are hereinafter referred to as the "SEC Documents") and all Statutory Financials for periods ended after January 1, 1995 and all Quarterly

Statements for periods ended after January 1, 1995 through September 30, 1996.

         Section 3.06. No Undisclosed Liabilities. There is no debt, liability, commitment or obligation of any kind, character or nature whatsoever, whether known or unknown, choate or inchoate, secured or unsecured, accrued, fixed, absolute, contingent or otherwise, and whether due or to become due arising from or relating to the Business (collectively, "Liabilities") which is to be included in the Other Assumed Liabilities, except as described in Schedule 3.06, or to the extent that reserves therefor are required to be and are set forth in the Final Business Balance Sheet in accordance with the Accounting Principles and other than Liabilities that in the aggregate could not reasonably be expected to have a Sellers Material Adverse Effect.

         Section 3.07. Contracts. Schedule 3.07 contains a complete and correct list of all Insurance Contracts in force on the date hereof, and all other material contracts, agreements and commitments to which each Seller is a party as of the date hereof which primarily relate to the Business, other than (i) contracts, agreements and commitments that relate exclusively to any asset that is not a Transferred Asset and (ii) contracts, agreements and commitments that relate to Owned Software and Licensed Software. True and complete copies of each contract, agreement or commitment listed on any Schedule hereto have been made available to the Purchaser for its review. To the knowledge of the Sellers, each of the contracts, agreements and commitments listed on Schedule 3.07 is in full force and effect and is the valid and binding obligation of each party thereto, except where the failure to be in full force and effect or valid and binding could not reasonably be expected to have, individually or in the aggregate, a Sellers Material Adverse Effect, and except as the enforceability of any thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). Except as set forth in the Schedules hereto, none of the Sellers or to the knowledge of the Sellers any other person is (or, with the giving of notice or the lapse of time or both, will be) in violation or breach of or default under any of the contracts, agreements and commitments listed on Schedule 3.07, except for such violations, breaches or defaults which individually or in the aggregate could not reasonably be expected to have, a Sellers Material Adverse Effect.

         Section 3.08. Title to Assets; Sufficiency. (a) Each Seller has good title to all of the Transferred Assets other than the Assigned and Assumed Contracts and the Assignable Licensed Owned Software, free and clear of all Liens, except for (i) Liens disclosed in Schedule 3.08(a) and (ii) Permitted Liens. At the Closing, the Purchaser will acquire the Transferred Assets other than the Intangible Assets, free and clear of all Liens, except for Liens disclosed in Schedule 3.08(a) and Permitted Liens and except for any Liens arising from acts of the Purchaser or any of their respective Affiliates.

         (b) Other than insurance licenses and qualifications necessary to conduct the Business, the Transferred Assets together with the rights of the Purchaser and their respective Affiliates under the Ancillary Agreements constitute all the assets, properties and rights of the Sellers necessary for the Purchaser to conduct the Business immediately following the Closing in all material respects as currently conducted.

         Section 3.09. Litigation; Orders. Except as disclosed in Schedule 3.09, there is no action, suit, proceeding or arbitration (each, an "Action") pending or, to the knowledge of the Sellers, threatened against or affecting any of the Sellers that, individually or in the aggregate, could reasonably be expected to have a Sellers Material Adverse Effect, nor is there any judgment, decree, injunction or order of any Governmental Entity or arbitrator (each, an "Order") outstanding against any of such persons having, or which could reasonably be expected to have, any such effect. The Sellers have delivered or made available to the Purchaser copies of all pleadings, correspon dence and other documents relating to each Action and Order listed in Schedule 3.10.

         Section 3.10. Compliance with Laws. Except as disclosed in Schedule
3.10 or as otherwise disclosed in writing to the Purchaser, each Seller is in compliance with all applicable statutes, laws, ordinances, rules, regulations and orders of any Governmental Entity, and no Seller has received any effective notice or other communication whether oral or written from any Governmental Entity, arbitrator or any other person regarding any such violation or failure, in each case except for such noncompliance which, individually or in the aggregate, could not reasonably be expected to have a Sellers Material Adverse Effect.

         Section 3.11. Employee Matters. (a) Except as set forth in Schedule 3.11, neither RISCORP nor any other person or entity that together with RISCORP is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each a "Commonly Controlled Entity") maintains, sponsors or contributes to, or has, or in the future may have, any liability for any employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any other plan, arrangement or policy (written or oral) relating to stock options, stock purchases, compensation, deferred compensation, fringe benefits for any current or former employee, director, agent or independent contractor of RISCORP, its subsidiaries or related entities, to which, or for which, RISCORP or any of its subsidiaries or related entities sponsors, contributes or has any liability ("Benefit Plans"). Copies of all documents, financial statements, summaries, reports, filings and correspondence to participants related to each Benefit Plan have been made available to Purchaser.

         (b) All Benefit Plans have been maintained and operated in all material respects in accordance with their terms and provisions and with all applicable laws and regulations.

         (c) All contributions for benefits accrued for the period though the date hereof have been made for each Benefit Plan except as set forth in Schedule 3.11.

         (d) None of the Benefit Plans is subject to Title IV of ERISA or subject to the funding standards of Section 412 of the Code.

         (e) Neither RISCORP or any Commonly Controlled Entity contributes to or has contributed to a multiemployer plan (as defined in Section 4001(a)(3) of ERISA.

         (f) Except as set forth in Schedule 3.11, the transactions contemplated by this Agreement will not result in any acceleration of any funding, vesting or benefits under any of the Benefit Plans.

         (g) Except as required pursuant to Section 4980B of the Code, none of the Benefits Plans provides benefits to former employees and neither RISCORP nor any Commonly Controlled Entity does, or has any obligation to do, so.

         Section 3.12. Brokers. No broker, investment banker, financial advisor or other person, other than Smith Barney Inc. and Alex Brown & Sons, Incorporated, the fees and expenses of which will be paid by the Sellers, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Sellers.

         Section 3.13. Reinsurance Contracts. Except as noted on Schedule 3.13, to the knowledge of the Sellers no party to any contract for reinsurance with any of the Sellers is in default in any material respect as to any provision thereof.

         Section 3.14. Disputed Claims. Schedule 3.14 sets forth a complete and accurate list of all claims where payment is in dispute pursuant to any Insurance Contract that were unpaid as of _______________, 1997, where the amount claimed exceeds $100,000, or, where the aggregate amount of such payment is not determinable and there is a specific reserve established with respect to such claim, the amount of such reserve exceeds $100,000.

         Section 3.15. Computer Software. (a) Schedule 3.15 hereto contains a true and complete listing of all computer software programs owned by Seller and/or used in the conduct of the Business. Schedule 3.15 hereto also sets forth whether each such computer software program is (i) owned by a Seller (the "Owned Software") or (ii) licensed by Seller from a third Party (the "Licensed Software").

         (b) On the Closing Date, Sellers will sell, convey, assign, transfer, and deliver to Purchaser, its successors, legal representatives and assigns, all right, title, and interest throughout the world in perpetuity in and to the Owned Software and Code (as hereinafter defined) including, but not limited to, the sole and exclusive rights to all copyrights, patent rights, copyright registrations, copyright applications, patents and patent applications, rights to reproduce, display, use, modify and make derivative works (as such term is defined in the U.S. Copyright Act, 15 U.S.C. ss.3701 et seq.) Sellers agree to execute any and all documents necessary to perfect Purchaser's rights in and to the Owned Software and Code. Upon the Closing Date, Sellers shall deliver to Purchaser all copies of the Owned Software and Code.

         (c) Sellers hereby grant to Purchaser an exclusive license to use, reproduce, modify and create derivative works based on the Owned Software and Code and shall promptly enter into a license agreement therefor ("Owned Software License"). The term of the Owned Software License shall commence on the date of this Agreement and shall terminate on the earlier of the Closing Date or the termination of this Agreement. Sellers shall immediately deliver to Purchaser copies of all computer programming code, database architecture, table attribute definitions and documentation, including all source code and object code for the Owned Software as well as all other programs, modifications, and derivative works developed prior to the Closing Date, including translations, compilations, partial copies, and up-dates and all related documentation (collectively, the "Code"), but shall retain until the Closing Date sufficient copies thereof for operation of their businesses.

         (d) On the Closing Date, the Purchaser will have, pursuant to an assignment of the relevant Seller's rights to the Licensed Software and subject to the terms and conditions of the assigned licenses to the Licensed Software, the right to use the Licensed Software in the same manner as used by the relevant Seller prior to the Closing Date and free and clear of any royalty or other similar payment obligations or Lien, other than maintenance fees. If a vendor refuses to assign, license or sub-license any Licensed Software to the Purchaser, the Sellers shall assist the Purchaser in attempting to locate suitable substitute software.

         (e) Sellers represent and warrant that they are and will as of the Closing Date be the authors and sole proprietors of all rights in and to the Owned Software and Code and that they have the ability to sell, convey, assign, transfer and deliver all such rights to Purchaser. Sellers represent and warrant that they will be the sole authors and sole proprietors of all rights in and to all modifications of or derivative works based on the Owned Software and created pursuant hereto and that such modifications and derivative works will not violate or infringe any patent, copyright, trade secrets, or any other proprietary rights of any other person. Sellers further represent and warrant that Sellers are not in conflict with or violation or infringement of, nor have such Sellers received any notice of any such conflict with, or violation or infringement of, any patent, copyright, trade secret rights, or any other proprietary right of any other Person with respect to any Owned Software or Licensed Software. In the event that the Owned Software or Licensed Software is or becomes the subject of a claimed or alleged infringement of another Person's patent, copyright, trade secret rights or any other proprietary right on or prior to the Closing Date, then the relevant Seller at its option and cost, will either (i) defend the Purchaser against such infringement claim, (ii) secure a license to such person's software for the benefit of the Purchaser,
(iii) modify the software so as to make it non-infringing, or (iv) secure a license to reasonably comparable substitute software for the Purchaser.

         At Closing, Purchaser shall grant to Sellers a royalty-free, non-transferable license to use such of the Owned Software and Code as Sellers may reasonably need in order to conduct their remaining businesses and operations after the Closing, including, without limitation, such Owned Software and Code as may be necessary for Sellers to prepare the Proposed Business Balance Sheet, to file tax returns, to defend the Excluded Litigation, and similar matters.

         Section 3.15A. Database. (a) Upon the Closing Date, Sellers shall sell, convey, assign, transfer and deliver to Purchaser full right, title and interest (free and clear of any liens, limitations or restrictions whatsoever) to the records, data, files, input materials, reports, forms and other data disclosed on Schedule 3.15A (collectively, the "Database"). The Database will therefore be the exclusive property of Purchaser and Sellers will no longer possess any interest, title, lien or right to the Database except as provided in this Agreement. Sellers agree that upon the Closing Date, Sellers will deliver to Purchaser all copies of the Database (including all updates thereto) as well as all records, lists, schedules and other documents relating to the Database and the Database License (defined herein).

         (b) Sellers hereby grant to Purchaser an exclusive license to use and update the Database and will promptly enter into a license agreement for the Database (the "Database License"). The Database License will terminate at the earlier of the Closing Date or the termination of the Purchase Agreement.

         (c) Sellers agree to maintain and update the Database and to input any and all relevant transactions into the Database.

         (d) Sellers further agree that, upon request by Purchaser from time to time, Sellers will furnish, free of charge, to Purchaser the Database and any and all updates thereto in whatever format Purchaser may desire.

         (e) Sellers represent and warrant that they are and will as of the Closing Date be the authors and sole proprietors of all rights in and to the Database and that they have the ability to license, sell, convey, assign, transfer and deliver all such rights to Purchaser. Sellers represent and warrant that they will be the sole authors and sole proprietors of all rights in and to all modifications of or derivative works based on the Database and created pursuant hereto and that such modifications and derivative works will not violate or infringe any patent, copyright, trade secrets, or any other proprietary right of any other person. Sellers further represent and warrant that Sellers are not in conflict with or violation or infringement of, nor have such Sellers received any notice of any such conflict with, or violation or infringement of, any patent, copyright, trade secret rights, or any other proprietary right of any other Person with respect to the Database. In the event that the Database is or becomes the subject of a claimed or alleged infringement of another Person's patent, copyright, trade secret rights or any other proprietary right on or prior to the Closing Date, then the relevant Seller at its option and cost, will either (i) defend the Purchaser against such infringement claim, (ii) secure a license to such Person's database for the benefit of the Purchaser, or (iii) modify the database so as to make it non-infringing.

     At Closing, Purchaser shall grant to Sellers a royalty-free, non-transferable license to use such of the Database as Sellers may reasonably need in order to conduct their remaining businesses and operations after the Closing, including, without limitation, such portions of the Database as may be necessary for Sellers to prepare the Proposed Business Balance Sheet, to file tax returns, to defend the Excluded Litigation, and similar matters.

         Section 3.16. Environmental Matters. Except for any violation which, individually or in the aggregate, could not reasonably be expected to have a Sellers Material Adverse Effect, the Sellers are not in violation of any laws, rules or regulations relating to pollution or protection of the environment, including regulations relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, groundwater, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

         Section 3.17. Taxes. (a) Except for such matters that, individually or in the aggregate, will not have a Sellers' Material Adverse Effect or for such matters that have been disclosed in Schedule 3.17: (i) each of the Sellers (x) has prepared in good faith and duly and timely filed (taking into account any applicable extensions) all Tax Returns (as defined below) that it was required to file (whether separately or on a combined or consolidated basis) and all such Tax Returns are complete and accurate in all material respects; (y) has timely paid in full all Taxes (as defined below) it was or is required to pay and duly and timely withheld and paid over to the appropriate recipient all Taxes that it was or is obligated to withhold from amounts paid or owing to any employee, creditor or third party; and (z) has not waived or agreed to waive any statute of limitations with respect to Taxes or agreed to any extension of time with respect to the assessment or collection of any Tax (unless such waiver or extension is not currently effective); (ii) no audits, examinations, investigations, assessments or proposed assessments of deficiencies, refund claims or other proceedings relating to the Taxes of any of the Sellers is pending or, to the knowledge of any of the executive officers of any of the Sellers, threatened; (iii) there are not, to the knowledge of the executive officers of any of the Sellers, unresolved actual claims concerning any Sellers's Tax liability; (iv) all Taxes due with respect to completed and settled examinations or concluded litigation relating to any of the Sellers have been timely paid in full; (v) each of the Sellers has made available to the other party true, correct and complete copies of all United States federal income Tax Returns (including all consolidated Tax Returns) filed with respect to the taxable periods ending on or after December 31, 1992, together with true, correct and complete copies of any audit or other examination reports and any notices or proposed notices of deficiency relating to such Tax Returns; (vi) none of the Sellers has any liability with respect to accrued but unpaid Taxes (whether or not assessed or shown as due on any Tax Return) in excess of the reserves therefor reflected in the financial statements included in the most recently filed SEC Documents (as adjusted for any time elapsed since the date of such SEC Documents in accordance with past customary practice); (vii) no liens or other security interests have been imposed on any of the assets of any Seller in connection with any failure (or alleged failure) to pay any Tax; (viii) none of the Sellers is a party to any Tax allocation or sharing agreement, is or has been a member of an affiliated group filing a consolidated or combined Tax Return (other than a group of which it or one of the Subsidiaries of RISCORP is or was the common parent) or otherwise has any liability for Taxes other than its Taxes or Taxes of one of its Subsidiaries; (ix) none of the Sellers has filed a consent under Section 341(f) of the Code, or has made or is a party to any agreement under which it is or may become obligated to make any payments that will be nondeductible under Section 280G of the Code (assuming it cannot be established that any such payments are "reasonable compensation" within the meaning of
Section 280G(B)(4) of the Code); (x) each of the Sellers has complied (and until the Closing Date will comply) in all material respects with the provisions of the Code relating to the payment and withholding of Taxes, including without limitation the withholding and reporting requirements under Sections 1441 through 1464, 3401 through 3406, and 6041 and 6049 of the Code, as well as similar provisions under any other laws; (xi) the statute of limitations for the assessment of all Taxes has expired for all applicable Tax Returns of each of the Sellers for taxable years ending on or before the date three years before the date of this Agreement; (xii) no power of attorney currently in force has been granted by any of the Sellers concerning any Tax matter; (xiii) no property of any of the Sellers is tax-exempt use property within the meaning of Section 168 of the Code; (xiv) none of the Sellers is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by it, and to the best of the knowledge of its executive officers, the IRS has not proposed any such adjustment or change in accounting method; (xv) each of the Sellers has or had substantial authority (within the meaning of Section 6661 of the Code for Tax Returns filed on or before December 31, 1990, and within the meaning of Section 6662 of the Code for Tax Returns filed after December 31, 1990) for all transactions that could give rise to an understatement of federal income tax (within the meaning of Section 6661 of the Code, for Tax Returns filed on or before December 31, 1990, and within the meaning of Section 6662 of the Code, for Tax Returns filed after December 31, 1990); (xvi) as of December 31, 1995, each of the Sellers has net operating loss carryovers available to offset future income as disclosed in
Schedule 3.1(h); (xvii) Schedule 3.1(h) discloses the amount of and year of expiration of each company's net operating loss carryovers; (xviii) each of the Sellers has tax credit carryovers available to offset future tax liability as disclosed in Schedule 3.1(h); (xix) Schedule 3.1(h) discloses the amount and year of expiration of each company's tax credit carryovers; (xx) no election under Section 338 of the Code (or any predecessor provision) has been made by or with respect to each of the Sellers or any of their respective assets or properties; (xxi) no indebtedness of any of the Sellers is "corporate acquisition indebtedness" within the meaning of Section 279(b) of the Code; and
(xxii) none of the Sellers has engaged in any intercompany transactions within the meaning of Treasury Regulations Sec. 1.1502-13 for which any income or gain will remain unrecognized as of the close of the last taxable year prior to the Closing Date.

         (b) As used in this Agreement, (i) the term "Tax" (including, with correlative meaning, the terms "Taxes" and "Taxable") includes all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severances, premium, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, and (ii) the term "Tax Return" includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

         Section 3.18. Condition of Tangible Assets. All buildings, structures, facilities, equipment and other material items of tangible property and assets which are included in the Transferred Assets are in good operating condition and repair, subject only to normal wear and maintenance, are usable in the regular and ordinary course of business and conform to all applicable laws, ordinances, codes, rules and regulations, and authorizations relating to their construction, use and operation. No person other than Seller owns any equipment or other tangible assets or properties situated on the premises of Sellers or necessary to the operation of the Business, except for leased items disclosed on Schedule 3.18.

         Section 3.19. Intellectual Property, Computer Software and Database.
(a) The Sellers own or possess sufficient legal rights to all the Intellectual Property, Owned Software, Licensed Software, Database and other related proprietary business information as are necessary to conduct the Business as currently conducted, except where the failure to own or possess such legal rights could not, individually or in the aggregate, reasonably be expected to have a Sellers Material Adverse Effect.

         (b) None of the Sellers is using any confidential information, patents, copyrights, trademarks, service marks, trade names, trade secrets, licenses, computer software, computer software databases and other proprietary rights and processes of any other person without such persons permission.

         (c) None of the Sellers has violated, or has received any written or oral communications alleging that any such Seller has violated or, by conducting the Business, would violate, any patents, copyrights, trademarks, service marks, trade names, trade secrets or other proprietary rights of any other person. None of the Sellers has knowledge (i) that any such proprietary right which might be so violated has been applied for by another, or (ii) that any of the Intellectual Property, Owned Software, Licensed Software or Database has been legally declared invalid or is the subject of a pending or threatened action for opposition, cancellation or a declaration of invalidity or is infringed by the activities of another.

         (d) The Sellers have the right to use free and clear of any interference by others all of the Intellectual Property, Owned Software, Licensed Software and Database.

         (e) Except as provided in this Agreement and licenses, authorizations, and permissions granted by a Seller to any other Seller, none of the Sellers has granted a license or authorization or otherwise permitted any person to use, reproduce, display or distribute any of the Intellectual Property, Owned Software, Licensed Software or Database.

         Section 3.20. Agents and Brokers. Schedule 3.20 is a true, complete and accurate list of the agents and brokers which have generated Business that is currently in-force with the Sellers.

         Section 3.21. Solvency. After giving effect to the transactions contemplated by this Agreement, the Sellers, individually and on a consolidated basis, will be solvent, able to pay their debts as they mature, have capital sufficient to carry on their businesses and all businesses in which they are about to engage, and:

         (i) the assets of the Sellers, individually and on a consolidated basis, at a fair evaluation, exceed the total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities other than any such liabilities arising pursuant to Article IX of this Agreement) of the Sellers;

         (ii) current projections which are based on underlying assumptions which provide a reasonable basis for the projections and which reflect the Sellers' judgment based on present circumstances, the most likely set of conditions and the Sellers most likely course of action for the period projected, demonstrate that the Sellers, individually and on a consolidated basis, will have sufficient cash flow to enable them to pay their debts as they mature or the Sellers are reasonably satisfied that they will be able to refinance such debt at or prior to maturity on commercial reasonable terms; and

         (iii) the Sellers, individually and on a consolidated basis, do not have unreasonably small capital base with which to engage in their anticipated businesses.

         Section 3.22. Properties. Except as disclosed on Schedule 3.22:

         (a) The Sellers are the sole owners of, and have good and marketable fee simple title to, the real property listed on Schedule 3.22 (collectively, the "Property"), free and clear of all liens, encumbrances, claims, demands, easements, covenants, conditions, restrictions and encroachments of any kind or nature.

Sellers have not entered into any agreement to lease, sell, mortgage or otherwise encumber or dispose of, directly or indirectly, its interest in the Property or any part thereof, except for this Agreement.

         (b) Any and all improvements constructed on the Property (the "Improvements") were constructed in a good and workmanlike manner, in conformity with all rules, regulations, laws and ordinances applicable at the time of construction. The Sellers have obtained and paid for all permits and certificates required under any federal, state or local law, ordinance, rule or regulation or by any governmental or quasi-governmental agency, and all of the same are in good standing.

         (c) The Improvements, including without limitation the water, sewer, heating, electrical, plumbing, sprinkler, air conditioning and other mechanical and electrical systems and any personal property used in connection therewith, are in good condition, repair and working order and the roofs, walls and foundations of the Improvements are free from defects and leaks.

         (d) The schedule of insurance policies furnished by the Sellers to the Purchaser contains a true and complete list and description of all insurance policies owned by or on behalf of Sellers with respect to the Property or any part thereof. Such policies are in full force and effect. The Sellers are current on all premium payments thereunder and has satisfied all policy conditions precedent thereto. No notice has been received by the Sellers from any insurer with respect to any defects or inadequacies of all or any part of the Property or the use or operation thereof.

         (e) The Sellers have not received from any governmental authority notice of any violation of any zoning, building, fire or health code or any other statute, ordinance, rule or regulation applicable (or alleged to be applicable) to the Property, or any part thereof, that will not have been corrected prior to the Closing Date solely at the Sellers' expense.

         (f) Without limiting any other warranty or representation of any
Seller:

                  (i) the existing use and occupation of the Property do not violate applicable zoning laws;

                  (ii) there is no plan, study or effort by any governmental authority or agency which in any way affects or would affect the present use or zoning of the Property; and there is no existing, proposed or contemplated plan to widen, modify or realign any street or highway or any existing, proposed or contemplated eminent domain proceeding that would adversely affect the Property in any way whatsoever;

                  (iii) all laws, ordinances, rules and regulations of any government, or any agency, body or subdivision thereof, bearing on the construction, maintenance, repair or operation of the Property have been complied with by Sellers at their sole cost; and

                  (iv) the Property is not located in any area designated by any governmental authority or agency as being a flood prone or flood risk area (whether pursuant to the Flood Disaster Act of 1973 as amended, or otherwise), and requirements of the National Flood Insurance Program are not applicable to the Property.

         (g) None of the Sellers is in default in respect of any of its obligations or liabilities pertaining to the Property, or any part thereof, and there is not any state of facts or circumstances or condition or event which, after notice or lapse of time, or both, would constitute or result in any such default.

         (h) The leases disclosed in Schedule 3.22 (collectively, the "Leases") comprise all existing Lease. The Purchaser has been provided with exact copies of the originals of the Leases, as executed and delivered by all of the parties thereto. Each tenant under the Leases is a bona fide tenant in possession or has a right to possession of the premises demised thereunder. No default exists or is claimed to exist on the part of the tenant under any of the Leases and no event or condition exists which, with the giving of notice, passage of time or both could constitute such a default.

         (i) The Property, and each part thereof, has been duly, correctly and fully valued and assessed for tax purposes (whether for real estate, personal property or otherwise) and taxed in accordance with the applicable statutes, laws, regulations, codes, rules and ordinances. With respect to the Property, or any part thereof, there are no unpaid taxes, fees or assessments of any kind or nature whatsoever that are presently due and payable.

         (j) There is no gasoline, petroleum products, explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, polychlorinated biphenyl or related or similar materials, asbestos or any material containing asbestos, or any other substance or material as may be defined as a hazardous or toxic substance by any environmental laws, ordinances, rules or regulations of any governmental authority, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Sections 1251 et seq.), the Clean Air Act (42 U.S.C. Sections 7401 et seq.) and in the regulations adopted and publications promulgated pursuant thereto (collectively, "Hazardous Materials") at the Property, and the Property has never been used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce, process or in any manner deal with Hazardous Materials.


                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser hereby represents and warrants to the Sellers that the following statements are true and correct as of the date hereof, and will be true and correct as of the Closing Date or such other time as may be specified in such statements.

         Section 4.01. Organization, Standing and Authority. The Purchaser is duly organized, validly existing and in good standing under the laws of the state of California and has the requisite corporate power and authority to carry on the operations of its business as they are now being conducted.

         Section 4.02. Authorization. The Purchaser has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement or under each of the Ancillary Agreements to be executed by it, as the case may be. The execution and delivery by the Purchaser of this Agreement and the execution and delivery by the Purchaser, of the Ancillary Agreements to be executed by it, and the performance by the Purchaser of its obligations hereunder and thereunder, have been duly authorized by all necessary corporate action on the part of the Purchaser and its Shareholders. This Agreement has been duly executed and delivered by the Purchaser and, subject to the due execution and delivery hereof by the Sellers, this Agreement is a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). As of the Closing Date, each Ancillary Agreement executed and delivered by the Purchaser will have been duly executed and delivered by the Purchaser and, subject to the due execution and delivery of such agreements by the Sellers, each Ancillary Agreement executed by the Purchaser is a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         Section 4.03. No Conflict or Violation, etc. Except as disclosed in
Schedule 4.03, the execution and delivery by the Purchaser of this Agreement and the Ancillary Agreements to which it is a party do not, and the consummation by the Purchaser of the transactions contemplated by this Agreement and of such Ancillary Agreements and compliance with the provisions hereof and thereof will not, (i) conflict with any of the provisions of the Certificate of Incorporation or By-laws of the Purchaser, (ii) subject to the matters referred to in the next sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, require the consent of any person under, or result in the creation of any Lien on any property or asset of the Purchaser under, any indenture or other agreement, permit, franchise, license or other instrument or undertaking to which it is a party or by which it or any of its assets is bound or affected, or
(iii) subject to the matters referred to in the next sentence, contravene any statute, law, ordinance, rule, regulation, order, judgment, injunction, decree, determination or award applicable to the Purchaser or any of its subsidiaries or any of their respective properties or assets, which, in the case of clauses (ii) and (iii) above, singly or in the aggregate, could not reasonably be expected to have a the Purchaser Material Adverse Effect. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity, is required to be obtained or made by or with respect to the Purchaser or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Purchaser or the consummation by the Purchaser of the transactions contemplated hereby, except for (i) the filing of premerger notification and report forms under the HSR Act, (ii) the approvals, filings or notices required under the insurance laws of the jurisdictions set forth in
Schedule 4.03, (iii) such other consents, approvals, authorizations, declarations, filings or notices as are set forth in Schedule 4.03 and (iv) such other consents, approvals, authorizations, declarations, filings or notices the failure to obtain or make which, in the aggregate, could not reasonably be expected to have a the Purchaser Material Adverse Effect.

         Section 4.04. Brokers. No broker, investment banker, financial advisor or other person, other than Credit Suisse First Boston Corporation, the fees and expenses of which will be paid by the Purchaser, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser or an Affiliate.

                                    ARTICLE V

                                    COVENANTS

         Section 5.01. Conduct of Business. (a) Except as contemplated by this Agreement, during the period from the date of this Agreement to the Closing Date, the Sellers shall carry on the Business only in the ordinary course of business consistent with past practice and, to the extent consistent therewith, use its reasonable best efforts to preserve intact the current business organization of the Business, keep available the services of the employees directly involved principally in the Business and preserve their relationships with agents, brokers, intermediaries, insureds, reinsurers and others having business dealings with the Business. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Closing Date, the Sellers except as contemplated by this Agreement, shall not, without the prior consent of the Purchaser:

                  (i) (A) terminate, transfer or otherwise dispose of any assets which would otherwise be Transferred Assets other than investment assets in the ordinary course of business consistent with past practices, or (B) enter into, modify or change in any material respect any Assigned and Assumed Contract;

                 (ii) (A) permit or allow any of the Transferred Assets to become subject to any Liens except Permitted Liens, (B) waive any claims or rights relating to the Business, except in the ordinary course of business consistent with past practices and except for waivers of intercompany obligations or of claims or rights which are not included in the Transferred Assets, or (C) grant any increase in the compensation or benefits of, or amend, modify or establish any new employee benefit plan or plan of compensation for, Transferred Employees (including any such increase pursuant to any new or existing bonus, pension, profit-sharing or other plan or commitment);

                (iii) make any material change in accounting methods, principles or practices used in connection with the Business, including but not limited to any material change with respect to establishment of reserves for losses and loss adjustment expenses, except insofar as may be required by a change in generally accepted accounting principles, tax accounting principles or statutory accounting practices or as may be required by law or any Governmental Entity;

                 (iv) enter into or renew any Insurance Contract except in the ordinary course in accordance with the existing underwriting policies, procedures and guidelines relating to the Business; or

                  (v)      enter into any transaction with an Affiliate; or

                 (vi) declare, set aside or pay any dividends on or make any other distributions in respect of any of such Seller's capital stock or purchase, redeem, or otherwise acquire any shares of outstanding capital stock or any rights, warrants or options to acquire such shares; or

                (vii) incur any indebtedness for borrowed money or guarantee any such indebtedness of any Person or make any loans or advances to any other Person or repay the promissory note held by Am Re-Insurance Company in the amount of $15,000,000;

               (viii) invest any funds in any investments other than cash equivalent assets or in investments having a duration not in excess of three years (consisting of U.S. government issued or guaranteed securities, or commercial paper rated A-1 or P-1, except (x) as otherwise required by law, (y) as required to provide cash (in the ordinary course of business and consistent with past practice) to meet its actual or anticipated obligations, (z) publicly traded corporate bonds that are investment grade by at least two nationally recognized institutional rating organizations;

                 (ix) acquire (x) any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (y) any assets that are material, individually or in the aggregate, to the Business, except purchases of investment assets in the ordinary course of business as provided in clause (viii);

                  (x) without first consulting with Purchaser, pay, discharge, settle or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted, unasserted, contingent or otherwise) other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practices, of claims, liabilities or obligations under Insurance Contracts;

                 (xi) make or agree to make any new capital expenditures in excess of $100,000 in the aggregate;

                (xii) without first consulting with Purchaser, settle or comprise any litigation if the settlement thereof involves payment of in excess of $100,000 (other than undisputed claims for contractual benefits under any Insurance Contract);

               (xiii) terminate the employment of any employee or employees that is/are material, individually or in the aggregate, to operation of the Business; or

                (xiv)      commit or agree to take any of the foregoing actions.

         Section 5.02. RISCORP Shareholders Meeting. As soon as practicable following the date of this Agreement, RISCORP will duly call, give notice of, convene and hold a meeting of its shareholders (the "RISCORP Shareholders Meeting") for the purpose, among other things, of obtaining approval of and adoption of this Agreement and the transactions contemplated hereby by not less than (i) a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, voting as a class entitled to vote thereon and (ii) a majority of the outstanding shares of Class A Common Stock entitled to vote thereon (the "RISCORP Shareholder Approval"). Subject to Section 5.04 hereof, RISCORP will, through its Board of Directors, recommend to its shareholders the approval and adoption of this Agreement and the transactions contemplated hereby (the "Vote Items") and will refrain from taking, and will cause all its representatives not to take, any action inconsistent with such favorable recommendation. Without limiting the generality of the foregoing, (x) RISCORP agrees that, subject to its right to terminate this Agreement pursuant to Section 5.04, its obligations pursuant to the first sentence of this Section 5.02 shall not be affected by (i) the commencement, public proposal, public disclosure or communication to RISCORP of any Acquisition Proposal (as defined in Section 5.03, or (ii) the withdrawal or modification by the Board of Directors of RISCORP if its approval or recommendation of this Agreement or the transactions contemplated hereby.

         Section 5.03. Acquisition Proposals. (a) RISCORP shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor, representative or agent of, RISCORP or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Acquisition Proposal (as hereinafter defined) or (ii) enter into any agreement with respect to, participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate the making of any proposal or offer that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal; provided, however, that, at any time prior to the RISCORP Shareholder Approval, RISCORP may, following the receipt of an unsolicited Acquisition Proposal, if the Board of Directors of RISCORP determines in good faith, based on the written advice of outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to shareholders under applicable law, participate in negotiations regarding such Acquisition Proposal or furnish information regarding RISCORP, the Sellers or the Business, pursuant to an appropriate confidentiality agreement, to the person making such Acquisition Proposal. Notwithstanding anything in this Agreement to the contrary, RISCORP shall promptly advise the Purchaser orally and in writing of the receipt by it (or any of the other persons referred to above) after the date hereof of any Acquisition Proposal. Such notice shall identify the offeror and the terms and conditions of the Acquisition Proposal, and thereafter RISCORP shall keep the Purchaser fully informed of the status and details of such Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the first sentence of this Section 5.03 by any officer, director or employee of RISCORP or any of its subsidiaries or any investment banker, attorney or other advisor, representative or agent of RISCORP or any of its subsidiaries, whether or not such person is purporting to act on behalf of RISCORP or any of its subsidiaries or otherwise, shall be deemed to be a breach of this Section 5.03 by RISCORP. For purposes of this Agreement, "Acquisition Proposal" means any proposal or offer for a merger, consolidation or other business combination involving RISCORP or any subsidiary or any proposal or offer to acquire or cause to be acquired in any manner, directly or indirectly, all or substantially all of the business, assets or capital stock of RISCORP or any subsidiary, other than the transactions contemplated by this Agreement.

         (b) The Sellers shall not enter into any agreement with any party in respect of any Acquisition Proposal unless such other party shall have agreed to indemnify fully the Purchaser (and its Affiliates) on terms reasonably acceptable to the Purchaser for any and all liabilities arising pursuant to the cut-through agreements contemplated by Section 5.16.

         Section 5.04. Fiduciary Duties. The Board of Directors of RISCORP shall not (i) withdraw or modify, in a manner adverse to the Purchaser, the approval or recommendation by such Board of Directors of the Vote Items, (ii) approve or recommend any Acquisition Proposal or (iii) cause RISCORP or any Seller to enter into any agreement with respect to any Acquisition Proposal. Notwithstanding the foregoing, if RISCORP receives an unsolicited Acquisition Proposal and the Board of Directors of RISCORP determines in good faith, based on the advice of outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to shareholders under applicable law, prior to the RISCORP Shareholder Approval the Board of Directors of RISCORP may (w) withdraw or modify its approval or recommendation of the Vote Items, (x) approve or recommend such Acquisition Proposal, (y) cause RISCORP to enter into an agreement with respect to such Acquisition Proposal or (2) terminate this Agreement pursuant to this Section. In the event the Board of Directors of RISCORP takes any action described in clause (y) or (z) of the preceding sentence or the Purchaser exercises its right to terminate this Agreement pursuant to Section 10.01(g) hereof, RISCORP shall, concurrently with the taking of such action or termination pay to the Purchaser the Section 5.05 fee, plus all expenses of the Purchaser payable pursuant to Section 5.05(a).

         Section 5.05. Certain Fees and Expenses.

         (a) RISCORP shall pay to the Purchaser upon demand $7.5 million (the "Section 5.05 Fee"), payable in same-day funds, plus Expenses, as liquidated damages and not as a penalty, (i) if the Section 5.05 Fee is payable pursuant to
Section 5.04, (ii) this Agreement is terminated pursuant to Section 10.01(a)(vii) or Section 10.01(a)(viii), or (iii) the RISCORP Shareholder Approval is not obtained at the RISCORP Shareholders Meeting.

         (b) For purposes of this Section 5.05, with respect for any person, "Expenses" shall mean all reasonable out-of-pocket fees and expenses incurred or paid by or on behalf of such person in connection with the consummation of the transactions contemplated by this Agreement.

         Section 5.06. Non-Solicitation/Non-compete. (a) Each Seller hereby covenants and agrees that, for a period of three years following the Closing Date, it will not, without the prior written consent of the Purchaser, directly or indirectly, solicit for employment or knowingly hire any Transferred Employee or any employee, agent, broker or distributor of the Business or the Purchaser.

         (b) Each Seller agrees that for a period of three years after the Closing Date, such Seller will not, directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of, any workers' compensation insurance business in the United States whether in corporate, proprietorship or partnership form or otherwise as more than 5% owner in such business. The parties hereto specifically acknowledge and agree that the remedy at law for any breach of the foregoing will be inadequate and that the Purchaser, in addition to any other relief available to it, shall be entitled to temporary and permanent injunctive relief without the necessity of proving such damage. In the event that the provisions of this Section 5.06 should ever be deemed to exceed the non-competition restrictions provided by applicable law, then the parties hereto agree that such provisions shall be reformed to set forth the maximum limitations permitted.

         Section 5.07. Access to Information; Confidentiality; Renewal Business.
(a) The Sellers shall afford to the Purchaser and to the officers, employees, counsel, financial advisors, accountants, actuaries and other representatives of the Purchaser reasonable access during normal business hours during the period prior to the Closing Date to all of the (i) Insurance Contracts, Books and Records and Transferred Assets, including without limitation all of their records relating to the agents and brokers who produced the Business and shall otherwise assist Purchaser and its Affiliates in determining whether to enter into agreements with any such agents and brokers; and (ii) personnel involved in the Business and, during such period, shall furnish as promptly as practicable to the Purchaser such information concerning the Business as the Purchaser may from time to time reasonably request. The Purchaser agrees that it will hold, and will cause their respective Affiliates and each of their respective directors, officers, employees, partners, counsel, financial advisors, accountants, actuaries and other representatives and affiliates to hold, any information so obtained in confidence except as otherwise required by law. After the Closing Date, the Sellers shall cooperate with Purchaser and its Affiliates as reasonably requested by them to assist them in writing, in the name of Purchaser or a Purchaser Affiliate, such renewals of the Business as they shall seek to write.

         (b) Purchaser shall afford to the Sellers and to the officers, employees, counsel, accountants, actuaries and other representatives of the Sellers reasonable access during business hours after the Closing Date to all of the Database, the Insurance Contracts, Books and Records and Transferred Assets and to personnel of Purchaser for the purpose of enabling Sellers to conduct their remaining businesses and operations after the Closing, including, without limitation, to prepare the Proposed Business Balance Sheet, to file tax returns, to defend the Excluded Litigation, and similar matters. Sellers agree that they will hold, and will cause their respective directors, officers, employees, counsel, accountants, actuaries and other representatives to hold, any information so obtained in confidence except as otherwise required by law or to the extent reasonably necessary.

         Section 5.08. Reasonable Best Efforts. Upon the terms and subject to the conditions and other agreements set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

         Section 5.09. Consents, Approvals and Filings. (a) The Sellers and the Purchaser will make all necessary filings, as soon as practicable, including, any filing required under state insurance laws in order to facilitate prompt consummation of the transactions contemplated by this Agreement. In addition, the Sellers and the Purchaser will each use their reasonable best efforts (without the payment of money or the commencement of litigation), and will cooperate fully with each other (i) to comply as promptly as practicable with all governmental requirements applicable to the transactions contemplated by this Agreement and (ii) to obtain as promptly as practicable all necessary consents, approvals, permits or authorizations of Governmental Entities and consents or waivers of all third parties necessary or advisable for the consummation of the transactions contemplated by this Agreement. Each of the Sellers and the Purchaser shall use its reasonable best efforts to provide such information and communications to Governmental Entities as such Governmental Entities may reasonably request.

         (b) Without limiting the generality of Section 5.09(a), RISCORP and the Purchaser will, as promptly as practicable, cooperate to prepare and file with the SEC a proxy statement in connection with the RISCORP Shareholder Approval (such proxy statement, together with any amendments thereof or supplements thereto, in each case in the form of forms mailed to RISCORP's shareholders, is herein called the "Proxy Statement"). RISCORP will notify the Purchaser promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments of or supplements to the Proxy Statement or for additional information, will use its best efforts, in consultation with the Purchaser, to respond to any comments of the SEC or its staff and will supply the Purchaser with copies of all correspondence between RISCORP or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement. RISCORP and the Purchaser will use commercially reasonable efforts to have or cause the Proxy Statement to become definitive as promptly as practicable following the clearance of the Proxy Statement by the SEC. RISCORP and the Purchaser will also take any other related action required to be taken under federal or state securities laws, and RISCORP will use commercially reasonable efforts to cause the Proxy Statement to be mailed to shareholders of RISCORP at the earliest practicable date. RISCORP will not mail any Proxy Statement, or any amendment or supplement thereto, to which the Purchaser reasonably objects on the grounds that such Proxy Statement, or amendment or supplement thereto, violates applicable law.

         (c) The Sellers and the Purchaser will, as promptly as practicable, file, or cause to be filed, Notification and Report Forms under the HSR Act with the Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice (the "Antitrust Division") in connection with the transactions contemplated by this Agreement, and will use their respective reasonable best efforts to respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division for additional information or documentation and to cause the waiting periods under the HSR Act to terminate or expire at the earliest possible date. The Sellers and the Purchaser will each furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of necessary filings or submissions to any governmental or regulatory agency, including any filings necessary under the provisions of the HSR Act.

         (d) Each of the Sellers Representatives and the Purchaser shall notify the other party and keep it advised as to the status of all applications to, and proceedings before, Governmental Entities in connection with the transactions contemplated by this Agreement.

         Section 5.10. Notification.

         (a) The Seller's Representative shall notify the Purchaser and the Purchaser shall notify the Seller's Representative and keep the other advised as to (i) any litigation or administrative proceeding pending and known to it or, to its knowledge, threatened which challenges or seeks to restrain or enjoin the consummation of any of the transactions contemplated by this Agreement, (ii) the breach of any representation or warranty of the Sellers or the Purchaser, as the case may be, contained in this Agreement and (iii) any event, condition, result in change that has been or could reasonably be expected to result in any Sellers Material Adverse Effect or Purchaser Material Adverse Effect.

         (b) Prior to the Closing, Purchaser shall notify Sellers of any determination by Purchaser that Sellers have or may have breached any of the Sellers' representation warranties, covenants or agreements contained in this Agreement (a "Violation Notice"), which Violation Notice may contain Purchaser's best estimate of the amount of indemnifiable damages, losses, deficiencies, costs and expenses in respect thereof (a "Loss Estimate"); provided, that in determining whether a representation or warranty of Sellers has been breached for purposes of the foregoing determination, such representation or warranty shall be deemed to exclude any material qualification or exception and any exception thereto which refers to a Sellers' Material Adverse Effect. The parties shall cooperate prior to closing in pursuit of cure of the matters reflected in the Violation Notice and, if such Violation Notice contains a Loss Estimate, to refine the amount of the Loss Estimate. The Base Escrow Amount shall be increased by the amount of the Loss Estimate finally determined in good faith by Purchaser, after reasonably considering the views of Sellers.

         Section 5.11. Further Assurances. On and after the Closing Date, the Sellers and the Purchaser shall take all reasonably appropriate action and execute any additional documents, instruments or conveyances of any kind which may be reasonably necessary to carry out any of the provisions of this Agreement or consummate any of the transactions contemplated by this Agreement.

         Section 5.12. Expenses. Except as otherwise specifically provided in this Agreement, the parties to this Agreement shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel, financial advisors, actuaries and accountants.

         Section 5.13. Employees and Employee Benefits. (a) At any time after the date hereof, the Purchaser may make a written offer of employment, effective as of the Closing Date, to employees of Sellers (the "Business Employees"). The Business Employees who accept, on or prior to the Closing Date, employment with the Purchaser, shall be referred to as the "Transferred Employees". The Sellers shall terminate the employment of all Transferred Employees effective as of the Closing Date. The Sellers makes no representation as to whether or not any Business Employee will accept employment with the Purchaser. With respect to the Transferred Employees, the Sellers shall be responsible for all accrued but not taken vacation and all accrued salary and wages and for all accrued bonuses, in each case as of the Closing Date. Nothing in this Agreement shall be construed as limiting in any way the right of the Purchaser on and after the Closing Date, to terminate the employment of any Transferred Employee, to change his or her salary or wages or to modify benefits or other terms and conditions of employment of Transferred Employees.

         (b) With respect to each Transferred Employee:

                  (i) The Sellers' welfare benefit plans shall be responsible for welfare benefit claims relating to the Transferred Employees incurred on or prior to the Closing Date. For this purpose, a claim is incurred when the medical or other service giving rise to the claim is performed, except that in the case of death or disability, a claim is incurred on the date of death or date of disability as the case may be.

                 (ii) The Sellers shall be responsible for satisfying obligations under Section 601 et seq. of ERISA and Section 4980B of the Code ("COBRA"), to provide continuation coverage to or with respect to any Business Employee who does not become a Transferred Employee, his spouse or his dependents and any Transferred Employee, his spouse or his dependents in accordance with law with respect to any "qualifying event" occurring on or before the Closing Date.

                 (iii)     Except as otherwise expressly provided in this
         Section 5.13, (A) the Purchaser shall be responsible for, and shall indemnify and hold harmless the Sellers against, any actions, claims or proceedings brought by or on behalf of any Transferred Employee at any time with respect to any event occurring or condition arising after the Closing and (B) the Sellers shall be responsible for, and shall indemnify and hold harmless the Purchaser against, any actions, claims or proceedings brought by or on behalf of any Transferred

         Employee at any time with respect to any event occurring or condition existing prior to the Closing.

         (c) The Sellers shall be responsible for all deferred compensation due to Transferred Employees under the Sellers' deferred compensation plans with respect to services rendered prior to the Closing Date by any Transferred Employee.

         Section 5.14. Computer Software. Prior to the Closing Date, with respect to any Licensed Software that requires consents to assignment or sub-license, at the Purchaser's request, the relevant Seller shall use its best efforts to obtain from the licensors of the Licensed Software the right for the Purchaser to operate the Licensed Software. The Sellers shall pay all costs and expenses associated with obtaining such right from the licensors of the Licensed Software. The Purchaser shall be entitled to participate fully in any negotiation with any such licensors. With respect to the Licensed Software for which the Purchaser obtains licenses pursuant to this Section 5.14, the Purchaser shall assume responsibility for complying with the terms and conditions of the licenses governing such software, including responsibility for the payment of the costs and expenses of all ongoing contractual responsibilities, including licensing, upgrade and maintenance fees.

         Section 5.15. Accounting and Information Systems. (a) RISCORP shall:
(i) take such actions (including the expenditure of money) as the Purchaser shall reasonably request to upgrade its accounting and information systems (including outsourcing of information and accounting systems) so that the Purchaser may comply with its reporting requirements under the Exchange Act and applicable law, including with respect to historical information regarding the Business, and in order to eliminate reporting and control weaknesses in its accounting systems; (ii) use its best efforts to take, or cause to be taken, all actions, and to do or cause to be done all things necessary, proper or advisable to complete the audit of its statutory and GAAP financial statements as at and for the year ended December 31, 1996 and to prepare financial statements covering subsequent interim periods; and (iii) as requested by the Purchaser, prepare such historical and pro forma accounting statements for the Business on a timely basis as may be requested by the Purchaser for purposes of complying with its reporting requirements under the Exchange Act and applicable law. In addition, the Sellers agree to use their best efforts to cooperate with Purchasers to provide Purchasers with such information as Purchaser may reasonably require to satisfy its reporting obligations under the Exchange Act.

         (b) The Purchaser may in its sole discretion make loans to the Sellers for the purpose of funding up to one-half of the costs of improvements to the Sellers' information and accounting systems ("System Loans"). Any System Loans shall be on market terms and conditions to be agreed by the parties. Any System

Loans outstanding at the time payments are due under Section 2.02 shall reduce the amount of such payments as set forth in Section 2.02. In the event that this Purchase Agreement is terminated without Closing, any outstanding System Loans, together with any accrued and unpaid interest thereon, shall become immediately due and payable.

         Section 5.16. Cut-Through Agreement. The Purchaser shall issue cut-through endorsements, effective as of the date following the date of this Agreement, in customary language, on all Florida new and renewal workers' compensation policies, except retrospectively rated policies, in which case the prior approval of the Purchase must be obtained. As soon as practicable after the date hereof, the Purchaser, RIC and RP&C shall enter into an agreement in respect of such endorsements. Such agreement shall (i) provide for a reasonable arm's-length premium to be paid by RIC and RP&C to the Purchaser and for an appropriate assignment of reinsurance to the Purchaser and shall contain such other customary terms and conditions as shall be reasonably acceptable to the Purchaser, RIC and RP&C and (ii) be subject to the approval of the Florida Insurance Department. The Purchaser, RIC and RP&C agree that they shall consult with expert advisers and the Florida Department of Insurance in order to prepare an agreement that contains customary terms and conditions and is reasonably responsive to the interests of all parties. The Purchaser shall be entitled to participate and consult in the underwriting of the risks covered by such agreement and the Purchaser, RIC and RP&C shall, as soon as practicable after the date hereof, negotiate in good faith, execute and deliver an agreement more fully setting forth the terms of such participation and consultation.

         Section 5.17. Use of Name. Within 6 months following the Closing, at the request of the Purchaser, each of the Sellers shall file an amendment to its articles of incorporation, and shall take all other actions necessary, to change its name (for any and all uses, whether internal or external, wherever used and for any and all purposes whatsoever) to a name that does not include "RISCORP" or any word or expression similar in whole or in part to "RISCORP", and shall deliver to the Purchaser a copy of such amendment to the articles of incorporation effecting such name change, all at the Purchaser's expense.

         Section 5.18. Disclosure Schedules. (a) Within ten days following the date of execution of this Agreement, the Sellers' Representative on behalf of the Sellers shall deliver to Purchaser schedules prepared in consultation with the Purchaser and reasonably satisfactory to the parties ("Disclosure Schedules"), which shall be accompanied by a certificate signed by the chief executive officer of RISCORP stating that the Disclosure Schedules are being delivered pursuant to this Section 5.18. The Disclosure Schedules, when so delivered, shall be deemed to constitute an integral part of this Agreement and to modify the respective representations, warranties, covenants or agreements of the parties hereto contained herein to the extent that such representations, warranties, covenants or agreements expressly refer to schedules. Anything to the contrary contained herein or in the Disclosure Schedules notwithstanding, any and all statements, representations, warranties or disclosures set forth in the Disclosure Schedules shall be deemed to have been made on and as of the date hereof.

         (b) The parties hereby agree to cooperate in good faith to complete within 30 days from the date hereof the schedules to the Purchase Agreement pertaining to Assigned and Assumed Contracts, Included Affiliate Agreements, Included Employment Contracts, Insurance Contracts and other Transferred Assets and Other Assumed Liabilities.


                                   ARTICLE VI

                     CONDITIONS PRECEDENT TO THE OBLIGATIONS
                                OF THE PURCHASER

         The obligations of the Purchaser under this Agreement are subject to the satisfaction on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Purchaser to the extent permitted by law:

         Section 6.01. Representations and Covenants. (a) The representations and warranties of the Sellers contained in Sections 3.01, 3.02, 3.03, 3.04, 3.08 and 3.21 of this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except to the extent that any such representation and warranty is made as of a particular date, in which case such representation and warranty shall have been true and correct as of such date except to the extent that any such statement is qualified as to materiality in which case such statement shall be true and correct in all respects as of the Closing Date or such other time as may be specified in such statement.

         (b) The Sellers shall have performed or complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by each of the Sellers on or prior to the Closing Date.

         (c) On the Closing Date, each of the Sellers shall have delivered to the Purchaser a certificate of the Sellers, dated as of the Closing Date and signed by an executive officer of such Sellers, as to the matters set forth in this Section 6.01.

         Section 6.02. No Material Adverse Change. Since the date of this Agreement, there shall have been no event or condition which individually or in the aggregate resulted in or could reasonably be expected to adversely affect the Sellers' ability to consummate the transactions contemplated hereby or the Purchaser's ability to operate the Business after the Closing substantially as it is being operated on the date hereof.

         Section 6.03. Secretary's Certificate. Each of the Sellers shall have delivered to the Purchaser a certificate of the secretary or assistant secretary of such Seller, dated as of the Closing Date, as to the resolutions of the Board of Directors of such Sellers authorizing the execution, delivery and performance of the agreements to which it is a party, as to the status and signature of each of its officers who executed and delivered the agreements to which it is a party and any other document delivered by it in connection with the consummation of the transactions contemplated by this Agreement, as to its charter and by-laws, and as to its due organization, existence and good standing.

         Section 6.04. Legal Opinion. The Purchaser shall have received a written opinion from counsel to the Sellers reasonably acceptable to the Purchaser, dated the Closing Date, in form and substance reasonably satisfactory to the Purchaser.

         Section 6.05. Other Documents. The Purchaser shall have received such other instruments and certificates as the Purchaser may reasonably request.

         Section 6.06. Other Agreements. The Ancillary Agreements and each of the other agreements and instruments contemplated hereby and thereby to which any Seller is a party shall have been duly executed and delivered by such Seller on the Closing Date and each of such agreements and instruments shall be in full force and effect with respect to the Sellers on the Closing Date.

         Section 6.07. Governmental and Regulatory Consents and Approvals. (a) All filings required to be made prior to the Closing Date with, and all consents, approvals, permits and authorizations required to be obtained prior to the Closing Date from, Governmental Entities, including those set forth in Schedules 3.03 and 4.03 hereto, in connection with the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and to enable Purchaser to conduct the Business in substantially the manner conducted prior to Closing shall have been made or obtained (as the case may be) and such consents, approvals, permits and authorizations shall be subject to no conditions that would materially impair the Purchaser's management of the Business or the future profitability of the Business.

         (b) The waiting period prescribed by the HSR Act shall have expired or been terminated.

         Section 6.08. Third Party Consents. All consents or waivers of third parties to the consummation of the transactions contemplated by this Agreement, including those set forth on Schedule 3.03, shall have been obtained, other than any consents to assignment on sublicense of Licensed Software and other than those that, if not obtained, could not reasonably be expected to have a Sellers Material Adverse Effect or a Purchaser Material Adverse Effect.

         Section 6.09. No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order or decree shall be issued by any Governmental Entity nor shall any other legal restraint or prohibition preventing, restricting or which is reasonably likely to prevent or restrict the consummation of any of the transactions contemplated hereby be in effect.

         Section 6.10. RISCORP Shareholder Approval. RISCORP shall have obtained the RISCORP Shareholder Approval.

         Section 6.11. Certain Agreements. The Purchaser shall have received from such Affiliates of Sellers as Purchaser may designate agreements, in form and substance reasonably acceptable to Purchaser, pursuant to which each such Affiliate agrees to restrictions consistent with those to which the Sellers are subject under Section 5.06.


                                   ARTICLE VII

                     CONDITIONS PRECEDENT TO THE OBLIGATIONS
                                 OF THE SELLERS

         The obligations of the Sellers under this Agreement are subject to the satisfaction on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Sellers to the extent permitted by law:

         Section 7.01. Representations and Covenants. (a) The representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except to the extent that any such representation and warranty is made as of a particular date, in which case such representation and warranty shall have been true and correct as of such date.

         (b) The Purchaser shall have performed or complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Purchaser on or prior to the Closing Date.

         (c) On the Closing Date, the Purchaser shall have delivered to the Sellers a certificate of the Purchaser, dated as of the Closing Date and signed by an executive officer of the Purchaser, as to the matters set forth in this
Section 7.01.

         Section 7.02. Secretary's Certificate. The Purchaser shall have delivered to the Sellers a certificate of the secretary or assistant secretary of the Purchaser, dated as of the Closing Date, as to the resolutions of the Board of Directors of the Purchaser authorizing the execution, delivery and performance of the agreements to which it is a party, as to the status and signature of each of its officers who executed and delivered the agreements to which it is a party and any other document delivered by it in connection with the consummation of the transactions contemplated by this Agreement, as to its charter and by-laws, and as to its due organization, existence and good standing.

         Section 7.03. Other Agreements. The Ancillary Agreements and each of the other agreements and instruments contemplated hereby and thereby to which the Purchaser or any of their respective Affiliates is a party shall have been duly executed and delivered by the Purchaser on the Closing Date and each of such agreements and instruments shall be in full force and effect with respect to the Purchaser on the Closing Date.

         Section 7.04. Governmental and Regulatory Consents and Approvals. (a) All filings required to be made prior to the Closing Date with, and all consents, approvals, permits and authorizations required to be obtained prior to the Closing Date from, Governmental Entities, including those set forth in Schedules 3.03 and 4.03, in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been made or obtained (as the case may be).

         (b) The waiting period prescribed by the HSR Act shall have expired or been terminated.

         Section 7.05. RISCORP Shareholder Approval. RISCORP shall have obtained the RISCORP Shareholder Approval.

         Section 7.06. No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order or decree shall have been issued by any Governmental Entity nor shall any other legal restraint or prohibition preventing, restricting or which is reasonably likely to prevent or restrict the consummation of any of the transactions contemplated hereby be in effect.

                                  ARTICLE VIII

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         Section 8.01. Survival of Representations and Warranties. All representations and warranties contained in this Agreement shall survive the Closing and shall terminate and expire at the close of business on the second anniversary of the Closing Date.


                                   ARTICLE IX

                                 INDEMNIFICATION

         Section 9.01. General Indemnification Obligation of Sellers. From and after the Closing, each of the Sellers, jointly and severally, will reimburse, indemnify and hold harmless the Purchaser and its Affiliates, their respective successors and assigns and their respective directors, officers, employees, agents (each an "Indemnified Purchaser Party") against and in respect of:

         (a) Any and all damages, losses, deficiencies, liabilities, costs and expenses incurred or suffered by any Indemnified Purchaser Party that result from, relate to or arise out of:

                  (i) any and all liabilities and obligations of Sellers or their successors and assigns of any nature whatsoever, except for the Transferred Liabilities; or

                 (ii) any misrepresentation, breach or warranty or nonfulfillment of any agreement or covenant on the part of any of the Sellers under this Agreement or in an Ancillary Agreement, or from any misrepresentation in or omission from any certificate, schedule, statement, document or instrument furnished to the Purchaser pursuant hereto or in connection with the negotiation, execution or performance of this Agreement; and

         (b) Any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees and expenses) incident to any of the foregoing or to the enforcement of this Section 9.01.

         In determining whether a representation or warranty hereunder has been breached and damages suffered as a result, for purposes of this Section 9.01, such representation or warranty shall be deemed to exclude any materiality qualification or exception and any exception thereto which refers to a Sellers Material Adverse Effect.

         Section 9.02. General Indemnification Obligation of Purchaser. From and after the Closing, the Purchaser will reimburse, indemnify and hold harmless the Sellers, their successors or assigns and their respective directors, officers, employees, agents (each an "Indemnified Seller Party") against and in respect of:

         (a) Any and all damages, losses, deficiencies, liabilities, costs and expenses incurred or suffered by any Indemnified Seller Party that result from, relate to or arise out of (i) the Transferred Liabilities; or (ii) any misrepresentation, breach or warranty or nonfulfillment of any agreement or covenant on the part of any of the Purchaser under this Agreement, or from any misrepresentation in or omission from any certificate, schedule, statement, document or instrument furnished to Sellers pursuant hereto or in connection with the negotiation, execution or performance of this Agreement; and

         (b) Any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees and expenses) incident to any of the foregoing or to the enforcement of this Section 9.02.

         In determining whether a representation or warranty hereunder has been breached and damages suffered as a result, for purposes of this Section 9.02, such representation or warranty shall be deemed to exclude any materiality qualification or exception and any exception thereto which refers to a Purchaser Material Adverse Effect.

         Section 9.03. Method of Asserting Claims, Etc. (a) In the event that any claim or demand for which the Sellers would be liable to an Indemnified Purchaser Party hereunder is asserted against or sought to be collected from an Indemnified Purchaser Party by a third party, the Indemnified Purchaser Party shall promptly notify the Sellers Representative of such claim or demand, specifying the nature of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim and demand) (the "Claim Notice"). The Sellers Representative shall have ten days from the personal delivery or mailing of the Claim Notice (the "Notice Period") to notify the Indemnified Purchaser Party, (A) whether or not the Sellers dispute their liability to the Indemnified Purchaser Party hereunder with respect to such claim or demand and
(B) notwithstanding any such dispute, whether or not they desire, at their sole cost and expense, to defend the Indemnified Purchaser Party against such claims or demand.

         (b) In the event that the Sellers Representative notifies the Indemnified Purchaser Party within the Notice Period that the Sellers desire to defend the Indemnified Purchaser Party against such claim or demand then, except as hereinafter provided, the Sellers shall have the right to defend the Indemnified Purchaser Party by appropriate proceedings, which proceedings shall be promptly settled or prosecuted by them to a final conclusion in such a manner as to avoid any risk of Indemnified Purchaser Party becoming subject to liability for any other matter; provided, however, the Sellers shall not, without the prior written consent of the Indemnified Purchaser Party, consent to the entry of any judgment against the Indemnified Purchaser Party or enter into any settlement or compromise which does not include, as an unconditional term thereof, the giving of the claimant or plaintiff to the Indemnified Purchaser Party of a release, in form and substance satisfactory to the Indemnified Purchaser Party, as the case may be, from all liability in respect of such claim or litigation. If any Indemnified Purchaser Party desires to participate in, but not control, any such defense or settlement, it may do so at its sole cost and expense; provided, however, if the named parties to the action or proceeding include both the Indemnified Purchaser Party and any Seller and representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the expenses of one separate counsel for the Indemnified Purchaser Party shall be paid by the Sellers.

            (i) If the Sellers elect not to defend the Indemnified Purchaser Party against such claim or demand, whether by not giving the Indemnified Purchaser Party timely notice as provided above or otherwise, then the amount of any such claim or demand, or if the same be defended by the Sellers or by the Indemnified Purchaser Party (but no Indemnified Purchaser Party shall have any obligation to defend any such claim or demand), then that portion thereof as to which such defense is unsuccessful, in each case shall be conclusively deemed to be a liability of the Sellers hereunder.

           (ii) In the event an Indemnified Purchaser Party should have a claim against any of the Sellers hereunder that does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the Indemnified Purchaser Party shall promptly send a Claim Notice with respect to such claim to the Sellers Representative. If the Sellers do not notify the Indemnified Purchaser Party within the Notice Period that it disputes such claim, the amount of such claim shall be conclusively deemed a liability of the Sellers, respectively, hereunder.

         (c) All claims for indemnification by an Indemnified Seller Party under this Agreement shall be asserted and resolved under the procedures set forth above substituting in the appropriate place "Indemnified Seller Party" for "Indemnified Purchaser Party" and variations thereof and the "Purchaser" for "Sellers" or "Sellers Representative".

         Section 9.04. Payment. Upon the determination of the liability under
Section 9.03 hereof, the appropriate party shall pay to the other, as the case may be, within ten days after such determination, the amount of any claim for indemnification made hereunder. In the event that the indemnified party is not paid in full for any such claim pursuant to the foregoing provisions promptly after the other party's obligation to indemnify has been determined in accordance herewith, it shall have the right, notwithstanding any other rights that it may have against any other person, firm or corporation, to setoff the unpaid amount of any such claim against any amounts owed by it under any agreements entered into pursuant to this Agreement or any of the documents executed in connection herewith. Upon the payment in full of any claim, either by setoff or otherwise, the entity making payment shall be subrogated to the rights of the indemnified party against any person, firm or corporation with respect to the subject matter of such claim.

         Section 9.05. Other Rights and Remedies Not Affected. The indemnification rights of the parties under this Article IX shall be the exclusive remedy at law with respect to any claims for money damages arising from any misrepresentation, breach of warranty or failure to fulfill any agreement or covenant hereunder on the part of any party hereto (other than by reason of fraud).

         Section 9.06. Limitations on Amount. (a) The Sellers will have no liability (for indemnification or otherwise) with respect to the matters described in Section 9.06 until the total of all damages actually paid or incurred by an Indemnified Purchaser Party with respect to such matters exceeds $350,000.

         (b) Notwithstanding anything to the contrary contained in this Agreement, neither the Purchaser, on the one hand, nor the Sellers on other hand, will be liable under any circumstances for indemnification under Section
9.01 or Section 9.02, respectively, in an amount in excess of the Purchase Price; provided, however, that the foregoing limitation shall not apply to (i) willful breaches of any covenant or agreement set forth herein, (ii) any liability attributable to a breach by any Seller of any representation or warranty in Section 3.08, or (iii) any claims for indemnification pursuant to
Section 9.01(a)(i) or Section 9.02(a)(i).


                                    ARTICLE X

                          TERMINATION PRIOR TO CLOSING


         Section 10.01. Termination. (a) Notwithstanding any other provision contained herein, this Agreement may be terminated at any time prior to the Closing Date:

            (i) by mutual written consent of the Sellers, the Purchaser and the Florida Insurance Department;

           (ii) by the Sellers or the Purchaser, upon written notice to the other party, if the Closing shall not have occurred on or prior to December 31, 1997, unless such failure of consummation shall be due to the failure of the party seeking such termination to perform or observe in all material respects the covenants and agreements hereof to be performed or observed by such party; provided, however, that if despite its diligent efforts RISCORP shall not have cleared its proxy with the Securities and Exchange Commission on or prior to such date, such date may be extended by either party up to March 31, 1998;

          (iii) by the Sellers or the Purchaser, upon written notice to the other parties, if a governmental authority of competent jurisdiction shall have issued an injunction, order or decree enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, and such injunction, order or decree shall have become final and non-appealable or if a governmental authority has otherwise made a final determination that any required regulatory consent would not be forthcoming; provided, however, that the party seeking to terminate this Agreement pursuant to this clause has used all commercially reasonable efforts to remove such injunction, order or decree;

           (iv) by RISCORP or the Purchaser, if, upon a vote at a duly held RISCORP shareholders meeting or any adjournment thereof, the RISCORP Shareholder Approval shall not have been obtained;

            (v) by the Purchaser if the any of the Sellers (i) breaches or fails in any material respect to perform or comply with any of its material covenants and agreements contained herein or (ii) breaches any of the representations and warranties in any material respect referred to in Section 6.01 and such breach would reasonably be likely to have a Sellers Material Adverse Effect and such breach has not been remedied within 20 days after receipt of notice thereof from the Purchaser;

           (vi) by the Sellers if the Purchaser (i) breaches or fails in any material respect to perform or comply with any of its material covenants and agreements contained herein or (ii) breaches its representations and warranties in any material respect referred to in Section 6.01 and such breach would reasonably be likely to have a Purchaser Material Adverse Effect and such breach has not been remedied within 20 days after receipt of notice thereof from the Sellers' Representative;

          (vii) by the Sellers or the Purchaser, if the Board of Directors RISCORP shall have exercised any of its rights set forth in Section 5.04 hereof; or

         (viii) by the Seller or the Purchaser, if the Board of Directors of RISCORP have failed to receive an opinion of Alex. Brown & Sons, Incorporated to the effect that the consideration to be received by the Sellers pursuant to this Agreement is fair to the Sellers from a financial point of view by 5:00 P.M., New York City time, on the 30th day after the date of this Agreement.

         (b) Any termination pursuant to this Section 10.01 may occur before or after the RISCORP Shareholder Approval, except that RISCORP shall have no right to terminate this Agreement pursuant to Sections 5.04 and 10.01(a)(iv) following the RISCORP Shareholder Approval.

         Section 10.02. Effect of Termination. In the event of termination of this Agreement by either the Purchaser or the Sellers as provided in Section 10.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of the Purchaser or the Sellers, other than Sections 3.12, 4.04, 5.05 and 10.02 and Article XI. Nothing contained in this Section 10.02 shall relieve any party from any liability resulting from any wilful and material breach of its representations, warranties, covenants or agreements set forth in this Agreement.


                                   ARTICLE XI

                               GENERAL PROVISIONS

         Section 11.01. Publicity. Except as may otherwise be required by law or the rules of applicable stock exchanges, no press release or public announcement concerning this Agreement or the transactions contemplated hereby shall be made by either the Purchaser or any Seller without advance approval thereof by the other party, which shall not be unreasonably withheld. The parties hereto shall cooperate with each other in making any press release or public announcement.

         Section 11.02. Dollar References. All dollar references in this Agreement are to the currency of the United States.

         Section 11.03. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery), to the parties at the following address:

         (i)  If to the Purchaser:

              Zenith Insurance Company
              21255 Califa Street
              Woodland Hills, CA 91367-5021
              Attention:  Stanley R. Zax

              With a concurrent copy to:

              LeBoeuf, Lamb, Greene & MacRae, L.L.P.
              125 West 55th Street
              New York, New York 10019-5389
              Attention: Alexander M. Dye, Esq.

         (ii) If to the Sellers:

              RISCORP, Inc.
              1390 Main Street
              Sarasota, FL 34236
              Attention: Walter Riehemann

              With a concurrent copy to:

              Alston & Bird
              One Atlantic Center
              1201 West Peachtree Street
              Atlanta, GA 30309
              Attention: J. Vaughan Curtis, Esq.

         Any party may, by notice given in accordance with this Section 11.03 to the other parties, designate another address or person for receipt of notices hereunder provided that notice of such a change shall be effective upon receipt.

         Section 11.04. Entire Agreement. This Agreement (including the Ancillary Agreements, the other agreements contemplated hereby and thereby, the Exhibits and the Schedules hereto) contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, written or oral, with respect thereto.

         Section 11.05. Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies. This Agreement may be amended, superseded, cancelled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by each of the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

         Section 11.06. Governing Law; Choice of Forum. (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF. (b) EACH PARTY HERETO CONSENTS TO THE NON EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK (THE "CHOSEN COURT") IN RESPECT OF ANY CLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTAINED IN OR CONTEMPLATED BY THIS AGREEMENT AND THE ANCILLARY AGREEMENTS, WHETHER IN TORT OR CONTRACT OR AT LAW OR IN EQUITY AND SOLELY IN CONNECTION WITH SUCH CLAIMS, (I) WAIVES ANY OBJECTION TO LAYING VENUE IN ANY SUCH ACTION OR PROCEEDING IN THE CHOSEN COURT, (II) WAIVES ANY OBJECTION THAT THE CHOSEN COURT IS AN INCONVENIENT FORUM OR DOES NOT HAVE JURISDICTION OVER ANY PARTY HERETO AND (III) AGREES THAT SERVICE OF PROCESS UPON SUCH PARTY IN ANY SUCH ACTION OR PROCEEDING SHALL BE EFFECTIVE IF NOTICE IS GIVEN IN ACCORDANCE WITH SECTION 11.03 OF THIS AGREEMENT.

         Section 11.07. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, permitted assigns and legal representatives. Neither this Agreement, nor any of the rights, interests or obligations hereunder, may be assigned, in whole or in part, by operation of law or otherwise by any party without the prior written consent of the other parties hereto and any such assignment that is not consented to shall be null and void; provided, however, that the Purchaser may assign any rights, interests or obligations hereunder to any of its Affiliates without the prior written consent of the Sellers; provided, further, that in the event of any such assignment that Purchaser shall remain liable with respect to its obligations hereunder.

         Section 11.08. Interpretation. (a) Notwithstanding anything in this Agreement to the contrary, no term or condition of this Agreement shall be construed to supersede, restrict or otherwise limit any term or condition set forth in the Reinsurance Agreement.

         (b) The parties acknowledge and agree that they may pursue judicial remedies at law or equity in the event of a dispute with respect to the interpretation or construction of this Agreement. In the event that an alternative dispute resolution procedure is provided for in any of the Ancillary Agreements or any other agreement contemplated hereby or thereby, and there is a dispute with respect to the construction or interpretation of such Ancillary Agreement, the dispute resolution procedure provided for in such Ancillary Agreement shall be the procedure that shall apply with respect to the resolution of such dispute.

         (c) For purposes of this Agreement, the words "hereof", "herein", "hereby" and other words of similar import refer to this Agreement as a whole unless otherwise indicated. Whenever the words "include", "includes", or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

         Section 11.09. No Third Party Beneficiaries. Nothing in this Agreement is intended or shall be construed to give any person (including, but not limited to, the employees of the Sellers), other than the parties hereto, their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

         Section 11.10. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

         Section 11.11. Exhibits and Schedules. The Exhibits and the Schedules to this Agreement that are specifically referred to herein are a part of this Agreement as if fully set forth herein. All references herein to Articles, Sections, subsections, paragraphs, subparagraphs, clauses, Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. Any fact or item disclosed on any Schedule to this Agreement shall be deemed disclosed on all other Schedules to this Agreement to which such fact or item may apply.

         Section 11.12. Headings. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

         Section 11.13. Compliance with Bulk Sales Laws. The Purchaser and the Sellers hereby waive compliance by the Purchaser and the Sellers with the bulk sales law and any other similar laws in any applicable jurisdiction in respect of the transactions contemplated by this Agreement. The Sellers shall indemnify the Purchaser from, and hold it harmless against, any liabilities, damages, costs and expenses resulting from or arising out of (i) the parties' failure to comply with any of such laws in respect of the transactions contemplated by this Agreement, or (ii) any action brought or levy made as a result thereof, other than those liabilities which have been expressly assumed, on such terms as expressly assumed, by the Purchaser pursuant to this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                    ZENITH INSURANCE COMPANY



                                     By: /s/ Stanley R. Zax
                                         ------------------
                                         Name:   Stanley R. Zax
                                         Title:  Chairman


                                    RISCORP, INC.



                                     By: /s/ Frederick M. Dawson
                                         -----------------------
                                         Name:   Frederick M. Dawson
                                         Title:


                                    RISCORP MANAGEMENT SERVICES,
                                      INC.



                                     By: /s/ Frederick M. Dawson
                                         -----------------------
                                         Name:   Frederick M. Dawson
                                         Title:


                                    RISCORP OF ILLINOIS, INC.



                                     By: /s/ Frederick M. Dawson
                                         -----------------------
                                         Name:   Frederick M. Dawson
                                         Title:


                                    INDEPENDENT ASSOCIATION
                                      ADMINISTRATORS INCORPORATED



                                     By: /s/ Frederick M. Dawson
                                         -----------------------
                                         Name:   Frederick M. Dawson
                                         Title:

                                    RISCORP INSURANCE SERVICES, INC.



                                     By: /s/ Frederick M. Dawson
                                         -----------------------
                                         Name:   Frederick M. Dawson
                                         Title:


                                    RISCORP MANAGED CARE SERVICES,
                                      INC.



                                     By: /s/ Frederick M. Dawson
                                         -----------------------
                                         Name:   Frederick M. Dawson
                                         Title:


                                    COMPSOURCE, INC.



                                     By: /s/ Frederick M. Dawson
                                         -----------------------
                                         Name:   Frederick M. Dawson
                                         Title:



                                    RISCORP REAL ESTATE HOLDINGS, INC.



                                     By: /s/ Frederick M. Dawson
                                         -----------------------
                                         Name:   Frederick M. Dawson
                                         Title:


                                    RISCORP ACQUISITION, INC.



                                     By: /s/ Frederick M. Dawson
                                         -----------------------
                                         Name:   Frederick M. Dawson
                                         Title:


                                    RISCORP WEST, INC.



                                     By: /s/ Frederick M. Dawson
                                         -----------------------
                                         Name:   Frederick M. Dawson
                                         Title:

                                    RISCORP OF FLORIDA, INC.



                                     By: /s/ Frederick M. Dawson
                                         -----------------------
                                         Name:   Frederick M. Dawson
                                         Title:


                                    RISCORP INSURANCE COMPANY



                                     By: /s/ Frederick M. Dawson
                                         -----------------------
                                         Name:   Frederick M. Dawson
                                         Title:


                                    RISCORP PROPERTY & CASUALTY
                                      INSURANCE COMPANY



                                     By: /s/ Frederick M. Dawson
                                         -----------------------
                                         Name:   Frederick M. Dawson
                                         Title:


                                    RISCORP NATIONAL INSURANCE
                                      COMPANY



                                    By:  /s/ Frederick M. Dawson
                                         -----------------------
                                         Name:  Frederick M. Dawson
                                         Title:


                                    RISCORP SERVICES, INC.



                                     By: /s/ Frederick M. Dawson
                                         -----------------------
                                         Name:   Frederick M. Dawson
                                         Title:


                                    RISCORP STAFFING SOLUTIONS HOLDING, INC.



                                     By: /s/ Frederick M. Dawson
                                         -----------------------
                                         Name:   Frederick M. Dawson
                                         Title:

                                    RISCORP STAFFING SOLUTIONS HOLDING,
                                          INC. I



                                     By: /s/ Frederick M. Dawson
                                         -----------------------
                                         Name:   Frederick M. Dawson
                                         Title:


                                    RISCORP STAFFING SOLUTIONS HOLDING,
                                          INC. II



                                     By: /s/ Frederick M. Dawson
                                         -----------------------
                                         Name:   Frederick M. Dawson
                                         Title:

                               FIRST AMENDMENT TO
                            ASSET PURCHASE AGREEMENT


               THIS FIRST AMENDMENT (this "Amendment") is entered into this 26th day of June, 1997 by and among Zenith Insurance Company, a California corporation (the "Purchaser") and RISCORP, Inc., a Florida corporation ("RISCORP"), RISCORP Management Services, Inc., a Florida corporation ("RMS"), RISCORP of Illinois, Inc., an Illinois corporation ("RI"), Independent Association Administrators Incorporated, an Alabama corporation ("IAA"), RISCORP Insurance Services, Inc., a Florida corporation ("RIS"), RISCORP Managed Care Services, Inc., a Florida corporation ("RMCS"), CompSource, Inc., a North Carolina corporation ("CompSource"), RISCORP Real Estate Holdings, Inc., a Florida corporation ("RRE"), RISCORP Acquisition, Inc., a Florida corporation ("RA"), RISCORP West, Inc., an Oklahoma corporation ("RW"), RISCORP of Florida, Inc., a Florida corporation ("RF"), RISCORP Insurance Company, a Florida corporation ("RIC"), RISCORP Property & Casualty Insurance Company, a Florida corporation ("RP&C"), RISCORP National Insurance Company, a Missouri corporation ("RNIC"), RISCORP Services, Inc., a Florida corporation ("RS"), RISCORP Staffing Solutions Holding, Inc., a Florida corporation ("RSS Holding"), RISCORP Staffing Solutions, Inc. I, a Florida corporation ("RSSI") and RISCORP Staffing Solutions, Inc. II, a Florida corporation ("RSSII"). RISCORP, RMS, RI, IAA, RIS, RMCS, CompSource, RRE, RA, RW, RF, RIC, RP&C, RNIC, RS, RSS Holding, RSSI and RSSII are referred to herein collectively as the "Sellers."

                              W I T N E S S E T H:

         WHEREAS, on June 17, 1997, the Purchaser and the Sellers entered into an Asset Purchase Agreement (the "Agreement") which contemplates the acquisition of certain assets and the assumption of certain liabilities of the Sellers by the Purchaser;

         WHEREAS, the Purchaser and Sellers desire to amend the Agreement as hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.      Section 5.18(a).          Section 5.18(a) of the Agreement is
hereby deleted in its entirety and, in lieu thereof, the following new Section 5.18(a) is hereby inserted:

                 "(a)     Within twenty four days following the date of
         execution of this Agreement, the Sellers' Representative on behalf of the Sellers shall deliver to Purchaser schedules prepared in consultation with the Purchaser and reasonably satisfactory to the parties ("Disclosure Schedules"), which shall be accompanied by a certificate signed by the chief executive officer of RISCORP stating that the Disclosure Schedules are being delivered pursuant to this
         Section 5.18. The Disclosure Schedules, when so delivered, shall be deemed to constitute an integral part of this Agreement and to modify the respective representations, warranties, covenants or agreements of the parties hereto contained herein to the extent that such representations, warranties, covenants or agreements expressly refer to schedules. Anything to the contrary contained herein or in the Disclosure Schedules notwithstanding, any and all statements, representations, warranties or disclosures set forth in the Disclosure Schedules shall be deemed to have been made on and as of the date hereof.

         2. Other Terms and Conditions Ratified and Confirmed. All other terms and conditions of the Agreement are hereby ratified and confirmed by the parties and shall remain in full force and effect.

         3. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned parties have executed this Amendment as of the day and year set forth above.


                                       ZENITH INSURANCE COMPANY


                                       By:/s/ Stanley R. Zax
                                          ---------------------------------
                                       Name:  Stanley R. Zax
                                       Title: Chairman and President

                                       RISCORP, INC.


                                       By:/s/ Frederick M. Dawson
                                          ---------------------------------
                                       Name:  Frederick M. Dawson
                                       Title: President and Chief
                                              Executive Officer

                                       RISCORP MANAGEMENT SERVICES, INC.



                                       By:/s/ Frederick M. Dawson
                                          ---------------------------------
                                       Name:  Frederick M. Dawson
                                       Title: President and Chief
                                              Executive Officer

                                       RISCORP OF ILLINOIS, INC.



                                       By:/s/ Frederick M. Dawson
                                          ---------------------------------
                                       Name:  Frederick M. Dawson
                                       Title: President and Chief
                                              Executive Officer

                                       INDEPENDENT ASSOCIATION ADMINISTRATORS
                                       INCORPORATED



                                       By:/s/ Frederick M. Dawson
                                          ---------------------------------
                                       Name:  Frederick M. Dawson
                                       Title: President and Chief
                                              Executive Officer

                                       RISCORP INSURANCE SERVICES, INC.



                                       By:/s/ Frederick M. Dawson
                                          ---------------------------------
                                       Name:  Frederick M. Dawson
                                       Title: President and Chief
                                              Executive Officer

                                       RISCORP MANAGED CARE SERVICES, INC.


                                       By:/s/ Frederick M. Dawson
                                          ---------------------------------
                                       Name:  Frederick M. Dawson
                                       Title: President and Chief
                                              Executive Officer

                                       COMPSOURCE, INC.



                                       By:/s/ Frederick M. Dawson
                                          ---------------------------------
                                       Name:  Frederick M. Dawson
                                       Title: President and Chief
                                              Executive Officer

                                       RISCORP REAL ESTATE HOLDINGS, INC.



                                       By:/s/ Frederick M. Dawson
                                          ---------------------------------
                                       Name:  Frederick M. Dawson
                                       Title: President and Chief
                                              Executive Officer

                                       RISCORP ACQUISITION, INC.



                                       By:/s/ Frederick M. Dawson
                                          ---------------------------------
                                       Name:  Frederick M. Dawson
                                       Title: President and Chief
                                              Executive Officer

                                       RISCORP, WEST, INC.


                                       By:/s/ Frederick M. Dawson
                                          ---------------------------------
                                       Name:  Frederick M. Dawson
                                       Title: President and Chief
                                              Executive Officer

                                       RISCORP OF FLORIDA, INC.


                                       By:/s/ Frederick M. Dawson
                                          ---------------------------------
                                       Name:  Frederick M. Dawson
                                       Title: President and Chief
                                              Executive Officer


                                       RISCORP INSURANCE COMPANY


                                       By:/s/ Frederick M. Dawson
                                          ---------------------------------
                                       Name:  Frederick M. Dawson
                                       Title: President and Chief
                                              Executive Officer

                                       RISCORP PROPERTY & CASUALTY INSURANCE
                                       COMPANY

                                       By:/s/ Frederick M. Dawson
                                          ---------------------------------
                                       Name:  Frederick M. Dawson
                                       Title: President and Chief
                                              Executive Officer


                                       RISCORP NATIONAL INSURANCE COMPANY

                                       By:/s/ Frederick M. Dawson
                                          ---------------------------------
                                       Name:  Frederick M. Dawson
                                       Title: President and Chief
                                              Executive Officer


                                       RISCORP SERVICES, INC.

                                       By:/s/ Frederick M. Dawson
                                          ---------------------------------
                                       Name:  Frederick M. Dawson
                                       Title: President and Chief
                                              Executive Officer

                                       RISCORP STAFFING SOLUTIONS HOLDING, INC.


                                       By:/s/ Frederick M. Dawson
                                          ---------------------------------
                                       Name:  Frederick M. Dawson
                                       Title: President and Chief
                                              Executive Officer

                                       RISCORP STAFFING SOLUTIONS HOLDING,
                                       INC. I


                                       By:/s/ Frederick M. Dawson
                                          ---------------------------------
                                       Name:  Frederick M. Dawson
                                       Title: President and Chief
                                              Executive Officer

                                       RISCORP STAFFING SOLUTIONS HOLDING,
                                       INC. II


                                       By:/s/ Frederick M. Dawson
                                          ---------------------------------
                                       Name:  Frederick M. Dawson
                                       Title: President and Chief
                                              Executive Officer

                              SECOND AMENDMENT TO
                            ASSET PURCHASE AGREEMENT


            THIS SECOND AMENDMENT (this "Amendment") is entered into this 11th day of July, 1997 by and among Zenith Insurance Company, a California corporation (the "Purchaser") and RISCORP, Inc., a Florida corporation ("RISCORP"), RISCORP Management Services, Inc., a Florida corporation ("RMS"), RISCORP of Illinois, Inc., an Illinois corporation ("RI"), Independent Association Administrators Incorporated, an Alabama corporation ("IAA"), RISCORP Insurance Services, Inc., a Florida corporation ("RIS"), RISCORP Managed Care Services, Inc., a Florida corporation ("RMCS"), CompSource, Inc., a North Carolina corporation ("CompSource"), RISCORP Real Estate Holdings, Inc., a Florida corporation ("RRE"), RISCORP Acquisition, Inc., a Florida corporation ("RA"), RISCORP West, Inc., an Oklahoma corporation ("RW"), RISCORP of Florida, Inc., a Florida corporation ("RF"), RISCORP Insurance Company, a Florida corporation ("RIC"), RISCORP Property & Casualty Insurance Company, a Florida corporation ("RP&C"), RISCORP National Insurance Company, a Missouri corporation ("RNIC"), RISCORP Services, Inc., a Florida corporation ("RS"), RISCORP Staffing Solutions Holding, Inc., a Florida corporation ("RSS Holding"), RISCORP Staffing Solutions, Inc. I, a Florida corporation ("RSSI") and RISCORP Staffing Solutions, Inc. II, a Florida corporation ("RSSII"). RISCORP, RMS, RI, IAA, RIS, RMCS, CompSource, RRE, RA, RW, RF, RIC, RP&C, RNIC, RS, RSS Holding, RSSI and RSSII are referred to herein collectively as the "Sellers."

                              W I T N E S S E T H:

            WHEREAS, on June 17, 1997, the Purchaser and the Sellers entered into an Asset Purchase Agreement (the "Agreement") which contemplates the acquisition of certain assets and the assumption of certain liabilities of the Sellers by the Purchaser;

            WHEREAS, the Purchaser and Sellers desire to amend the Agreement as hereinafter set forth.

            NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

            1.    Section 5.18.     Section 5.18 of the Agreement is hereby
deleted in its entirety and, in lieu thereof, the following new Section 5.18 is hereby inserted:

                  "(a)  Within thirty one days following the date of execution of this Agreement, the Sellers' Representative on behalf of the Sellers shall deliver to Purchaser schedules prepared in consultation with the Purchaser and reasonably satisfactory to the parties ("Disclosure Schedules"), which shall be accompanied by a certificate signed by the chief executive officer of RISCORP stating that the Disclosure Schedules are being delivered pursuant to this Section 5.18. The Disclosure Schedules, when so delivered, shall be deemed to constitute an integral part of this Agreement and to modify the respective representations, warranties, covenants or agreements of the parties hereto contained herein to the extent that such representations, warranties, covenants or agreements expressly refer to schedules. Anything to the contrary contained herein or in the Disclosure Schedules notwithstanding, any and all statements, representations, warranties or disclosures set forth in the Disclosure Schedules shall be deemed to have been made on and as of the date hereof.

                  (b) The parties hereby agree to cooperate in good faith to complete within forty one days from the date hereof the schedules to the Purchase Agreement pertaining to Assigned and Assumed Contracts, Included Affiliate Agreements, Included Employment Contracts, Insurance Contracts and other Transferred Assets and Other Assumed Liabilities."

            2. Other Terms and Conditions Ratified and Confirmed. All other terms and conditions of the Agreement are hereby ratified and confirmed by the parties and shall remain in full force and effect.

            3. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the undersigned parties have executed this Amendment as of the day and year set forth above.


                                       ZENITH INSURANCE COMPANY


                                       By:    /s/ Stanley R. Zax
                                          ---------------------------------
                                       Name:  Stanley R. Zax
                                       Title: Chairman and President

                                       RISCORP, INC.


                                       By:    /s/ Fredrick M. Dawson
                                          ---------------------------------
                                       Name:  Frederick M. Dawson
                                       Title: President and Chief Executive
                                              Officer

                                       RISCORP MANAGEMENT SERVICES, INC.


                                       By:    /s/ Fredrick M. Dawson
                                          ---------------------------------
                                       Name:  Frederick M. Dawson
                                       Title: President and Chief Executive
                                              Officer

                                       RISCORP OF ILLINOIS, INC.


                                       By:    /s/ Fredrick M. Dawson
                                          ---------------------------------
                                       Name:  Frederick M. Dawson
                                       Title: President and Chief Executive
                                              Officer

                                       INDEPENDENT ASSOCIATION ADMINISTRATORS
                                       INCORPORATED


                                       By:    /s/ Fredrick M. Dawson
                                          ---------------------------------
                                       Name:  Frederick M. Dawson
                                       Title: President and Chief Executive
                                              Officer


                                       RISCORP INSURANCE SERVICES, INC.



                                       By:    /s/ Fredrick M. Dawson
                                          ---------------------------------
                                       Name:  Frederick M. Dawson
                                       Title: President and Chief Executive
                                              Officer

                                       RISCORP MANAGED CARE SERVICES, INC.


                                       By:    /s/ Fredrick M. Dawson
                                          ---------------------------------
                                       Name:  Frederick M. Dawson
                                       Title: President and Chief Executive
                                              Officer

                                       COMPSOURCE, INC.


                                       By:    /s/ Fredrick M. Dawson
                                          ---------------------------------
                                       Name:  Frederick M. Dawson
                                       Title: President and Chief Executive
                                              Officer
                                          ---------------------------------

                                       RISCORP REAL ESTATE HOLDINGS, INC.


                                       By:    /s/ Fredrick M. Dawson
                                          ---------------------------------
                                       Name:  Frederick M. Dawson
                                       Title: President and Chief Executive
                                              Officer

                                       RISCORP ACQUISITION, INC.


                                       By:    /s/ Fredrick M. Dawson
                                          ---------------------------------
                                       Name:  Frederick M. Dawson
                                       Title: President and Chief Executive
                                              Officer

                                       RISCORP, WEST, INC.


                                       By:    /s/ Fredrick M. Dawson
                                          ---------------------------------
                                       Name:  Frederick M. Dawson
                                       Title: President and Chief Executive
                                              Officer

                                       RISCORP OF FLORIDA, INC.


                                       By:    /s/ Fredrick M. Dawson
                                          ---------------------------------
                                       Name:  Frederick M. Dawson
                                       Title: President and Chief Executive
                                              Officer

                                       RISCORP INSURANCE COMPANY


                                       By:    /s/ Fredrick M. Dawson
                                          ---------------------------------
                                       Name:  Frederick M. Dawson
                                       Title: President and Chief Executive
                                              Officer

                                       RISCORP PROPERTY & CASUALTY INSURANCE
                                       COMPANY


                                       By:    /s/ Fredrick M. Dawson
                                          ---------------------------------
                                       Name:  Frederick M. Dawson
                                       Title: President and Chief Executive
                                              Officer


                                       RISCORP NATIONAL INSURANCE COMPANY


                                       By:    /s/ Fredrick M. Dawson
                                          ---------------------------------
                                       Name:  Frederick M. Dawson
                                       Title: President and Chief Executive
                                              Officer

                                       RISCORP SERVICES, INC.


                                       By:    /s/ Fredrick M. Dawson
                                          ---------------------------------
                                       Name:  Frederick M. Dawson
                                       Title: President and Chief Executive
                                              Officer


                                       RISCORP STAFFING SOLUTIONS HOLDING, INC.


                                       By:    /s/ Fredrick M. Dawson
                                          ---------------------------------
                                       Name:  Frederick M. Dawson
                                       Title: President and Chief Executive
                                              Officer


                                       RISCORP STAFFING SOLUTIONS HOLDING,
                                       INC. I


                                       By:    /s/ Fredrick M. Dawson
                                          ---------------------------------
                                       Name:  Frederick M. Dawson
                                       Title: President and Chief Executive
                                              Officer


                                       RISCORP STAFFING SOLUTIONS HOLDING,
                                       INC. II


                                       By:    /s/ Fredrick M. Dawson
                                          ---------------------------------
                                       Name:  Frederick M. Dawson
                                       Title: President and Chief Executive
                                              Officer

                                   APPENDIX B

                         OPINION OF SMITH BARNEY, INC.

[Smith Barney LETTERHEAD]


June 16, 1997

The Board of Directors
RISCORP, Inc.
1390 Main Street
Sarasota, PL 34236

Gentlemen:

You have requested our opinion with respect to the fairness to RISCORP, Inc. (the "Company"), from a financial point of view, of the consideration to be received by the Company pursuant to the terms of the Asset Purchase Agreement, dated as of June 16, 1997 (the "Acquisition Agreement"), among the Company, certain of its subsidiaries, and Zenith Insurance Company (the "Acquiror"). As more fully set forth and defined in the Acquisition Agreement the Acquiror will purchase for cash substantially all the assets and will assume substantially all the liabilities of the Company and its subsidiaries for an amount equal to the excess of the value of the Transferred Assets over the value of Insurance Liabilities and other Assumed Liabilities (the "Transaction"), subject to a minimum purchase price.

In arriving at our opinion, we have reviewed the Acquisition Agreement and certain publicly available business and financial information relating to the Company. We have also reviewed certain other information (including actuarial reports) provided to us by the Company, and have met with the Company's management to discuss the business and prospects of the Company. As you requested, we contacted and solicited bids from a number of potential acquirors of the Company.

We note that the Company has not filed with the Securities and Exchange Commission its Form 10-K and accompanying financial statements for the year ended December 31, 1996, and we have been informed that the Company has not completed its financial statements for 1996 or any subsequent period. Accordingly, we have relied entirely upon the unaudited financial information supplied to us by the Company's management with respect to all periods beginning after December 31, 1995. Our analysis is also based on certain stock market data of the Company and similar data and financial information for other publicly held companies in businesses similar to those of the Company. We have considered the financial terms of certain other business combinations which have recently

The Board of Directors
RISCORP, Inc.
June 16, 1997
Page 2

been consummated and such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

We understand that on May 12, 1997 A.M. Best Co., an insurance company rating agency, issued the Company a "C" rating ("Weak") on its ability to pay claims and that the Florida Insurance Commissioner has placed the Company under close regulatory scrutiny. As a result of these and other factors, including existing litigation involving the Company and certain of its executive officers, the Company's ability to continue as a going concern is uncertain.

We express no opinion with respect to the adequacy of the reserves of the Company, as to whether the Company is impaired or is not solvent under applicable law, or as to whether the Company is in such condition that the further transaction of business by the Company would be limited under applicable law.

In connection with our review, we have not independently verified any of the foregoing information and have relied on its being complete and accurate. In addition, we have not made an independent evaluation or appraisal of the assets of the Company, nor have we been furnished with any such appraisal. Further, our opinion is based on economic, monetary and market conditions existing on the date of this opinion.

We have acted as financial advisors to the Company in connection with the Acquisition Agreement and will receive a fee for rendering this opinion. In addition, Smith Barney Inc. acted as an underwriter of the Class A common stock in February 1996 and received usual and customary compensation for such services, and is a defendant, along with the Company and certain of its executive officers and others in litigation relating to such offering. In the ordinary course of our business, we may actively trade the equity securities of the Company for our own account and for the accounts of customers and, accordingly, may at any time hold or acquire a long or short position in such securities. In addition, we and our affiliates (including Travelers Group Inc. and its affiliates) may maintain other business relationships with the Company and the Acquiror.

Our advisory services and this opinion are for the information of the Strategic Alternatives Committee of the Board of Directors of the Company in its evaluation of the proposed transaction. Our opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote on the proposed transaction. Our opinion is not to be quoted or referred to, in whole or in part, in any registration statement, prospectus or proxy statement, or in any other written document used in connection with the Acquisition Agreement, nor shall this letter be used for any other purposes, without our prior written consent.

The Board of Directors
RISCORP, Inc.
June 16, 1997
Page 3

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the consideration to be received by the Company pursuant to the Acquisition Agreement is fair to the Company from a financial point of view.

Very truly yours,

/s/ Smith Barney Inc.
SMITH BARNEY INC.

                                   APPENDIX C

                     OPINION OF BT ALEX. BROWN INCORPORATED

                            [ALEX. BROWN LETTERHEAD]


                                 July 16, 1997



Strategic Alternatives Committee
  of the Board of Directors and
The Board of Directors
RISCORP, Inc.
1390 Main Street
Sarasota, FL 34236

Dear Sirs:

     You have requested our opinion as to the fairness, from a financial point of view, of the consideration to be received by the Sellers (as defined in the Asset Purchase Agreement dated June 17, 1997 between Zenith Insurance Company ("Buyer") and RISCORP, Inc. and its subsidiaries (together the "Company" or "RISCORP") (the "Agreement")). Pursuant to the Agreement, on the Closing Date, each of the Sellers shall sell, assign and transfer to the Buyer the Transferred Assets and the Buyer shall assume the Transferred Liabilities (the "Transaction"). Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Agreement.

     Pursuant to the Agreement, at the Closing Date, the Buyer shall pay to the Sellers an amount in cash equal to $35 million minus the Base Escrow Amount minus the principal amount of, and any accrued and unpaid interest on, any Systems Loans. After the Closing Date, the Buyer shall pay to the Sellers an amount equal to the excess of the value of the Transferred Assets over the value of the Transferred Liabilities, as such amounts are determined pursuant to the Final Business Balance Sheet, minus $35 million minus the Additional Escrow Amount.

     Alex. Brown & Sons Incorporated ("Alex. Brown"), as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations for estate, corporate and other purposes. We have been hired by the Strategic Alternatives Committee of the Board of Directors of RISCORP ("SAC") to render an opinion as to the fairness, from a financial point of view, of the consideration to be received by the Sellers in the Transaction. We have received a retainer fee and will receive a fee for rendering this opinion. Alex. Brown regularly publishes research reports regarding the insurance industry and other publicly owned companies in this industry. Alex. Brown was a member of the underwriting syndicate in the offering of the Class A common stock in February 1996 and received usual and customary compensation for such services. In the ordinary course of business, Alex. Brown may actively trade the

The Board of Directors
RISCORP, Inc.
July 16, 1997
Page 2

securities of both RISCORP and the Buyer for our own account and the account of our customers and, accordingly may at any time hold a long or short position in securities of RISCORP and the Buyer.

In connection with our opinion, we have, among other things:

 - Reviewed the Agreement, the Voting Agreement dated June 17, 1997, the Interim Reinsurance Agreement dated June 18, 1997, the Trust Agreement dated June 18, 1997 and related agreements, and discussed such documents with the Company's management and the independent counsel to the SAC ("SAC counsel").

 - Reviewed the letter from the Treasurer of the State of Florida Department of Insurance ("DOI") to RISCORP dated May 19, 1997 and certain attached correspondence from the DOI, including a letter dated April 30, 1997 documenting a particular response to a request for information and discussed such documents with Company management, SAC counsel and Company regulatory counsel.

 - Reviewed the letter from the State of Missouri Department of Insurance dated March 14, 1997 which was a notice that RISCORP had failed to file the 1996 SVO Compliance Certification, Annual Statement, Actuarial Certification and EDP Equipment Listing documents by the statutory date and that the state would begin imposing a fine within 15 days and discussed such document with Company management, SAC counsel and Company regulatory counsel.

 - Reviewed certain publicly available financial information concerning RISCORP as well as the unaudited 1996 financial statements prepared as of May 29, 1997 and discussed such financial statements with Company management, as well as the Company's inability to prepare audited 1996 financial statements.

 - Reviewed the Company's five year projections as presented to the Board of Directors on January 10, 1997 and the Company's updated 1997-1998 cash flow projections prepared in May 1997 and discussed such projections with Company management and Smith Barney, Inc., the Company's financial advisor.

 - Reviewed the Minutes of the Board of Directors meetings dated November 9, 1996, November 13, 1996, December 20, 1996, January 10, 1997, January 14,
     1997 and February 18, 1997, draft Minutes of the Board of Directors meetings dated March 26, 1997 and April 30, 1997 and the Written Action of the Board of Directors dated May 19, 1997 and held discussions on the matters contained therein with Company management, the SAC and SAC counsel.

                                                              [ALEX. BROWN LOGO]


The Board of Directors
RISCORP, Inc.
July 16, 1997
Page 3

 - Reviewed the Minutes of the SAC meetings dated November 14, 1996, November 20, 1996, November 21, 1996, December 4, 1996, January 10, 1997, January
     14, 1997, February 4, 1997, February 18, 1997, February 19, 1997 and March 31, 1997 and held discussions on the matters contained therein with Company management, the SAC and SAC counsel.

 - Reviewed the minutes of the Audit Committee meetings dated November 13, 1996, December 4, 1996, February 19, 1997, March 26, 1997 and March 31,
     1997, including attached correspondence between the Company and KPMG Peat Marwick LLP, the Company's outside auditors, ("KPMG") dated October 23, 1996, November 13, 1996 and December 13, 1996 and between the Company and Holland & Knight dated October 16, 1996. We held discussions on the matters contained in these documents with Company management, the Audit Committee of the Board of Directors, KPMG, and the SAC.

 - Discussed the operating situation in the finance, treasury, sales and marketing, management information systems and development areas of RISCORP with senior members of management in each of these areas as well as representatives of KPMG, Buttner Hammock Ranes & Co., P.A., Smith Barney, Inc., and the SAC.

 - Discussed the outstanding litigation against the Company and management and the Company's regulatory compliance posture with Company management, the Company's regulatory counsel, SAC counsel and the SAC.

 - Reviewed presentation materials prepared and presented by Smith Barney, Inc. to the Board of Directors and the SAC, including status reports prepared by Smith Barney, Inc., dated between February 26, 1997 and March 31, 1997 and discussed such materials and reports with representatives of Smith Barney, Inc., Company management, the SAC and SAC counsel.

 - Discussed with Company management, the Audit Committee of the Board of Directors, the SAC and KPMG, the deficiencies in the Company's financial systems and reviewed and discussed with them unaudited drafts of financial statements.

 - Discussed with Company management, Smith Barney, Inc., SAC counsel and the SAC the negotiations that occurred between (i) RISCORP and Zenith and (ii) RISCORP and a third party in June 1997, as well as the sale process in its entirety.

 - Discussed the conversations between the Company and the DOI that occurred following the receipt by the Company of the May 19, 1997 letter from the DOI, the attached letters from the DOI to RISCORP and the deadlines imposed by the DOI on

                                                              [ALEX. BROWN LOGO]



The Board of Directors
RISCORP, Inc.
July 16, 1997
Page 4

     the Company with Company management, Company regulatory counsel and the SAC.

 - Reviewed information concerning the claims paying rating history of RISCORP Insurance Company ("RIC"), RISCORP Property & Casualty Insurance Company ("RPC") and RISCORP National Insurance Company ("RNIC") and discussed with Company management the changes since January 1996 in the ratings for RIC and RPC by A.M. Best Company Inc., the latest of which is a "C" rating
     (Weak) on their ability to write new business and pay claims, the effects thereof and possible effects of any such additional changes.

 - Reviewed the Loss Reserve Analysis as of December 31, 1996 of RNIC and the Loss Reserve Analysis as of December 31, 1996 of RIC and RPC, each dated April 21, 1997, prepared by Tillinghast-Towers Perrin, the Company's outside actuarial advisor, and discussed such documents with Company management, the Company's internal actuaries and representatives of Tillinghast-Towers Perrin.

 -   Reviewed other historical Company events, including, among other things,
     (i) the departure of most of the crucial employees in the finance, treasury and control departments, including the departure of three CFOs since the Company's IPO on February 28, 1996, (ii) the preparation of the Company's financial statements, (iii) the 8-K filed April 1, 1997 and (iv) the data made available to potential buyers of the Company and discussed such matters and the status of financial controls at the Company with Company management, the SAC, Company regulatory counsel, representatives of Buttner Hammock Ranes & Co., P.A., representatives of KPMG and representatives of Smith Barney, Inc.

 - Reviewed information concerning the Company's financial position and results of operations in relation to the financial position, results of operations and stock market performance of certain other publicly traded insurance companies whose businesses we believe to be generally comparable to the Company, including certain companies in regulatory and financial distress.

 - Reviewed the financial and other terms of certain business combinations of other companies that we believe to be relevant.

 - Performed other such studies and analyses and considered other such factors as we deemed appropriate.

     We have not independently verified the information described above and for purposes of this opinion have assumed the accuracy, completeness and fairness of the information provided to us by the Company and its representatives and advisors. We are

                                                              [ALEX. BROWN LOGO]




The Board of Directors
RISCORP, Inc.
July 16, 1997
Page 5

not actuaries and, except as otherwise stated herein, we have relied upon the Company and the reports of and discussions with the Company's internal actuary and Tillinghast-Towers Perrin for all actuarial related information. With respect to the information relating to the Company and its prospects, we have assumed that such information reflects the best currently available judgments and estimates of the management of RISCORP as to the likely future performance of the Company and in rendering our opinion we express no opinion as to the reasonableness of such projections, as supplemented, or the assumptions on which they are based. In addition, we have not made nor been provided with an independent evaluation or appraisal of the assets of the Company, nor have we been furnished with any such evaluations or appraisals. As to legal matters, Alex. Brown relied upon RISCORP's internal counsel, Company regulatory counsel and the SAC counsel. We have also relied to the extent deemed appropriate on the assessments and conclusions of the firms and individuals referred to in this letter. As to accounting matters, Alex. Brown relied upon the Audit Committee minutes since November 1996, KPMG, Buttner Hammock and Ranes & Co., P.A. and Company management.

     For purposes of rendering our opinion, we have assumed that, in all respects material to our analysis, the representations and warranties of the Company contained in the Agreement are true and correct, that the Company will perform all of the covenants and agreements to be performed by it under the Agreement and all conditions to the obligations of it to consummate the Transaction will be satisfied without any waiver thereof.

     Our opinion is based on market, economic and other conditions as they exist and can be evaluated as of the date of this letter. Our opinion takes into account, among other things, the following factors, as they existed at the signing of the Agreement: (a) RISCORP's non-compliance with significant insurance regulatory requirements, the administrative actions available to the relevant insurance regulatory authorities and communications to the effect that administrative actions would be taken imminently had the signing of the Agreement not occurred; (b) the implications of such regulatory actions for RISCORP's business; (c) the impact on the structure of the Transaction and the sales process of the inability of the Company to prepare financial statements in accordance with generally accepted or statutory accounting principles and the status of financial controls at RISCORP; (d) the impact of RIC's and RPC's lower claims paying ratings on RISCORP's ability to market its insurance products; (e) the high turnover in senior management of RISCORP since February 1996; and (f) the uncertainty of the Company's ability to continue as a going concern. This opinion assumes that the Transaction is approved in its entirety by the Company's shareholders, the Commissioner of Insurance of the State of Florida and the Director of the Department of Insurance of the State of Missouri without any material changes and that the Transaction is completed on or prior to December 31, 1997 on the bases set forth in the Agreement.

                                                              [ALEX. BROWN LOGO]




The Board of Directors
RISCORP, Inc.
July 16, 1997
Page 6

     You have not requested and we do not express any opinion as to the fairness of the ultimate disposition of the consideration to be paid the Sellers or the fairness of the allocation among the Sellers of the consideration received by the Sellers. We express no opinion with respect to the adequacy of the reserves of the Company, as to whether the Company is impaired or is not solvent under applicable law, or as to whether the Company is in such condition that further transaction of business by the Company could be limited by applicable law.

     In arriving at our opinion, we were not authorized to solicit, and we did not solicit, interest from any party with respect to the acquisition of the Company or any of its assets, nor did we have discussions or negotiate with any parties in connection with the Transaction.

     We have been retained by the SAC as financial advisor solely for the purpose of rendering this opinion and accordingly, we have not been requested to and have not provided any other services in connection with the Transaction.

     Our opinion expressed herein was prepared for the use of the SAC and does not constitute a recommendation to RISCORP's shareholders as to how they should vote at the stockholders' meeting in connection with the Transaction. We hereby consent, however, to the inclusion of this opinion, in whole, but not in part, as an exhibit to any proxy or registration statement distributed in connection with the Transaction.

     Based upon and subject to the foregoing, it is our opinion that, as of the date of this letter, the consideration to be received by the Sellers in the Transaction is fair, from a financial point of view, to the Sellers.

                                            Very truly yours,

                                            ALEX. BROWN & SONS INCORPORATED

                                            By: /s/ THOMAS W. JOHNSON
                                               ------------------------
                                               Thomas W. Johnson
                                               Managing Director

                                   APPENDIX D

                          FLORIDA STATUTES DESCRIBING
                         SHAREHOLDER DISSENTERS' RIGHTS

FLA. STAT. ANN SECTION 1301

The following definitions apply to Section 607.1302 and 607.1320:

         (1) "Corporation" means the issuer of the shares held by a dissenting shareholder before the corporate action or the surviving or acquiring corporation by merger or share exchange of that issuer.

         (2) "Fair value," with respect to a dissenter's shares, means the value of the shares as of the close of business on the day prior to the shareholders' authorization date, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

         (3) "Shareholders' authorization date" means the date on which the shareholders' vote authorizing the proposed action was taken, the date on which the corporation received written consents without a meeting from the requisite number of shareholders in order to authorize the action, or, in the case of a merger pursuant to Section 607.1104, the day prior to the date on which a copy of the plan of merger was mailed to each shareholder of record of the subsidiary corporation.

FLA. STAT. ANN SECTION 1302

(1) Any shareholder of a corporation has the right to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

         (a) Consummation of a plan of merger to which the corporation is a party:

                  1. If the shareholder is entitled to vote on the merger, or

                  2. If the corporation is a subsidiary that is merged with its parent under Section 607.1104, and the shareholders would have been entitled to vote on action taken, except for the applicability of Section 607.1104;

         (b) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation, other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange pursuant to Section 607.1202, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within 1 year after the date of sale;

         (c) As provided in Section 607.0902(11), the approval of a control-share acquisition;

         (d) Consummation of a plan of share exchange to which the corporation is a party as the corporation the shares of which will be acquired, if the shareholder is entitled to vote on the plan.

         (e) Any amendment of the articles of incorporation if the shareholder is entitled to vote on the amendment and if such amendment would adversely affect such shareholder by:

                  1. Altering or abolishing any preemptive rights attached to any of his shares;

                  2. Altering or abolishing the voting rights pertaining to any of his shares, except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class or series of shares;

                  3. Effecting an exchange, cancellation, or reclassification of any of his shares, when such exchange, cancellation, or reclassification would alter or abolish his voting rights or alter his percentage of equity in the corporation, or effecting a reduction or cancellation of accrued dividends or other arrearages in respect to such shares;

                  4. Reducing the stated redemption price of any of his redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase or any of his shares, or making any of his shares subject to redemption when they are not otherwise redeemable;

                  5. Making noncumulative, in whole or in part, dividends of any of his preferred shares which had theretofore been cumulative;

                  6. Reducing the stated dividend preference of any of his preferred shares, or

                  7. Reducing any stated preferential amount payable on any of his preferred shares upon voluntary or involuntary liquidation; or

         (f) Any corporate action taken, to the extent the articles of incorporation provide that a voting or nonvoting shareholder is entitled to dissent and obtain payment for his shares.

(2)      A shareholder dissenting from any amendment specified in paragraph
         (1)(e) has the right to dissent only as to those of his shares which are adversely affected by the amendment.

(3) A shareholder may dissent as to less than all the shares registered in his name. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

(4) Unless the articles of incorporation otherwise provide, this section does not apply with respect to a plan of merger or1 share exchange or a proposed sale or exchange of property, to the holders of shares of any class or series which, on the record date fixed to determine the shareholders entitled to vote at the meeting of shareholders at which such action is to be acted upon or to consent to any such action without a meeting, were either registered on a national securities exchange or held of record by not fewer than 2,000 shareholders.

(5) A shareholder entitled to dissent and obtain payment for his shares under this section may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

FLA. STAT. ANN SECTION 1320

(1)      (a)      If a proposed corporate action creating dissenters' rights under Section 607.1302 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights and be accompanied by a copy of Sections 607.1301, 607.1302, and 607.1320. A shareholder who wishes to assert dissenters' rights shall:


-----------------------
(1)The word "or" was substituted by the division of statutory revision for the word "of" to correct an apparent typographical error.

                  1. Deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated, and

                  2. Not vote his shares in favor of the proposed action. A proxy or vote against the proposed action does not constitute such a notice of intent to demand payment.

         (b)      If proposed corporate action creating dissenters' rights under
                  Section 607.1302 is effectuated by written consent without a meeting, the corporation shall deliver a copy of Sections
                  607.1301. 607.1302, and 607.1320 to each shareholder
                  simultaneously with any request for his written consent or, if such a request is not made, within 10 days after the date the corporation received written consents without a meeting from the requisite number of shareholders necessary to authorize the action.

(2) Within 10 days after the shareholders' authorization date, the corporation shall give written notice of such authorization or consent or adoption of the plan of merger, as the case may be, to each shareholder who filed a notice of intent to demand payment for his shares pursuant to paragraph (1)(a) or, in the case of action authorized by written consent, to each shareholder, excepting any who voted for, or consented in writing to, the proposed action.

(3) Within 20 days after the giving of notice to him, any shareholder who elects to dissent shall file with the corporation a notice of such election, stating his name and address, the number, classes, and series of shares as to which he dissents, and a demand for payment of the fair value of his shares. Any shareholder failing to file such election to dissent within the period set forth shall be bound by the terms of the proposed corporate action. Any shareholder filing an election to dissent shall deposit his certificates for certificated shares with the corporation simultaneously with the filing of the election to dissent. The corporation may restrict the transfer of uncertificated shares from the date the shareholder's election to dissent is filed with the corporation.

(4) Upon filing a notice of election to dissent, the shareholder shall thereafter be entitled only to payment as provided in this section and shall not be entitled to vote or to exercise any other rights of a shareholder. A notice of election may be withdrawn in writing by the shareholder at any time before an offer is made by the corporation, as provided in subsection (5), to pay for his shares. After such offer, no such notice of election may be withdrawn unless the corporation consents thereto. However, the right of such shareholder to be paid the fair value of his shares shall cease, and he shall be reinstated to have all his rights as a shareholder as of the filing of his notice of election, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim, if:

         (a)      Such demand is withdrawn as provided in this section;

         (b) The proposed corporate action is abandoned or rescinded or the shareholders revoke the authority to effect such action;

         (c) No demand or petition for the determination of fair value by a court has been made or filed within the time provided in this section; or

         (d) A court of competent jurisdiction determines that such shareholder is not entitled to the relief provided by this section.

(5) Within 10 days after the expiration of the period in which shareholders may file their notices of election to dissent, or within 10 days after such corporate action is effected, whichever is later (but in no case later than 90 days from the shareholders' authorization date), the corporation shall make a written offer to each dissenting shareholder who has made demand as provided in this section to pay an amount the corporation estimates to be the fair value for such shares. If the corporate action has not been consummated before the expiration of the 90-day period after the shareholders' authorization date, the offer may be made conditional upon the consummation of such action. Such notice and offer shall be accompanied by:

         (a) A balance sheet of the corporation, the shares of which the dissenting shareholder holds, as of the latest available date and not more than 12 months prior to the making of such offer; and

         (b) A profit and loss statement of such corporation for the 12-month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such 12-month period, for the portion thereof during which it was in existence.

(6) If within 30 days after the making of such offer any shareholder accepts the same, payment for his shares shall be made within 90 days after the making of such offer or the consummation of the proposed action, whichever is later. Upon payment of the agreed value, the dissenting shareholder shall cease to have any interest in such shares.

(7) If the corporation fails to make such offer within the period specified therefor in subsection (5) or if it makes the offer and any dissenting shareholder or shareholders fail to accept the same within the period of 30 days thereafter, then the corporation, within 30 days after receipt of written demand from any dissenting shareholder given within 60 days after the date on which such corporate action was effected, shall, or at its election at any time within such period of 60 days may, file an action in any court of competent jurisdiction in the county in this state where the registered office of the corporation is located requesting that the fair value of such shares be determined. The court shall also determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation fails to institute the proceeding as herein provided, any dissenting shareholder may do so in the name of the corporation. All dissenting shareholders (whether or not residents of this state), other than shareholders who have agreed with the corporation as to the value of their shares, shall be made parties to the proceedings as an action against their shares. The corporation shall serve a copy of the initial pleading in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint and upon each nonresident dissenting shareholder either by registered or certified mail and publication or in such other manner as is permitted by law. The jurisdiction of the court is plenary and exclusive. All shareholders who are proper parties to the proceeding are entitled to judgment against the corporation for the amount of the fair value of their shares. The court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have such power and authority as is specified in the order of their appointment or an amendment thereof. The corporation shall pay each dissenting shareholder the amount found to be due him within 10 days after final determination of the proceedings. Upon payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares.

(8) The judgment may, at the discretion of the court, include a fair rate of interest, to be determined by the court.

(9) The costs and expenses of any such proceeding shall be determined by the court and shall be assessed against the corporation, but all or any part of such costs and expenses may be apportioned and assessed as the court deems equitable against any or all of the dissenting shareholders who are parties to the proceeding, to whom the corporation has made an offer to pay for the shares, if the court finds that the action of such shareholders in failing to accept such offer was arbitrary, vexatious, or not in good faith. Such expenses shall include reasonable compensation for, and reasonable expenses of, the appraisers, but shall exclude the fees and expenses of counsel for, and experts employed by, any party. If the fair value of the shares, as determined, materially exceeds the amount which the corporation offered to pay therefor or if no offer was made, the court in its discretion may award to any shareholder who is a party to the proceeding such sum as the court determines to be reasonable compensation to any attorney or expert employed by the shareholder in the proceeding.

(10) Shares acquired by a corporation pursuant to payment of the agreed value thereof or pursuant to payment of the judgment entered therefor, as provided in this section, may be held and disposed of by such corporation as in the case of other treasury shares, except that, in the case of a merger, they may be held and disposed of as the plan of merger otherwise provides. The shares of the surviving corporation into which the shares of such dissenting shareholders would have been converted had they assented to the merger shall have the status of authorized but unissued shares of the surviving corporation.

                                   APPENDIX E

                        ANNUAL REPORT ON FORM 10-K/A FOR
                    THE FISCAL YEAR ENDED DECEMBER 31, 1996

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549

                                   FORM 10-K/A
         (Mark One)

(X) ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                   For the fiscal year ended December 31, 1996

                                       or

( ) TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                  For the transition period from              to
                                                 ------------    ------------

                  Commission File Number 0-27462
                                         -------

                                  RISCORP, INC.
                                  -------------
             (Exact name of registrant as specified in its charter)

                Florida                                   65-0335150
  -------------------------------                -------------------------------
  (State or other jurisdiction of                (I.R.S. Employer Identification
  incorporation or organization)                           Number)

   1390 Main Street, Sarasota, Florida                  34236 -5642
   -----------------------------------                  ------------
  (Address of principal executive offices)               (Zip Code)

       Registrant's telephone number, including area code: (941) 906-2000

               Securities registered pursuant to Section 12(b) of
                                    the Act:

                                                   Name of Each Exchange
        Title of Each Class                         on which Registered
        -------------------                         -------------------
                  None                                     None
        -----------------------                      ----------------
        Securities registered pursuant
        to Section 12(g) of the Act:

                      Class A Common Stock, $.01 par value
                                (Title of Class)

Indicate by check mark whether registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                           Yes      No  X
                               ---     ---

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K/A or any amendment to this Form 10-K/A. ( )

The aggregate market value of shares of the registrant's Common Stock held by non-affiliates of the registrant as of September 30, 1997 was $12,322,123.

The number of shares of the registrant's Common Stock issued and outstanding as of September 30, 1997 was 36,077,778 consisting of 11,743,335 shares of Class A Common Stock and 24,334,443 shares of Class B Common Stock.

Documents Incorporated by Reference:  None

                                  RISCORP, INC.
                          ANNUAL REPORT ON FORM 10-K/A
                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                TABLE OF CONTENTS


                            Description                                   Page
                            -----------                                   ----



                                     PART I

Item 1.         Business                                                    1

Item 2.         Properties                                                 19

Item 3.         Legal Proceedings                                          19

Item 4.         Submission of Matters to a Vote
                of Security Holders                                        20

                                     PART II

Item 5.         Market for Registrant's Common
                Equity and Related Stockholder Matters                     21

Item 6.         Selected Financial Data                                    22

Item 7.         Management's Discussion and Analysis
                of Financial Condition and Results
                of Operations                                              23

Item 8.         Financial Statements and Supplementary Data                31

Item 9.         Changes in and Disagreements with
                Accountants on Accounting and
                Financial Disclosure                                       31

                                    PART III

Item 10.        Directors and Executive Officers
                of the Registrant                                          32

Item 11.        Executive Compensation                                     36

Item 12.        Security Ownership of Certain
                Beneficial Owners and Management                           40

Item 13.        Certain Relationships and Related Transactions             42

                                     PART IV

Item 14.        Exhibits, Financial Statement
                Schedules and Reports on Form 8-K                          47

                Signatures                                                 58

                                     PART I

ITEM 1.        BUSINESS

FORWARD-LOOKING STATEMENTS

         This Annual Report on Form 10-K/A contains forward-looking statements, particularly with respect to Legal Proceedings and the Liquidity and Capital Resources section of Management's Discussion and Analysis of Financial Condition and Results of Operations. Additional written or oral forward-looking statements may be made by RISCORP, Inc. and its subsidiaries (collectively, the "Company") from time to time, in the filings with the Securities and Exchange Commission or otherwise. Such forward-looking statements are within the meaning of that term in Sections 27A of the Securities Act of 1933 (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"). Such statements may include, but not be limited to, projections of revenues, income, losses, cash flows, capital expenditures, plans for future operations, financing needs or plans relating to products or services of the Company, estimates concerning the effects of litigation or other disputes, as well as assumptions regarding any of the foregoing.

         Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted. Future events and actual results could differ materially from those set forth in or underlying the forward-looking statements. Many factors could contribute to such differences and include, among others, the ability of the Company to maintain licensing with regulatory agencies; the consummation of the Company's pending asset sale to Zenith Insurance Company ("Zenith"); the actual outcome of pending litigation or potential investigations; the impact on the Company of current and future federal and state regulation of workers' compensation or health care reform legislation, including changes in the availability of recoveries from the Florida Special Disability Trust Fund (the "SDTF"); changes in the mandated accounting treatment of SDTF recoverables; the failure of the SDTF to pay the Company's reimbursement requests; discontinuation of the SDTF; the Company's limited operating history and direct loss and claims experience; an unfavorable rating from A.M. Best Company, Inc. ("A.M. Best") and the impact of such a rating; the Company's need for additional capital to meet state regulatory requirements and for other purposes, and the ability of the Company to generate sufficient capital in a timely fashion; the possible negative impact on the Company of the termination of quota share or excess of loss reinsurance agreements, or the failure of such reinsurers to meet their obligations under such agreements; the highly competitive nature of the managed care workers' compensation insurance market; the limited nature of the Company's line of insurance products; the negative impact on the Company if Florida were to permit competition based on price in workers' compensation insurance; general economic conditions in Florida, North Carolina and Alabama in particular, or the United States in general; the Company's ability to continue and expand its relationships with independent insurance agencies which market its products; and other factors mentioned elsewhere in this report.

OVERVIEW

        The Company offers managed care workers' compensation insurance and services designed to lower the overall costs of work-related claims, while providing quality, cost-effective care to injured employees. As of December 31, 1996, the Company provided workers' compensation insurance and services to approximately 39,000 policyholders, principally in Florida and the southeastern United States. As of July 1, 1997, there were approximately 33,000 policyholders and the Company expects the number of policyholders to decline during the remainder of the year.

         The Company was unable to file its 1996 financial statements in a timely manner. See "Recent Developments - Delisting by NASDAQ."

RECENT DEVELOPMENTS

Restructuring

         On May 20, 1997, the Company named Frederick M. Dawson as Chief Executive Officer of the Company. Mr. Dawson replaced William D. Griffin who took an unpaid leave of absence and remained as a non-salaried, non-executive Chairman of the Board of Directors. Concurrently, Mr. Dawson was also named to the Board of Directors of the Company, and all employee directors other than Mr. Griffin resigned from the Board of Directors. On September 18, 1997, Mr. Griffin resigned from the Board of Directors of the Company and from all other positions with the Company.

         In June 1997, the Company announced a workforce reduction and a restructuring of the Company's management team, field offices and products. The reduction in force resulted in the termination of 128 employees of the Company. The Company also announced in June 1997 its intention to focus solely on its core workers' compensation insurance business and to close all field offices, except Charlotte and Birmingham, by the end of 1997.

Asset Purchase Agreement With Zenith

        In June 1997, the Company entered into an asset purchase agreement (the "Purchase Agreement") with Zenith, a subsidiary of Zenith National Insurance Corp. Under the terms of the Purchase Agreement, Zenith will purchase all of the assets of the Company relating to its workers' compensation business, including the Company's existing inforce business, as well as the right to all new and renewal policies. After the transaction closes, the Company will no longer engage in the workers' compensation or managed care businesses. In connection with the transaction, Zenith will assume certain liabilities related to the Company's insurance business, including $15 million in indebtedness of the Company owed to American Re-Insurance Company ("AmRe"). The purchase price, which will be paid in cash, will be the difference between the book value of the assets purchased and the book value of the liabilities assumed by Zenith on the closing date, subject to a minimum purchase price of $35 million.

        The closing of the purchase is contingent upon review and approval by appropriate state and federal regulatory agencies, and approval by the majority of each of the Class A Common and Class B Common shareholders of the Company.

        Effective June 18, 1997, Zenith entered into an interim reinsurance agreement and cut-through endorsement with the Company. Under the terms of the reinsurance agreement, Zenith reinsured all of the Company's liabilities on or after June 18, 1997, as to new, renewal, and in force Florida workers' compensation policies in the event the Company is declared insolvent under applicable insurance law pursuant to court order. The Company has assigned to Zenith its right to receive certain payments from other reinsurers with respect to the business Zenith has reinsured. In addition, the Company has established trust accounts of approximately $50 million as security to reimburse Zenith for any amounts paid under the reinsurance agreement.

Delisting by NASDAQ

         In July 1997, the Company's common stock was delisted from the NASDAQ National Market due to the Company's failure to comply with the filing requirements of the Exchange Act.

AmRe Loan Agreement

      The Company and AmRe are parties to a senior subordinated note agreement in the principal amount of $15.0 million due 2002 (the "AmRe loan agreement"). The AmRe loan agreement requires that the Company shall prepay the outstanding principal balance of the notes, together with interest accrued thereon, on or before the tenth business day following the occurrence of a Change of Control or a Material Adverse Event. The resignation of William D. Griffin, effective on September 18, 1997, as Chairman of RISCORP, Inc. is a Material Adverse Event as defined in the AmRe loan agreement. On October 10, 1997, the Company received a waiver from AmRe of the requirement to prepay these notes, as well as certain events of default subject to the receipt of the Company's financial reports. On October 17, 1997, the Company received a waiver from AmRe of the default based upon the failure of the Company to deliver quarterly financial reports and to file Form 10-Q with the Securities and Exchange Commission for the first and second quarters of 1997. This waiver from AmRe regarding the Company's failure to provide its financial reports and Form 10-Q's in a timely manner for the first and second quarter of 1997 expires on December 31, 1997. In the event the Company is unable to provide its financial reports and Form 10-Q's, including its third quarter financial reports and Form 10-Q, to AmRe when required under the note agreement or the waiver, additional debt covenant violations would occur. If such debt covenant violations did occur and the Company was unable to obtain an additional waiver of such violations from AmRe, such violations could result in AmRe accelerating the note which, in turn, could create a liquidity shortage for the Company.

Legal Developments

        See "Legal Proceedings."

A.M. Best Initial Rating

        See "Business - A.M. Best Ratings of Insurance Subsidiaries."

THE COMPANY'S OPERATING PHILOSOPHY

        The Company stresses an integrated approach to managed care workers' compensation which involves the employer, employee, and care providers. This approach combines loss prevention to promote safety in the workplace and manage risk; early medical intervention to control costs and manage the appropriateness, timeliness, and quality of care for injured workers; and comprehensive medical care management, including case and utilization management, through a provider network to establish treatment protocols, clinical paths, and outcome measurements.

        The Company's managed care approach begins with the implementation of its First CallSM service, an early intervention system which provides employers with a toll-free, 24-hour hotline to report claims and to seek medical attention for injured employees. This service encourages early reporting of claims and allows the Company to direct injured workers to appropriate medical providers within the Company's contracted network, creating a cost-effective methodology of dealing with claims promptly after they occur. The Company's case managers monitor each case and use the Company's information systems to apply utilization review and quality assurance techniques to achieve appropriate, quality medical treatment at an affordable price.

INDUSTRY

        Workers' compensation benefits are mandated and regulated by individual states, and most states require employers to provide medical benefits and wage replacement to individuals injured at work, regardless of fault. Virtually all employers in the United States are required either to purchase workers' compensation insurance from a private insurance carrier, a state-sponsored assigned risk pool, a self-insurance fund (an entity that allows employers to pool their liabilities for obtaining workers' compensation coverage), or, if permitted by their state, to be self-insured. Workers' compensation laws generally require two kinds of benefits for injured employees: (i) medical benefits that include expenses related to diagnosis and treatment of the injury, as well as rehabilitation, if necessary, and (ii) payments that consist of temporary wage replacement or permanent disability payments.

PROGRAMS AND PRODUCTS

The Company operates in a single industry segment.

Workers' Compensation Products

        The Company's products and rating plans encompass a variety of options designed to fit the needs of a wide selection of employers. The most basic product is a guaranteed cost contract, where the premium is set in advance and changes are made only when changes occur in policyholder operations or payrolls. The premium for these policies is based on state approved rates, which vary depending upon the type of work performed by each employee and the general business of the insured. The Company also offers several loss sensitive plans (retrospective rating, dividend and large deductible plans) which determine the final premium paid for the current policy period based largely on the insured's losses during that same period. Employers large enough to qualify will have their premiums based on their loss experience as determined over a three-year period. This loss experience is adjusted by the type of business and associated risks. In Florida, policyholders can also qualify for one or more premium credits (5% and 2%) by agreeing to comply with drug-free workplace, and/or safe workplace policies, respectively. Policyholders who wish to assume a certain amount of financial risk may elect a deductible that makes them responsible for the first portion of any claim. In exchange for the deductible election the employer receives a premium reduction.

Workers' Compensation Management Services

        The Company provides fee-based workers' compensation insurance management services to self-insurance funds and governmental risk-sharing pools, performing all the services of an insurance carrier except assumption of the underwriting risk. The Company generally requires that it be given complete managerial control over the fund's or pool's operations, and that it be entitled to share in cost savings it generates in addition to its base fees. During 1996, the Company converted five self-insurance funds to at-risk business and terminated certain contracts with third parties. As of December 31, 1996, the Company provided these services to five entities (representing approximately 2,900 employers) with standard premiums in force under management of approximately $85 million. The largest contracts were with North Carolina Commerce Fund ("NCCF"), Governmental Risk Insurance Trust ("GRIT"), and the Oklahoma Restaurant Group Self Insurance Association. The Company terminated its agreement with the Oklahoma Restaurant Group Self Insurance Association (representing approximately $7 million standard premium) in 1997.

Third Party Administrative Services

        The Company provides integrated administrative and managed care services for self-insured employers. At December 31, 1996, approximately 30 employers were under managed care contracts with the Company. In June 1997, the Company made a strategic decision to exit this line of business which will not have a material adverse effect on the Company's business, financial condition or results of operations.

Workers' Compensation Managed Care Arrangements  ("WCMCAs")

        Effective January 1, 1997, Florida law mandated workers' compensation insurers to provide all medical care through WCMCAs. Under these arrangements, the Company is allowed to direct injured employees to a provider network in which employees must participate or face possible denial of medical cost coverage.

        The Company has developed a provider network which covered the entire state of Florida and included approximately 3,600 and 5,000 physicians and 550 and 700 hospital and ancillary facilities as of December 31, 1996 and June 30, 1997, respectively. The Company believes that its ability to obtain discounted medical fees, manage utilization, and track medical outcomes for providers participating in its network enhances its ability to manage claims.

        The Company also maintained an arrangement with Humana Health Plans, Inc. ("Humana"), whereby certain of the Company's medical claim costs are fixed for the first three years of each claim. The agreement provided the Company with access to Humana's health care provider networks in Florida. The agreement commenced July 30, 1995, was renewed for one year upon its anniversary, and expired in 1997. The Company had a similar arrangement with RISCORP Health Plans, Inc. ("RHP"), an affiliated company, until the arrangement was terminated effective May 1, 1996 whereby injured individuals were covered for three years following any accident occurring within the policy period of any policy entered into during the term of the agreement. To the extent that Humana or RHP is unable to meet its contractual obligations under these arrangements, the Company will be liable for any losses and loss adjustment expenses under these arrangements which could have a material adverse effect on the Company's business, financial condition, or results of operations.

Virginia Surety Underwriting Management Agreement

        In September 1995, the Company entered into an Underwriting Management Agreement ("UMA") for workers' compensation insurance with Virginia Surety Company, Inc. ("Virginia Surety"). The Company acts as an agent for Virginia Surety and is authorized to accept or bind business subject to the amounts and territorial limits stipulated in the agreement. Effective September 1, 1996, the Company renewed the UMA and extended it until December 31, 1997. For the year ended December 31, 1996, the Company reported written premiums of approximately $20 million under this agreement.

ACQUISITIONS AND JOINT VENTURE

Acquisition of RISCORP West, Inc.

        In November 1994, the Company acquired Self Insurors Service Bureau, Inc. ("SISB"), a company that provided workers' compensation services to group self insurance funds and self insured employers in nine states, primarily Oklahoma and Louisiana. In January 1996, SISB changed its name to RISCORP West, Inc. ("RWI").

Acquisition of RISCORP Insurance Company

        In January 1995, the Company acquired RISCORP Insurance Company ("RIC"), the successor to Commerce Mutual Insurance Company ("CMIC"), an Assessable Mutual, in a transaction that was accounted for as a purchase. Concurrent with the purchase, RIC converted from an assessable mutual insurance company to a stock insurance company. Prior to the acquisition, the Company managed all operations of RIC for a management fee primarily based on a percentage of premiums and provided the insurer with reinsurance coverage. See "Legal Proceedings."

Acquisition of CompSource

        In March 1996, the Company purchased all of the stock of CompSource, Inc. and Insura, Inc. (collectively, "CompSource") in exchange for approximately $12.1 million in cash and 112,582 shares of the Company's Class A Common Stock. CompSource is a workers' compensation management services company offering its services in North Carolina managing a self-insurance fund with approximately $37 million of standard premiums in force at the acquisition date. Pursuant to a redemption agreement entered into as part of this transaction, the former shareholders of CompSource elected to have the Company repurchase the 112,582 shares at a purchase price of $18.653 per share on March 8, 1997, and the Company repurchased all 112,582 shares from the former shareholders for $2.1 million in accordance with the terms of the redemption agreement.

Acquisition of Atlas

        In March 1996, the Company completed its acquisition of Atlas Insurance Company ("Atlas") for approximately $5.0 million in cash. Atlas is domiciled in Missouri and has insurance licenses in 19 states. In addition, the acquisition provided the Company with excess and surplus lines licenses in five additional states. Following the acquisition, Atlas was renamed RISCORP National Insurance Company ("RNIC").

Acquisition of NARM

        In June 1996, RNIC acquired the assets and assumed all of the liabilities of the National Alliance for Risk Management Fund ("NARM"), a North Carolina workers' compensation self-insurance fund with approximately $53 million of standard premiums in force at the acquisition date. The acquisition was accomplished by means of a loss portfolio transfer and assumption reinsurance agreement.

Acquisition of OSAA

        In September 1996, RNIC acquired certain assets and assumed all of the claim liabilities of the Occupational Safety Association of Alabama Workers' Compensation Fund ("OSAA"), an Alabama workers' compensation self-insurance fund with approximately $42 million of direct premiums in force at the acquisition date. The acquisition was accomplished by means of a loss portfolio transfer and assumption reinsurance agreement. See "Legal Proceedings."

Acquisition of IAA and Risk Inspection

        In September 1996, the Company acquired all of the stock of Independent Association Administrators, Inc., ("IAA") and Risk Inspection Services and Consulting, Inc., ("Risk Inspection") in Alabama. IAA, a workers' compensation management services company offering its services in Alabama, was acquired with 790,336 shares of Class A Common Stock of the Company (then valued at $10.9 million). Risk Inspection was purchased for approximately $600,000 in cash. Pursuant to the acquisition agreement for IAA, if the former IAA shareholders or their successors own all of such Class A Common Stock on September 17, 1998, the Company is obligated to issue additional shares of the Company's Class A Common Stock in an amount sufficient to make the value of all shares of the Company's Class A Common Stock held by the former IAA shareholders equal to an aggregate fair market value of $10.9 million as of that date. However, in no event will the number of additional shares issued to the former IAA shareholders exceed 790,336 shares. See "Legal Proceedings."

Acquisitions of Virginia Funds

        In October 1996, RNIC acquired all of the assets and assumed all of the liabilities of three Virginia self-insurance funds ("the Virginia Funds") consisting of NARM Manufacturers Group Self Insurance Association of Virginia, NARM Services Group Self Insurance Association of Virginia and NARM Mercantile Group Self Insurance Association of Virginia. At the date of acquisition, the Virginia Funds had approximately $5.9 million of standard premiums in force. The acquisition were accomplished by means of loss portfolio transfers and assumption reinsurance agreements.

Joint Venture Arrangement with Blue Cross and Blue Shield of Illinois

        In January 1996, the Company entered into a joint venture arrangement with Health Care Service Corporation ("HCSC"), a subsidiary of Blue Cross and Blue Shield of Illinois, to establish Third Coast Holding Company ("TCHC"). TCHC then formed an Illinois domestic stock insurance company, Third Coast Insurance Company ("Third Coast"), to underwrite and sell managed care workers' compensation insurance in Illinois, and a third-party administrative corporation (the "Administrator") to provide administrative services to Third Coast and third parties.

        Under the terms of the arrangement, HCSC and the Company each own 50% of the outstanding common stock of TCHC. HCSC contributed approximately $10 million to initially capitalize Third Coast. The Company contributed no financial capital to the venture, but contributed a non-exclusive license for the use of its expertise, systems, and intellectual property (which was assigned a value of $10 million) to enable Third Coast to underwrite and sell workers' compensation insurance in Illinois. To maintain sufficient capitalization levels, HCSC agreed to provide additional surplus loans to Third Coast in a maximum aggregate amount of $20 million, if certain other conditions are met. On August 15, 1997 HCSC contributed $10 million to Third Coast in the form of a surplus note.

SALES AND MARKETING

        The Company's workers' compensation products and services are sold by independent insurance agencies. As of December 31, 1996 and June 30, 1997, the Company had appointed approximately 1,400 agencies in 16 states to sell its products, of which approximately 400 were in Florida. These independent agencies are viewed by the Company as important to its success.

        The Company's top ten agencies accounted for approximately 22% and 15% of the Company's direct premiums earned for the year ended December 31, 1996 and the six months ended June 30, 1997, respectively, with the top independent insurance agency accounting for approximately 6% and 2%, respectively, as of such dates.

        Failure of these independent insurance agencies to market the Company's products and services successfully could have a material adverse effect on the Company's business, financial condition, or results of operations.

CUSTOMERS

        The Company insured over 39,000 policyholders as of December 31, 1996. As of June 30, 1997, there were approximately 33,000 policyholders. Approximately 83% and 88% of the premiums scheduled to expire in 1996 and 1995, respectively, were renewed by the Company's customers. Through July 1997, approximately 40% of premiums scheduled to expire in the first seven months of 1997 were renewed by the Company's customers and the Company expects this renewal rate to continue for the remainder of 1997.

        The Company generally requests that its agencies target customers who comply with a return-to-work program, maintain a drug-free workplace, are proactive in seeking to minimize injuries in the workplace, and are financially sound or, for certain types of policies, are willing to provide adequate security. The Company does not target any particular industry and believes that its policies are issued to a diversified mix of employers. However, the Company generally does not insure certain employers which it considers to be high risk, including nuclear facilities operators, asbestos removers, and certain other high-risk employers.

EMPLOYEES

        The Company had approximately 870 full-time employees at December 31, 1996. Of the Company's employees, approximately 690 provided services to the Company's customers and 180 worked in the Company's administrative and financial functions. None of the Company's employees is subject to collective bargaining agreements. The Company believes that its employee relations and staffing are satisfactory to meet current operating levels. See "Business - Recent Developments - Restructuring."

REINSURANCE

        Through various reinsurance agreements, the Company shares the risks and benefits of the workers' compensation insurance that it writes. The Company has in effect specific excess of loss policies under which it pays its reinsurer a percentage of gross premiums earned and the reinsurer agrees to assume all risks relating to claims over $500,000 on a per occurrence basis (for occurrences prior to January 1, 1996, the retention was $350,000 per occurrence). Continental Casualty Co. currently participates in this excess of loss program. Continental Casualty Co. is rated A (Excellent) by A.M. Best.

        The Company maintains a Quota Share Reinsurance agreement for the workers' compensation insurance it underwrites in Florida with AmRe (the "AmRe Quota Share agreement"), under which the Company cedes to AmRe 50% of the direct workers' compensation premium written and losses incurred in Florida on and after January 1, 1995. AmRe pays a ceding commission to the Company based on the Company's Florida workers' compensation loss ratio, subject to certain adjustments and limits. AmRe is rated A+ (Superior) by A.M. Best.

        In June 1997, the Company entered into an interim reinsurance agreement and cut-through endorsement with Zenith (rated A+ (Superior) by A.M. Best) which provides first-dollar reinsurance coverage for Florida policyholders in the event the Company becomes insolvent and unable to pay claims for all new, renewal and in force policies in effect on or after June 18, 1997. See "Business
- Recent Developments - Asset Purchase Agreement With Zenith."

        Effective October 1, 1996, the Company entered into a Quota Share Reinsurance agreement (the "Chartwell Quota Share Reinsurance agreement") for the workers' compensation insurance it underwrites in RNIC in states other than Florida with three reinsurers: Chartwell Reinsurance Company (rated A by A.M.
Best), Trenwick America Reinsurance Corporation (rated A+ by A.M. Best) and Swiss Reinsurance America Corporation (rated A by A.M. Best). The Chartwell Quota

Share Reinsurance agreement provides for the Company to cede to the reinsurers 65% of its direct workers' compensation premiums written and losses incurred on and after October 1, 1996. The reinsurers pay the Company a ceding commission based on RNIC's loss ratio, subject to certain adjustments and limits. The Chartwell Quota Share Reinsurance Agreement was amended effective January 1, 1997 to reduce the ceded percentage to 60%.

        These Quota Share Reinsurance agreements allow the company to write, within regulatory guidelines, a larger number of policies than it could otherwise. In the event the Quota Share Reinsurance agreements are terminated for any reason, the Company could be required to increase its capital substantially or reduce its level of workers' compensation premiums, unless it is able to establish another Quota Share Reinsurance arrangement. This could result in material adverse consequences to the Company's business and growth prospects. There is no assurance that Quota Share Reinsurance will continue to be available to the Company for its workers' compensation business.

        The Company regularly performs internal reviews of the financial strength of its reinsurers. However, if a reinsurer is unable to meet any of its obligations to the Company under the reinsurance agreements, the Company would be responsible for the payment of all losses and loss adjustment expenses which the Company has ceded to such reinsurer. Any such failure on the part of the Company's reinsurers could have a material adverse effect on the Company's business, financial condition or results of operations.

        The Company's group health and property and casualty insurance business is reinsured with reinsurers rated by A.M. Best as B++ or better. The Company retains a maximum amount of $150,000 per person per year for the group health and $250,000 per occurrence and per risk for the commercial casualty and commercial property. In June 1997, the Company made a strategic decision to exit these lines of business. The Company does not expect this decision will have a material adverse effect on the Company's business, financial condition or results of operation.

A.M. BEST RATINGS OF INSURANCE SUBSIDIARIES

        The limited operating history, pending litigation and other factors have affected the ability of the Company's insurance subsidiaries to obtain favorable A.M. Best and comparable ratings. A.M. Best ratings are based on a comparative analysis of the financial condition and operating performance of insurance companies as determined by their publicly available reports and meetings with the entity's officers. A.M. Best ratings are based upon factors of concern to policyholders and are not directed toward the protection of investors. In assigning ratings, companies may fall within one of three A.M. Best rating groupings: Best's Ratings, Best's Financial Performance Ratings or Not Rated.

        A.M. Best ratings include: Secure, which consists of A++ and A+ (Superior), A and A- (Excellent) and B++ and B+ (Very Good); Vulnerable, which consists of B and B- (Fair), C++ and C+ (Marginal), C and C- (Weak) and D
(Poor); E (Under Regulatory Supervision); F (In Liquidation) and S (Rating Suspended).

        In May 1997, RIC and RISCORP Property & Casualty Insurance Company ("RPC") were assigned a Best's Rating of C (Weak). This rating is under review with negative implications pending resolution of certain substantial uncertainties, including various legal issues, any material Form 10-K disclosures, and potential regulatory actions emanating from the ongoing state examinations. The Company believes this rating may have a material adverse effect on the Company's business, financial condition or results of operations. See "Legal Proceedings" and "Business - Regulation."

        Companies not assigned either Best's Ratings or Best's Financial Performance Ratings opinions are assigned to one of several Not Rated (NR) Categories. The NR category identifies the primary reason a rating opinion was not assigned.

        RNIC (formerly Atlas Insurance Company) had its B+ rating removed and was given an A.M. Best's "Not Rated" classification of NR-2 (Less than Minimum Size and/or Operating Experience) following the Company's purchase of Atlas in March 1996 and the discontinuance of its prior business, which effectively treated RNIC as a start-up operation for rating purposes.

COMPETITION

        The market to provide workers' compensation insurance and services is highly competitive. The Company's competitors include, among others, insurance companies, specialized provider groups, in-house benefits administrators, state insurance pools, and other significant providers of health care and insurance services. A number of the Company's current and potential competitors are significantly larger, have greater financial and operating resources than the Company, and can offer their services nationwide. After a period of absence from the market, traditional national insurance companies have re-entered the Florida workers' compensation insurance market, thereby increasing competition in the Company's principal market segment. In addition, the Company faces significant competition in its newer markets, particularly North Carolina and Alabama. The Company does not offer the full line of insurance products which is offered by some of its competitors, and there can be no assurance that the Company will be able to compete effectively in the future.

REGULATION

General

        The Company's business is subject to state-by-state regulation of workers' compensation insurance (which in some instances includes rate regulation and mandatory fee schedules) and workers' compensation insurance management services. These regulations are primarily intended to protect covered employees and policyholders, not the insurance companies nor their shareholders. Under the workers' compensation system, employer insurance or self-funded coverage is governed by individual laws in each of the fifty states and by certain federal laws. In addition, many states limit the maximum amount of dividends, distributions and loans that may be made in any year by insurance companies. This restricts the amount of distributions that may be made by the Company's insurance subsidiaries.

        There is no assurance that the Company will seek approvals from state regulatory authorities to pay dividends or make distributions or that, if sought, such approvals will be obtained. This may limit the amount of distributions by the Company's insurance subsidiaries and may decrease amounts of capital available to the Company. In addition, the Company is required to contribute to state-established guaranty funds or associations that pay claims of insolvent insurers. As a result, the Company's financial performance could be materially adversely affected by mandatory assessments from such funds over which the Company has no control.

        Except for certain statutorily prescribed credits, Florida currently does not permit competition on the basis of price in workers' compensation insurance. This approach is followed in relatively few other states. If Florida were to permit premium rates to be established with less regulatory intervention, the Company's business, financial condition, or results of operations could be materially and adversely affected.

        The Company may from time to time need additional capital surplus to meet certain state regulatory requirements. There can be no assurance that capital will continue to be available when needed or, if available, will be on terms acceptable to the Company.

Premium Rate Restrictions

        State regulations governing the workers' compensation system and insurance business in general impose restrictions and limitations on the Company's business operations that are not imposed on unregulated businesses. Among other matters, state laws regulate not only the kind of workers' compensation benefits that must be paid to injured workers, but also the premium rates that may be charged by the Company to insure employers for those liabilities. As a consequence, the Company's ability to pay insured workers' compensation claims out of the premium revenue generated from the sale of such insurance is dependent on the level of premium rates permitted by state laws. In this regard, it is significant that the state regulatory agency regulating workers' compensation benefits may not be the same agency that regulates workers' compensation insurance premium rates.

        In October 1996, the Florida Insurance Commissioner ordered workers' compensation providers to reduce rates by an average of 11.2% effective January 1, 1997. Concurrently, the 10% managed care credit, which had been in place on a voluntary basis since 1994, was phased out. As of December 31, 1996, the Company estimates that approximately 60% of the Company's premiums received the 10% managed care credit.

        The State of North Carolina approved a 13.7% decrease in loss costs effective April 1, 1997. The Company adopted the loss costs in October 1997 which resulted in an overall 8.4% effective rate reduction.

        The Alabama and South Carolina Departments of Insurance (the "ADOI" and "SDOI", respectively) have imposed constraints on the Company's writings in their respective states. The ADOI has placed a $30 million limit on in force premium and the SDOI has imposed a moratorium on new business writings. The Company does not believe these constraints will have a material adverse effect on the Company's business, financial condition or results of operations.

Financial and Investment Restrictions

        Insurance company operations are subject to financial restrictions that are not imposed on other businesses. State laws require insurance companies to maintain minimum capital and surplus levels and place limits on the amount of insurance a company may write based on the amount of the company's surplus. These limitations restrict the rate at which the Company's insurance company operations can grow. The Company's 1996 statutory filings indicate that, as of December 31, 1996, its insurance subsidiaries met applicable state minimum capital and surplus requirements. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

        State laws also require insurance companies to establish reserves for payment of policyholder liabilities and impose restrictions on the type of assets in which insurance companies may invest. These restrictions may require the Company to invest its insurance subsidiaries' assets more conservatively than if not subject to the state law restrictions which may prevent the Company from obtaining as high a return on these assets than it might otherwise be able to realize.

Participation in State Guaranty Funds

        Every state in which the company operates has established one or more insurance guaranty funds or associations that are charged by state law to pay claims of policyholders insured by a company that becomes insolvent. All insurance companies must participate in the guaranty associations in the states where they do business and are assessable for the associations' operating costs, including the cost of paying policyholder claims of an insolvent insurer. The Company's financial performance could be adversely affected by guaranty association assessments as a consequence of the insolvency of other insurers over which the Company has no control. This type of guaranty fund is separate from the SDTF which is designed to pay insurers for certain benefits paid to previously injured workers.

Statutory Accounting and Solvency Regulation

        State regulation of insurance company financial transactions and financial condition are based on statutory accounting principles ("SAP"). SAP differ in a number of ways from generally accepted accounting principles ("GAAP") which govern the financial reporting of most other businesses. In general, SAP financial statements are more conservative than GAAP financial statements, reflecting lower asset values and higher liability values.

         State insurance regulators closely monitor the financial condition of insurance companies reflected in SAP financial statements and can impose financial and operating restrictions on an insurance company including: 1) transfer or disposition of assets; 2) withdrawal of funds from bank accounts; 3) extension of credit or making loans; 4) investment of funds.

        The Florida Department of Insurance (the "FDOI") conducted a financial examination of RIC, one of the Company's insurance subsidiaries, for 1995. The final examination report reduced statutory surplus as of December 31, 1995 from $31,117,099 to $4,961,478. The reduction in statutory surplus was due primarily to adjustments related to the intercompany sale of real estate, certain related party receivables that were considered non-admitted for statutory accounting purposes, and an increase in the non-admitted portion of certain premium receivables. These adjustments had no impact on the accompanying financial statements prepared in accordance with generally accepted accounting principles. As a result, RIC failed to meet the minimum capital and surplus requirements by approximately $12.5 million. The Company made a capital infusion of approximately $31.2 million into RIC in 1996, and as a result, as of December 31, 1996, the surplus of RIC exceeded the minimum capital and surplus requirements.

        The FDOI and the Missouri Department of Insurance (the "MDOI") are currently conducting financial examinations of two of the Company's insurance subsidiaries. While these examinations may result in adjustments to the statutory financial statements of the insurance subsidiaries for 1996, management does not believe that any such adjustments would be material. The Company has not received the reports from these examinations, however, based upon communications with the MDOI, the most significant adjustment proposed by the MDOI is the non-admission of an accounts receivable balance of $900,000 relating to a loss portfolio transfer. This balance was received on April 14, 1997. The adjustment relates to statutory financial statements and has no impact on GAAP financial statements, however, any adjustments could impact the dividend paying ability of the Company's insurance subsidiaries.

Healthcare and Managed Care Laws and Reform Proposals

        The Company's medical provider networks are subject to various federal and state laws and regulations, including the Agency for Health Care Administration ("AHCA") qualification requirements for the Company's WCMCA in Florida. There are a number of managed care reform proposals before federal and state legislative and regulatory bodies, and the Company expects that its business operations and products will be impacted by these proposals, if adopted.

LOSSES AND LOSS ADJUSTMENT EXPENSES

        The Company establishes reserves to cover its estimated liability for losses and loss adjustment expenses. Such reserves are based on facts then known, estimates of future claims trends, experience with similar cases and historical Company and industry trends. These trends include reserving, loss payment and reporting patterns, claim closures and product mix.

        Like many states, the Florida legislature has restructured its workers' compensation laws several times over the years, with two significant law changes since the Company began operations. Each time the workers' compensation laws change, claims adjusters must segregate and manage claims according to applicable laws, a process which is time-consuming and requires special skills. In 1994, Florida enacted a law allowing both the medical and indemnity portions of a claim to be settled. The Company took advantage of this opportunity to reduce its outstanding claims by undertaking a claims settlement initiative in 1994. The initiative allows the Company's claims management personnel to operate primarily under the 1994 law, because most claims governed by previous laws have been closed.

        The table below shows the development of losses and loss adjustment expenses for 1988 through 1996. The top line indicates the estimated reserves for unpaid losses and loss adjustment expenses as reported at the end of the stated year. Each calendar year-end reserve includes estimated unpaid liabilities for the current accident year and all prior accident years. The cumulative amount paid portion of the table presents the amounts paid as of subsequent years on those claims for which reserves were carried as of each specific year. The section captioned "Liability Re-estimated as of" shows the original recorded reserve as adjusted at the end of each subsequent year to reflect cumulative amounts paid and all other facts and information discovered during each year. For example, an adjustment made in 1996 for 1992 loss reserves will be reflected in the re-estimated ultimate liability for each of the years 1992 through 1995. The cumulative (deficiency) redundancy line represents the cumulative change in estimates since the initial reserve was established. It is equal to the difference between the initial reserve and the latest liability re-estimated amount.

        The table represents combined development for RIC, RPC and their predecessors through 1995. Calendar year 1996 estimates of ultimate liabilities include reserves assumed with the purchase of RNIC and the subsequent loss portfolio transfers of five self-insurance funds. Effective in 1996, the Company has separately reported unallocated loss adjustment expenses previously included in general and administrative expenses. The cumulative paid and re-estimated liability data in the following table have been restated for all years to reflect this change. The table presents development data by calendar year and does not relate the data to the year in which the accident occurred. Conditions that have affected historical development of reserves will not necessarily continue in the future.

                                                             AS OF DECEMBER 31,
                             ----------------------------------------------------------------------------------
                                                                (In thousands)
                              1988     1989      1990      1991      1992      1993     1994     1995      1996
                              ----     ----      ----      ----      ----      ----     ----     ----      ----
Loss and loss adjustment
  expenses, net              $  954 $ 11,273  $ 36,323  $ 68,674  $ 96,755  $152,407  $  4,599  $92,820 $196,078
Cumulative Amount Paid:
  One Year Later                355    8,927    19,335    32,241    47,572   122,603    95,229   55,875
  Two Years Later               902   14,922    34,010    55,794   116,193   164,840   127,395
  Three Years Later           1,185   19,675    44,551    91,441   134,193   172,699
  Four Years Later            1,595   22,587    59,651   100,307   137,782
  Five Years Later            1,665   26,943    62,775   102,468
  Six Years Later             1,801   27,870    63,620
  Seven Years Later           1,821   28,141
  Eight Years Later           1,662

Liability Re-estimated as of:
  One Year Later              1,016   18,508    44,192    71,145   115,116   156,867   133,651   95,843
  Two Years Later             1,219   20,541    49,429    83,918   123,472   156,304   139,992
  Three Years Later           1,462   24,514    55,485    91,477   123,298   162,812
  Four Years Later            1,890   27,108    58,588    91,821   125,751
  Five Years Later            1,977   26,670    57,867    92,878
  Six Years Later             1,785   26,023    57,981
  Seven Years Later           1,734   26,067
  Eight Years Later           1,567

Cumulative (Deficiency)       (613) (14,794)  (21,658)  (24,204)  (28,996)  (10,405)  (11,539)  (3,023)


        As the above table indicates, the Company's reserving methods in its early years were adversely impacted by its short operating history and the relative age of the accounts it insures. Additionally, the inclusion of unallocated loss adjustment expenses in the table has increased the cumulative deficiency for all years. Since 1992, the Company believes its reserving methodologies have become more reliable. Key factors for this improvement are:
1) the ability to identify trends and reduce volatility based on a larger claims database; 2) the maturation of the Company's managed care approach to claims; and 3) industry reforms.

        The following table presents an analysis of losses and loss adjustment expenses and provides a reconciliation of beginning and ending reserves for the periods indicated. Adverse development for prior periods' loss and loss adjustment expenses in calendar year 1996 represented deterioration in 1993 and prior accident years offset in part by improved experience in the 1995 accident year.

                                                           YEAR ENDED DECEMBER 31,
                                                           -----------------------
                                                        1996        1995         1994
                                                        ----        ----         ----
                                                               (in thousands)
Gross reserves for losses and loss adjustment
    expenses, beginning of period                     $261,700    $ 12,668     $  6,157
Less  reinsurance recoverables                         100,675       7,398            -
Less  SDTF recoverable                                  51,836         671          831
Less prepaid managed care fees                          16,369           -            -
                                                      --------    --------     --------
Net balance at January 1                                92,820       4,599        5,326
                                                      --------    --------     --------

Assumed during year from loss portfolio
  transfers and acquisitions                            88,212     123,854            -
                                                      --------    --------     --------


Incurred losses and loss adjustment
expenses related to:
  Current year                                         123,986      87,467        6,026
  Prior years                                            3,023       5,198        2,062
                                                      --------    --------     --------
        Total incurred losses and loss
          adjustment expenses                          127,009      92,665        8,088
                                                      --------    --------     --------

Paid related to:
  Current year                                          56,088      33,069        4,821
  Prior years                                           55,875      95,229        3,994
                                                      --------    --------     --------
        Total paid                                     111,963     128,298        8,815
                                                      --------    --------     --------
Net balance at December 31                             196,078      92,820        4,599

Plus reinsurance recoverables                          180,698     100,675        7,398
Plus SDTF recoverables                                  49,505      51,836          671
Plus prepaid managed care fees                          31,958      16,369            -
                                                      --------    --------     --------
Gross reserves for losses and
  loss adjustment
  expenses at December 31                             $458,239    $261,700     $ 12,668
                                                      ========    ========     ========

ITEM 2.          PROPERTIES

        The Company owns its headquarters building in Sarasota, Florida, which contains approximately 112,000 square feet of space, as well as an adjacent parking facility. The Company leases an aggregate of approximately 70,337 square feet of office space at 11 other locations in nine states, including Florida, under terms expiring through June 2001. The Company incurred rent expense of $1.3 million for the year ended December 31, 1996. Additionally, the Company has continuing commitments through July 1998 of approximately $70,000 in the aggregate related to two locations in which offices were closed during 1996. See "Business - Recent Developments - Restructuring."

ITEM 3.            LEGAL PROCEEDINGS

         On April 2, 1996, RISCORP, Inc., RIC, several officers, directors and employees were named as defendants in a purported class action lawsuit filed in the United States District Court for the Southern District of Florida. The suit claims the defendants violated the Racketeer Influenced and Corrupt Organizations Act ("RICO"), breached fiduciary duties, and were negligent in RISCORP, Inc.'s acquisition of CMIC in 1995. The suit seeks compensatory and punitive damages and equitable relief and treble damages for the RICO counts. The named plaintiffs, Vero Cricket Shop, Inc., Vero Cricket Shop Too, Inc., and Falls Company of Longboat Key, Inc., claim to be former policyholders of CMIC and claim to represent others similarly situated. The defendants moved to dismiss the RICO counts and to strike the punitive damages claims. These motions, as well as plaintiffs' motion for class certification, were pending when the plaintiffs filed an amended complaint. The amended complaint added the Florida Insurance Commissioner and Zenith as defendants in one new count seeking declaratory relief. The remaining claims in the amended complaint are the same as those in the original complaint. The defendants have filed a motion to dismiss the amended complaint and to strike the punitive damages claims. The parties have been ordered to non-binding mediation in this matter. The Company intends to defend this action vigorously; however, there can be no assurance that it will prevail in the litigation.

         Between November 20, 1996, and January 31, 1997, nine shareholder class action lawsuits were filed against RISCORP, Inc. and other defendants in the United States District Court for the Middle District of Florida. In March 1997, the Court consolidated these lawsuits and appointed co-lead plaintiffs and co-lead counsel. The plaintiffs subsequently filed a consolidated complaint. The consolidated complaint named as defendants RISCORP, Inc., three of its executive officers, one non-officer director and three of the underwriters for RISCORP, Inc.'s initial public offering. The plaintiffs in the consolidated complaint purport to represent the class of shareholders who purchased RISCORP, Inc. Class A Common Stock between February 28, 1996, and November 14, 1996. The consolidated complaint alleges that RISCORP, Inc.'s Registration Statement and Prospectus of February 28, 1996, as well as subsequent statements, contained false and misleading statements of material fact and omissions, in violation of sections 11 and 15 of the Securities Act and sections 10(b) and 20(a) of the Exchange Act and Rule 10b-5 promulgated thereunder. The consolidated complaint seeks unspecified compensatory damages.

The defendants have filed a motion to dismiss the consolidated complaint which has been fully briefed and is pending. Discovery will be stayed until the motion to dismiss has been decided. The plaintiffs have filed a motion to certify the class, but the parties have agreed that the defendants need not respond to that motion until thirty days after the motion to dismiss has been decided. The parties have been ordered to non-binding mediation in this matter. RISCORP, Inc. intends to defend this action vigorously; however, there can be no assurance that it will prevail in the litigation.

         On July 17, 1997, RISCORP, Inc. and several former officers were named as defendants in a suit filed in state court in Montgomery, Alabama. The suit alleges violations of federal and state securities laws and breach of contract resulting from the purchase of IAA in 1996. The suit seeks compensatory and punitive damages and equitable relief. The named plaintiffs are Thomas Albrecht and Peter Norman, the former shareholders of IAA. RISCORP, Inc. intends to vigorously defend this action; however, there can be no assurance that it will prevail in the litigation.

         On August 20, 1997, RISCORP, Inc., RNIC, IAA and Peter Norman were named as defendants in a suit filed in state court in Montgomery, Alabama. The suit alleges common law fraud, breach of contract and breach of fiduciary duty resulting from the acquisition of OSAA in 1996. The suit seeks compensatory and punitive damages and equitable relief. The named plaintiff is OSAA. The Company intends to vigorously defend this action; however, there can be no assurance that it will prevail in the litigation.

         On September 18, 1997, the U.S. Attorney's Office in Pensacola, Florida announced that a United States grand jury had indicted RISCORP, Inc., RISCORP Management Services, Inc. (a wholly owned, non-regulated subsidiary of RISCORP, Inc.) and five former officers, including William D. Griffin, Founder and Chairman of the Board, for various charges stemming from alleged illegal political campaign contributions. On September 18, 1997, the Board of Directors approved a guilty plea by RISCORP Management Services, Inc. to a single count of conspiracy to commit mail fraud. The guilty plea was entered by RISCORP Management Services, Inc. and accepted by the court on October 9, 1997. As a result of an agreement negotiated with the U. S. Attorney, the court dismissed the indictment against RISCORP, Inc. on the same day. Mr. Griffin has resigned from the Board of Directors of the Company and all other positions with the Company. The Company has recorded a provision of $1 million for the payment of fines and other costs related to this matter.

        Other than as noted above, no provision had been made in the Company's financial statements for the above matters at December 31, 1996. In addition, certain expenses of the law suits and related legal expenses may be covered under directors and officers' insurance coverage maintained by the Company.

ITEM 4.          SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                 None.

                                     PART II

ITEM 5.         MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER
                MATTERS


        Following the Company's initial public offering on February 29, 1996, the Company's Class A Common Stock ($.01 par value) was traded on the NASDAQ Stock Market's National Market under the symbol "RISC." As of December 31, 1996, there were 153 record holders of Class A Common Stock. Due to the fact that required financial statements had not been filed with the Securities and Exchange Commission, the Company's Class A Common Stock was delisted on July 2, 1997. See - "Business - Recent Developments - Delisting by NASDAQ." The following table sets forth the high and low closing sales prices for the Company's Class A Common Stock for each full quarterly period.



                                 Per Share Price of Common Stock
===================================================================================================

                              1996                                           1997
      ---------------------------------------------------    --------------------------------------
      1st Quarter  2nd Quarter   3rd Quarter  4th Quarter    1st Quarter   2nd Quarter  3rd Quarter

===================================================================================================
High  21 1/2       23 7/8        19 1/4       18 3/4         4 3/8         3 3/4        1 1/8
Low   19           15            10 3/4       3 15/64        1 7/8        15/16           3/8



     No dividends have been declared or paid since the Company's initial public offering and it is not anticipated that dividends will be paid in the foreseeable future.

ITEM 6.          SELECTED FINANCIAL DATA

                                                                     YEAR ENDED DECEMBER 31,
                                             ------------------------------------------------------------------------
                                             1996            1995             1994             1993              1992
                                             ----            ----             ----             ----              ----
                                                               (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
INCOME STATEMENT DATA:
Revenues:
   Premiums earned                         $173,557       $135,887          $ 1,513          $ 1,964           $ 4,257
   Fee and other income                      31,838         23,413           56,712           40,948            19,301
   Net investment income                     12,194          6,708            1,677              873               982
                                           --------       --------          -------          -------           -------
           Total revenues                   217,589        166,008           59,902           43,785            24,540
                                           --------       --------          -------          -------           -------
Expenses:
   Losses and loss
     adjustment expenses                    114,093         82,532             (716)           3,571             1,584
   Unallocated loss
     adjustment expenses                     12,916         10,133            8,804            7,637             4,839
   Commissions, general and
     administrative expenses                 65,560         48,244           35,869           20,775            10,401
   Interest                                   2,795          4,634            1,750            1,218               202
   Depreciation and amortization             11,625          1,683            1,330            1,116               545
                                           --------       --------          -------          -------           -------
           Total expenses                   206,989        147,226           47,037           34,317            17,571
                                           --------       --------          -------          -------           -------
Income before income taxes                   10,600         18,782           12,865            9,468             6,969
Income taxes (1)                              8,202          5,099            5,992            3,714             1,183
                                           --------       --------          -------          -------           -------
           Net income                      $  2,398       $ 13,683          $ 6,873          $ 5,754           $ 5,786
                                           ========       ========          =======          =======           =======
Net income per share                       $   0.07       $   0.45          $  0.23          $  0.20           $  0.20
                                           ========       ========          =======          =======           =======
Weighted average common
  shares and common share
  equivalents outstanding (2)  (3)           36,785         30,093           30,093           28,554            28,554
                                           ========       ========          =======          =======           =======

                                                                           DECEMBER 31,
                                          ----------------------------------------------------------------------------
                                             1996            1995             1994            1993               1992
                                             ----            ----             ----            ----               ----

BALANCE SHEET DATA:
Cash and investments                      $ 281,963       $ 92,713          $47,037          $30,157           $19,622
Total assets                                828,442        443,242           93,908           54,551            34,402
Long-term debt                               16,303         46,417           27,840           17,015            19,599
Shareholders' equity (deficit)              157,308         16,157            3,895            1,996            (5,289)

(1) Certain subsidiaries of the Company were S Corporations prior to the Reorganization (as defined in note 1 to the Company's consolidated financial statements) and were not subject to corporate income taxes.

(2) 1995 amount excludes 2,556,557 shares of Class A Common Stock reserved for issuance pursuant to the exercise of stock options outstanding as of December 31, 1995, having a weighted average exercise price of $3.96 per share.

(3) 1996 amount includes 607,603 shares of Class A Common Stock pursuant to the contingency clauses in the acquisition agreements with CompSource and IAA. See notes 3 and 19 to the Company's consolidated financial statements.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

        Prior to 1996, the Company's at-risk operations were focused in Florida. During 1996, the Company initiated a number of acquisitions of licenses and existing insurance funds which allowed the Company to diversify its at-risk operations outside the state of Florida. A comparison of the Company's direct premiums written by state (prior to reinsurance cessions or assumptions) is presented below:

                                            DIRECT PREMIUMS WRITTEN (A)
                                            --------------------------
             (Dollars in millions)          1996         1995     1994
                                            ----         ----     ----

             Florida                       $270.8       $284.8    $2.4
             North Carolina                  41.4            -       -
             Alabama                         21.7            -       -
             Other                           22.8            -
                                           ------       ------    ----
             Total                         $356.7       $284.8    $2.4
                                           ======       ======    ====

         (a) Includes RIC, RPC and RNIC for 1996, RIC and RPC for 1995, and RPC for 1994.


        Direct premiums written were reduced by specific reinsurance cessions (1996, 1995 and 1994), the 50% AmRe Quota Share Reinsurance agreement for the Company's Florida workers' compensation business (1996 and 1995), and the 65% Chartwell Quota Share Reinsurance agreement (effective October 1, 1996), which decreased to 60% effective January 1, 1997.

        The majority of the Company's premiums have been written in Florida, a regulated pricing state where premiums for guaranteed cost products are based on state-approved rates. However, the Company also offers policies which are subject to premium reductions as high deductible plans, participating dividend plans, or loss sensitive plans. Pricing for these plans tends to be more competitively based, and the Company experienced increasing competition during 1996 in pricing these plans. In addition, in October 1996, the Florida Insurance Commissioner ordered workers' compensation providers to reduce rates by an average of 11.2% for new or renewal policies written on or after January 1, 1997. Concurrently, 10% managed care credit was phased out. This credit had been offered since 1994 to employers who met certain criteria for participating in a qualified WCMCA. As of December 31, 1996, the Company estimated that approximately 60% of the Company's premiums received the 10% managed care credit.

        The Company experienced increased pricing pressures during 1996 and expects that such pressures will continue into the foreseeable future. The Company intends to continue applying managed care techniques to differentiate itself from its competitors and to continue to reduce claims costs. In June 1997, the Company implemented cost cutting measures which resulted in the Company ceasing to write new business in certain states including Oklahoma, Virginia, Missouri, Mississippi, Louisiana and Kansas, which approximates $16 million in direct premiums written.

        During 1995 and 1996, the Company began to diversify by writing other property and casualty lines of business, which accounted for less than 1% and 4%, respectively, of its premiums earned. The Company's 1996 non-workers' compensation products included other accident and health, reinsurance, inland marine, fire, allied lines, commercial multiple peril, other liability - occurrence, products liability - occurrence, surety, and earthquake. Such property and casualty lines expose the Company to the risk of significant loss in the event of major adverse natural phenomena, known in the insurance industry as catastrophes. These catastrophes may cause significant financial statement losses since catastrophe losses may not be accrued in advance of the event. During 1997, the Company made a strategic decision to exit the non-workers' compensation lines of business.

         The Company attempts to lower claims costs by applying managed care techniques and programs to workers compensation claims, particularly by providing prompt medical intervention, integrating claims management and customer service, directing care of injured employees through a managed care provider network, and availing itself of potential recoveries under subrogation and other programs. See "Business."

        Part of the Company's claims management philosophy is to seek recoveries for claims which are reinsured or which can be subrogated or submitted for reimbursement under various states' recovery programs. As a result, the Company's losses and loss adjustment expenses are offset by estimated recoveries from reinsurers under specific excess of loss and Quota Share Reinsurance agreements, subrogation from third parties and state "second disability" funds, including the SDTF.

        Florida operates the SDTF that reimburses insurance carriers, self-insurance funds and self-insured employers for excess workers' compensation benefits paid to employees when an employee is injured on the job and the injury to the physically disabled worker merges with, aggravates, or accelerates a preexisting impairment. The SDTF is managed by the State of Florida and is funded through assessments against insurers and self-insurers providing workers' compensation coverage in Florida. The SDTF's assessment formula has historically yielded sufficient revenues for annual reimbursement payments and for costs associated with administering the SDTF; however, the SDTF has not prefunded its claims liability and no reserves currently exist. As of September 30, 1996, the SDTF had an actuarially projected undiscounted liability of approximately $4 billion based on a study performed for the SDTF by independent actuarial consultants. In addition, the SDTF actuarial study indicated that, at the current assessment rates, the payment of the existing liability would take numerous years.

        Under Florida sunset laws applicable to some state sponsored funds, the SDTF would have expired on November 4, 1996, unless affirmative action was taken by the legislature to continue the SDTF. By action of the legislature, the SDTF was continued and not scheduled for further review under Florida sunset laws until the year 2000. However, in early 1997, the Florida legislature passed a bill substantially changing the SDTF. The SDTF will accept no claims with accident dates after December 31, 1997. Certain SDTF claims may have to be refiled for reimbursement and such filing will require a refiling fee. Additionally, companies accruing SDTF recoveries may be statutorily limited in the level of recoverable they may be allowed to carry. The bill provides for a funding mechanism through which companies writing workers' compensation insurance in Florida will be assessed an annual charge to cover payments made by the SDTF. The Company believes that even in the event of default by the SDTF, the existing reimbursements of the SDTF would become general obligations of the State of Florida. Management further believes that the recoveries recorded at December 31, 1996 will not be materially adversely affected by the new legislation.

        Estimated recoveries from the SDTF were $49.5 million and $51.8 million at December 31, 1996 and 1995, respectively. The decrease in 1996 resulted from actual collections and a reduction in estimated recoveries due to additional information regarding the impact of legislative reform. Actual net claim recoveries from the SDTF totaled $2.5 million, $.9 million, and $0 respectively for the years ended December 31, 1996, 1995 and 1994. SDTF assessments, which are based on net premiums written, were $11.7 million, $12.9 million and $.1 million for the years ended December 31, 1996, 1995, and 1994, respectively.

        While it is not possible to predict the result of any other legislative or regulatory proposals affecting the SDTF, changes in the SDTF's operations or funding which decrease the availability of recoveries or increase assessments payable by the Company, could have a material adverse effect on the Company's business, financial condition, or results of operations.

RESULTS OF OPERATIONS

        The comments below should be read in conjunction with the Financial Statements in Part IV, Item 14.

        Direct premiums earned increased to $326.9 million for the year ended December 31, 1996 from $274.3 million in 1995 and $0.6 million in 1994. The net increase from 1995 to 1996 was primarily due to loss portfolio transfers and premium growth in states licensed through RNIC. The increase from 1994 to 1995 was almost entirely due to the Company's January 1, 1995 acquisition of RIC, along with additional revenue attributable to improved loss experience on reinsurance contracts. In addition, the number of in force policies increased from approximately 19,000 as of January 1, 1995 to approximately 22,000 as of December 31, 1995 and to approximately 39,000 as of December 31, 1996. Premiums assumed increased to $11.7 million in 1996 from $0.7 million in

1995, caused primarily by the initiation of the Virginia Surety UMA. Premiums assumed decreased from 1994 to 1995 primarily because $4.8 million of the 1994 premium balance was assumed from RIC, which the Company acquired on January 1, 1995. Premiums ceded to reinsurers increased to $165.0 million in 1996 from $139.1 million in 1995 and $4.5 million in 1994, primarily as a result of the Chartwell Quota Share Reinsurance agreement and the January 1, 1995 initiation of the AmRe Quota Share Reinsurance agreement.

        Net premiums earned include premiums related to retrospectively rated policies ("Retros"), whose premiums are adjusted based on actual loss experience. The Company has continually reassessed its estimates of net earned premiums to reflect additional data becoming available through premium audits and actuarial review. During 1995, the Company reduced its net earned premiums by approximately $8 million to reflect a reduction in the expected ultimate earned premium applicable to pre-1995 policies that had reached final premium audit based on actuarial review. On January 1, 1996, the Company began recording ongoing premiums for Retros at a percentage of the guaranteed cost equivalent based on actuarial projections. During 1996, the Company reviewed pre-1996 Retro policies which had been audited for final premium adjustments and reduced its net earned premiums by $6.4 million to reflect projected ultimate premiums earned on Retros.

        The following table shows direct, assumed, ceded, and net earned premiums for the years ended December 31, 1996, 1995 and 1994:

                                                 YEAR ENDED DECEMBER 31,
                                          --------------------------------------
                                           1996            1995           1994
                                           ----            ----           ----
                                                      (IN MILLIONS)
       Direct premiums earned             $326.9          $274.3         $ 0.6
       Assumed premiums earned              11.7             0.7           5.4
       Premiums ceded to reinsurers       (165.0)         (139.1)         (4.5)
                                          ------          ------         -----
       Net premiums earned                $173.6          $135.9         $ 1.5
                                          ======          ======         =====

        Fee and other income for the years ended December 31, 1996, 1995 and 1994 was $31.8 million, $23.4 million and $56.7 million, respectively. The net increase of $8.4 million from 1995 to 1996 was primarily due to new fees generated from CompSource, the Virginia Surety UMA, managing the Administrator of the new Third Coast, and growth in other existing fee products, offset by decreases in commissions on reinsurance premiums, loss of service fees when NARM and the Virginia Funds (which were previously managed by the Company) were converted to at-risk business through loss portfolio transfers, and decreases in RWI service fees from terminations of RWI's Mississippi and Louisiana service contracts. The decrease of $33.3 million from 1994 to 1995 resulted from the acquisition of RIC, from which the Company previously derived fee income. This decrease was partially offset by the inclusion of the results of RWI, growth in fees generated from another fund managed by the Company, and an increase in realized investment gains resulting from the Company's acquisition of RIC.

        Net investment income for the years ended December 31, 1996, 1995 and 1994 was $12.2 million, $6.7 million and $1.7 million, respectively. The $5.5 million increase from 1995 to 1996 is primarily due to the increase in the Company's investment portfolio created from the Company's February 29, 1996 initial public offering, as well as the portfolios acquired from the NARM and OSAA transactions. The increase of $5.0 million from 1994 to 1995 was primarily attributable to the increase in the investment portfolio resulting from the acquisition of RIC and its related investment portfolios and the investment of proceeds from Company borrowings.

        Losses and loss adjustment expenses for the years ended December 31, 1996, 1995 and 1994 were $114.1 million, $82.5 million and ($0.7) million, respectively. The net increase of $31.6 million from 1995 to 1996 was attributable to increased activity due to acquisitions and writings in new states licensed through RNIC and growth in the Company's core Florida operations. The net increase of $83.2 million from 1994 to 1995 was primarily attributable to the acquisition of RIC and is net of a $6.8 million increase in anticipated recoveries from the SDTF and $4.7 million in loss reserve decreases due to improved loss experience.

        During 1996, the Company reclassified unallocated loss adjustment expenses out of commissions, general and administrative expenses, and reflected this reclassification in its 1995 and 1994 financial statements as well. Unallocated loss adjustment expenses for the years ended December 31, 1996, 1995 and 1994 were $12.9 million, $10.1 million and $8.8 million, respectively. The net increase of $2.8 million from 1995 to 1996 and $1.3 million from 1994 to 1995 is attributable to increases in personnel and related costs attributed to growth in premium volume.

        Commissions, general and administrative expenses for the years ended December 31, 1996, 1995 and 1994 were $65.6 million, $48.2 million and $35.9 million, respectively. The increase of $17.3 million from 1995 to 1996 is attributable primarily to significant increases in the Company's allowance for bad debts and legal expenses combined with increased overall commissions, general and administrative expenses associated with higher premiums and personnel resulting from acquisitions and internal growth. The increases were offset by higher ceding commissions under the Quota Share Reinsurance agreements, including $6.3 million of additional ceding commissions recognized under the AmRe Quota Share Reinsurance agreement which resulted from improved loss ratio experience during the contract periods. The increase of $12.3 million from 1994 to 1995 was due primarily to increases in employees and related costs. Total employees at December 31, 1996, 1995 and 1994 were 871; 696; and 558, respectively.

        Interest expense for the years ended December 31, 1996, 1995 and 1994 was $2.8 million, $4.6 million and $1.8 million, respectively. The decrease of $1.8 million from 1995 to 1996 was attributable primarily to repayment of bank borrowings in March 1996 with proceeds from the initial public offering. The increase of $2.8 million from 1994 to 1995 was attributable primarily to increased borrowings associated with the bank term loan and subordinated notes.

        Depreciation and amortization expenses for the years ended December 31, 1996, 1995 and 1994 were $11.6 million, $1.7 million and $1.3 million, respectively. The increase of $9.9 million from 1995 to 1996 was primarily due to the $3.2 million and $2.8 million write-off of goodwill associated with RWI and IAA, respectively. During 1996, the Company assessed the recoverability of the value of the assets, and wrote these assets down to $0.5 million. The Company's assessment was based upon the termination of RWI's service contracts with the Mississippi and Louisiana funds, the closing of former SISB offices in several states, and the deteriorating loss ratio and declining premium retention of OSAA. The increase of $0.4 million from 1994 to 1995 was primarily due to the amortization of loan fees related to the bank term loan and subordinated notes, amortization of goodwill related to the RWI acquisition, and depreciation of fixed asset additions.

        The effective tax rates for the years ended December 31, 1996, 1995 and 1994 were 77.4%, 27.1% and 46.6%, respectively. The increase from 1995 to 1996 was primarily due to the non-deductible write-off of the goodwill detailed above which was partially offset by a higher level of tax-exempt income. The decrease from 1994 to 1995 resulted from an increase in tax-exempt income related to the acquisition of RIC and an increase in non-taxable earnings of RISCORP of North Carolina, Inc. ("RONC").

LIQUIDITY AND CAPITAL RESOURCES

        The Company has historically met its cash requirements and financed its growth through cash flow generated from operations and borrowings. The Company's primary sources of cash flow from operations are premiums and investment income, and its cash requirements consist primarily of payment of losses and loss adjustment expenses, support of its operating activities including various reinsurance agreements and managed care programs and services, capital surplus needs for its insurance subsidiaries, and other general and administrative expenses.

         On February 29, 1996, the Company completed its initial public offering of Common Stock which generated net proceeds of $127.9 million which were used to repay approximately $31 million of various borrowings, increase the capital surplus of the Company's insurance subsidiaries, fund acquisitions and for general corporate purposes. Borrowings increased by $19.6 million between 1994 and 1995 due to borrowings under a variable rate term loan and the subordinated notes, the proceeds of which were used to repay existing debt and fund the acquisition of RIC.

         On October 15, 1996, the Company entered into a credit agreement with NationsBank, N.A. and SouthTrust Bank of Alabama which provided a $50 million credit facility to the Company for unsecured borrowings for a two-year revolving period convertible into a term loan with a final maturity on September 30, 2001. There were no borrowings under the agreement, and the Company terminated the agreement on June 16, 1997.

        In November 1996, the Board of Directors of the Company created a Strategic Alternatives Committee whose primary function was to evaluate alternatives to maximize shareholder value including, without limitation, potential acquisitions, joint ventures, mergers, strategic alliances and the sale of all or part of the Company. In turn, the committee hired an investment bank to identify and evaluate entities with an interest in acquiring the Company or its assets. On June 17, 1997, the Company entered into an agreement with Zenith to purchase substantially all of the operating assets of the Company and its affiliates at a purchase price equal to the greater of: (i) the book value of the acquired assets less the book value of the assumed liabilities, or (ii) $35 million cash and assumption of $15 million of debt. The transaction is subject to shareholder and regulatory approval. See "Business - Recent Developments - Asset Purchase Agreement with Zenith Insurance Company."

         Cash flow from operations for the years ended December 31, 1996, 1995 and 1994 was $28.1 million, ($47.3) million and $17.8 million, respectively. The increase from 1995 to 1996 was due primarily to the improved cash flows resulting from ceding of premiums under the AmRe Quota Share Reinsurance agreement and increases in reserves for losses and loss adjustment expenses. The decrease from 1994 to 1995 was due primarily to the initiation of the AmRe Quota Share Reinsurance agreement and other reinsurance agreements which created a net cash outflow resulting from the cessation of $139.1 million in written premium.

         The Company has projected cash flows through March 1998 and believes it has sufficient liquidity and capital resources to support its operations without considering dividends from the insurance company subsidiaries and transactions resulting from the pending sale of the Company.

        The Company has recorded $49.5 million in accrued net recoverables from the SDTF, which it anticipates will be reimbursed over a number of years. For the years ended December 31, 1996, 1995 and 1994, the Company received net payments from the SDTF totaling $2.5 million, $0.9 million and $0, respectively.

        Barring any adverse legislative change, the Company believes that it will ultimately collect the entire balance of SDTF recoverables and that periodic reimbursement will be received following submission of proof of claim and reimbursement requests. During its approximate 40-year history, the SDTF has historically paid reimbursement requests for claims it determined were eligible for reimbursement. The Company does not believe that SDTF will fail to meet its obligations to pay eligible reimbursement requests, although there can be no assurance in this regard. The failure of the SDTF to meet its obligations could adversely affect the liquidity of the Company.

         In addition, the liquidity of the Company could be adversely affected by certain legal issues and its initial A.M. Best rating. See "Legal Proceedings" and "Business - A.M. Best Ratings of Insurance Subsidiaries."

        The National Association of Insurance Commissioners ("NAIC") has adopted risk-based capital standards to determine the capital requirements of an insurance carrier based upon the risks inherent in its operations. The standards, which have not yet been adopted in Florida, require the computation of a risk-based capital amount which is then compared to a carrier's actual total adjusted capital. The computation involves applying factors to various financial data to address four primary risks: asset risk, insurance underwriting risk, credit risk, and off-balance sheet risk. These standards provide for regulatory intervention when the percentage of total adjusted capital to authorized control level risk-based capital is below certain levels. At December 31, 1996, the Company's insurance subsidiaries' statutory surplus was in excess of any risk-based capital action level requirements.

INVESTMENT PORTFOLIO

        The Company has established an investment policy that focuses upon safety of principal, compliance with regulations, liquidity and diversification. As of December 31, 1996, approximately 70% of the Company's investment portfolio was rated Aa or above by Moody's, and the portfolio contained no debt securities with a rating of less than Baa. The Company also holds a small amount of common stocks (less than 2% of the portfolio). The average duration of the portfolio, including operational cash, was approximately 3.1 years at December 31, 1996. The amortized cost and the fair value of the Company's investment portfolio, at December 31, 1996, were $252.9 million and $255.7 million, respectively.

        The following table summarizes the Company's investment portfolio at December 31, 1996 (in thousands):

                                                                          TAX
                                                   FAIR               EQUIVALENT
        TYPE OF INVESTMENT                        VALUE                 YIELD*
        ------------------                        -----                 ------

Certificates of deposit                          $  2,250               6.26%
U.S. Government bonds                              57,608               6.17%
U.S. Government agency bonds                        8,909               6.71%
Corporate bonds                                    87,366               6.57%
Mortgage-backed securities                          2,612               7.22%
Asset-backed securities                             5,556               6.22%
Municipal bonds (non-taxable)                      79,531               6.70%
Municipal bonds (taxable)                           1,022               7.14%
Preferred stock                                     7,922               8.69%
Common Stock                                        2,963               4.10%
                                                 --------               ----
                                                 $255,739               6.56%
                                                 ========               ====

* The tax equivalent yield was computed using a tax rate of 35%, which represents the effective statutory tax rate for the Company.

ITEM 8.           FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

         The Company's consolidated financial statements, footnotes and supplementary schedules are set forth on pages F-1 to F-45 hereof.


ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

        There were no changes in or disagreements with accountants on accounting or financial disclosure for the two years ended December 31, 1996.

                                    PART III

ITEM 10.          DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

DIRECTORS AND EXECUTIVE OFFICERS

         Set forth below is certain information as of September 30, 1997, concerning the Company's executive officers, continuing directors, and nominees for director.

Name                                        Position(s)                        Age         Year First
----                                        -----------                        ---      Became a Director
                                                                                        -----------------
Frederick M. Dawson       President and Chief Executive Officer                 57            1997

Steven J. Berling         Senior Vice President                                 48

Gregory P. Kuzma          Senior Vice President and Treasurer                   46

Richard K. Larson         Executive Vice President - Marketing                  57

Richard T. Magsam         Vice President, Controller and Chief Accounting       41
                          Officer

Stephen C. Rece           Senior Vice President and Chief Financial             53
                          Officer

Walter E. Riehemann       Senior Vice President, General Counsel &              31
                          Secretary

Seddon Goode, Jr.         Director                                              65            1996

George E. Greene III      Director                                              62            1995

Walter L. Revell          Director and Vice Chairman                            62            1995


The following individuals include existing executive officers and directors and former officers and directors included among the Company's four highest paid executive officers for the year ended December 31, 1996.

FREDERICK M. DAWSON joined the Company in May 1997 as Chief Executive Officer, and was elected President in June 1997. Prior to joining RISCORP, Mr. Dawson was Chairman, President and Chief Executive Officer of Integon Life Insurance Corporation from December 1994 to July 1995 and Harcourt General Insurance Companies from August 1992 to December 1994. Mr. Dawson's previous experience includes executive positions with Beneficial Corporation from October 1980 to March 1987 and Citibank, N.A. from October 1987 to August 1992.

STEVEN J. BERLING has served as a Senior Vice President of the Company and President of the Company's Managed Care Services Group since December 1995. Mr. Berling was President of the Management Services Division from September 1994 to December 1995. Prior to joining RISCORP, Mr. Berling was Vice President at VHA of Florida from June 1993 to September 1994. Mr. Berling was Vice President of Administrative Services at Sharp Health Care from 1987 to 1993 where he served in various capacities as a hospital administrator.

GREGORY P. KUZMA has served as Senior Vice President and Treasurer of the Company since June 1997. Prior to joining RISCORP as a Senior Vice President in 1991, Mr. Kuzma was Vice President and Treasurer of Catalyst Energy Corporation from May 1989 to June 1991. Previously, Mr. Kuzma was Assistant Treasurer of Duracell Inc., The Pittston Company and Chesebrough-Pond's Inc., where he served in various treasury positions from 1979 to 1989.

RICHARD K. LARSON joined the Company as Executive Vice President - Marketing in August 1997. Prior to joining RISCORP, Mr. Larson was President and Chief Operating Officer of Harvest Life Insurance Company and Federal Home Life Insurance Company, two insurance subsidiaries of GE Capital Corporation. From August 1992 to August 1994, Mr. Larson's experience included executive positions with Harvest Life Insurance Company, PHF Life Insurance Company and Federal Home Life Insurance Company.

RICHARD T. MAGSAM has served as Vice President, Controller and Chief Accounting Officer of the Company since September 1997. Mr. Magsam was Assistant Vice President of Integon Corporation from September 1996 to September 1997 and was previously Corporate Controller of the Company from April 1995 to September 1996. Prior to joining RISCORP, Mr. Magsam was Senior Vice President and Chief Financial Officer of Investors Insurance Group, Inc. from 1992 to 1995 and Vice President and Controller of Financial Benefit Group, Inc. from 1989 to 1991. Previously, Mr. Magsam was with the public accounting firm of KPMG Peat Marwick from 1979 to 1988.

STEPHEN C. RECE has served as Senior Vice President and Chief Financial Officer of the Company since June 1997. Mr. Rece joined the company in March 1989 as Chief Operating Officer and was named Senior Vice President of Reinsurance in February 1995. Prior to joining RISCORP, Mr. Rece was Executive Vice President and Chief Financial Officer of Associated Reinsurance Management Corporation from June 1985 to March 1989. Previously, Mr. Rece was Vice President and Secretary-Treasurer of Southern Trust Corporation from 1970 to 1985.

WALTER E. RIEHEMANN has served as Senior Vice President, General Counsel and Secretary since October 1997. Mr. Riehemann joined RISCORP as Associate General Counsel in August 1995 and was promoted to Vice President, General Counsel and Secretary in June 1997. Prior to joining RISCORP, Mr. Riehemann was associated with the law firms of Powell, Goldstein, Frazer & Murphy, Atlanta, Georgia (1993 to 1995), Long, Aldridge & Norman, Atlanta, Georgia (1993), and Jones, Day, Reaves & Pogue, Dallas, Texas (1990 to 1993).

SEDDON GOODE, JR. was elected a director of the Company in November 1996. Mr. Goode has served as President and Director of University Research Park, Inc. since 1981. From 1977 to 1984, Mr. Goode served as Chairman of First Charlotte Corporation. From 1968 to 1977, Mr. Goode served as Senior Vice President, Chief Financial Officer and Director of Interstate Securities Corporation. Mr. Goode is also a director of Trion, Inc. and is a director and chairman of Canal Industries, Inc.

GEORGE E. GREENE III was elected a director of the Company in November 1995. Mr. Greene served as Executive Director of No Casinos, Inc., a non-profit organization to keep casino gambling illegal in Florida, in 1994. Mr. Greene is also a private consultant. Mr. Greene served in various management positions with Florida Power Corporation, and other subsidiaries of Florida Progress Corporation from 1962 to 1993, most recently as Senior Vice President of Florida Power Corporation from 1983 to 1993. Mr. Greene retired from Florida Power Corp. on January 1, 1994.

WALTER L. REVELL was elected a director of the Company in November 1995 and Vice Chairman of the Board in November 1996. Mr. Revell has been Chairman and Chief Executive Officer of H. J. Ross Associates, Inc., a consulting engineering, architectural and planning firm, since 1991; Chairman and Chief Executive Officer of Revell Investments International, Inc. since 1984 and was President and Chief Executive Officer of Post, Buckley, Schuh & Jernigan, Inc., a consulting engineering, architectural and planning firm, from 1975 to 1983. Mr. Revell is also a director of St. Joe Corporation and Dycom Industries, Inc.

WILLIAM D. GRIFFIN is the Founder of the Company, and was its Chairman and Chief Executive Officer from its inception in 1988 until his resignation in September 1997. Mr. Griffin was a member of the Florida Governor's Task Force on Workers' Compensation in 1988, and served as chairman of the Marketplace, Conduct Standards, and Statistics Committee of the Governor's Oversight Board in 1990. Mr. Griffin also served on the Board of Directors of the Florida Workers' Compensation Joint Underwriting Association, Inc. from 1993 to 1994.

THOMAS S. HALL served as Senior Vice President-Corporate Development of the Company from October 1995 until his resignation in June 1997. Mr. Hall was a Senior Vice President of the Company and President of RISCORP U.S. Group from 1992 to 1995. Mr. Hall served as President and Chief Executive Officer of Chautauqua Airlines (d/b/a U. S. Air Express) from 1990 to 1992.

FRED A. HUNT served as a Senior Vice President of the Company and President of the Company's Risk & Insurance Solutions Group from October 1995 until his resignation in June 1997. Mr. Hunt was the Company's Senior Vice President and President of P&C Services Division from 1994 to 1995. Mr. Hunt served in various capacities with Liberty Mutual Insurance Company from 1973 to 1993, most recently as Vice President and Manager of Underwriting Operations.

JAMES A. MALONE served as President of the Company from 1993 until his resignation in June 1997. Mr. Malone joined the Company in 1990 as Vice President of Operations, and was named Senior Vice President and Chief Operating Officer in 1991. Prior to joining the Company, Mr. Malone was Director of Risk Management for Kentucky Fried Chicken, Inc., a subsidiary of PepsiCo, Inc., from April 1990 to November 1990. Mr. Malone served as Manager of Risk Financing for Batus, Inc. from 1988 to 1990.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of the Common Stock of the Company, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors, and ten percent shareholders are required by the SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

        Based solely on its review of the copies of such reports received by it, and written representations from certain reporting persons that no SEC Forms 3, 4, or 5 were required to be filed by those persons, the Company believes that during 1996, its officers, directors and ten percent beneficial owners timely complied with all applicable filing requirements, except for the following:
Thomas E. Danson, Jr., Paul F. DiFrancesco, Richard A.
Halloy and William D. Griffin each filed a Form 4 late.

ITEM 11.          EXECUTIVE COMPENSATION

     The following table sets forth the compensation received by the Company's Chief Executive Officer and the four highest paid executive officers for services rendered to the Company in 1994, 1995 and 1996.

                           SUMMARY COMPENSATION TABLE*


                                                                                          Securities  All Other
                                            Annual Compensation                           Under-      All Other
Name and                          ---------------------------------------------------     lying       Compen-
Principal Position                 Year        Salary        Bonus          Other         Options     sation (1)
----------------------------------------------------------------------------------------------------------------

William D. Griffin                 1996       $751,416     $  907,241     $18,907(2)             -    $17,547(5)
Chairman and Chief                 1995        720,000      5,609,583      46,571(3)             -     13,685(5)
Executive Officer                  1994        720,000      4,173,304      53,838(4)             -     16,567(5)

James A. Malone                    1996        327,500              -              -             -     35,098(6)
President and                      1995        300,000        255,904              -       150,770     33,876(6)
Chief Operating                    1994        245,000        317,149              -       929,550     33,906(6)
Officer

Thomas S. Hall                     1996        223,750         44,750              -        20,000     33,291(7)
Senior Vice President-             1995        205,000         20,695              -        73,303     34,652(7)
Corporate Development              1994        153,500        278,966              -       155,063     34,000(7)

Fred A. Hunt                       1996        200,000         20,000              -        20,000     12,573(8)
Senior Vice President-Risk &       1995        163,165         93,615              -        73,153      4,543(9)
Insurance Solutions                1994        101,935         54,290              -       132,991     35,000(10)

Steven J. Berling                  1996        208,333         52,083              -        20,000      3,831(11)
Senior Vice President-             1995        190,306         34,594              -        72,632        734(12)
Managed Care Services              1994         54,808          7,811              -        55,381         -

*There were no restricted stock awards or LTIP payouts during the periods covered.

(1) Includes amounts deferred by the executive pursuant to the Company's 401(k) plan and the Company's cafeteria plan.
(2) Includes (i) a $4,591 automobile usage allowance and (ii) a $14,316 aircraft usage allowance. For a further description of the terms of Mr. Griffin's employment agreement, see "Compensation Arrangements upon Resignation, Retirement or Other Termination; Employment Agreements."
(3) Includes (i) a $13,936 automobile usage allowance and (ii) a $32,635 aircraft usage allowance.
(4) Includes (i) a $13,000 automobile usage allowance and (ii) a $40,838 aircraft usage allowance.
(5) Includes (i) $9,103, $7,709 and $8,394 cash surrender value of life insurance policies in effect in 1996, 1995 and 1994, respectively and
         (ii) $7,574, $5,976 and $8,173 in annual fees for a country club membership in 1996, 1995 and 1994, respectively. Also includes $870 group term life insurance premiums in 1996.
(6) Includes (i) $30,117, $30,000 and $30,000 in allocations to the participant's account in the Company's defined contribution plan in 1996, 1995 and 1994, respectively and (ii) $4,651, $3,876 and $3,906 in annual fees for country club membership in 1996, 1995 and 1994, respectively. Also includes $330 group term life insurance premiums in 1996.
(7) Includes (i) $30,117, $30,000 and $30,000 in allocations to the participant's account in the Company's defined contribution plan in 1996, 1995 and 1994, respectively and (ii) $2,943, $4,652 and $4,000 in annual fees for country club membership in 1996, 1995 and 1994, respectively. Also includes $231 group term life insurance premiums in 1996.

(8) Includes (i) $5,988 in allocations to the participant's account in the Company's defined contribution plan, (ii) $6,063 in annual fees for country club membership, and (iii) $522 for group term life insurance premiums.
(9)      Represents $4,543 in annual fees for country club membership.
(10)     Relocation Reimbursement.
(11) Represents a $3,274 allocation to the participant's account in the Company's defined contribution account and $557 for group term life insurance.
(12)     Represents annual fees for country club membership.

COMPENSATION OF DIRECTORS

        Directors who are not employees of the Company are paid $40,000 annually plus $1,000 for each Board meeting attended, and $1,000 for each day of committee meetings attended if such meeting day occurs on a day other than that of a scheduled meeting of the Board of Directors. In addition, the Company reserved 10,000 shares of Common Stock for future issuance upon the exercise of stock options that may be granted to such non-employee directors. During 1996, Messrs. Greene and Revell were granted options to purchase 1,000 shares each of the Company's Class A Common Stock at an exercise price of $19.00 per share. During 1996, Mr. Goode was granted options to purchase 1,000 shares of the Company's Class A Common Stock at an exercise price of $4.44 per share. These options vest 25% per year beginning two years from the option grant date. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board of Directors. No director who is an employee of the Company receives separate compensation for services rendered as a director.

STOCK OPTION GRANTS

        The following table shows information concerning options granted in 1996 to the officers shown in the Compensation Table at the end of 1996. The options vest at the rate of 25% per year beginning on the second anniversary of the date of grant.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR*

-------------------------------------------------------------------------------
                                Individual Grants

-------------------------------------------------------------------------------------
                                           Percent Of
                                             Total                                    Potential Realizable Value
                           Number Of        Options                                   At Assumed Annual Rates Of
                           Securities      Granted To                                  Stock Price Appreciation
                           Underlying      Employees     Exercise Or                        For Option Term
                            Options        In Fiscal         Base        Expiration   ---------------------------
             Name           Granted (#)       Year        Price ($/Sh)       Date          5% ($)        10% ($)
              (a)             (b)             (c)            (d)             (e)            (f)            (g)
-----------------------------------------------------------------------------------------------------------------
William D. Griffin                     0             0          $   0            N/A        $     0      $      0
James A. Malone                        0             0              0            N/A              0             0
Thomas S. Hall                    20,000            3%           4.50       11/18/08         73,800       207,000
Fred A. Hunt                      20,000            3%           4.50       11/18/08         73,800       207,000
Steven J. Berling                 20,000            3%           4.50       11/18/08         73,800       207,000

*No SARs have been granted.

OPTION EXERCISES AND YEAR-END OPTION VALUES

        The following table shows information concerning options exercised during 1996 and options held by the officers shown in the Summary Compensation Table at the end of 1996.

                                                         Number of Securities             Value of Unexercised
                                                        Underlying Unexercised            In-the-Money Options
                             Shares                   Options at Fiscal Year-End        at Fiscal Year-End (1) (2)
                          Acquired on      Value      --------------------------        --------------------------
Name                        Exercise     Realized    Exerciseable   Unexercisable     Exercisable     Unexercisable
----                        --------     --------    ------------   -------------     -----------     -------------
William D. Griffin             -             -             -              -                -                -

James A. Malone                -             -             524,175         556,145       $1,129,795    $        8,134

Thomas S. Hall                 -             -              38,766         209,600              775             2,326

Fred A. Hunt                   -             -              33,228         192,836              665             1,994

Steven J. Berling              -             -              13,845         134,168              277               831

(1)  Based on the closing market price on December 31, 1996 of $3.63 per share.
(2) Based on the closing market price on October 10, 1997 of $0.625 per share, there were no in-the-money options.

STOCK OPTION PLAN

        The Company's Stock Option Plan (the "Option Plan") provides for the grant of stock options to eligible employees and consultants of the Company. The Option Plan is intended to provide participants with an opportunity to increase their stock ownership in the Company and to give them an additional incentive to promote the financial success of the Company. Pursuant to the Option Plan, the Company may grant nonqualified stock options to employees (including officers and directors who are employees) and consultants. William D. Griffin, an officer and director of the Company, is not eligible to participate in the Option Plan. A total of 3,118,832 shares of Class A Common Stock has been reserved for issuance under the Option Plan. As of December 31, 1996, the Company had granted stock options covering 3,078,779 shares of Class A Common Stock to various employees (including options to purchase 1,927,542 shares issued to executive officers) at exercise prices ranging from $0.72 to $19.00 per share. Each exercise price was determined to be not less than the fair market value of the Class A Common Stock on the date of grant, except for grants to James A. Malone to purchase 387,314 shares on October 10, 1994 and 2,604 shares on March 24, 1995. In November 1996, the Stock Option Committee amended the exercise price on all options with an exercise price greater than $4.50 per share to $4.50 per share, the fair market value of the Class A Common Stock on the date of the amendment. As of December 31, 1996, the exercise prices range from $0.72 to $4.50 per share.

        The Stock Option Plan Committee is authorized to administer the Option Plan, including selection of employees and consultants of the Company to whom options may be granted. The Stock Option Committee also determines the number of shares, the exercise price, the terms, any conditions on exercise and other terms of each option. There is no limit on the term of the options. Options granted under the Option Plan generally vest over a period of five years. The option price is payable in full upon exercise, and payment may be made in cash, by delivery of shares of Class A Common Stock (valued at fair market value at the time of exercise), or by such other consideration as the Stock Option Committee may approve at the time of grant. The options are non-transferable other than by will or by the laws of descent and distribution and must be exercised by the optionee during the period of his employment with the Company or within a specified period following termination of employment. The Option Plan may be amended or terminated at any time by the Board of Directors, although certain amendments require shareholder approval. The Option Plan terminates in November 2005.

        The Company's board of directors adopted an additional stock option plan in March 1997 (the "1997 Plan"). A total of 750,000 shares of Class A Common Stock has been reserved for issuance under the 1997 Plan. The terms of the 1997 Plan are substantially similar to those of the Option Plan. The 1997 Plan will be submitted to the Company's shareholders for approval.

COMPENSATION ARRANGEMENTS UPON RESIGNATION, RETIREMENT OR OTHER TERMINATION; EMPLOYMENT AGREEMENTS

        The Company had entered into employment agreements with Messrs. Malone, Hall, Hunt, and Berling, providing for base salaries of $330,000, $225,000, $200,000 and $210,000, respectively. These employment agreements have a term of one year (which automatically renew for successive one year periods unless terminated) and allow the employee to participate in the Company's employee benefit plans. Under the employment agreements, the Company may terminate the employee at any time. If the employee's employment is terminated by the Company for other than "Cause" (as defined in the employment agreements), or the employee voluntarily terminates his employment for "Good Reason" due to a material modification, without the employee's written consent, of his duties, compensation or scope of responsibilities, then the Company must pay the employee an amount equal to one year of the employee's base salary in effect on the effective date of termination, payable without interest in twelve equal monthly installments. During the twelve months, following the date the employee is terminated for other than Cause, the employee may not compete with the Company. If the Company terminates the Employee for other than "Cause" or the Employee voluntarily terminates his employment for Good Reason (a) within 2 years of a "Change of Control" (as defined in the employment agreements) or (b) within 120 days of a "Potential Change of Control" (as defined in the employment agreements), then the Company must pay the Employee an amount equal to three times the employee's base salary in effect on the effective date of termination, payable in a lump sum. In the event the employee is terminated after a change of control, the non-compete period is two years. If the employee voluntarily terminates his employment for other than Good Reason, or his employment terminates due to disability, or if the Company terminates the employee's employment for Cause, then the Company will pay the employee a lump sum payment equal to the portion of his base salary accrued through the date his employment terminates.

        In accordance with his employment agreement, in effect prior to the Company's initial public offering, Mr. Griffin's compensation includes an annual base salary of $750,000, quarterly incentives of up to $750,000 per year based on premiums written and revenues earned, and an annual bonus to be determined in the discretion of the Board of Directors. This employment agreement will extend until the earlier of the fifth anniversary of a change of control of the Company or Mr. Griffin's 65th birthday. The employment agreement contains a covenant prohibiting competition in the workers' compensation insurance or services fields in the United States which continues for a period of two years after the termination of his employment with the Company. The employment agreement provides that if Mr. Griffin is terminated by the Company after a change of control of the Company, he will be entitled to receive within 14 days of his termination date, a lump sum termination payment equal to his total taxable compensation during the three most recent calendar years, plus an amount equal to his annual salary for the year in which termination occurs, subject to the parachute limitations set forth in Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended. In addition, the employment agreement provides for a separate registration rights agreement, which grants to Mr. Griffin certain rights related to shares of the Company's Class B Common Stock beneficially owned by him. Under the employment agreement, the Company has also granted Mr. Griffin the right to use certain intellectual property owned by the Company bearing the name Griffin or any derivation thereof and the griffin design owned by the Company. The Company and Mr. Griffin have reserved their rights as to whether any severance is due to Mr. Griffin due to his recent resignation. See "Business - Recent Developments - Restructuring."

ITEM 12.      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of December 31, 1996 information as to the Company's Common Stock beneficially owned by: (i) each director of the Company, (ii) each executive officer named in the Summary Compensation Table,
(iii) all directors and executive officers of the Company as a group, and (iv) any person who is known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock.

                  AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP (2)

                                              Class A Common                Class B Common
Name and Address of                           --------------                --------------
Beneficial Owner (1)                        Number      Percent          Number          Percent
------------------------------------------------------------------------------------------------

William D. Griffin (3)                          --            *      22,176,052              91%
James A. Malone (4)                        526,389           4%              --                *
Steven J. Berling (5)                       13,938            *              --                *
Thomas S. Hall (6)                          39,027            *              --                *
Richard A. Halloy (7)                        4,488            *              --                *
Fred A. Hunt (8)                            33,451            *              --                *
L. Scott Merritt (9) (10)                   13,938            *       2,158,391               9%
George E. Greene III (11)                      200            *              --                *
Walter L. Revell (12)                           --            *              --                *
Seddon Goode, Jr. (13)                          --            *              --                *
                                           -------           --      ----------             ----
All directors and officers as a group      631,431           5%      24,334,443             100%
                                           =======           ==      ==========             ====

(10 persons) (14)

*Less than 1%

(1) The business address for Messrs. Griffin, Malone, Berling, Hall, Halloy, Hunt, Merritt, Greene, Revell and Goode is 1390 Main Street, Sarasota, Florida 34236.
(2) Beneficial ownership of shares, as determined in accordance with applicable Securities and Exchange Commission Rules, includes shares as to which a person has or shares voting power and/or investment power. The Company has been informed that all shares shown are held of record with sole voting and investment power, except as otherwise indicated.
(3) Mr. Griffin's shares are Class B Common Stock and are beneficially owned by Mr. Griffin through one corporation and two limited partnerships.
(4) Represents shares of Class A Common Stock subject to options that are currently exercisable. Mr. Malone also has options to acquire 553,931 additional shares of Class A Common Stock that are not exercisable within 60 days.
(5) Represents shares of Class A Common Stock subject to options that are currently exercisable. Mr. Berling also has options to acquire 134,075 shares of Class A Common Stock that are not exercisable within 60 days.
(6) Represents shares of Class A Common Stock subject to options that are currently exercisable. Mr. Hall also has options to acquire 209,339 shares of Class A Common Stock that are not exercisable within 60 days.
(7) Represents 1,700 shares of Class A Common Stock owned directly and 2,788 shares of Class A Common Stock subject to options that are currently exercisable. Mr. Halloy also has options to acquire 133,363 shares of Class A Common Stock that are not exercisable within 60 days.
(8) Represents shares of Class A Common Stock subject to options that are currently exercisable. Mr. Hunt also has options to acquire 192,613 shares of Class A Common Stock that are not exercisable within 60 days.

(9) Includes 13,938 shares of Class A Common Stock subject to options held by Mr. Merritt that are currently exercisable. Mr. Merritt also has options to acquire 89,536 shares of Class A Common Stock that are not exercisable within 60 days.
(10) Mr. Merritt holds 2,158,391 shares of Class B Common Stock as trustee of certain irrevocable trusts created by Mr. Griffin for the benefit of his children. Mr. Griffin disclaims beneficial ownership of those shares.
(11) Mr. Greene owns 200 shares of Class A Common Stock directly and has options to acquire 8,500 shares of Class A Common Stock that are not exercisable within 60 days.
(12) Mr. Revell has options to acquire 8,500 shares of Class A Common Stock that are not exercisable within 60 days.
(13) Mr. Goode has options to acquire 8,500 shares of Class A Common Stock that are not exercisable within 60 days.
(14) Includes shares subject to options held by all directors and executive officers that are exercisable within 60 days.

ITEM 13.           CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Prior to the initial public offering of the Company in February, 1996, the Company and its predecessor and subsidiary entities were wholly-owned by William D. Griffin and trusts for the benefit of his children and certain loans and other business transactions between the Company, Mr. Griffin and entities owned or controlled by him were structured for reasons related to family business and estate planning. Prior to September 18, 1997, Mr. Griffin was an officer and a director of all entities. Business transactions with Mr. Griffin or other officers or directors must now be approved by a majority of outside directors and are made on terms no less favorable to the Company than could be obtained from unrelated third parties.

        Prior to the consummation of the initial public offering, the Company completed a reorganization of its existing corporate structure with the result that RISCORP, Inc. became a holding company with several direct and indirect subsidiaries (the "Reorganization"). Prior to the Reorganization, William D. Griffin was the sole beneficial shareholder of the Common Stock of the Company. Through a series of transactions that met the requirements of Section 351 of the Internal Revenue Code of 1986, as amended, several entities previously owned by Mr. Griffin became subsidiaries of the Company. In addition, RONC, which was owned by three trusts for the benefit of Mr. Griffin's children, became a wholly-owned subsidiary of the Company through a share exchange merger.

        RONC was an S Corporation prior to the Reorganization and declared in-kind dividends in an amount equal to substantially all of its estimated undistributed S Corporation earnings through the date of the Reorganization, with a value in the amount of $1.4 million.

TRANSACTIONS TERMINATED DURING 1996

Loans Made by the Company

        The Company was the lender pursuant to five revolving credit agreements, either with William D. Griffin or with certain entities controlled by Mr.
Griffin: (i) a $100,000 line of credit in favor of Custodial Engineers, Inc. ("CEI"), bearing interest at the prime rate of First Union National Bank of North Carolina ("First Union") plus one percent;
(ii) a $1.0 million line of credit in favor of CMI Aviation Services, Inc. ("CMI"), bearing interest at the prime rate of First Union plus one percent;
(iii) a $200,000 line of credit in favor of Five Points Properties, Inc. ("FPP"), bearing interest at the prime rate of First Union plus one percent;
(iv) a $100,000 line of credit in favor of Millennium Health Services Limited ("MHSL"), bearing interest at the prime rate of NationsBank of Florida, N.A. ("NationsBank"); and (v) a $2.0 million line of credit in favor of Mr. Griffin individually, bearing interest at the prime rate of First Union plus one percent. As of December 31, 1995, approximately $0, $833,000, $350,000, $31,000, and $1.3 million, respectively, were outstanding under these lines of credit including accrued interest.

        On June 30, 1993, the Company loaned FPP $2.5 million with Mr. Griffin acting individually as guarantor. On April 29, 1994, Mr. Griffin assumed the repayment of this debt and FPP was released from any liability thereunder. The loan had a maturity date of February 28, 1997. The aggregate amount outstanding under this loan including accrued interest, as of December 31, 1995, was approximately $2.9 million with interest accruing at the prime rate of First Union plus one percent.

        On January 24, 1994, NationsBank loaned Mr. Griffin $9.0 million with the Company acting as guarantor. On January 3, 1995, the Company was released as guarantor.

        On July 1, 1994, the Company loaned RHP $2.0 million. Mr. Griffin owns approximately 95% of the stock of RHP. The loan had a maturity date of July 1, 2001 with interest accruing at prime rate plus 1%. The aggregate principal amount outstanding under this loan as of December 31, 1995, was approximately $2.2 million.

        On July 3, 1995, RONC loaned $3.1 million to JoFoKe Investments, Inc., a Florida corporation controlled by Mr. Griffin. The loan had a maturity date of June 30, 1996. The aggregate principal amount outstanding under this loan, as of December 31, 1995, was approximately $1.7 million. This loan accrued interest at the SouthTrust Bank of Alabama prime rate plus 1.5% per annum.

        Mr. Griffin repaid all of the above listed indebtedness in March 1996, with the exception of the loan to RHP, which was repaid in September 1996. The Company does not intend to make loans to Mr. Griffin or other directors or their family members, or entities under their control.

Loan Made to the Company

        On December 15, 1995, the RISCORP Group Holding Company, Limited Partnership ("RGHLP") loaned $1.0 million to the Company in connection with the acquisition of CompSource, Inc. RGHLP is a limited partnership controlled by Mr. Griffin. The loan accrued interest at LIBOR plus 3% per annum and had a maturity date of April 1, 1996. This loan was repaid in March 1996.

Services Provided to the Company

        The Company entered into certain lease agreements in 1993 and 1994 with CMI Aviation Services, Inc. ("CMI"), whereby the Company leased two aircraft. In September 1995, the parties terminated one of the lease agreements. The remaining lease required a minimum monthly rental amount of $34,000, on a bare plane basis. This lease was amended in May 1996 due to the acquisition of a new plane by CMI. The amended lease provided for a minimum monthly rental amount of $50,000. Effective July 1, 1996, the lease agreement with CMI was amended again to provide that the Company would pay no minimum monthly rental, but would pay $900 per hour for the actual use of the plane. The aggregate amounts paid by the Company to CMI in the fiscal year ending December 31, 1996 was $223,350. Gryphus Development Group ("GDG"), a corporation owned by Mr. Griffin, provides all other services related to the aircraft (e.g., salaries of the pilots and the rest of the flight crews, hangar fees, and other operating costs related to the aircraft). Prior to May 1996, the Company paid GDG $60,000 a month for its services, which the Company believed would be GDG's approximate cost. Due to the acquisition of the new plane by CMI in May 1996, the agreement with GDG was amended to provide for payments of $96,000 per month for the services related to the aircraft. Effective July 1, 1996, the agreement with GDG was amended again to provide that the Company would pay no minimum monthly amount, but would pay $2,500 per hour for the actual services performed by GDG. The arrangements between the Company and CMI and GDG related to the plane lease and the aircraft related services were terminated completely effective March 31, 1996.

        Prior to September 1996, Mr. Griffin controlled CEI, a building custodial and maintenance service company. The Company has contracted with CEI to provide custodial and maintenance services to the Company's headquarters in Sarasota, Florida. The aggregate amount paid by the Company to CEI in the fiscal year ending December 31, 1996 was $455,851. In September 1996, Mr. Griffin disposed of his entire interest in CEI.

        The Company previously contracted with GDG to provide facilities services to the Company's Sarasota office, and this contract was terminated in 1996. In 1996, the Company paid approximately $20,000 for such services.

        In November 1995, the Company entered into six computer equipment and software leases with Gryphus Financial Services, Inc. ("GFS"), a company controlled by Mr. Griffin. Five of the equipment leases are for a term of 36 months and one equipment lease is for a term of 24 months. The aggregate annual payments under the equipment leases during 1996 was approximately $100,000. These leases were sold by GFS to an unrelated financial institution during 1996.

Services Provided by the Company

        The Company previously provided management, staff, systems, and other support services to MHSL, in which Mr. Griffin held a 95% ownership interest. Under a management agreement and other contractual arrangements, the Company charged approximately $7,500 per month for rendering these services. The contractual arrangements commenced in November 1994. The aggregate amount charged for 1996 was $77,974. In November 1996, Mr. Griffin sold his interest in MHSL and the Company ceased providing any services and support to MHSL.

Workers' Compensation Managed Care Arrangement

        During 1996, the Company and RHP were parties to a workers' compensation managed care contract under which RHP provided medical services and assumed risk for medical claims under the WCMCA offered by the Company. During 1996, the Company paid RHP approximately $17.0 million under this arrangement. This arrangement was terminated effective as of May 1, 1996 but continues to apply to policies with an inception date before May 1, 1996.

TRANSACTIONS CONTINUING THROUGH 1996

Services Provided to the Company

         In 1994, Mr. Griffin began leasing parking facilities to the Company at its Sarasota office. Lease payments under this arrangement were approximately $24,000 per month. During 1996, the Company paid $317,458 under this lease. In February 1997, the lease agreement was amended to reduce the monthly rental to $16,960 per month.

        Mango Excess Insurance Agency, Inc., a Florida corporation ("Mango"), a company owned and controlled by Mr. Griffin, acts as a reinsurance broker to the Company in obtaining reinsurance for the Company's insurance subsidiaries, and some of its self-insured clients. The commission payable to Mango and the other terms and conditions of this relationship do not exceed industry standards for such arrangements. In 1996, the Company paid Mango commissions of $0.9 million.

Services Provided by the Company

         In 1996, the Company entered into a Bilateral Administrative Services Cost Sharing Agreement with RHP, a company owned and controlled by Mr. Griffin. This agreement is intended to ensure that costs shared by the two companies will be fairly allocated between them. The Company and its affiliates provide facilities, financial, legal, human resource, communications, information systems, marketing, claims, technical and other administrative and management support to RHP. RHP provides certain client services, medical provider management, credentialing and utilization management to the Company for its health indemnity products. The Company has agreed not to compete with RHP in the development or marketing of an HMO or other managed care health plan product and RHP has agreed not to compete with the Company in offering workers' compensation insurance services. The two companies will reimburse one another for the actual costs of providing the personnel services and other support, and sharing the other resources required by the agreement. The agreement is for a term of five years and can be renewed for an additional five-year term, but is also terminable at will by 180-days' notice by either party. During 1996, the Company received a net amount of $410,158 from RHP under this agreement.

        Effective as of January 1, 1996, the Company entered into an Administrative Services Cost Sharing Agreement with GDG. This agreement is intended to ensure that costs incurred by the Company on behalf of GDG are reimbursed to the Company. The Company and its affiliates provide facilities, financial, legal, human resource, communications, information systems, marketing, claims, technical and other administrative and management support to GDG. GDG will reimburse the Company for the actual costs of providing the personnel services and other support. The agreement is for a term of five years and can be renewed for an additional five year term, but is also terminable at will by 180-days' notice by either party. During 1996, the Company received $86,363 from GDG under this agreement.

 INVESTMENT SERVICES

        The Company provided administrative services to Merritt & Company. During 1996, the Company received approximately $86,276 for those services. The sole shareholder of Merritt & Company is L. Scott Merritt, former officer and Director and the trustee for certain trusts which will own more than 5% of the Class B Common Stock. Mr. Merritt became employed by the Company on January 1, 1995. During 1996, Merritt & Company provided investment services to two customers of the Company. During 1997, Merritt & Company's services were discontinued.

LICENSE ARRANGEMENT

         RHP pays a fee of 0.5% of all RHP revenues to the Company for the right to use the RISCORP name and related trade designs and logos. During 1996, the Company received $50,826 as a license fee from RHP. The Company and RHP share contractual rights to a medical provider network utilized by both the Company and RHP in delivering provider services. In addition, Comprehensive Care Systems, Inc., 100% of the stock of which is owned by Mr. Griffin, also has the right to access provider services under the network upon payment of a commercially reasonable access charge to RHP and the Company, as determined by the outside directors. The contract for the provider network provides that the Company shall continue to have unrestricted access to the network on terms and conditions at least equal to any other use of the network. The cost of developing and maintaining the provider network is prorated between RHP and the Company on a member usage basis. During 1996, RHP paid the Company $139,016 under this arrangement for costs incurred by the Company attributable to RHP.

                                     PART IV

ITEM 14.          EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM
                  8 - K


(a) List the following documents filed as part of this report:

    1.   Financial Statements.

         -     Independent Auditors' Report.................................F-1
         -     Consolidated Balance Sheets at December
               31, 1996 and 1995............................................F-3
         -     Consolidated Statements of Income for the
               Years Ended December 31, 1996,
               1995 and 1994................................................F-5
         -     Consolidated Statements of Changes in
               Shareholders' Equity for the Years Ended
               December 31, 1996, 1995 and 1994.............................F-6
         -     Consolidated Statements of Cash Flows for
               the Years Ended December 31, 1996,
               1995 and 1994................................................F-7
         -     Notes to Consolidated Financial Statements...................F-9

    2.   Financial Statement Schedules

         -      I - Summary of investments - other than
                    investments in related parties.........................F-42
         -     II - Condensed financial information of registrant..........F-43
         -     IV - Reinsurance............................................F-46
         -     VI - Supplemental information concerning property-casualty insurance operations...................................F-47

         All other schedules are omitted because of the absence of conditions under which they are required or because the necessary information is provided in the consolidated financial statements or notes thereto.

    3.   Exhibits

         Set forth in paragraph (c) below.

         (b)   Reports on Form 8-K

               The Company did not file any reports on Form 8-K during the fourth quarter of 1996.

         (c)   Exhibits

               The following are filed as exhibits to this report:

    EXHIBIT #            DESCRIPTION
    ---------            -----------
          3.1            -Amended and Restated Articles of Incorporation.*
                         (Incorporated herein by reference to Exhibit 3.1
                         to RISCORP's Amendment No. 4 to Form S-1, as of
                         February 28, 1996, Commissions File Number
                         33-99760)
          3.2            -Bylaws.* (Incorporated herein by reference to
                         Exhibit 3.2 to RISCORP's Amendment No. 4 to Form
                         S-1, as of February 28, 1996, Commissions File
                         Number 33-99760)
          4.1            -Form of Common Stock Certificate.* (Incorporated
                         herein by reference to Exhibit 4.1 to RISCORP's
                         Amendment No. 4 to Form S-1, as of February 28,
                         1996, Commissions File Number 33-99760)
          10.1           -$28,000,000 Credit Agreement, dated as of
                         December 16, 1994, by and between First Union
                         National Bank of North Carolina and the Company
                         (f/k/a RISCORP Group Holdings, Inc.), as amended
                         by a First Amendment to Credit Agreement, dated as
                         of December 30, 1994, and as amended by a Second
                         Amendment to Credit Agreement, dated as of June 1,
                         1995.* (Incorporated herein by reference to
                         Exhibit 10.1 to RISCORP's Amendment No. 4 to Form
                         S-1, as of February 28, 1996, Commissions File
                         Number 33-99760)
          10.2           -Amended and Restated Note Purchase Agreement,
                         dated as of January 1, 1995, by and between
                         American Re-Insurance Company and the Company.*
                         (Incorporated herein by reference to Exhibit 10.2
                         to RISCORP's Amendment No. 4 to Form S-1, as of
                         February 28, 1996, Commissions File Number
                         33-99760)
          10.3           -$2,400,000 Term Note, dated November 9, 1994,
                         delivered by RISCORP Acquisition, Inc. to
                         Governmental Risk Insurance Trust.* (Incorporated
                         herein by reference to Exhibit 10.3 to RISCORP's
                         Amendment No. 4 to Form S-1, as of February 28,
                         1996, Commissions File Number 33-99760)
          10.4           -$2,000,000 Surplus Note, dated July 1, 1994,
                         executed and delivered by RISCORP Health Plans,
                         Inc. to RISCORP Property and Casualty Insurance
                         Company, Inc. (f/k/a Florida Interstate Insurance
                         Company).* (Incorporated herein by reference to
                         Exhibit 10.4 to RISCORP's Amendment No. 4 to Form
                         S-1, as of February 28, 1996, Commissions File
                         Number 33-99760)
          10.5           -Amended and Restated Loan Agreement, dated as of
                         November 1, 1995, by and between JoFoKe
                         Investments, Inc. and RISCORP of North Carolina,
                         Inc.* (Incorporated herein by reference to Exhibit
                         10.5 to RISCORP's Amendment No. 4 to Form S-1, as
                         of February 28, 1996, Commissions File Number
                         33-99760)
          10.6           -$100,000 Revolving Credit Agreement, dated as of
                         January 1, 1993, by and among Custodial Engineers,
                         Inc., as borrower, William D. Griffin, as
                         guarantor, and RISCORP Management Services, Inc.,
                         as lender, as amended by a Modification Agreement,
                         dated as of June 30, 1994.* (Incorporated herein
                         by reference to Exhibit 10.6 to RISCORP's
                         Amendment No. 4 to Form S-1, as of February 28,
                         1996, Commissions File Number 33-99760)
          10.7           -$1,000,000 Revolving Credit Agreement, dated as
                         of January 1, 1993, by and among CMI Aviation
                         Services, Inc. (f/k/a Cocky McGriffin, Inc.) as
                         borrower, William D. Griffin, as guarantor, and
                         RISCORP Management Services, Inc., as lender, as
                         amended by a Modification Agreement, dated as of
                         June 30, 1994.* (Incorporated herein by reference
                         to Exhibit 10.7 to RISCORP's Amendment No. 4 to
                         Form S-1, as of February 28, 1996, Commissions
                         File Number 33-99760)
          10.8           -$100,000 Revolving Credit Agreement, dated as of
                         July 1, 1993, by and between Five Points
                         Properties, Inc., as borrower, William D. Griffin,
                         as guarantor, and RISCORP Management Services,
                         Inc., as lender, as amended by a Modification
                         Agreement, dated as of June 30, 1994.*
                         (Incorporated herein by reference to Exhibit 10.8
                         to RISCORP's Amendment No. 4 to Form S-1, as of
                         February 28, 1996, Commissions File Number
                         33-99760)

    EXHIBIT #            DESCRIPTION
    ---------            -----------
          10.9           -$100,000 Revolving Credit Agreement, dated as of
                         November 30, 1994, by and between Millennium
                         Health Services, Limited, as borrower, and RISCORP
                         Management Services, Inc., as lender.*
                         (Incorporated herein by reference to Exhibit 10.9
                         to RISCORP's Amendment No. 4 to Form S-1, as of
                         February 28, 1996, Commissions File Number
                         33-99760)
          10.10          -$2,000,000 Revolving Credit Agreement, dated as
                         of January 1, 1993, by and among the Company
                         (f/k/a Petty Cash Properties, Inc.), as borrower,
                         William D. Griffin, as guarantor, and RISCORP
                         Management Services, Inc., as lender. as amended
                         by a Modification Agreement, dated as of June 30,
                         1994.* (Incorporated herein by reference to
                         Exhibit 10.10 to RISCORP's Amendment No. 4 to Form
                         S-1, as of February 28, 1996, Commissions File
                         Number 33-99760)
          10.11          -$2,000,000 Revolving Credit Agreement, dated as
                         of January 1, 1993, by and between William D.
                         Griffin, as borrower, and RISCORP Management
                         Services, Inc., as lender, as amended by a
                         Modification Agreement, dated as of June 30,
                         1994.* (Incorporated herein by reference to
                         Exhibit 10.11 to RISCORP's Amendment No. 4 to Form
                         S-1, as of February 28, 1996, Commissions File
                         Number 33-99760)
          10.12          -Loan Agreement, dated as of January 25, 1994, by
                         and among NationsBank of Florida, N.A., William D.
                         Griffin, RISCORP Management Services, Inc.,
                         RISCORP of Florida, Inc., Specialized Risk
                         Administrators, Inc., Petty Cash Properties, Inc.,
                         Five Points Properties, Inc., and Sarasota
                         International Risk and Insurance Services, Inc.,
                         as amended by a Loan Agreement, dated January 3,
                         1995, by and among NationsBank of Florida, N.A.,
                         William D. Griffin and Five Points Properties,
                         Inc.* (Incorporated herein by reference to Exhibit
                         10.12 to RISCORP's Amendment No. 4 to Form S-1, as
                         of February 28, 1996, Commissions File Number
                         33-99760)
          10.13          -$2,500,000 Loan Assumption Agreement, dated April
                         29, 1994, by and among Five Point Properties,
                         Inc., as borrower, William D. Griffin, as
                         guarantor, and RISCORP Management Services, Inc.,
                         as lender.* (Incorporated herein by reference to
                         Exhibit 10.13 to RISCORP's Amendment No. 4 to Form
                         S-1, as of February 28, 1996, Commissions File
                         Number 33-99760)
          10.14          -$2,400,000 Promissory Note, dated November 9,
                         1994, executed and delivered by RISCORP
                         Acquisitions, Inc. and Self Insurors Service
                         Bureau, Inc. to W. Gerald Fiser, as modified by
                         the Settlement Agreement, dated May 1, 1995, by
                         and among W. Gerald Fiser, Self Insurors Service
                         Bureau, Inc., RISCORP Acquisitions, Inc., and
                         RISCORP Group Holdings, L.P.; Stock Purchase
                         Agreement, dated as of November 4, 1994, by and
                         between RISCORP Acquisitions, Inc., Self Insurors
                         Service Bureau, Inc. and W. Gerald Fiser, Stock
                         Pledge Agreement, dated as of November 9, 1994, by
                         and between RISCORP Acquisitions, Inc., and W.
                         Gerald Fiser, Security Agreement, dated as of
                         November 9, 1994, by and between Self Insurors,
                         Service Bureau, Inc. and W. Gerald Fiser,
                         Guarantee Agreement, dated as of November 9, 1994,
                         by and between RISCORP Group Holdings, L.P., and
                         W. Gerald Fiser, Security Coordinating Agreement,
                         dated November 9, 1994 by and among, W. Gerald
                         Fiser, RISCORP Acquisitions, Inc., RISCORP Group
                         Holdings, L.P., and Self Insurors Service Bureau,
                         Inc.* (Incorporated herein by reference to Exhibit
                         10.14 to RISCORP's Amendment No. 4 to Form S-1, as
                         of February 28, 1996, Commissions File Number
                         33-99760)
          10.15          -Form of Agency Agreement by and between the
                         independent insurance agents and the Company's
                         workers' compensation insurance subsidiaries.*
                         (Incorporated herein by reference to Exhibit 10.15
                         to RISCORP's Amendment No. 4 to Form S-1, as of
                         February 28, 1996, Commissions File Number
                         33-99760)

    EXHIBIT #            DESCRIPTION
    ---------            -----------
         10.16          -Florida Workers' Compensation Managed Care
                        Agreement, dated July 30, 1995, by and among
                        RISCORP Insurance Company, Inc., RISCORP
                        Management Services, Inc., Sarasota International
                        Risk and Insurance Services, Inc., and Humana
                        Medical Plan, Inc.* (Incorporated herein by
                        reference to Exhibit 10.16 to RISCORP's Amendment
                        No. 4 to Form S-1, as of February 28, 1996,
                        Commissions File Number 33-99760)
         10.17          -Florida Workers' Compensation Managed Care
                        Agreement, dated July 30, 1995, by and among
                        RISCORP Property and Casualty Insurance Company,
                        Inc., RISCORP Management Services, Inc., Sarasota
                        International Risk and Insurance Services, Inc.,
                        and Humana Medical Plan, Inc.* (Incorporated
                        herein by reference to Exhibit 10.17 to RISCORP's
                        Amendment No. 4 to Form S-1, as of February 28,
                        1996, Commissions File Number 33-99760)
         10.18          -Florida Workers' Compensation Managed Care
                        Agreement, dated January 1, 1995, by and among
                        RISCORP Insurance Company, Inc., RISCORP Property
                        and Casualty Insurance Company, Inc. and RISCORP
                        Health Plans, Inc.* (Incorporated herein by
                        reference to Exhibit 10.18 to RISCORP's Amendment
                        No. 4 to Form S-1, as of February 28, 1996,
                        Commissions File Number 33-99760)
         10.19          -Aircraft Lease, dated February 12, 1993, by and
                        between RISCORP Management Services, Inc. and CMI
                        Aviation Services.* (Incorporated herein by
                        reference to Exhibit 10.19 to RISCORP's Amendment
                        No. 4 to Form S-1, as of February 28, 1996,
                        Commissions File Number 33-99760)
         10.20          -Aircraft Lease, dated December 24, 1994, by and
                        between RISCORP Management Services, Inc. and CMI
                        Aviation Services.* (Incorporated herein by
                        reference to Exhibit 10.20 to RISCORP's Amendment
                        No. 4 to Form S-1, as of February 28, 1996,
                        Commissions File Number 33-99760)
         10.21          -Split Dollar Agreement, dated as of June 1, 1995,
                        by and among RISCORP Management Services, Inc.,
                        William D. Griffin, and L. Scott Merritt, as
                        trustee, for payment of premiums for split-dollar
                        life insurance.* (Incorporated herein by reference
                        to Exhibit 10.21 to RISCORP's Amendment No. 4 to
                        Form S-1, as of February 28, 1996, Commissions
                        File Number 33-99760)
         10.22          -Split Dollar Agreement, dated as of July 1, 1994,
                        by and among RISCORP Management Services, Inc.,
                        William D. Griffin, and L. Scott Merritt, as
                        trustee for payment of premiums for split-dollar
                        life insurance.* (Incorporated herein by reference
                        to Exhibit 10.22 to RISCORP's Amendment No. 4 to
                        Form S-1, as of February 28, 1996, Commissions
                        File Number 33-99760)
         10.23          -Pooling Agreement, dated as of January 1, 1995,
                        by and between RISCORP Insurance Company, Inc. and
                        RISCORP Property and Casualty Insurance Company,
                        Inc.* (Incorporated herein by reference to Exhibit
                        10.23 to RISCORP's Amendment No. 4 to Form S-1, as
                        of February 28, 1996, Commissions File Number
                        33-99760)
         10.24          -Workers' Compensation Quota Share Re-Insurance
                        Agreement, dated as of December 27, 1994, by and
                        among American Re-Insurance Company, RISCORP
                        Insurance Company, Inc., and RISCORP Property and
                        Casualty Insurance Company, Inc.+ (Incorporated
                        herein by reference to Exhibit 10.24 to RISCORP's
                        Amendment No. 4 to Form S-1, as of February 28,
                        1996, Commissions File Number 33-99760)
         10.25          -Workers' Compensation Excess of Loss Reinsurance
                        Agreement, dated January 1, 1995, by and among
                        RISCORP Insurance Company, Inc., RISCORP Property
                        and Casualty Insurance Company, Inc., Signet Star
                        Reinsurance Company, Republic Western Insurance
                        Company, and TIG Reinsurance Company, as
                        reinsurers.+* (Incorporated herein by reference to
                        Exhibit 10.25 to RISCORP's Amendment No. 4 to Form
                        S-1, as of February 28, 1996, Commissions File
                        Number 33-99760)

    EXHIBIT #            DESCRIPTION
    ---------            -----------
          10.26          -Workers' Compensation Excess of Loss Reinsurance
                         Agreement, dated September 29, 1995, by and among
                         RISCORP Insurance Company, Inc., RISCORP Property
                         and Casualty Insurance Company, Inc., and
                         Continental Casualty Company, as reinsurers*
                         (Incorporated herein by reference to Exhibit 10.26
                         to RISCORP's Amendment No. 4 to Form S-1, as of
                         February 28, 1996, Commissions File Number
                         33-99760)
          10.27          -Aggregate Net Excess of Loss Reinsurance
                         Agreement, dated December 6, 1993, by and between
                         Governmental Risk Insurance Trust and RISCORP
                         Property and Casualty Insurance Company, Inc., as
                         reinsurers* (Incorporated herein by reference to
                         Exhibit 10.27 to RISCORP's Amendment No. 4 to Form
                         S-1, as of February 28, 1996, Commissions File
                         Number 33-99760)
          10.28          -Aggregate Excess of Loss Reinsurance Agreement,
                         effective as of October 1, 1993, by and between
                         RISCORP Property and Casualty Insurance Company,
                         Inc. and Centre Reinsurance Company of New York,
                         as reinsurers* (Incorporated herein by reference
                         to Exhibit 10.28 to RISCORP's Amendment No. 4 to
                         Form S-1, as of February 28, 1996, Commissions
                         File Number 33-99760)
          10.29          -RISCORP, Inc. Stock Option Plan.* (Incorporated
                         herein by reference to Exhibit 10.29 to RISCORP's
                         Amendment No. 4 to Form S-1, as of February 28,
                         1996, Commissions File Number 33-99760)
          10.30          -Form of RISCORP, Inc. Stock Option Agreement.*
                         (Incorporated herein by reference to Exhibit 10.30
                         to RISCORP's Amendment No. 4 to Form S-1, as of
                         February 28, 1996, Commissions File Number
                         33-99760)
          10.31          -Employment and Severance Agreement, dated as of
                         January 1, 1995, by and between RISCORP Management
                         Services, Inc. and William D. Griffin.*
                         (Incorporated herein by reference to Exhibit 10.31
                         to RISCORP's Amendment No. 4 to Form S-1, as of
                         February 28, 1996, Commissions File Number
                         33-99760)
          10.32          -Employment Agreement, dated as of October 10,
                         1995, by and between RISCORP Management Services,
                         Inc. and James A- Malone.* (Incorporated herein by
                         reference to Exhibit 10.32 to RISCORP's Amendment
                         No. 4 to Form S-1, as of February 28, 1996,
                         Commissions File Number 33-99760)
          10.33          -Employment Agreement, dated as of October 10,
                         1995, by and between RISCORP Management Services,
                         Inc. and Edward Hammel.* (Incorporated herein by
                         reference to Exhibit 10.33 to RISCORP's Amendment
                         No. 4 to Form S-1, as of February 28, 1996,
                         Commissions File Number 33-99760)
          10.34          -Employment Agreement, dated as of October 10,
                         1995, by and between RISCORP Management Services,
                         Inc. and Thomas Hall.* (Incorporated herein by
                         reference to Exhibit 10.34 to RISCORP's Amendment
                         No. 4 to Form S-1, as of February 28, 1996,
                         Commissions File Number 33-99760)
          10.35          -Employment Agreement, dated as of October 10,
                         1995, by and between RISCORP Management Services,
                         Inc. and Fred Hunt.* (Incorporated herein by
                         reference to Exhibit 10.35 to RISCORP's Amendment
                         No. 4 to Form S-1, as of February 28, 1996,
                         Commissions File Number 33-99760)
          10.36          -Agreement, dated September 16, 1993, by and
                         between RISCORP Insurance Company, Inc. and the
                         Florida Chamber of Commerce, Inc.* (Incorporated
                         herein by reference to Exhibit 10.36 to RISCORP's
                         Amendment No. 4 to Form S-1, as of February 28,
                         1996, Commissions File Number 33-99760)
          10.37          -$5,000,000 Letter of Credit issued by
                         NationsBank, N.A. in favor of Florida Chamber of
                         Commerce, Inc., currently outstanding in the
                         amount of $3,000,000.* (Incorporated herein by
                         reference to Exhibit 10.37 to RISCORP's Amendment
                         No. 4 to Form S-1, as of February 28, 1996,
                         Commissions File Number 33-99760)

    EXHIBIT #            DESCRIPTION
    ---------            -----------
          10.38          -Service Company Agreement, dated July 1, 1995, by
                         and between Governmental Risk Insurance Trust and
                         RISCORP Insurance Services. Inc.* (Incorporated
                         herein by reference to Exhibit 10.38 to RISCORP's
                         Amendment No. 4 to Form S-1, as of February 28,
                         1996, Commissions File Number 33-99760)
          10.39          -Service Agent Contract of National Alliance for
                         Risk Management Group Self Insurers' Fund, dated
                         as of September 15, 1993, by and between the
                         Trustees of National Alliance for Risk Management
                         Group Self Insurers' Fund and RISCORP of North
                         Carolina, Inc.* (Incorporated herein by reference
                         to Exhibit 10.39 to RISCORP's Amendment No. 4 to
                         Form S-1, as of February 28, 1996, Commissions
                         File Number 33-99760)
          10.40          -Maintenance Service Agreement, dated May 1, 1995,
                         by and between Custodial Engineers, Inc. and
                         RISCORP Property and Casualty Insurance Company,
                         Inc.* (Incorporated herein by reference to Exhibit
                         10.40 to RISCORP's Amendment No. 4 to Form S-1, as
                         of February 28, 1996, Commissions File Number
                         33-99760)
          10.41          -Custodial Service Agreement, dated May 1, 1995,
                         by and between Custodial Engineers, Inc. and
                         RISCORP Property and Casualty Insurance Company,
                         Inc. *(Incorporated herein by reference to Exhibit
                         10.41 to RISCORP's Amendment No. 4 to Form S-1, as
                         of February 28, 1996, Commissions File Number
                         33-99760)
          10.42          -Parking Lease Agreement, dated February 15, 1994,
                         by and between RISCORP Management Services, Inc.
                         and William D. Griffin.* (Incorporated herein by
                         reference to Exhibit 10.42 to RISCORP's Amendment
                         No. 4 to Form S-1, as of February 28, 1996,
                         Commissions File Number 33-99760)
          10.43          -Lease Nos. GFS 1 186, GFS 1 187, GFS 1 188, Form
                         of GFS 1 189, GFS 1 190, and GFS 1 191, each dated
                         November 1, 1995, by and between Gryphus Financial
                         Services, Inc. and the Company.* (Incorporated
                         herein by reference to Exhibit 10.43 to RISCORP's
                         Amendment No. 4 to Form S-1, as of February 28,
                         1996, Commissions File Number 33-99760)
          10.44          -Management Agreement of Millennium Health
                         Services, Limited, dated as of November 1, 1994,
                         by and between RISCORP Management Services, Inc.
                         and Millennium Health Services, Limited.*
                         (Incorporated herein by reference to Exhibit 10.44
                         to RISCORP's Amendment No. 4 to Form S-1, as of
                         February 28, 1996, Commissions File Number
                         33-99760)
          10.45          -Management Subcontract for Millennium Health
                         Services, Limited, dated as of November 1, 1994,
                         by and between Millennium Health Services, Limited
                         and RISCORP Management Services, Inc.*
                         (Incorporated herein by reference to Exhibit 10.45
                         to RISCORP's Amendment No. 4 to Form S-1, as of
                         February 28, 1996, Commissions File Number
                         33-99760)
          10.46          -Management Agreement of Millennium Health
                         Services of Sarasota, Limited, dated as of
                         November 1, 1994, by and between Millennium Health
                         Services, Limited and Millennium Health Services
                         of Sarasota, Limited.* (Incorporated herein by
                         reference to Exhibit 10.46 to RISCORP's Amendment
                         No. 4 to Form S-1, as of February 28, 1996,
                         Commissions File Number 33-99760)
          10.47          -Financial Advisor/Manager Contract, dated
                         September 13, 1993, between Florida Interstate
                         Insurance Co. and Merritt & Company.*
                         (Incorporated herein by reference to Exhibit 10.47
                         to RISCORP's Amendment No. 4 to Form S-1, as of
                         February 28, 1996, Commissions File Number
                         33-99760)
          10.48          -Form of Stock Redemption Agreement relating to
                         the acquisition of the stock of CompSource, Inc.
                         and Insura, Inc.* (Incorporated herein by
                         reference to Exhibit 10.48 to RISCORP's Amendment
                         No. 4 to Form S-1, as of February 28, 1996,
                         Commissions File Number 33-99760)
          10.49          -Form of Aircraft and Related Services Agreement
                         between RISCORP Management Services, Inc. and
                         GRYPHUS Development Group dated January 1, 1996.*
                         (Incorporated herein by reference to Exhibit 10.49
                         to RISCORP's Amendment No. 4 to Form S-1, as of
                         February 28, 1996, Commissions File Number
                         33-99760)

    EXHIBIT #            DESCRIPTION
    ---------            -----------
          10.50          -Form of Restated and Amended Administrative
                         Services Agreement between RISCORP Management
                         Services, Inc., and RISCORP Health Plans, Inc.
                         dated January 1, 1996.* (Incorporated herein by
                         reference to Exhibit 10.50 to RISCORP's Amendment
                         No. 4 to Form S-1, as of February 28, 1996,
                         Commissions File Number 33-99760)
          10.51          -Form of Memorandum of Understanding (concerning
                         RHP's health insurance administrative services)
                         between RISCORP Health Plans, Inc. and RISCORP
                         Management Services, Inc.' dated January 1, 1996.*
                         (Incorporated herein by reference to Exhibit 10.51
                         to RISCORP's Amendment No. 4 to Form S-1, as of
                         February 28, 1996, Commissions File Number
                         33-99760)
          10.52          -Form of RISCORP Controlled Affiliate License
                         Agreement between RISCORP, Inc. and RISCORP
                         Management Services, Inc. (as licenser) and
                         RISCORP Health Plans, Inc. (as licensee).
                         (Incorporated herein by reference to Exhibit 10.52
                         to RISCORP's Amendment No. 4 to Form S-1, as of
                         February 28, 1996, Commissions File Number
                         33-99760)
          10.53          -Form of Amendment to Florida's Worker's
                         Compensation Managed Care Agreement among RISCORP
                         Property & Casualty Company, RISCORP Insurance
                         Company and RISCORP Health Plans, Inc. dated
                         January 1, 1996.* (Incorporated herein by
                         reference to Exhibit 10.53 to RISCORP's Amendment
                         No. 4 to Form S-1, as of February 28, 1996,
                         Commissions File Number 33-99760)
          10.54          -Form of Acknowledgment of Provider Rights
                         Ownership and Cost Allocation Agreement among
                         RISCORP Management Services, Inc., RISCORP Managed
                         Care Solutions, Inc. and RISCORP Health Plans,
                         Inc. dated January 1, 1996.1* (Incorporated herein
                         by reference to Exhibit 10.54 to RISCORP's
                         Amendment No. 4 to Form S-1, as of February 28,
                         1996, Commissions File Number 33-99760)
          10.55          -Form of Provider Network Access Agreement among
                         RISCORP Management Services, Inc., RISCORP Health
                         Plans, Inc. and Comprehensive Care Systems, Inc.*
                         (Incorporated herein by reference to Exhibit 10.55
                         to RISCORP's Amendment No. 4 to Form S-1, as of
                         February 28, 1996, Commissions File Number
                         33-99760)
          10.56          -Form of Memorandum of Understanding between
                         RISCORP Health Plans, Inc. and RISCORP Insurance
                         Company.* (Incorporated herein by reference to
                         Exhibit 10.56 to RISCORP's Amendment No. 4 to Form
                         S-1, as of February 28, 1996, Commissions File
                         Number 33-99760)
          10.57          -Form of Registration Rights Agreement dated as of
                         February 1, 1996, by and among RISCORP, Inc.,
                         RISCORP Management Services, Inc. and William D.
                         Griffin.* (Incorporated herein by reference to
                         Exhibit 10.57 to RISCORP's Amendment No. 4 to Form
                         S-1, as of February 28, 1996, Commissions File
                         Number 33-99760)
          10.58          -Third Amendment to Credit Agreement, dated as of
                         November 30, 1995, by and between RISCORP Group
                         Holdings, Inc. and First Union National Bank of
                         North Carolina.* (Incorporated herein by reference
                         to Exhibit 10.58 to RISCORP's Amendment No. 4 to
                         Form S-1, as of February 28, 1996, Commissions
                         File Number 33-99760)
          10.59          -Consent Agreement and Fourth Amendment to Credit
                         Agreement, dated as of January 2, 1996, by and
                         between RISCORP Group Holdings, Inc. and First
                         Union of North Carolina.* (Incorporated herein by
                         reference to Exhibit 10.59 to RISCORP's Amendment
                         No. 4 to Form S-1, as of February 28, 1996,
                         Commissions File Number 33-99760)
          10.60          -Form of Bilateral Administrative Services Costs
                         Sharing Agreement by and between RISCORP
                         Management Services, Inc. and RISCORP Health
                         Plans, Inc.* (Incorporated herein by reference to
                         Exhibit 10.60 to RISCORP's Amendment No. 4 to Form
                         S-1, as of February 28, 1996, Commissions File
                         Number 33-99760)

    EXHIBIT #            DESCRIPTION
    ---------            -----------
          10.61          -Agreement of Purchase and Sale of Stock, dated as
                         of December 15, 1995, by and among CompSource
                         Acquisition, Inc., James K. Secunda, Bruce A.
                         Flachs, the James K. and Debra W. Secunda
                         Charitable Remainder Unitrust Number One, the
                         James K. and Debra W. Secunda Charitable Remainder
                         Unitrust Number Two and the Bruce Flachs
                         Charitable Remainder Unitrust (more commonly
                         referred to as the CompSource stock purchase
                         agreement).* (Incorporated herein by reference to
                         Exhibit 10.61 to RISCORP's Amendment No. 4 to Form
                         S-1, as of February 28, 1996, Commissions File
                         Number 33-99760)
          10.62          -Agreement of Purchase and Sale of Stock, dated as
                         of January 10, 1996, by and among Atlas Insurance
                         Company, RISCORP of Florida, Inc., Atlas Financial
                         Corporation and Haas Wilkerson-Wohlberg, Inc.*
                         (Incorporated herein by reference to Exhibit 10.62
                         to RISCORP's Amendment No. 4 to Form S-1, as of
                         February 28, 1996, Commissions File Number
                         33-99760)
          10.63          -Form of First Amendment to Bilateral
                         Administrative Services Costs Sharing Agreement by
                         and between RISCORP Management Services, Inc. and
                         RISCORP Health Plans, Inc.* (Incorporated herein
                         by reference to Exhibit 10.63 to RISCORP's
                         Amendment No. 4 to Form S-1, as of February 28,
                         1996, Commissions File Number 33-99760)
          10.64          -Amendment to Agreement of Purchase and Sale of
                         Stock, dated as of December 15, 1995, by and among
                         CompSource Acquisition, Inc., James K. Secunda,
                         Bruce A. Flachs, the James K. and Debra W. Secunda
                         Charitable Remainder Unitrust Number One, the
                         James K. and Debra W. Secunda Charitable Remainder
                         Unitrust Number Two and the Bruce Flachs
                         Charitable Remainder Unitrust* (more commonly
                         referred to as the CompSource stock purchase
                         agreement). (Incorporated herein by reference to
                         Exhibit 10.64 to RISCORP's Amendment No. 4 to Form
                         S-1, as of February 28, 1996, Commissions File
                         Number 33-99760)
          10.65          -Employment Agreement with James A. Malone dated
                         March 25, 1997.* (Incorporated herein by reference
                         to Exhibit 10.65 to RISCORP's Form 10-K/A filed
                         with the Commission on May 19, 1997)
          10.66          -Employment Agreement with Thomas S. Hall dated
                         January 6, 1997.* (Incorporated herein by
                         reference to Exhibit 10.66 to RISCORP's Form
                         10-K/A filed with the Commission on May 19, 1997)
          10.67          -Employment Agreement with Steven J. Berling dated
                         January 6, 1997.* (Incorporated herein by
                         reference to Exhibit 10.67 to RISCORP's Form
                         10-K/A filed with the Commission on May 19, 1997)
          10.68          -Employment Agreement with Fred A. Hunt, dated
                         January 6, 1997.* (Incorporated herein by
                         reference to Exhibit 10.68 to RISCORP's Form
                         10-K/A filed with the Commission on May 19, 1997)
          10.69          -Credit Agreement among the Company and
                         NationsBank N.A. (South) dated October 15, 1996.*
                         (Incorporated herein by reference to Exhibit 10.69
                         to RISCORP's Form 10-K/A filed with the Commission
                         on May 19, 1997)
          10.70          -Reinsurance Agreement between RISCORP National
                         Insurance Company and G.J. Sullivan Co.
                         Reinsurance dated February 4, 1997.* (Incorporated
                         herein by reference to Exhibit 10.65 to RISCORP's
                         Form 10-K/A filed with the Commission on May 19,
                         1997)
          10.71          -Underwriting Management Agreement dated September
                         1, 1996 between RISCORP Management Services and
                         Virginia Surety Company, Inc.* (Incorporated
                         herein by reference to Exhibit 10.71 to RISCORP's
                         Form 10-K/A filed with the Commission on May 19,
                         1997)

    EXHIBIT #            DESCRIPTION
    ---------            -----------
          10.72          -Loss Portfolio Transfer Agreement between RISCORP
                         National Insurance Company and Occupational Safety
                         Association of Alabama Workmen's Compensation
                         Fund.* (Incorporated herein by reference to
                         Exhibit 10.72 to RISCORP's Form 10-K/A filed with
                         the Commission on May 19, 1997)
          10.73          -Agreement and Plan of Merger by and among
                         RISCORP, Inc., RISCORP-IAA, Inc., Independent
                         Association Administrators Incorporated, and The
                         Stockholders of Independent Association
                         Administrators Incorporated* (Incorporated herein
                         by reference to Exhibit 10.73 to RISCORP's Form
                         10-K/A filed with the Commission on May 19, 1997)
          10.74          -Policy and Loss Portfolio Transfer Assumption
                         Reinsurance Agreement between RISCORP National
                         Insurance Company and National Alliance for Risk
                         Management Group Self-Insurance Fund *
                         (Incorporated herein by reference to Exhibit 10.74
                         to RISCORP's Form 10-K/A filed with the Commission
                         on May 19, 1997)
          10.75          -Stock Purchase Agreement by and Between RISCORP,
                         Inc. and Thomas Albrecht, Peter Norman and Hugh D.
                         Langdale, Jr. * (Incorporated herein by reference
                         to Exhibit 10.75 to RISCORP's Form 10-K/A filed
                         with the Commission on May 19, 1997)
          10.76          -Workers Compensation Quota Share Retrocessional
                         Treaty Agreement with Chartwell Reinsurance
                         Company.* (Incorporated herein by reference to
                         Exhibit 10.76 to RISCORP's Form 10-K/A filed with
                         the Commission on May 19, 1997)
          10.77          -Loss Portfolio Transfer Assumption Reinsurance
                         Agreement between NARM Mercantile Group Self
                         Insurance Association of Virginia and RISCORP
                         National Insurance Company.* (Incorporated herein
                         by reference to Exhibit 10.77 to RISCORP's Form
                         10-K/A filed with the Commission on May 19, 1997)
          10.78          -Loss Portfolio Transfer Assumption Reinsurance
                         Agreement between NARM Services' Group Self
                         Insurance Association of Virginia and RISCORP
                         National Insurance Company.* (Incorporated herein
                         by reference to Exhibit 10.78 to RISCORP's Form
                         10-K/A filed with the Commission on May 19, 1997)
          10.79          -Loss Portfolio Transfer Assumption Reinsurance
                         Agreement between NARM Manufacturers Group Self
                         Insurance Association of Virginia and RISCORP
                         National Insurance Company.* (Incorporated herein
                         by reference to Exhibit 10.79 to RISCORP's Form
                         10-K/A filed with the Commission on May 19, 1997)
          11             -Statement Re Computation of Per Share Earnings.
          21.1           -List of Subsidiaries of the Registrant.
          27             -Financial Data Schedule (for SEC use only).
          28.1           -Information from Reports Furnished to State
                         Insurance Regulatory Authorities.* (Incorporated
                         herein by reference to Exhibit 28.1 1.1 to
                         RISCORP's Amendment No. 4 to Form S-1, as of
                         February 28, 1996, Commission File Number
                         33-99760)

* Previously filed.
+ Confidential treatment granted pursuant to Rule 406 of the Securities Act of 1933.

                                   EXHIBIT 11

                 STATEMENT RE COMPUTATION OF EARNINGS PER SHARE
                         RISCORP, INC. AND SUBSIDIARIES
                        FOR THE YEARS ENDED DECEMBER 31,


                                                                  1996          1995              1994
                                                                  ----          ----              ----

Net Income                                                    $ 2,398,000      $13,683,000      $6,873,000
                                                              ===========      ===========     ===========

Number of shares used in calculating
primary earnings per share:

     Weighted average outstanding
        shares during the period                               34,422,483       28,100,234      28,100,234
     Redemption contingency for CompSource acquisition            279,865                -               -
     Redemption contingency for IAA acquisition                   225,503                -               -
     Additional common shares issuable under
       employee stock options using the treasury stock
       method (Note 1)                                          1,757,602        1,992,266       1,992,266
                                                              -----------      -----------     -----------
Average outstanding shares.                                    36,785,453       30,092,500      30,092,500
                                                              ===========      ===========     ===========

Earnings per share                                            $      0.07      $      0.45     $      0.23
                                                              ===========      ===========     ===========




(1)  Based on the average quarterly market price of each period.

                                   EXHIBIT 21

                         RISCORP, INC. AND SUBSIDIARIES
                         SUBSIDIARIES OF THE REGISTRANT
                                DECEMBER 31, 1996



SUBSIDIARIES OF THE REGISTRANT*                                        STATE OF INCORPORATION
-------------------------------                                        ----------------------

RISCORP, Inc. (Registrant)                                                      Florida
         RISCORP Acquisition, Inc.                                              Florida
                  RISCORP West, Inc.                                            Oklahoma
         RISCORP of Florida, Inc.                                               Florida
                  RISCORP Insurance Company                                     Florida
                  RISCORP Property & Casualty Insurance Company                 Florida
                  RISCORP National Insurance Company                            Missouri
         RISCORP Services, Inc.                                                 Florida
         RISCORP Management Services, Inc.                                      Florida
                  RISCORP Insurance Services, Inc.                              Florida
                  RISCORP Managed Care Services, Inc.                           Florida
                  RISCORP of Illinois, Inc.                                     Florida
                  CompSource, Inc.                                              North Carolina
                  Independent Association of Administrators Incorporated        Alabama
         RISCORP Real Estate Holdings, Inc.                                     Florida


*All subsidiaries below are owned, directly or indirectly, 100% by the Registrant

SIGNATURES

         Pursuant to the requirement of the Securities Act of 1933, the Registrant has duly caused this form 10-K/A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sarasota, State of Florida, on the 27th day of February, 1998.

                                   RISCORP, INC.

                                   By:  /s/ Frederick M. Dawson
                                        -------------------------------------
                                        Frederick M. Dawson
                                        President and Chief Executive Officer


         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS FORM 10-K/A REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

SIGNATURE                         TITLE                               DATE
---------                         -----                               ----


/s/ Frederick M. Dawson
---------------------------
Frederick M. Dawson               President, Chief Executive          February 27, 1998
                                  Officer and Director
                                  (principal executive officer)

/s/ Stephen C. Rece
---------------------------
Stephen C. Rece                   Senior Vice President, and          February 27, 1998
                                  Chief Financial Officer
                                  (principal financial and
                                  accounting officer)

/s/ Seddon Goode, Jr.
---------------------------
Seddon Goode, Jr.                 Director                            February 27, 1998



/s/ George E. Greene III
---------------------------
George E. Greene III              Director                            February 27, 1998


/s/ Walter L. Revell
---------------------------
Walter L. Revell                  Director                            February 27, 1998

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Shareholders
RISCORP, Inc.:

      We have audited the consolidated financial statements of RISCORP, Inc. and subsidiaries as listed in the accompanying index. In connection with our audits of the consolidated financial statements, we have also audited the financial statement schedules listed in the accompanying index. These consolidated financial statements and schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      As discussed in Note 1(a) to the accompanying consolidated financial statements, during November 1996, the Company undertook a strategic initiative to evaluate alternatives to maximize shareholder value. The initiative has resulted in the pending sale and transfer of certain assets and non-contingent liabilities of the Company and its subsidiaries. Additionally, the Company and its Florida and Missouri domiciled insurance operating subsidiaries experienced difficulties in completing their respective 1996 financial statements in an accurate and timely manner, and, consequently, were delinquent in filing such 1996 financial statements with the Departments of Insurance of Florida and Missouri, and in the case of the Company, the Securities and Exchange Commission ("SEC"). The Company and its affiliates also experienced increased scrutiny by the respective regulatory authorities, adverse publicity, an unfavorable rating by A.M. Best Company, Inc. and, in the case of the Company, the delisting of its stock from the stock exchange on which it was listed. In addition, the Company is in the process of filing amended Form 10-Q's for the first, second and third quarters to allocate adjustments made in the fourth quarter of 1996 to the appropriate quarter. The Company has not yet filed a Form 10-Q for the first or second quarter of 1997. Although regulatory sanctions were not imposed by the Florida Department of Insurance against the Company's Florida domiciled subsidiaries in connection with the late filing of their 1996 financial statements, the Florida Department of Insurance did request cut-through endorsements and an interim reinsurance agreement to be executed in connection with the pending sale. The sale is subject to the approval of the shareholders of the Company, regulatory approval, and the filing of a proxy statement with the SEC, among other conditions. The Company's ability to operate at its present level of activity may be affected if the pending sale transaction is not completed. Moreover, as discussed in Note 20, the Company's failure to file financial reports and a Form 10-Q for the first and second quarters of 1997 resulted in violations of certain debt covenants related to a $15 million note payable. Although the violations have been waived until December 31, 1997, there can be no assurance that the Company will be able to file its first and second quarter financial reports and Form 10-Q's prior to December 31, 1997 or that it will be able to file its third quarter financial reports and Form 10-Q when required, thus raising the possibility of additional debt covenant violations. Additional covenant violations could result in the note being called. Further, as discussed in Note 19, the Company and its subsidiaries, certain former key executives, and others have been named as defendants in various lawsuits.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of RISCORP, Inc. and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1996 in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements, taken as a whole, present fairly, in all material respects the information set forth therein.




Ft. Lauderdale, Florida
October 15, 1997

                         RISCORP, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995
                (in thousands, except share and per share data)


                                                                                          DECEMBER 31,     DECEMBER 31,
                                                                                              1996             1995
                                         ASSETS                                           ------------     ------------
Investments:
   Fixed maturities available for sale, at fair value (amortized cost $226,240
      $226,240 in 1996 and $52,608 in 1995)                                               $   228,802      $     53,390
   Fixed maturities held to maturity, at amortized cost (fair value $22,892
      in 1996 and $15,892 in 1995)                                                             22,809            15,583
   Equity securities, at fair value (cost $3,880 in 1996 and $389 in 1995)                      4,045               392
                                                                                          -----------      ------------
      Total investments                                                                       255,656            69,365


Cash and cash equivalents                                                                      26,307            23,348
Premiums receivable, net                                                                      122,078            93,748
Accounts and notes receivable--related party                                                        -            10,754
Accounts receivable--other                                                                     11,676                 -
Recoverable from Florida Special Disability Trust Fund, net                                    49,505            51,836
Reinsurance recoverables                                                                      180,698           100,675
Prepaid reinsurance premiums                                                                   49,788            21,880
Prepaid managed care fees                                                                      31,958            16,369
Accrued reinsurance commissions                                                                20,419             7,549
Deferred income taxes                                                                          22,551            11,193
Property and equipment, net                                                                    27,505            18,044
Goodwill                                                                                       22,648             3,688
Other assets                                                                                    7,653            14,793
                                                                                          -----------      ------------


Total assets                                                                              $   828,442      $    443,242
                                                                                          ===========      ============



See accompanying notes to consolidated financial statements.

                         RISCORP, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995
                (in thousands, except share and per share data)


                                                                                          DECEMBER 31,     DECEMBER 31,
                                                                                              1996             1995
                          LIABILITIES AND SHAREHOLDERS' EQUITY                            ------------     -----------

Liabilities:
   Losses and loss adjustment expenses                                                   $    458,239      $   261,700
   Unearned premiums                                                                          102,562           64,395
   Notes payable of parent company                                                             15,000           42,000
   Notes payable of subsidiaries                                                                1,303            4,417
   Accounts and notes payable--related party                                                    1,171            1,000
   Deposit balances payable                                                                     4,787            3,731
   Accrued expenses and other liabilities                                                      74,706           42,451
   Net assets in excess of cost of business acquired                                           11,266            7,391
                                                                                         ------------      -----------
                                                                                              669,034          427,085
                                                                                         ------------      -----------


Class A Common Stock subject to put options                                                     2,100                -
                                                                                         ------------      -----------



Shareholders' equity:
   Class A Common Stock, $.01 par value, 100,000,000 shares authorized; shares
       issued and outstanding:  1996-- 11,855,917 and 1995-- 0                                    120                -
   Class B Common Stock, $.01 par value, 100,000,000 shares authorized; shares issued and outstanding; 1996 -- 24,334,443
       and 1995-- 28,069,443                                                                      243              281
   Preferred stock, $.01 par value, 10,000,000 shares authorized; 0 shares
       issued and outstanding                                                                       -                -
   Additional paid-in capital                                                                 137,813              349
   Net unrealized gains on investments                                                          1,769              510
   Unearnedd compensation--stock options                                                         (546)            (215)
   Retained earnings                                                                           17,909           15,232
                                                                                         ------------      -----------
      Total shareholders' equity                                                              157,308           16,157
                                                                                         ------------      -----------

      Total liabilities and shareholders' equity                                         $    828,442      $   443,242
                                                                                         ============      ===========



See accompanying notes to consolidated financial statements.

                         RISCORP, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME
                  FOR THE YEARS ENDED DECEMBER 31, 1996, 1995
                  AND 1994 (in thousands, except share and per
                                  share data)


                                                                                     YEAR ENDED DECEMBER 31,
                                                                       ---------------------------------------------------
                                                                           1996                1995               1994
                                                                       -------------       -------------     -------------
Revenues:
    Premiums earned                                                    $     173,557       $     135,887     $       1,513
    Fee and other income                                                      31,838              23,413            56,712
    Net investment income                                                     12,194               6,708             1,677
                                                                       -------------       -------------     -------------
        Total revenues                                                       217,589             166,008            59,902
                                                                       -------------       -------------     -------------

Expenses:
    Losses and loss adjustment expenses                                      114,093              82,532              (716)
    Unallocated loss adjustment expenses                                      12,916              10,133             8,804
    Commissions, general and administrative expenses                          65,560              48,244            35,869
    Interest                                                                   2,795               4,634             1,750
    Depreciation and amortization                                             11,625               1,683             1,330
                                                                       -------------       -------------     -------------
        Total expenses                                                       206,989             147,226            47,037
                                                                       -------------       -------------     -------------

Income before income taxes                                                    10,600              18,782            12,865
Income taxes                                                                   8,202               5,099             5,992
                                                                       -------------       -------------     -------------
        Net income                                                     $       2,398       $      13,683     $       6,873
                                                                       =============       =============     =============

Per share data:                                                        $        0.07       $        0.45     $        0.23
                                                                       =============       =============     =============

Weighted average common shares and common share
    equivalents outstanding                                               36,785,453          30,092,500        30,092,500
                                                                       =============        ============     =============












See accompanying notes to consolidated financial statements.

                         RISCORP, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
             FOR THE YEARS ENDED DECEMBER 31, 1994, 1995, AND 1996
                                 (in thousands)


                                                                             NET
                                                                         UNREALIZED
                                      CLASS A    CLASS B    ADDITIONAL      GAINS                                  TOTAL
                                      COMMON     COMMON       PAID-IN   (LOSSES) ON     UNEARNED    RETAINED   SHAREHOLDERS'
                                       STOCK      STOCK       CAPITAL    INVESTMENTS  COMPENSATION  EARNINGS      EQUITY
                                      ------     -------    ----------  ------------  ------------  ---------  -------------
Balance, January 1, 1994              $   -      $ 281      $     419    $     271    $  (9,740)    $ 10,765   $     1,996

Net income                                -          -              -            -            -        6,873         6,873
Distributions                             -          -              -            -            -         (336)         (336)
Return on capital                         -          -            (69)           -            -            -           (69)
Liquidation of ESOP                       -          -         (1,120)           -        9,740      (12,547)       (3,927)
Unearned compensation--stock
   options                                -          -          1,119            -         (930)           -           189
Change in net unrealized losses
   on investments                         -          -              -         (831)           -            -          (831)
                                      -----      -----      ---------    ---------    ---------     --------   -----------
Balance, December 31, 1994                -        281            349         (560)        (930)       4,755         3,895

Net income                                -          -              -            -            -       13,683        13,683
Distributions                             -          -              -            -            -       (3,206)       (3,206)
Change in unearned compensation           -          -              -            -          715            -           715
Change in net unrealized gains
   on investments                         -          -              -        1,070            -            -         1,070
                                      -----      -----      ---------    ---------    ---------     --------   -----------
Balance, December 31, 1995                -        281            349          510         (215)      15,232        16,157

Net income                                -          -              -            -            -        2,398         2,398
Distributions                             -          -              -            -            -          279           279
Issuance of common stock                 72          -        125,789            -            -            -       125,861
Conversion of common stock               38        (38)             -            -            -            -             -
Issuance of common stock put options      -          -         (2,100)           -            -            -        (2,100)
Stock options exercised                   2          -             63            -            -            -            65
Issuance of common stock for
   acquisitions                           8          -         12,991            -            -            -        12,999
Change in unearned compensation           -          -            721            -         (331)           -           390
Change in net unrealized gains
   on investments                         -          -              -        1,259            -            -         1,259
                                      -----      -----      ---------    ---------    ---------     --------   -----------
Balance, December 31, 1996            $ 120      $ 243      $ 137,813    $   1,769    $    (546)    $ 17,909   $   157,308
                                      =====      =====      =========    =========    =========     ========   ===========













See accompanying notes to consolidated financial statements.

                         RISCORP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                                 (in thousands)

                                                                                       YEAR ENDED DECEMBER 31,
                                                                            -----------------------------------------------
                                                                                1996               1995            1994
                                                                            --------------     -------------   ------------
Cash flows from operating activities:
   Net income                                                               $     2,398        $   13,683      $   6,873
   Adjustments to reconcile net income to net cash provided by operating activities:
      Depreciation and amortization                                              11,500             1,683          1,330
      Net realized (gain) loss on sale of investments                              (140)           (1,282)             9
      Net amortization (accretion) of discounts on investments                      174               (82)          (219)
      Loss on disposal of property and equipment                                    294                22             21
      (Increase) decrease in premiums receivable, net                           (24,275)          (23,744)         2,247
      Decrease (increase) in accounts and notes receivable--related party        10,754               642         (6,252)
      Increase in accounts receivable--other                                    (11,676)                -              -
      Decrease (increase) in recoverable from Florida State Disability
         Trust Fund, net                                                          2,331            (5,920)           160
      Increase in reinsurance recoverables                                      (76,971)          (58,534)        (7,398)
      Increase in prepaid reinsurance premiums                                  (27,908)          (21,880)             -
      Increase in prepaid managed care fees                                     (15,589)          (15,068)             -
      Increase in accrued reinsurance commissions                               (12,870)           (7,549)             -
      (Increase) decrease in deferred income taxes                               (8,448)              106           (453)
      Increase in losses and loss adjustment expenses                           106,484            51,827          6,510
      Increase in unearned premiums                                              30,891             7,315          2,694
      Increase in accrued expenses and other liabilities                         19,909             7,420          6,224
      Increase in accounts payable related party                                    171             1,000              -
      Decrease in other assets                                                   21,026             3,110          6,087
                                                                            -----------        ----------      ---------
         Net cash provided by (used in) operating activities                     28,055           (47,251)        17,833
                                                                            -----------        ----------      ---------

Cash flows from investing activities:
   Purchase of property and equipment                                           (13,215)           (6,393)        (5,477)
   Proceeds from the sale of equipment                                              532               564             45
   Purchase of fixed maturities--available for sale                            (191,153)          (23,543)        (8,362)
   Purchase of fixed maturities--held to maturity                                (2,452)                -              -
   Proceeds from sale of fixed maturities--available for sale                    88,900            60,303            992
   Proceeds from maturities of fixed maturities--available for sale               6,295            10,209          1,580
   Proceeds from maturities of fixed maturities--held to maturity                 4,400                 -              -
   Purchase of equity securities                                                 (3,952)             (341)           (80)
   Proceeds from sale of equity securities                                          732             1,162             17
   Purchase of RISCORP West, Inc., net of cash acquired                               -                 -         (3,959)
   Purchase of RISCORP Insurance Company, net of cash acquired                        -             5,885              -
   Purchase of surplus note                                                           -                 -         (2,047)
   Purchase of IAA, net of cash acquired                                            282                 -              -
   Purchase of RISC, net of cash acquired                                          (538)                -              -
   Purchase of CompSource and Insura, net of cash acquired                      (10,733)                -              -

                         RISCORP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                                 (in thousands)


                                                                                        YEAR ENDED DECEMBER 31,
                                                                            ----------------------------------------------
                                                                                1996               1995            1994
                                                                            -----------        ----------       ----------
Cash flows from investing activities (continued):
   Purchase of Atlas Insurance Company, net of cash acquired                     (5,573)                -                -
   Purchase of NARM, net of cash acquired                                         2,717                 -                -
   Purchase of Virginia Funds, net of cash acquired                               1,300                 -                -
                                                                            -----------        ----------       ----------
      Net cash (used in) provided by investing activities                      (122,458)           47,846          (17,291)
                                                                            -----------        ----------       ----------

Cash flows from financing activities:
   Principal repayments of notes payable                                        (30,202)          (25,215)         (16,986)
   Proceeds from notes payable                                                        -            43,692           23,329
   Increase (decrease) in deposit balances payable                                  968            (6,980)           9,175
   Shareholder distributions                                                        279            (3,206)            (335)
   Liquidation of ESOP                                                                -                 -           (3,927)
   (Increase) decrease in unearned compensation                                    (331)              715              189
   Proceeds of initial offering of common stock                                 127,908                 -                -
   Other, net                                                                    (1,325)                -                -
   Stock options exercised                                                           65                 -                -
                                                                            -----------        ----------       ----------
      Net cash provided by financing activities                                  97,362             9,006           11,445
                                                                            -----------        ----------       ----------

Net increase in cash and cash equivalents                                         2,959             9,601           11,987
Cash and cash equivalents, beginning of period                                   23,348            13,747            1,760
                                                                            -----------        ----------       ----------
Cash and cash equivalents, end of period                                    $    26,307        $   23,348       $   13,747
                                                                            ===========        ==========       ==========

Supplemental disclosures of cash flow information:

   Cash paid during the year for:
      Interest                                                              $     3,689        $    3,966       $    1,266
                                                                            ===========        ==========       ==========
      Income taxes                                                          $    15,127        $    4,969       $    4,004
                                                                            ===========        ==========       ==========














See accompanying notes to consolidated financial statements.

                         RISCORP, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(1)   BACKGROUND

      (A) REORGANIZATION

          RISCORP, Inc. ("RISCORP" or the "Company") was formed on February 28, 1996 through the reorganization and consolidation of several affiliated companies which were under the common control of a majority shareholder, who, at that time, was the Chairman of the Board and Chief Executive Officer of RISCORP (see Note 20). The reorganization and consolidation qualified as a tax-free reorganization of commonly controlled entities and was accounted for in a manner similar to a "pooling of interests." Accordingly, the consolidated financial statements have been restated to include the results of each of the individual companies for all the periods presented. All significant intercompany accounts and transactions have been eliminated in consolidation and the accompanying consolidated financial statements reflect the above changes to the Company's capital structure for all periods presented.

          The Company acquired RISCORP Insurance Company ("RIC"), the successor to Commerce Mutual Insurance Company, an Assessable Mutual ("CMIC"), on January 1, 1995. RIC, subject to a Plan of Conversion and Recapitalization, and with the approval of CMIC's policyholders and the Florida Department of Insurance ("FDOI"), converted from an assessable mutual insurance company to a stock insurance company as of January 1, 1995. The acquisition has been accounted for as a purchase and RIC's results have been included in the accompanying consolidated financial statements for 1996 and 1995 (see Note 3).

      On November 9, 1996, at a Special Board of Directors' meeting of RISCORP, the Board voted to establish a Strategic Alternatives Committee to evaluate alternatives to maximize shareholder value including, without limitation, potential acquisitions, joint ventures, mergers, strategic alliances and the sale of all or part of RISCORP and its subsidiaries. The actions of the Strategic Alternatives Committee during the period of November 1996 through June 1997 culminated in the June 17, 1997 agreement (as more fully described in Note 20) for the sale and transfer of certain of RISCORP's and its subsidiaries' assets and non-contingent liabilities to another insurer for cash. The pending sale, which is anticipated to take place in early 1998, requires the filing of a proxy statement with the Securities and Exchange Commission ("SEC"), the approval of the transaction by RISCORP shareholders and approval by the Florida and Missouri Departments of Insurance, amongst other conditions.

          RIC, RISCORP Property & Casualty Insurance Company ("RPC") (both Florida domiciled insurance companies) and RISCORP National Insurance Company ("RNIC") (a Missouri domiciled insurance company), are all wholly-owned subsidiaries of RISCORP and each of these companies experienced difficulty in completing their year end December 31, 1996 statutory financial statements in an accurate and timely manner. In addition, RIC and RPC were unable to respond in an accurate and timely manner to requests for financial information made by examiners from the FDOI in connection with the FDOI's financial examination of RIC for 1996 and RPC for 1995.

          While RIC, RPC and RNIC filed their 1996 statutory financial statements by February 28, 1997, the deadline for filing such statements, each of the companies discovered later that certain amounts contained in the previously filed 1996 statutory financial statements were incorrect and the 1996

                         RISCORP, INC. AND SUBSIDIARIES
statutory financial statements of each of the companies are expected to be amended by substitution in October 1997 as discussed in Note 20. RIC, RPC and RNIC were also unable to file their 1996 audited statutory financial statements by June 1, 1997, as required by Florida and Missouri statutes.

          RISCORP also experienced difficulty in completing its 1996 financial statements in a timely manner. This resulted in RISCORP being delisted by the stock exchange on which its stock was traded and in adverse publicity in the insurance marketplace. The Company has not yet filed a Form 10-Q for the first or second quarter of 1997. The Company anticipates filing the first and second quarter 1997 Form 10-Q's in the near future.

          The inability of RIC and RPC to file accurate and timely financial statements and to respond timely to requests made by the examiners from the FDOI inhibited the FDOI's ability to assess the financial condition of RIC and RPC and prompted increased regulatory scrutiny of the companies. As a result of the FDOI's increased regulatory scrutiny of RIC and RPC, and in connection with the pending sale discussed above and in Note 20, the FDOI requested the purchaser to provide an interim reinsurance agreement and cut-through endorsement ("Agreement") on all inforce business as of June 18, 1997 and all new and renewed business written on or after June 18, 1997. This Agreement only provides coverage for Florida workers' compensation policyholders and was approved by the FDOI.

          The ability of RIC and RPC to operate at their present level of insurance activity could be affected if the transaction discussed in Note 20 is not completed and RIC and RPC are unable to replace the reinsurance agreement. Management believes it could replace this reinsurance agreement under similar terms.

      (B) INITIAL PUBLIC OFFERING ("IPO") OF COMMON STOCK

          On February 29, 1996, the Company completed an IPO of common stock with the issuance of 10.935 million shares of Class A Common Stock. Of the shares offered, 7.2 million were sold by the Company and 3.735 million were sold by the majority shareholder of the Company. The following table reflects certain summary information regarding the IPO:


                                                                        UNDERWRITING
                                        NUMBER           PRICE          DISCOUNTS AND            NET
      SHARES SOLD BY                   OF SHARES       TO PUBLIC         COMMISSIONS          PROCEEDS
      --------------------           ------------     ----------      ---------------      --------------
      RISCORP                           7,200,000      $ 19.00        $    8,892,000       $ 127,908,000
      Shareholder                       3,735,000      $ 19.00             4,612,725          66,352,275
                                      -----------                     --------------       -------------
                                       10,935,000                     $   13,504,725       $ 194,260,275
                                      ===========                     ==============       =============

          The net proceeds reflected above are before deducting other expenses of approximately $2.0 million incurred in conjunction with the IPO.

          The Company used the proceeds from the IPO to repay outstanding debt, fund acquisitions, increase the capital and surplus of the Company's insurance subsidiaries and for general corporate purposes.

                         RISCORP, INC. AND SUBSIDIARIES

          The Company did not receive any proceeds from the sale of Class A Common Stock by the majority shareholder; however, a portion of the majority shareholders' proceeds was used to repay approximately $9.8 million in outstanding indebtedness to the Company.

      (C) BUSINESS

          RISCORP, through its wholly-owned insurance subsidiaries, is primarily engaged in providing workers' compensation insurance under a managed care philosophy. RISCORP provides these managed care workers' compensation products and services to clients throughout the Southeast and other select markets. In addition, RISCORP, through its wholly-owned non-insurance subsidiaries, provides reinsurance, risk management advisory services and insurance managerial services.


(2)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      (A) BASIS OF PRESENTATION

          The accompanying consolidated financial statements have been presented in accordance with generally accepted accounting principles ("GAAP"). The preparation of financial statements in conformity with GAAP requires the use of assumptions and estimates in reporting certain assets and liabilities and related disclosures. Actual results could differ from those estimates.

      (B) RECOGNITION OF REVENUES

          Workers' compensation and employer liability insurance premiums consist of deposit premiums and installment premiums billed under the terms of the policy, and estimates of retrospectively-rated premiums based on experience incurred under these contracts to date. Unbilled installment premiums and audit premiums are recognized as revenue on the accrual basis. Premiums are primarily recognized as revenue over the period to which the premiums relate using the daily pro rata basis with a liability for unearned premium recorded for the excess of premiums billed over the earned premiums.

          Service fee revenue is recorded as a percentage of standard earned premiums of the underlying insurance policies of the facilities managed, in accordance with the specific contractual provisions.

          Reinsurance premiums are recognized as revenue on a pro rata basis over the contract term with a liability for unearned premiums established for the unexpired portion of the contract.

                         RISCORP, INC. AND SUBSIDIARIES

      (C) PARTICIPATING INSURANCE POLICIES

          The Company offers participating insurance policies in connection with custom plans, flexible retention plans and preferred account dividend plans. Dividends are approved quarterly by the Board of Directors and are based upon the actual loss experience of each of the policies. Participating policies represented approximately 16.5%, 10.1% and 1% of written premiums at December 31, 1996, 1995 and 1994, respectively. The Company paid dividends to participating policyholders of $9.2 million, $1.6 million an $0 for the years ended December 31, 1996, 1995 and 1994, respectively.

      (D) STATE OF FLORIDA SPECIAL DISABILITY TRUST FUND

                  The State of Florida maintains a Special Disability Trust Fund ("SDTF") for the purpose of providing benefits to workers who have a pre-existing condition and incur a second or subsequent injury.

The SDTF is financed through annual assessments imposed on workers' compensation insurers, which is based on a percentage of net workers' compensation premiums written. The Company submits claims to the SDTF for recovery of applicable claims paid on behalf of the Company's insureds. The Company estimates such recoveries based on industry statistics applied to ultimate projected claims. The amounts reflected as SDTF recoveries in the accompanying Consolidated Balance Sheets are net of a valuation allowance of $8.9 million and $8.2 million as of December 31, 1996 and 1995, respectively. The allowance is determined based upon the actuarially estimated recoverable amount compared to the estimated recovery actually expected from the SDTF by RISCORP (see Note 6).

      (E) INVESTMENTS

          Fixed maturity investments are securities that mature at a specified future date more than one year after being issued. Fixed maturity securities that the Company intends to hold until maturity are classified as "fixed maturities held to maturity" and are carried at amortized cost. Amortized cost is based on the purchase price and is adjusted periodically so the carrying value of the security will equal the face or par value at maturity. Fixed maturity securities which may be sold prior to maturity due to changes in interest rates, prepayment risks, liquidity needs, tax planning purposes or other similar factors, are classified as "available for sale" and are carried at fair value as determined using values from independent pricing services.

          Equity securities (common and nonredeemable preferred stock) are carried at fair value. If the current market value of equity securities is higher than the original cost, the excess is an unrealized gain, and if lower than the original cost, the difference is an unrealized loss. The net unrealized gains or losses on equity securities, net of the related deferred income taxes, are reported as a separate component of shareholders' equity, along with the net unrealized gains or losses on fixed maturity securities available for sale.

          Realized gains and losses on sales of investments are recognized in net income on the specific identification basis, as of the trade date. A provision for impairment, if any, resulting from other than temporary declines in fair value is included in net investment income.

                         RISCORP, INC. AND SUBSIDIARIES

      (F) LOSSES AND LOSS ADJUSTMENT EXPENSES

          The liability for losses and loss adjustment expenses is based on an actuarial determination and represents management's best estimate of the ultimate cost of losses and loss adjustment expenses that are unpaid at year end including incurred but not reported claims. Although the liabilities are supported by actuarial projections and other data, such liabilities are ultimately based on management's reasoned expectations of future events. It is possible that the expectations associated with these accounts could change in the near future (i.e., within one year) and that the effect of these changes could be material to the financial statements. The reserve for losses and loss adjustment expenses is continually reviewed and as adjustments become necessary, such adjustments are included in current operations.

          Management believes that the liability for losses and loss adjustment expenses at December 31, 1996 is adequate to cover the ultimate liability. However, the ultimate settlement of losses and the related loss adjustment expenses may vary from the amounts in the accompanying financial statements.

          The Company recognizes reinsurance recoveries, estimated recoveries from the SDTF and subrogation from third parties as reductions to losses incurred.

      (G) REINSURANCE

          Premiums and losses ceded under reinsurance contracts in which an assuming enterprise provides indemnification against loss or liability relating to an insurance risk are reported as a reduction to premium earned and losses and loss adjustment expenses, respectively. Amounts recoverable for ceded losses and loss adjustment expenses and ceded unearned premiums under reinsurance agreements are recorded as assets on the balance sheet. Reinsurance contracts that do not transfer risk are accounted for as deposits in the Consolidated Balance Sheets.

      (H) INCOME TAXES

          The Company accounts for income taxes in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", ("SFAS 109"). Under SFAS 109, deferred tax assets and liabilities are established for temporary differences between the financial reporting basis and tax basis of the Company's assets and liabilities at enacted tax rates expected to be in effect when such amounts are recovered or settled. Such temporary differences are principally related to the deferral of policy acquisition costs, tax basis discount on reserves for unpaid losses and loss adjustment expenses, the deductibility of unearned premiums, the allowance for uncollectible premiums receivable and the amortization of goodwill. A valuation allowance is established to reduce deferred tax assets to an amount that, in the opinion of management, is more likely than not to be realized.

                         RISCORP, INC. AND SUBSIDIARIES

      (I) POLICY ACQUISITION COSTS

          The cost of acquiring and renewing business; principally commissions, premium taxes and other underwriting expenses are deferred to the extent recoverable and amortized over the term of the related policies. Anticipated investment income is considered in the determination of recoverability. Unearned ceding commissions are reported as a reduction to deferred policy acquisition costs. For the years ended December 31, 1996, 1995 and 1994, policy acquisition costs deferred totaled $31.8 million, $48.9 million and $0.5 million, respectively. For the years ended December 31, 1996, 1995 and 1994, amortization of deferred policy acquisition costs totaled $33.7 million, $46.9 million and $126,000, respectively.

      (J) GOODWILL

          Costs in excess of net assets acquired, or goodwill, represents the unamortized excess of cost over underlying net assets of companies acquired. Goodwill is being amortized on a straight-line basis over periods ranging from 5 to 15 years. Amortization expense, including impairment losses of $5.6 million in 1996, for the years ended December 31, 1996, 1995 and 1994 totaled $7.9 million, $0.3 million and $0, respectively.

          The Company periodically reviews its assets subject to Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", ("SFAS 121") and when events or changes in circumstances indicate that the carrying amount of an asset may no longer be fully recoverable, the Company tests the recoverability of the asset primarily by estimating the future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying value of the asset, the Company recognizes an impairment loss. Measurement of an impairment loss is based on the carrying amount and estimated fair value of the asset.

          During 1996, using the criteria contained in SFAS 121, the Company recognized an impairment loss of $3.2 million and reduced goodwill that was recorded in 1995 in conjunction with the purchase of RISCORP West, formerly known as the Self Insurors Service Bureau, Inc. ("SISB"). The Company's impairment assessment was primarily based upon the closing of former SISB offices in certain states and the Company's current focus on at-risk business. The impairment loss was recorded as a component of depreciation and amortization in the Company's Consolidated Statement of Income for the year ended December 31, 1996. Remaining unamortized goodwill related to the SISB purchase was $468,000 at December 31, 1996.

          As more fully described in Note 3, the Company also recorded an impairment loss of $2.8 million in connection with the acquisition of Independent Association Administrators, Inc. The remaining unamortized goodwill relating to this acquisition is $8.5 million at December 31, 1996.

          Net assets acquired in excess of cost, or "negative" goodwill, is being amortized on a straight-line basis over 10 years. Income from amortization of negative goodwill totaled $0.9 million, $0.8 million and $0 for the years ended December 31, 1996, 1995 and 1994, respectively (see Note 3).

                         RISCORP, INC. AND SUBSIDIARIES

      (K) PROPERTY AND EQUIPMENT

          Property and equipment are recorded at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the useful lives of the related assets. Property and equipment recorded under capital lease arrangements are amortized over the shorter of the asset's useful life or the lease term.

          The Company capitalizes incremental internal and external costs directly related to internally developed software to meet the Company's needs. These software development projects represent major system enhancements or replacements of existing operating management information systems. Capitalization commences when management has committed to funding the software project and it is probable that upon completion the software will perform its intended function. Capitalized costs are recorded in property and equipment and amortized using the straight-line method over three years. For the years ended December 31, 1996, 1995 and 1994, the Company capitalized $1.7 million, $0.3 million and $0, respectively. Amortization expense of $.04 million, $0 and $0 has been recorded for the years ended December 31, 1996, 1995 and 1994, respectively, for internally developed software costs.

       (L) INVESTMENT IN JOINT VENTURE

          The Company accounts for its 50 percent investment in a joint venture arrangement on the equity basis of accounting whereby the Company's recorded investment is adjusted for its proportionate share of earnings or losses of the joint venture. For the year ended December 31, 1996, the Company's equity in undistributed losses of the joint venture was $0.2 million.

       (M) CASH AND CASH EQUIVALENTS

          The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

      (N) BAD DEBT ALLOWANCE

          The bad debt allowance is based on the Company's experience with uncollectible premiums receivable and represents the Company's best estimate of the ultimate uncollectible amounts incurred through the balance sheet date. Premiums receivable contained in the accompanying Consolidated Balance Sheets are shown net of this valuation allowance.

      (O) EARNINGS PER SHARE

          Net income per common share is determined by dividing net income by the weighted average number of common shares and common share equivalents outstanding during the period. Included in the weighted average number of shares are contingent shares of 607,603 for the year ended December 31, 1996 and 0 for the years ended December 31, 1995 and 1994, related to acquisitions completed by the Company. The weighted average number of shares used in the calculation was 36,785,453 for the year ended December 31, 1996 and 30,092,500 for both of the years ended December 31, 1995 and 1994.

                         RISCORP, INC. AND SUBSIDIARIES

      (P) STOCK-BASED COMPENSATION

          In October 1995, the Financial Accounting Standards Board issued Statement No. 123, "Accounting for Stock-Based Compensation", ("SFAS 123"), which is effective for fiscal years beginning after December 15, 1995. SFAS 123 establishes a method of accounting for stock-based compensation that is based on the fair value of stock options and similar instruments and encourages, but does not require, adoption of that method. The Company has elected to continue following Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", for measuring compensation cost. However, as required by SFAS 123, the Company has disclosed pro forma net income and earnings per share for the years ended December 31, 1996 and 1995 as if the provisions of SFAS 123 had been adopted (see Note 12).

      (Q) CONCENTRATIONS OF RISK

          Following is a description of significant risks facing the Company and its property and casualty insurance subsidiaries and how those risks are minimized:

               Legal/Regulatory Risk is the risk that changes in the legal or regulatory environment in which an insurer operates can create additional loss costs or expenses not anticipated by the insurer in pricing its products. That is, regulatory initiatives designed to reduce insurer profits or new legal theories may create costs for the insurer beyond those currently recorded in the financial statements. The Company attempts to minimize this risk by reviewing legislative and other regulatory changes and adjusting rates whenever possible. All of the Company's premiums were derived from products offered to customers located in the United States. Accordingly, the Company could be adversely affected by economic downturns, significant unemployment and other conditions that may occur from time. (See Notes 1(a), 6, 19 and 20)

               Credit Risk is the risk that issuers of securities owned by the Company will default, or other parties, including reinsurers, the SDTF agents and insureds who may owe the Company money, will not pay. The Company minimizes this risk by adhering to a conservative investment strategy, by placing reinsurance with highly rated reinsurers and by actively monitoring collections of the SDTF recoverable and premiums receivable.

               Interest Rate Risk is the risk that interest rates will change and cause a decrease in the value of an insurer's investments. The Company mitigates this risk by attempting to match the maturity schedule of its assets with the expected payout of its liabilities. To the extent that liabilities come due more quickly than assets mature, an insurer would have to sell assets prior to maturity and recognize potential gains or losses.

      (R) RECLASSIFICATIONS

          Certain amounts in the financial statements presented have been reclassified from amounts previously reported in order to be comparable between years. These reclassifications have no effect on previously reported shareholders' equity or net income during the periods involved.

                         RISCORP, INC. AND SUBSIDIARIES

(3)   ACQUISITIONS AND JOINT VENTURE

ACQUISITIONS

      As more fully described below, the Company acquired RIC in 1995, RNIC in 1996, and two workers' compensation management services companies in 1996. Each of these transactions were accounted for under the purchase method of accounting under which the aggregate purchase price paid for the entity was allocated to the assets acquired and liabilities assumed based upon the estimated fair value of such assets and liabilities at the dates of acquisition. The excess of the purchase price over the fair value of the net assets acquired is reflected as costs in excess of net assets acquired and is being accreted over periods ranging from 5 to 15 years. For acquisitions in which net assets acquired exceeded the purchase price, a liability for net assets acquired in excess of costs has been recorded and is being amortized over 10 years.

      Operating results of the acquired entities have been included in the consolidated financial statements from their date of acquisition. The following schedule summarizes certain pro forma results of operations for the years ended December 31, 1996, 1995 and 1994, as if the acquisition took place at the beginning of the Company's fiscal year preceding the year of acquisition (in thousands, except per share amounts):

                                                              1996         1995         1994
                                                           ---------    ---------    ---------
         Total revenues                                    $ 275,410    $ 266,412    $ 243,500
         Income before income taxes                        $  18,503    $  23,070    $  22,500
         Net income                                        $   6,860    $  16,407    $  13,000
         Earnings per share                                $    0.19    $    0.55    $    0.45


ACQUISITION OF RISCORP INSURANCE COMPANY

      Effective January 1, 1995, RIC was acquired by RISCORP of Florida, Inc., a wholly-owned subsidiary of the Company. As a result of the acquisition, RIC's name was changed from CMIC. Upon conversion, 1.5 million shares of $100 par value stock were authorized and 15,000 shares were issued and outstanding. RIC received $25.0 million as a capital contribution from the Company in the form of $12.0 million cash and the issuance of $13.0 million of surplus notes to the Company. In conjunction with the acquisition, RIC, subject to a Plan of Conversion and Recapitalization and with the approval of CMIC's policyholders and the FDOI, converted from an assessable mutual insurance company to a stock insurance company. RIC provides workers' compensation insurance in the State of Florida.

      In exchange for their ownership interest in RIC, former CMIC policyholders were relieved of all contingent liabilities for future policy assessments and the risk that recorded liabilities were insufficient

                         RISCORP, INC. AND SUBSIDIARIES
to cover incurred losses. On the acquisition date, the estimated fair value of RIC's net assets in excess of the purchase price was $8.2 million, which was recorded as negative goodwill and is being amortized on a straight-line basis over 10 years.

ACQUISITION OF COMPSOURCE

      In March 1996, the Company purchased all of the outstanding stock of CompSource, Inc. and Insura, Inc. (collectively, "CompSource") in exchange for approximately $12.1 million in cash and 112,582 shares of the Company's Class A Common Stock valued at $2.1 million on the date of acquisition. CompSource is a workers' compensation management services company offering its services in North Carolina. Pursuant to a stock redemption agreement entered into as part of this transaction, the former shareholders of CompSource elected to have the Company repurchase the 112,582 shares at a purchase price of $18.653 per share on March 8, 1997, and the Company repurchased all 112,582 shares from the former shareholders for $2.1 million in accordance with the terms of the redemption agreement. This $2.1 million stock redemption has been included in the accompanying Consolidated Balance Sheets.

On the acquisition date, the excess of the purchase price over the fair value of the net assets acquired was $12.6 million and was recorded as goodwill in the accompanying Consolidated Balance Sheets.

ACQUISITION OF INDEPENDENT ASSOCIATION ADMINISTRATORS, INC. ("IAA") AND RISK INSPECTION SERVICES AND CONSULTING, INC. ("RISC")

      In September 1996, the Company purchased all of the outstanding stock of IAA and RISC in exchange for approximately $11.5 million, consisting primarily of 790,336 shares of the Company's Class A Common Stock valued at approximately $10.9 million on the date of acquisition. IAA and RISC are workers' compensation management services companies offering services in Alabama. On the acquisition date, the excess of the purchase price over the fair value of the net assets acquired was $11.4 million and was recorded as goodwill in the accompanying Consolidated Balance Sheets.

      During the first quarter of 1997, it became evident that the goodwill recorded at the date of the RISC and IAA acquisition could not be fully recovered from the profitability of the workers' compensation business that was currently under contract. Therefore, as of December 31, 1996, $2.8 million of goodwill was written off and is included as an expense in the accompanying Consolidated Statements of Income.

ACQUISITION OF ATLAS

      In March 1996, RISCORP of Florida, Inc., a wholly-owned subsidiary of the Company, acquired 100 percent of the outstanding capital stock of Atlas Insurance Company ("Atlas") for approximately $5.0 million in cash. As a result of the acquisition, the name was changed from Atlas to RNIC. RNIC, which primarily provides workers' compensation insurance, is licensed to do business in 19 states and is authorized to operate on an excess and surplus lines basis in 5 additional states. On the acquisition date,

                         RISCORP, INC. AND SUBSIDIARIES
the excess of the purchase price over the fair value of the net assets acquired was $2.6 million and was recorded as goodwill in the accompanying Consolidated Balance Sheets.

ASSUMPTION REINSURANCE TRANSACTION

      During 1996, RNIC also entered into several assumption reinsurance transactions that resulted in the acquisition of five self insurance funds that are discussed in Note 7 (b).

JOINT VENTURE ARRANGEMENT

      In January 1996, the Company, through its wholly-owned subsidiary, RISCORP of Illinois, entered into a joint venture arrangement with Health Care Service Corporation ("HCSC"), a subsidiary of Blue Cross and Blue Shield of Illinois, to underwrite and sell managed care workers' compensation insurance in Illinois. The Company and HCSC each hold 50 percent ownership in the joint venture known as Third Coast Holding Company ("Third Coast"). The Company contributed the use of its expertise, insurance systems and intellectual property. The Company's initial investment in Third Coast was valued at $10.0 million; however, the Company's cost basis in the contributed property was $0. As of December 31, 1996, the Company is carrying its initial investment in Third Coast at $0.


(4)   INVESTMENTS

      Investments included in the accompanying Consolidated Balance Sheets as of December 31, 1996 and 1995 are summarized as follows (in thousands):


                                                            COST              GROSS           GROSS
                                                         AMORTIZED COST    UNREALIZED       UNREALIZED    ESTIMATED
                                                            COST              GAINS           LOSSES     FAIR VALUE
                                                        ---------------    ----------       ----------   -----------
December 31, 1996:
   Available for sale:
      Fixed maturity securities:
         Municipal government obligations               $   75,844         $    559         $   55       $   76,348
         U.S. government obligations                        49,144              983             47           50,080
         Corporate obligations                              86,726              734             94           87,366
         Mortgage backed securities                          2,588               25              1            2,612
         Asset backed securities                             5,501               57              2            5,556
         Redeemable preferred stocks                         6,437              408              5            6,840
                                                        ----------         --------         ------       ----------
                                                           226,240            2,766            204          228,802
                                                        ----------         --------         ------       ----------
      Equity securities:
         Nonredeemable preferred stocks                      1,063               28              9            1,082
         Common stocks                                       2,817              205             59            2,963
                                                        ----------         --------         ------       ----------
                                                             3,880              233             68            4,045
                                                        ----------         --------         ------       ----------
               Total available for sale                    230,120            2,999            272          232,847
                                                        ----------         --------         ------       ----------
   Held to maturity:
      Fixed maturity securities:
         U.S. government obligations                        16,355              144             62           16,437
         Municipal government obligations                    4,204                5              4            4,205
         Certificates of deposit                             2,250                -              -            2,250
                                                        ----------         --------         ------       ----------
               Total held to maturity                       22,809              149             66           22,892
                                                        ----------         --------         ------       ----------
   Total investments                                    $  252,929         $  3,148         $  338       $  255,739
                                                        ==========         ========         ======       ==========

                         RISCORP, INC. AND SUBSIDIARIES


                                                           COST             GROSS            GROSS
                                                        AMORTIZED         UNREALIZED       UNREALIZED     ESTIMATED
                                                           COST             GAINS            LOSSES      FAIR VALUE
                                                        ---------         ----------       ----------    ----------
December 31, 1995:
   Available for sale:
      Fixed maturity securities:
         Municipal government obligations               $   29,112        $     342        $    75       $   29,379
         U.S. government obligations                        13,754               58              9           13,803
         Corporate obligations                               4,024               69              1            4,092
         Redeemable preferred stocks                         5,718              402              4            6,116
                                                        ----------        ---------        -------       ----------
                                                            52,608              871             89           53,390
                                                        ----------        ---------        -------       ----------
      Equity securities:
         Nonredeemable preferred stocks                        175                1              1              175
         Common stocks                                         214               14             11              217
                                                        ----------        ---------        -------       ----------
                                                               389               15             12              392
                                                        ----------        ---------        -------       ----------
               Total available for sale                     52,997              886            101           53,782
                                                        ----------        ---------        -------       ----------

   Held to maturity:
      Fixed maturity securities:
         U.S. government obligations                        12,133              309              -           12,442
         Certificates of deposit                             3,450                -              -            3,450
                                                        ----------        ---------        -------       ----------
               Total held to maturity                       15,583              309              -           15,892
                                                        ----------        ---------        -------       ----------
   Total investments                                    $   68,580        $   1,195        $   101       $   69,674
                                                        ==========        =========        =======       ==========

      The fair value of investments at December 31, 1996 and 1995 was determined using independent pricing services.

      The amortized cost and estimated fair value of fixed maturities by contractual maturity, as of December 31, 1996, are as follows (in thousands):


                                                                 AVAILABLE FOR SALE          HELD TO MATURITY
                                                            --------------------------   -----------------------
                                                             AMORTIZED      ESTIMATED    AMORTIZED     ESTIMATED
                                                                COST       FAIR VALUE      COST       FAIR VALUE
                                                            ----------     ----------    ---------    ----------
      Due in one year or less                               $   17,524     $   17,614    $   3,052    $    3,050
      Due after one year through five years                    152,133        153,315       15,510        15,601
      Due after five years through ten years                    36,933         37,892        3,927         3,926
      Due after ten years                                       17,062         17,369          320           315
      Mortgage backed securities                                 2,588          2,612            -             -
                                                            ----------     ----------    ---------    ----------
                                                            $  226,240     $  228,802    $  22,809    $   22,892
                                                            ==========     ==========    =========    ==========

      Actual maturities may differ from contractual maturities because certain borrowers have the right to call or prepay obligations with or without call or prepayment penalties.

      During the years ended December 31, 1996, 1995 and 1994, proceeds from sales of fixed maturities available for sale totaled $88.9 million, $60.3 million and $1.0 million, respectively. Gross realized gains and gross realized losses for the years ended December 31, 1996, 1995 and 1994 are summarized in the following table (in thousands) and are recorded in net investment income in the accompanying Consolidated Statements of Income:

                         RISCORP, INC. AND SUBSIDIARIES

                                                                      1996        1995       1994
                                                                    ------      -------     ------
         Gross realized gains                                       $  178      $ 1,395     $    -
         Gross realized losses                                         (73)        (379)        (9)
                                                                    ------      -------     ------
         Net realized gains (losses)                                $  105      $ 1,016     $   (9)
                                                                    ======      =======     ======


      The following information summarizes the components of net investment income for the years ended December 31, 1996, 1995 and 1994 (in thousands):

                                                                       1996           1995          1994
                                                                    ---------       --------      -------
         Fixed maturities                                           $ 10,444        $  5,856      $ 1,376
         Equity securities                                               547             410          113
         Cash and cash equivalents                                     1,700             606          398
                                                                    --------        --------      -------
                                                                      12,691           6,872        1,887
         Investment expenses                                            (497)           (164)        (210)
                                                                    --------        --------      -------
                                                                    $ 12,194        $  6,708      $ 1,677
                                                                    ========        ========      =======


      While the Company has credit risk in the investment portfolio, no fixed maturity security had a Standard & Poor's rating of less than BBB at December 31, 1996. The carrying value of securities on deposit with various governmental agencies was $18.6 million and $15.6 million at December 31, 1996 and 1995, respectively, and is included in fixed maturities held to maturity in the accompanying Consolidated Balance Sheets.

      The Company's investments in excess of 10 percent of shareholders' equity at December 31, 1996 and 1995, aggregated by issuer and excluding investments issued or guaranteed by the United States, consisted of the following (in thousands):


                                                                               CARRYING VALUE
                                                                         ---------------------------
                                                                            1996             1995
                                                                         ----------      -----------
       Fixed maturities:
           State of California                                           $        -      $     2,171
           State of Florida                                                  23,472            3,450
           State of Illinois                                                      -            3,331
           State of Minnesota                                                     -            2,479
           State of New Jersey                                                    -            2,823
                                                                         ----------      -----------
                                                                         $   23,472      $    14,254
                                                                         ==========      ===========


(5)   RESERVE FOR LOSSES AND LOSS ADJUSTMENT EXPENSES

      The Company establishes reserves to cover its estimated liability for losses and loss adjustment expenses with respect to reported claims and claims incurred but not yet reported as of the end of each accounting period. The Company establishes its reserves based on facts then known, estimates of future claims trends and other factors, including the Company's experience with similar cases and historical

                         RISCORP, INC. AND SUBSIDIARIES

Company and industry trends, such as reserving patterns, loss payment patterns, claim closure and reporting patterns, and product mix.

      Activity in the reserve for losses and loss adjustment expenses for the years ended December 31, 1996, 1995 and 1994 is summarized as follows (in thousands):


                                                                                1996           1995       1994
                                                                              ---------      --------  ---------
Gross reserves for losses and loss adjustment expenses, beginning of period   $ 261,700      $ 12,668  $  6,157
Less reinsurance recoverables                                                   100,675         7,398         -
Less SDTF recoverables                                                           51,836           671       831
Less prepaid managed care fees                                                   16,369             -         -
                                                                              ---------      --------   -------
Net balance at January 1                                                         92,820         4,599     5,326
                                                                              ---------      --------   -------

Assumed during year from loss portfolio transfers and acquisitions               88,212       123,854         -
                                                                              ---------      --------   -------

Incurred losses and loss adjustment expenses related to:
  Current year                                                                  123,986        87,467     6,026
  Prior years                                                                     3,023         5,198     2,062
                                                                             ----------      --------   -------
     Total incurred losses and loss adjustment expenses                         127,009        92,665     8,088
                                                                             ----------      --------   -------

Paid related to:
  Current year                                                                   56,088        33,069     4,821
  Prior years                                                                    55,875        95,229     3,994
                                                                             ----------      --------   -------
     Total paid                                                                 111,963       128,298     8,815
                                                                             ----------     ---------   -------
Net balance at December 31                                                      196,078        92,820     4,599

Plus reinsurance recoverables                                                   180,698       100,675     7,398
Plus SDTF recoverables                                                           49,505        51,836       671
Plus prepaid managed care fees                                                   31,958        16,369         -
                                                                             ----------     ---------   -------
Gross reserves for losses and loss adjustment expenses, at December 31       $  458,239     $ 261,700   $12,668
                                                                             ==========     =========   =======


      The Company recognizes recoveries from the SDTF and subrogation from third parties as a reduction to incurred losses. In determining the best estimate of the effect of these recoveries on the ultimate cost of all unpaid losses and loss adjustment expenses, the Company utilizes historical and industry statistics. The estimated amount of recoveries from the SDTF included as a reduction to the reserve for losses and loss adjustment expenses was $49.5 million and $51.8 million at December 31, 1996 and 1995, respectively.

      The 1995 activity in the reserve for losses and loss adjustment expenses reflects the acquisition of RIC on January 1, 1995. Adverse development in 1996 occurred due to deterioration in 1993 and prior accident years offset in part by improved experience for the 1995 accident year.

      Prior to the acquisition of RIC, the Company's insurance operations consisted primarily of providing excess reinsurance coverage to other entities. Because of the nature and volatility of these excess coverages and the short history of operations, few losses were reported and paid under these excess policies. As a result of changes in estimates of insured events in prior years, the net provision for unpaid losses and loss adjustment expenses for such prior years decreased by $1.9 million in 1994.

                         RISCORP, INC. AND SUBSIDIARIES

(6)   STATE OF FLORIDA SPECIAL DISABILITY TRUST FUND

      Florida operates the SDTF that reimburses insurance carriers, self-insurance funds and self-insured employers in Florida for certain workers' compensation benefits paid to injured employees. SDTF reimburses claim payments made to a claimant whose injury merges with, aggravates or accelerates a pre-existing permanent physical impairment. The SDTF is managed by the State of Florida and is funded through assessments against insurers and self-insurers providing workers' compensation coverage in Florida. RISCORP's pro-rata amount of the SDTF assessment is based upon its written premiums compared to the total workers' compensation premiums written by all Florida insurers and self-insurance funds. Should a carrier stop writing business, it has no obligation for future assessments. The SDTF's assessment formula has historically yielded sufficient revenues for annual reimbursement payments and for costs associated with administering the SDTF. The SDTF has not prefunded its claims liability and no reserves currently exist. As of September 30, 1996, the SDTF had an actuarial projected undiscounted liability of approximately $4.0 billion based on a study performed for the SDTF by independent actuarial consultants. In addition, the SDTF actuarial study indicated that, at the current assessment rates, the payment of the existing liability would take numerous years.

      Under Florida sunset laws applicable to some state-sponsored funds, the SDTF would have expired on November 4, 1996 unless affirmative action was taken by the legislature to continue the SDTF. By action of the legislature, the SDTF was continued and not scheduled for further review under Florida sunset laws until the year 2000. However, in early 1997, the Florida legislature passed a bill substantially changing the SDTF. The SDTF will accept no claims with accident dates after December 31, 1997. Certain SDTF claims may have to be refiled for reimbursement and such filing may require a refiling fee. Additionally, companies accruing SDTF recoveries may be statutorily limited in the level of recoverables they may be allowed to carry. The bill provides for a funding mechanism through which companies writing workers' compensation insurance in Florida will be assessed an annual charge to cover payments made by the SDTF. The Company believes that even in the event of default by the SDTF, the existing reimbursements of the SDTF would become general obligations of the State of Florida. Management further believes that the recoveries recorded at December 31, 1996 will not be materially adversely affected by the new legislation.

      For the years ended December 31, 1996 and 1995, the change in the estimated SDTF recoveries was a decrease in losses and loss adjustment expenses incurred of approximately $200,000 and $5.8 million, respectively. For the years ended December 31, 1996 and 1995, SDTF cash recoveries were $2.5 million and $0.9 million, respectively. SDTF assessments were $11.7 million, $12.9 million and $0.1 million for the years ended December 31, 1996, 1995 and 1994, respectively.

(7)   REINSURANCE

      (A) GENERAL

          The Company is involved in the cession of insurance to certain unaffiliated insurance and reinsurance companies under specific excess of loss and quota share reinsurance contracts. Amounts by which certain financial statement balances have been reduced as a result of these reinsurance contracts as of and for the years ended December 31, 1996 and 1995 are as follows (in thousands):

                         RISCORP, INC. AND SUBSIDIARIES

                                                                            1996           1995          1994
                                                                          ---------     ---------      --------
      Premiums written                                                    $ 192,528     $ 161,696      $ 4,523
      Premiums earned                                                     $ 165,022     $ 139,144      $ 4,523
      Reserve for losses and loss adjustment expenses                     $ 180,698     $ 100,675      $ 7,398
      Unearned premiums                                                   $  49,788     $  21,880      $     -


          Ceded losses and loss adjustment expenses were $152.3 million, $78.7 and $6.6 million for the years ended December 31, 1996, 1995 and 1994, respectively, and are reflected as reductions in the related financial statement balances.

          Effective January 1, 1995, RIC entered into a quota share reinsurance agreement with American Re-Insurance Company ("AmRe"), whereby RIC ceded 50 percent of new and renewal premiums written and losses incurred. The reinsurance agreement provides for the payment of a ceding commission at rates which vary from 27.5 percent to 60 percent based on the loss ratio of the business ceded, excluding unallocated loss adjustment expenses. The provisional ceding commission provided for in the reinsurance agreement was 33 percent. This reinsurance agreement will remain in force for an unlimited period of time, but may be terminated by either party at any December 31 after December 31, 1995. The Company and AmRe are parties to a senior subordinated note agreement in the principal amount of $15.0 million due 2002. Under the terms of the note agreement, the Company must maintain the quota share treaty or other comparable reinsurance agreement with AmRe for a minimum period of five years beginning January 1, 1995 (see Note 20). Ceding commissions earned under the AmRe reinsurance agreement were $58.2 million and $48.6 million for the years ended December 31, 1996 and 1995, respectively.

          The combined reinsurance recoverables and ceded unearned premiums (by reinsurer) in excess of three percent of shareholders' equity as of December 31, 1996 are detailed below (in thousands):

                                                                      REINSURANCE       CEDED UNEARNED
        REINSURER                                                     RECOVERABLES         PREMIUMS
        ---------------------------------------------------------     ------------      --------------
        American Re-Insurance Company                                 $     96,345      $    40,962
        Continental Casualty Company                                  $     38,688      $         -
        Signet Star Reinsurance Company                               $     15,977      $       123
        TIG Reinsurance Company                                       $     10,492      $         -
        Chartwell Reinsurance Company                                 $      5,800      $     4,272
        National Union Fire Insurance Company                         $      5,572      $         -
        Swiss Reinsurance America Company                             $      2,875      $     2,090
        Trenwick American Reinsurance Company                         $      2,875      $     2,090


          Effective September 1, 1995, RPC entered into a medical excess of loss reinsurance agreement with Cologne Life Reinsurance Company, whereby the Company ceded 100 percent of all losses incurred per insured, per agreement year, in excess of $150,000 up to $1.0 million. The Company pays $5.99 per certificate of insurance per month for this coverage. The agreement is continuous, but can be canceled by either party at September 1, 1996 or any September 1 thereafter.

                         RISCORP, INC. AND SUBSIDIARIES

          Effective January 1, 1996, RPC entered into a commercial casualty excess of loss reinsurance agreement with Allstate Insurance Company, Chartwell Reinsurance Company, Signet Star Reinsurance Company and San Francisco Reinsurance Company, whereby the Company ceded 100 percent of all losses incurred on business inforce, written or renewed during the term of this agreement, per occurrence, in excess of $250,000 to $1.0 million. RPC is required to pay 11.5 percent of earned premiums subject to a minimum premium of $483,000 under the agreement. This reinsurance agreement will remain in force for an unlimited period of time, but may be terminated by either party at December 31, 1996 or any December 31 thereafter.

          RPC ceded reinsurance to an unaffiliated insurer which was funded through a deposit premium based on a percentage of estimated written premiums. RPC determined that the agreement did not transfer risk. Accordingly, the contract was accounted for using deposit accounting. Non-refundable premiums of $229,962 were paid to the reinsurer for the year ended December 31, 1995 and were expensed pro rata over the policy period in the accompanying financial statements with the remaining unexpired portion recorded as a deposit. There were no losses ceded to this contract for the year December 31, 1995. This reinsurance agreement was canceled in 1996.

          Effective October 1, 1996, RNIC entered into a quota share reinsurance agreement with Chartwell Reinsurance Company, Swiss Reinsurance America Corporation and Trenwick American Reinsurance Corporation (collectively the "Reinsurers"), whereby RNIC ceded 65 percent of its net unearned premiums as of October 1, 1996, and 65 percent of net written workers' compensation and employers liability premiums, new or renewal, for the period October 1 to December 31, 1996. Effective January 1, 1997, RNIC reduced the ceded quota share amount to 60 percent. The reinsurance agreement provides for the payment of a ceding commission at rates which vary from 27 percent to 49 percent based on the loss ratio of the business ceded. The provisional ceding commission contained in the reinsurance agreement was 33 percent. This reinsurance agreement will remain in force for an unlimited period of time, but may be terminated by either party at December 31, 1997 or any December 31 thereafter.

          RNIC has ceded losses in excess of $500,000 to Continental Casualty Company ("CNA") under three separate excess of loss reinsurance treaties. These treaties have effective dates of January 1, June 14, and September 1, 1996 and provide for the payment of premiums to CNA based on earned premiums. While the contracts contain provisions for minimum premiums, the premiums for 1996 based on earned premiums will exceed the minimum premium provisions specified under these contracts. Each of these treaties with CNA expired on January 1, 1997.

          RNIC also maintains specific excess of loss coverage on the run off of the Atlas book of business with Allstate Insurance Company.

          The unaffiliated reinsurers of each of the Company's insurance subsidiaries are reinsurance companies with A.M. Best ratings of A- or higher. The Company actively monitors and evaluates the financial condition of its reinsurers. As a result, the Company does not believe it has any significant credit risk associated with unaffiliated reinsurance recoverables. To the extent that the reinsurers are

                         RISCORP, INC. AND SUBSIDIARIES
unable to meet their contractual obligations, the Company is contingently liable for any losses and loss adjustment expenses ceded.

          At December 31, 1996 and 1995, reinsurance recoverables consisted of $180.7 million and $100.7 million of recoverables on reserves for losses and loss adjustment expenses, respectively.

          At December 31, 1996, approximately $91.5 million of the reinsurance recoverable balance related to RIC's quota share agreement with one reinsurer. The remaining recoverable balance of $89.5 million reflected estimated recoveries from 15 unaffiliated reinsurers that provided specific and aggregate excess of loss coverage. The previous table includes all reinsurance recoverables in excess of three percent of shareholders' equity at December 31, 1996.

      (B)  ASSUMPTION REINSURANCE TRANSACTIONS

          Effective June 14, 1996, RNIC entered into a loss portfolio transfer and assumption reinsurance agreement with National Alliance for Risk Management ("NARM"), a North Carolina self-insured workers' compensation fund. Under the terms of the agreement, RNIC assumed 100 percent of the outstanding loss reserves (including incurred but not reported losses) and the outstanding unearned premiums as of June 14, 1996. RNIC issued assumption certificates to all of the NARM policyholders.

          Effective September 1, 1996, RNIC entered into a loss portfolio transfer and assumption reinsurance agreement with the Occupational Safety Association of Alabama ("OSAA"), an Alabama self-insured workers' compensation fund. Under the terms of the agreement, RNIC assumed 100 percent of the outstanding loss reserves (including incurred but not reported losses) as of September 1, 1996. RNIC issued assumption certificates to all OSAA policyholders.

          Effective October 1, 1996, RNIC entered into a loss portfolio transfer and assumption reinsurance agreement with three NARM self insurance funds in Virginia ("NARM - Virginia"). Under the terms of the agreement, RNIC assumed 100 percent of the outstanding loss reserves (including incurred but not reported losses) and the outstanding unearned premiums as of October 1, 1996. RNIC issued assumption certificates to all NARM Virginia policyholders.

          The following loss portfolio transfers and assumption reinsurance agreements were entered into by RNIC during 1996 (in thousands):

                                             LOSSES ASSUMED AT     UNEARNED PREMIUMS AT
    ENTITY                 EFFECTIVE DATE    DATE OF TRANSFER        DATE OF TRANSFER
    ----------------    ------------------   -----------------     --------------------
    NARM                June 14, 1996            $  34,544                $ 5,209
    OSAA                September 1, 1996           49,716                      -
    NARM - Virginia     October 1, 1996              3,057                    996
                                                 ---------                -------
    Total                                        $  87,317                $ 6,205
                                                 =========                =======

                         RISCORP, INC. AND SUBSIDIARIES

          RISCORP received primarily cash and marketable securities from the ceding companies of approximately $93.5 million to fund the loss and unearned premium reserves assumed in connection with these transactions. In addition, OSAA transferred to RNIC approximately $11.0 million in OSAA member deposits and cash of approximately $11.0 million. RNIC will refund the deposits to the policyholders during 1997 when the final premium audits are completed for the 1996 policy year. As of December 31, 1996, OSAA owed RNIC approximately $3.3 million in connection with the transaction. These funds were received on April 14, 1997.


(8)   MANAGED CARE AGREEMENTS

      The Company is party to arrangements with both Humana Medical Plans, Inc. ("Humana"), an unaffiliated health maintenance organization ("HMO"), and RISCORP Health Plans, Inc. ("RHP"), an affiliated HMO, whereby upon policyholder election to participate, the Company's medical claim costs are fixed for the first three years of each claim. On May 1, 1996, the Company terminated its arrangement with RHP; however, injured individuals are covered for three years following any accident occurring during policy periods in effect prior to termination. The Humana arrangement, which commenced July 1, 1995, was renewed for one additional year at the anniversary date. Under the Humana arrangement, injured individuals are covered for three years following any accident occurring within the policy periods. The fees paid to Humana and RHP are recognized as prepaid assets and losses and loss adjustment expenses in the Consolidated Balance Sheets. Included in losses and loss adjustment expenses were $30.6 million, $19.0 million and $0 of such fees for the years ended December 31, 1996, 1995 and 1994, respectively.

      To the extent that Humana or RHP is unable to meet its contractual obligations under the agreements, the Company is liable for any unpaid losses and loss adjustment expenses. At December 31, 1996 and 1995, unpaid losses and loss adjustment expenses covered by Humana and RHP were $32.0 million and $16.4 million, respectively.


(9)   INCOME TAXES

      The components of income taxes for the years ended December 31, 1996, 1995 and 1994 are as follows (in thousands):


                                               1996           1995         1994
                                             --------       -------      -------
   Current:
      Federal                                $ 17,919       $ 4,042      $ 5,366
      State                                     2,280         1,037          924
                                             --------       -------      -------
         Total current                         20,199         5,079        6,290
                                             --------       -------      -------

                         RISCORP, INC. AND SUBSIDIARIES


                                                      1996          1995         1994
                                                   ----------     ---------    ---------
     Deferred:
         Federal                                      (12,126)          219         (274)
         State                                            129          (199)         (24)
                                                   ----------     ---------    ---------
             Total deferred                           (11,997)           20         (298)
                                                   ----------     ---------    ---------
                 Total income taxes                $    8,202     $   5,099    $   5,992
                                                   ==========     =========    =========


      The differences between taxes computed at the federal statutory rate and recorded income tax expense for the years ended December 31, 1996, 1995 and 1994 are as follows (in thousands):



                                                       1996         1995         1994
                                                     -------      -------      -------
     Computed "expected" tax expense                 $ 3,710      $ 6,574      $ 4,503
     State taxes in excess of federal benefit          1,336          545          582
     Non-taxable income                                 (982)        (637)        (260)
     Goodwill and other amortization                   2,437         (287)           -
     ESOP termination benefit expense                      -            -        1,245
     Excise tax                                            -            -          595
     S corporation earnings                                -         (984)        (444)
     Fines and penalties                                 543            -            -
     Amounts related to prior years                      980            -            -
     Other                                               178         (112)        (229)
                                                     -------      -------      -------
        Income tax expense                           $ 8,202      $ 5,099      $ 5,992
                                                     =======      =======      =======


      The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1996 and 1995 are as follows (in thousands):


                                                                                   1996           1995
                                                                                ---------      ----------
    Deferred tax assets:
      Unearned premium                                                          $   3,688      $   2,920
      Discount on reserve for losses and loss adjustment expenses                  13,149          5,950
      Deferred income                                                                   -          2,074
      Accrued employee benefits                                                       709            327
      Bad debts                                                                     5,950              -
      Other                                                                         1,507          1,448
                                                                                ---------      ---------
         Gross deferred tax assets                                                 25,003         12,719
                                                                                ---------      ---------
    Deferred tax liabilities:
      Deferred acquisition costs                                                      156            849
      Unrealized gains on investments                                                 952            275
      Depreciation                                                                    446            287
      Other                                                                           898            115
                                                                                ---------      ---------
         Gross deferred tax liabilities                                             2,452          1,526
                                                                                ---------      ---------
              Net deferred tax asset                                            $  22,551      $  11,193
                                                                                =========      =========

                         RISCORP, INC. AND SUBSIDIARIES

      The Company believes it could realize its net deferred tax asset through the carryback of future tax losses to prior years or the generation of future taxable income, and it is more likely than not that the tax benefits of the deferred tax assets will be realized. Accordingly, no valuation allowance relating to deferred taxes has been established.


(10)  NOTES PAYABLE

      Notes payable consist of the following at December 31, 1996 and 1995 (in thousands):


                                                                                       1996            1995
                                                                                     --------         --------
     Subordinated notes from quota share reinsurer, bearing interest at 12%;
         matures December 31, 2002.                                                  $ 15,000         $ 15,000

     Notepayable from acquisition of subsidiary, with implicit interest rate
         of 9.76% computed on the payment stream; matures November 9, 1998.               756            1,147

     Term loan, implicit interest rate of 12% computed on the payment stream;
         matures January 1, 1999.                                                         470              690

     Notes payable on five automobiles, bearing interest at 7%; various
         maturities throughout 2000.                                                       77                -

     Termloan, bearing interest at a rate above prime or LIBOR (8.75% at
         December 31,1995), secured by all of the Company's assets and guaranteed by Company's majority shareholder and affiliates;
         (repaid March, 1996).                                                              -           25,000

     $2.0 million line of credit, bearing interest at a rate above LIBOR
         or prime; (repaid March, 1996).                                                    -            2,000

     Note payable to an insurance pool, bearing interest at prime plus 1%,
         unsecured; (repaid March 1996).                                                    -            2,580
                                                                                     --------         --------
                                                                                     $ 16,303         $ 46,417
                                                                                     ========         ========

                         RISCORP, INC. AND SUBSIDIARIES

     Notes payable are due as follows at December 31, 1996 (in thousands):

                 1997                                        $      645
                 1998                                               614
                 1999                                                43
                 2000                                                 1
                 2001 and thereafter                             15,000
                                                             ----------
                                                             $   16,303
                                                             ==========


      The Company is currently in default of several debt covenants contained in the AmRe loan agreement including the filing of the audited GAAP financial statements by March 31, 1997. On October 10, 1997, the Company received a waiver from AmRe concerning these defaults, subject to their actual receipt of the delinquent financial statements. On October 17, 1997, the Company received a waiver from AmRe of the default based upon the failure of the Company to deliver quarterly financial statements and for failure to file Form 10-Q with the Securities and Exchange Commission for the first and second quarters of 1997. Additional covenant violations could result in the note being called.


(11)  SHAREHOLDERS' EQUITY

      The Company has 100 million shares of $.01 par value Class A Common Stock authorized and 11,855,917 issued and outstanding shares at December 31, 1996. Class B Common Stock, par value $.01, consists of 100 million shares authorized, 24.3 million and 28.1 million shares issued and outstanding at December 31, 1996 and 1995, respectively. Ten million shares of preferred stock are authorized, but no shares are issued or outstanding. The characteristics of the Class B Common Stock are identical to those of the Class A Common Stock, except that each holder of the Class B Common Stock is entitled to 10 votes for each share held. The Class B Common Stock may be converted into Class A Common Stock at any time at the election of the holders on a one-for-one basis.

      The Company's insurance subsidiaries are limited by statute in their ability to distribute unassigned surplus without approval of the Commissioner of Insurance for the state of domicile. Dividends or distributions to shareholders that are made under these statutes and that do not require the prior approval of the FDOI or the Missouri Department of Insurance ("MDOI") are determined based on a combination of an insurer's net income realized and unrealized capital gains, percentages of dividends and distribution of surplus, and the relationship of surplus after the dividend or distribution is made to the minimum required statutory surplus. The Company did not declare any shareholder dividends during 1996 and 1995. The Company paid dividends to participating policyholders of $9.2 million, $1.6 million and $0 for the years ended December 31, 1996, 1995 and 1994, respectively. As of December 31, 1996, the Company's insurance subsidiaries have the ability to dividend approximately $16.0 million to RISCORP without the prior approval of the FDOI or the MDOI, consisting of $14.9 million from RIC and $1.1 million from RPC.

                         RISCORP, INC. AND SUBSIDIARIES

      Combined statutory policyholders' surplus as of December 31, 1996 and 1995, and combined statutory net income for the years ended December 31, 1996 and 1995 (as filed and adjusted for the FDOI examination adjustments as discussed in initial Note) for the Company's insurance subsidiaries, were as follows (in thousands):


                                                                            1996           1995
                                                                          --------       --------
              Policyholders' surplus                                      $ 90,639       $ 13,945
              Net income                                                  $ 13,980       $ 15,354

      The amount of policyholders' surplus for 1995 does not reflect FDOI examination adjustments as discussed in Note 19.

      In order to facilitate their responsibility to monitor insurer solvency, the National Association of Insurance Commissioners in January 1995 issued a model law to implement risk-based capital ("RBC") reporting requirements for property and casualty insurance companies. The model law is designed to assess capital adequacy and the level of protection that statutory surplus provides for policyholder obligations. The RBC formula for property and casualty insurance companies measures four major areas of risk facing property and casualty insurers: (i) underwriting, which encompasses the risk of adverse loss development and inadequate pricing; (ii) credit risk, which evaluates the declines in asset values; (iii) investment risk, which evaluates declines in asset values; and (iv) off balance sheet risk. Pursuant to the model law, insurers having less statutory surplus than required by the RBC calculation will be subject to varying degrees of regulatory action, depending on the level of capital inadequacy. RPC and RIC are domiciled in the State of Florida which has yet to adopt the provisions of the RBC model law; however, these insurance subsidiaries monitor their RBC results in anticipation of future filings. The Company's third insurance subsidiary, RNIC, is domiciled in the State of Missouri and RBC information is filed with state regulators. RBC is calculated on an annual basis. At December 31, 1996, the Company's insurance subsidiaries had statutory surplus in excess of any action level requirements.

(12)  STOCK OPTIONS

      In October 1995, the Financial Accounting Standards Board issued Statement No. 123, "Accounting for Stock-Based Compensation", ("SFAS 123"). SFAS 123 establishes a method of accounting for stock-based compensation that is based on the fair value of stock options and similar instruments and is effective for fiscal years beginning after December 15, 1995. The adoption of SFAS 123 is not required and the Company has elected to continue following Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", for measuring compensation cost. Had the Company adopted SFAS 123, pro forma net income and earnings per share for the years ended December 31, 1996 and 1995 would have been as follows (in thousands, except per share data):

                                                           1996             1995
                                                         -------          --------
     Net income                 - as reported            $ 2,398          $ 13,683
                                - pro forma              $ 2,479          $ 13,506

     Earnings per share         - as reported            $ 0.07           $   0.45
                                - pro forma              $ 0.07           $   0.45

                         RISCORP, INC. AND SUBSIDIARIES

      The pro forma effect on net income for 1996 and 1995 is not representative of the pro forma effect on net income in future years because it does not take into consideration pro forma compensation expense related to grants made prior to 1995.

      In conjunction with the reorganization discussed in Note 1, stock options of the Company were substituted for options previously granted to certain officers and employees of the Company's affiliates. Options are exercisable for 12 years after the date of the grant and the options vest over periods ranging from two to nine years.

      A summary of the status of the Company's Stock Option Plan as of and for the years ended December 1996, 1995 and 1994 is presented below:


                                                 1996                      1995                       1994
                                   ----------------------------    -----------------------   ------------------------
                                                   WEIGHTED                    WEIGHTED                  WEIGHTED
                                                    AVERAGE                     AVERAGE                   AVERAGE
OPTIONS                                SHARES    EXERCISE PRICE    SHARES   EXERCISE PRICE   SHARES   EXERCISE PRICE
-------                                ------    --------------    ------   --------------   ------   --------------
Outstanding,
  Beginning of year                   2,556,557      $3.96       1,854,392      $3.01              -           -
  Granted                             1,572,538       6.84         702,165      $6.50      1,854,392       $3.01
  Exercised                            (17,999)       3.61               -          -              -           -
  Canceled                          (1,032,317)       9.22               -          -              -           -
                                     ----------      -----       ---------      -----      ---------       -----

Outstanding, end of year              3,078,779      $3.67       2,556,557      $3.96      1,854,392       $3.01
                                     ==========      =====       =========      =====      =========       =====

Options
   exercisable at year end              731,849      $2.08         193,657      $0.73              -
                                     ==========      =====      ==========      =====      =========
        -

Weighted average fair value of
   options granted during the year             $5.44                       $5.67                      $7.11
                                               =====                       =====                      =====

      The fair value of each option has been estimated on the date the option was granted using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants in 1996, 1995 and 1994, respectively: dividend yield of 0 percent for all years; expected volatility of 60 percent for all years; risk-free interest rate of 8.1 percent (1996), 6.5 percent (1995) and 6.6 percent (1994); and expected lives of 12 years for all years. Due to events subsequent to December 31, 1996, the amount shown above for the weighted average fair value of options granted during 1996 may not be indicative of the current market value of the Company's stock.

      The exercise price of options granted were determined to be not less than the fair market value of the Class A Common Stock on the date the option was granted with the exception of options for 387,314, 2,604 and 16,725 shares made to two employees at exercise prices of $0.72, $4.50 and $4.50, respectively, and fair values of $22.78, $12.54 and $12.33, respectively. Compensation expense recognized for options with exercise prices below fair market value totaled $0.3 million, $0.7 million and $0.2 million for the years ended December 31, 1996, 1995 and 1994, respectively.

                         RISCORP, INC. AND SUBSIDIARIES

      The following table summarizes information about stock options outstanding at December 31, 1996:


                                       OPTIONS OUTSTANDING                                OPTIONS EXERCISABLE
                    -----------------------------------------------------------     --------------------------------
                         NUMBER             WEIGHTED AVG                               NUMBER
   RANGE OF           OUTSTANDING            REMAINING           WEIGHTED AVG       EXERCISABLE       WEIGHTED AVG
EXERCISE PRICES       AT 12/31/96         CONTRACTUAL LIFE      EXERCISE PRICE      AT 12/31/96      EXERCISE PRICE
----------------    -----------------    -------------------    ---------------     -------------    ---------------
  $   0.72                387,314             9.8 years              $ 0.72            387,314           $ 0.72
  $   3.61              1,426,927             9.8 years                3.61            343,233             3.61
  $  19.00                 13,158            11.2 years               19.00                  -               -
  $   4.50              1,251,380            11.9 years                4.50              1,302             4.50
                        ---------            ----------             -------          ---------          -------
                        3,078,779            10.6 years              $ 3.67            731,849           $ 2.08
                        =========            ==========              ======            =======           ======

      On August 28, 1996, the Company repriced 126,500 options with an average exercise price of $18 per share to $12.50 per share. On November 18, 1996, the Company repriced 830,380 options with an average exercise price of $8 per share to $4.50 per share. Remaining options available for grant totaled 40,053 at December 31, 1996.


(13)  PROPERTY AND EQUIPMENT

      Property and equipment consist of the following at December 31, 1996 and 1995 (in thousands):


                                                               ESTIMATED
                                                              USEFUL LIFE         1996            1995
                                                              ------------      ---------       ---------
      Furniture and equipment                                    3-7 years       $ 15,984       $   8,853
      Building                                                    39 years          7,846           7,036
      Leasehold improvements                                    5-10 years          4,896           2,710
      Software                                                     3 years          5,041           2,182
      Land                                                                          1,200           1,200
                                                                                ---------       ---------
                                                                                   34,967          21,981
      Less accumulated depreciation and amortization                               (7,462)         (3,937)
                                                                                ---------       ---------
                                                                                $  27,505       $  18,044
                                                                                =========       =========

      Depreciation and amortization expense totaled $3.6 million, $2.0 million and $1.3 million for the years ended December 31, 1996, 1995 and 1994, respectively. Included in these amounts is amortization expense of $0.8 million, $0.2 million and $0 for the years ended December 31, 1996, 1995 and 1994, respectively, related to both purchased and capitalized internally developed software costs.

                         RISCORP, INC. AND SUBSIDIARIES

(14)  LEASES

      The Company leases space for some of its office facilities under non-cancelable operating leases expiring through January 2002, with renewal options available for certain leases. Total rental expense for the years ended December 31, 1996, 1995 and 1994 was $1.3 million, $0.9 million and $1.5 million, respectively. At December 31, 1996, the Company was obligated under aggregate minimum annual rentals as follows (in thousands):

         YEAR ENDED DECEMBER 31,             ANNUAL RENTAL
         -----------------------             -------------
         1997                                    $1,387
         1998                                     1,212
         1999                                       637
         2000                                       529
         2001                                       391
         Thereafter                                 249

 (15) EMPLOYEE HEALTH BENEFITS

      The Company self-insures its employees' health benefits and has purchased excess insurance that limits its exposure to $1.1 million in the aggregate and $50,000 per occurrence. The Company estimates its liability for unpaid claims based on aggregate limits for health insurance payments less actual payments made. These estimates are continually reviewed and adjustments, if any, are reflected in current operations. Included in accrued expenses at December 31, 1996 and 1995 is a liability for self-insured health benefits of approximately $0.4 million and $0.5 million, respectively. Expenses for self-insured health benefits were $2.6 million, $1.4 million and $1.1 million for the years ended December 31, 1996, 1995 and 1994, respectively.

      Expenses relating to employee benefit plans were $0.4 million, $0.2 million and $3.6 million for the years ended December 31, 1996, 1995 and 1994, respectively.


(16)  RELATED PARTY TRANSACTIONS

      The Company has accounts receivable of $0 and $1.3 million from several affiliates which are included in accounts and notes receivable-related party in the accompanying Consolidated Balance Sheets at December 31, 1996 and 1995, respectively. Additionally, the Company has accounts and notes payable of $1.2 million and $1.0 million at December 31, 1996 and 1995, respectively, to those same affiliates.

                         RISCORP, INC. AND SUBSIDIARIES

      At December 31, 1996 and 1995, notes receivable consisted of the following (in thousands):


                                                                       1996      1995
                                                                     --------   -------
      Notes receivable from shareholder and affiliated
         companies at rates from prime to prime plus 1%,
         guaranteed by shareholder; repaid March 1996.               $      -   $ 7,273

      Surplus note receivable. RHP, an affiliated company,
        at prime plus 1%; repaid September 1996.                            -     2,150
                                                                     --------   -------
                                                                     $      -   $ 9,423
                                                                     ========   =======

      The shareholder referred to above was the Chairman of the Board of the Company and the affiliated companies were controlled or wholly-owned by him.

      In addition, the Company contracted with affiliated entities for transportation, facilities management, and custodial and maintenance services. The Company also leased parking facilities from affiliated entities. Expenses relating to these services totaled approximately $1.6 million, $2.5 million and $1.2 million for the years ended December 31, 1996, 1995 and 1994, respectively. These expenses are included in commissions, general and administrative expenses in the accompanying Consolidated Statements of Income.

      Beginning in 1994, the Company paid brokerage fees to an affiliated company for the negotiation and placement of reinsurance under several specific excess of loss coverages. These fees totaled $0.9 million, $0.8 million and $0.01 million for the years ended December 31, 1996, 1995 and 1994, respectively.

      The Company provides administrative and support services to three affiliated companies. Under these arrangements, one of which terminated in 1996, the Company received $0.8 million, $1.02 million and $0.07 million for the years ended December 31, 1996, 1995 and 1994, respectively. In addition, the Company performed certain unreimbursed services totaling $1.6 million during 1995 for one of these affiliates.

      As described in Note 8, the Company was party to a managed care arrangement with RHP, an affiliated HMO, until May 1, 1996. Fees paid to RHP for the years ended December 31, 1996, 1995 and 1994 totaled $17.1 million, $1.5 million and $0, respectively. To the extent RHP is unable to meet its contractual obligations remaining under the arrangements, the Company is liable for any unpaid losses and loss adjustment expenses. At December 31, 1996 and 1995, unpaid losses and loss adjustment expenses covered by RHP were $7.1 million and $0.6 million, respectively.

                         RISCORP, INC. AND SUBSIDIARIES

(17)  BAD DEBT ALLOWANCE

      The following table summarizes activity in the bad debt allowance account for premiums receivable for the years ended December 31, 1996, 1995 and 1994 (in thousands):

                                                                           1996        1995        1994
                                                                         -------     --------     -------
      Balance at beginning of period                                     $ 5,899     $      5     $   -
      Allowance acquired from acquisitions                                   782        7,542         -
      Additions to allowance                                              31,424        3,852         5
      Write-offs against allowance                                       (21,105)      (5,500)        -
                                                                         -------      -------     -----
      Balance at end of period                                           $17,000      $ 5,899     $   5
                                                                         =======      =======     =====

(18)  CONCENTRATION IN A SINGLE STATE

      Although the Company has expanded its operations into additional states, approximately 74 percent, 93 percent and 100 percent of its revenues for the years ended December 31, 1996, 1995 and 1994, respectively, were derived from products and services offered to customers located in Florida. Accordingly, the Company could be adversely affected by economic downturns, significant unemployment, and other conditions that may occur from time to time in Florida, which may not significantly affect its more geographically diversified competitors.

(19)  COMMITMENTS AND CONTINGENCIES

      On April 2, 1996, the Company, RIC, several officers, directors and employees were named as defendants in a purported class action filed in the United States District Court for the Southern District of Florida. The suit claims the defendants violated the Racketeer Influenced and Corrupt Organizations Act ("RICO"), breached fiduciary duties, and were negligent in the Company's acquisition of CMIC in 1995. The suit seeks compensatory and punitive damages and equitable relief and treble damages for the RICO counts. The named plaintiffs, Vero Cricket Shop, Inc., Vero Cricket Shop Too, Inc., and Falls Company of Longboat Key, Inc., claim to be former policyholders of CMIC and claim to represent others similarly situated. The defendants moved to dismiss the RICO counts and to strike the punitive damages claims. These motions, as well as plaintiffs' motion for class certification, were pending when the plaintiffs filed an amended complaint. The amended complaint added the Florida Insurance Commissioner and Zenith as defendants in one new count seeking declaratory relief. The remaining claims in the amended complaint are the same as those in the original complaint. The defendants have filed a motion to dismiss the amended complaint and to strike the punitive damages claims. The parties have been ordered to non-binding mediation in this matter. The Company intends to defend this action vigorously; however, there can be no assurance that it will prevail in the litigation.

                         RISCORP, INC. AND SUBSIDIARIES

      Between November 20, 1996 and January 31, 1997, nine shareholder class action lawsuits were filed against the Company and other defendants in the United States District Court for the Middle District of Florida. In March 1997, the Court consolidated these lawsuits and appointed co-lead plaintiffs and co-lead counsel. The plaintiffs subsequently filed a consolidated complaint. The consolidated complaint named as defendants the Company, three of its executive officers, one non-officer director and three of the Company's underwriters for the Company's initial public offering. The plaintiffs in the consolidated complaint purport to represent the class of shareholders who purchased the Company's Class A Common Stock between February 28, 1996 and November 14, 1996. The consolidated complaint alleges that the Company's Registration Statement and Prospectus of February 28, 1996, as well as subsequent statements, contained false and misleading statements of material fact and omissions, in violation of sections 11 and 15 of the Securities Act and sections 10(b) and 20(a) of the Securities Exchange Act and Rule 10b-5 promulgated thereunder. The consolidated complaint seeks unspecified compensatory damages. The Company has filed a motion to dismiss the consolidated complaint which has been fully briefed and is pending. Discovery will be stayed until the motion to dismiss has been decided. The plaintiffs have filed a motion to certify the class, but the parties have agreed that the Company need not respond to that motion until thirty days after the motion to dismiss has been decided. The parties have been ordered to non-binding mediation in this matter. The Company intends to defend this action vigorously; however, there can be no assurance that it will prevail in the litigation.

      On July 17, 1997, the Company and several former officers were named as defendants in a suit filed in state court in Montgomery, Alabama. The suit alleges violations of federal and state securities laws and breach of contract resulting from the purchase of IAA by the Company in 1996. The suit seeks compensatory and punitive damages and equitable relief. The named plaintiffs are Thomas Albrecht and Peter Norman, the former shareholders of IAA. The Company intends to vigorously defend this action; however, there can be no assurance that it will prevail in the litigation.

      On August 20, 1997, the Company, RNIC, IAA and Peter Norman were named as defendants in a suit filed in state court in Montgomery, Alabama. The suit alleges common law fraud, breach of contract and breach of fiduciary duty resulting from the acquisition of OSAA in 1996. The suit seeks compensatory and punitive damages and equitable relief. The named plaintiff is OSAA. The Company intends to vigorously defend this action; however, there can be no assurance that it will prevail in the litigation.

      On September 18, 1997, the United States Attorney's Office in Pensacola, Florida, announced that a United States grand jury had indicted the Company, RISCORP Management Services, Inc. (a wholly owned, non-regulated subsidiary of the Company) and five former officers, including William D. Griffin, Founder and Chairman of the Board, for various charges stemming from alleged illegal political campaign contributions. On September 18, 1997, the Board of Directors approved a guilty plea by RISCORP Management Services, Inc. to a single count of conspiracy to commit mail fraud. The guilty plea was entered by RISCORP Management Services, Inc. and accepted by the court on October 9, 1997. As a result of an agreement negotiated with the U.S. Attorney, the court dismissed the indictment against the Company on the same day. Mr. Griffin has resigned from the Board of Directors of the Company

                         RISCORP, INC. AND SUBSIDIARIES
and its subsidiaries and all other positions with the Company and its subsidiaries. The Company has recorded in the accompanying financial statements a provision of $1.0 million for the payment of fines and other costs related to this matter.

      Other than as noted above, no provision had been made in the Company's financial statements for the above matters at December 31, 1996. In addition, certain of the lawsuits and related legal expenses may be covered under directors and officers' insurance coverage maintained by the Company.

      Due to a recent decrease in the market value of the Company's Class A Common Stock, additional amounts may have to be paid to the former shareholders of IAA. Under the IAA acquisition agreement, the former IAA shareholders received 790,336 shares of the Company's Class A Common Stock. Pursuant to the acquisition agreement, if the former IAA shareholders own all of such Class A Common Stock on September 17, 1998, the Company is obligated to issue additional shares of the Company's Class A Common Stock in an amount sufficient to make the value of all shares of the Company's Class A Common Stock held by the former IAA shareholders equal to an aggregate fair market value of $10.9 million on September 17, 1998. However, in no event will the number of additional shares issued to the former IAA shareholders exceed 790,336 shares. The Company has included 225,503 contingent shares in the calculation of weighted average number of common shares and common share equivalents for the year ended December 31, 1996. Based upon the fair market value of the Company's Class A Common Stock of $0.50 as of August 31, 1997, 790,336 additional shares would be issued to the former IAA shareholders.

      The Florida Department of Insurance conducted a financial examination of RIC, one of the Company's insurance subsidiaries, for 1995. The final examination report reduced statutory surplus as of December 31, 1995 from $31,117,099 to $4,961,478. The reduction in statutory surplus was due primarily to adjustments related to the intercompany sale of real estate, certain related party receivables that were considered non-admitted for statutory accounting purposes, and an increase in the non-admitted portion of certain premium receivables. These adjustments had no impact on the accompanying financial statements prepared in accordance with generally accepted accounting principles. As a result, RIC failed to meet the minimum capital and surplus requirements by approximately $12.5 million. The Company made a capital infusion of approximately $31.2 million into RIC in 1996, and as a result, as of December 31, 1996, the surplus of RIC exceeded the minimum capital and surplus requirements.

      The FDOI and the MDOI are currently conducting financial examinations of two of the Company's insurance subsidiaries. While these examinations may result in adjustments to the statutory financial statements of the insurance subsidiaries for 1996, management does not believe that any such adjustments would be material. The Company has not received the reports from these examinations, however, based upon communications with the MDOI, the most significant adjustment proposed by the MDOI is the non-admission of an accounts receivable balance of $900,000 relating to a loss portfolio transfer. This balance was received on April 14, 1997. The adjustment relates to statutory financial statements and has no impact on these GAAP financial statements, however, any adjustments could impact the dividend ability of the company's insurance subsidiaries and the disclosures within these financial statements.

                         RISCORP, INC. AND SUBSIDIARIES

      Under the CompSource acquisition, the former shareholder received cash and 112,582 shares of the Company's Class A Common Stock. Per a redemption agreement, if the former shareholders so elect, the Company is obligated to repurchase the 112,582 shares at a purchase price of $18.653 per share during a redemption period beginning March 8, 1997 and ending April 7, 1998. The Company has included 382,100 contingent shares in the calculation of weighted average number of common shares and common share equivalents for the year ended December 31, 1996. On March 19, 1997, the Company received the redemption notice from the former CompSource shareholders. On March 19, 1997, the Company paid the CompSource shareholders $2.1 million as payment for the 112,582 shares of Class A Common Stock pursuant to the redemption provisions.

      The Company historically met its cash requirements and financed its growth through cash flow generated from operations and borrowings. The Company's primary sources of cash flow from operations are premiums and investment income, and its cash requirements consist primarily of payment of losses and loss adjustment expenses, support of its operating activities including various reinsurance agreements and managed care programs and services, capital surplus needs for its insurance subsidiaries, and other general and administrative expenses.

      In November 1996, the Board of Directors of the Company created a Strategic Alternatives Committee whose primary function was to enhance shareholder value by addressing the Company's capital needs and seeking alternative sources of capital for the Company. In turn, the committee hired an investment bank to identify and evaluate entities with an interest in acquiring the Company or its assets. On June 17, 1997, the Company announced an agreement with Zenith Insurance Company ("Zenith") to purchase substantially all of the operating assets of the Company and its affiliates at a purchase price equal to the greater of either the book value of the acquired assets less the book value of the liabilities assumed or $35.0 million. The transaction is subject to shareholder and regulatory approval, and is expected to close during the first quarter of 1998.

(20)   ADJUSTMENTS MADE IN THE FOURTH QUARTER OF 1996

As described below, the Company made certain adjustments in the fourth quarter of 1996 which have been included in the accompanying December 31, 1996 financial statements.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

The Company completed a detailed review of the composition of the December 31, 1996 premium receivables balance in 1997, in connection with the determination of the allowance for doubtful accounts as of December 31, 1996. As a result of this analysis, an increase of approximately $7.7 million was recorded in the allowance for doubtful accounts in the fourth quarter of 1996 to increase the allowance for doubtful accounts to $17.0 million.

                         RISCORP, INC. AND SUBSIDIARIES

GOODWILL

As more fully discussed in Note 2(j) and Note 3, during the first quarter of 1997, it became evident that the goodwill recorded at the date of the RISC and IAA acquisition could not be fully recovered from the profitability of the workers' compensation business that was currently under contract. The Company performed an analysis of the carrying value of the goodwill recorded in connection with this acquisition and recognized an impairment loss of $2.8 million in the fourth quarter of 1996. This impairment loss was recorded as a component of depreciation and amortization in the Company's Consolidated Statement of Income for the year ended December 31, 1996. Remaining unamortized goodwill related to IAA was $8.5 million at December 31, 1996.


LITIGATION EXPENSES

On September 18, 1997, the United States Attorney's Office in Pensacola, Florida, announced that a United States Grand Jury had indicted the Company, RISCORP Management Services, Inc., a wholly owned, non-regulated subsidiary of the Company ("RMS"), and five former officers, including William D. Griffin, founder and Chairman of the Board, for various charges stemming from alleged illegal political campaign contributions. On September 18, 1997, the Board of Directors approved a guilty plea by RMS to a single count of conspiracy to commit mail fraud. The guilty plea was entered by RMS and accepted by the court on October 9, 1997. As a result of an agreement negotiated with the United States Attorney, the court dismissed the indictment against the Company on the same day. Mr. Griffin has resigned from the Board of Directors of the Company and its subsidiaries and all other positions with the Company and its subsidiaries. In the fourth quarter of 1996, the Company recorded a provision of $1.0 million for payment of fines and other costs related to this matter. This provision was included in the Company's Consolidated Statement of Income for the year ended December 31, 1996.

(21) EVENTS SUBSEQUENT TO THE BALANCE SHEET DATE

         On June 17, 1997, the Company entered into an agreement for the sale and transfer of certain of its assets and non-contingent liabilities to Zenith in exchange for cash. The purchase price for the net assets of the Company is undetermined at this time but will be based on the GAAP statement of transferred assets and the transferred liabilities as of the closing date, which has also not yet been determined. It is expected that this pending transaction will transfer primarily all of the assets, liabilities and operations of the Company to Zenith, leaving the Company with the minimum required capital and surplus to maintain its various state licenses and no continuing insurance operations.

                         RISCORP, INC. AND SUBSIDIARIES

      On September 18, 1997, the United States Attorney's Office in Pensacola, Florida, announced that a United States grand jury had indicted the Company and five former officers, including William D. Griffin, founder and Chairman of the Board, for various charges stemming from alleged illegal political campaign contributions. On September 18, 1997, the Board of Directors approved a guilty plea by RISCORP Management Services, Inc., a wholly-owned, non-regulated subsidiary of the Company, to a single count of conspiracy to commit mail fraud. As a result of the plea with the United States Attorney, the indictment against the Company was dismissed. Mr. Griffin has resigned from the Board of Directors of the Company and all other positions with the Company.

      On October 1, 1997, RMS entered into a Plea and Cooperation Agreement with the United States Attorney and pleaded guilty to a single count of conspiracy to commit mail fraud. RMS has agreed to cease to operate as a third party administrator effective October 31, 1997. As of December 31, 1996, RMS recorded $1.0 million for the estimated fines relating to these matters.

      In September 1997, the Company formed 1390 Main Street Services, Inc. for the purpose of providing the identical services that were being provided by RMS. The FDOI approved the Managing General Agency and Service Agreement between each of the Company's Florida domiciled insurance subsidiaries and 1390 Main Street Services, Inc. on October 6, 1997, under the identical terms as the previous contract with RMS. The Managing General Agency and Service Agreement is pending approval in Missouri.

      In May 1997, RIC and RPC were assigned a rating of C (Weak) by A.M. Best, one of the leading insurance rating agencies. This rating will remain "under review with negative implications" by A.M. Best pending the resolution of certain uncertainties, including various legal issues, the protracted delay in RISCORP filing its 1996 Form 10-K with the SEC and the ongoing state regulatory examination for the year ended 1996.

      In April 1997, RNIC was assigned a rating of NR-2 (Not Rated) by A.M. Best. RNIC was not eligible for a Best Rating due to its limited operating experience.

      The AmRe loan agreement requires that the Company shall prepay the outstanding principal balance of the Notes, together with interest accrued thereon, on or before the tenth business day following the occurrence of a Change of Control or a Material Adverse Event. The resignation of William D. Griffin, effective on September 18, 1997, as Chairman of RISCORP is a Material Adverse Event as defined in the AmRe loan agreement. On October 10, 1997, the Company received a waiver from AmRe of the requirement to prepay these notes, as well as certain events of default subject to the receipt of the Company's financial statements. On October 17, 1997, the Company received a waiver from AmRe of the default based upon the failure of the Company to deliver quarterly financial statements and for failure to file Form 10-Q with the Securities and Exchange Commission for the first and second quarters of 1997.
Additional covenant violations could result in the note being called.

(22)  EVENTS SUBSEQUENT TO THE DATE OF THE INDEPENDENT AUDITORS' REPORT -
      UNAUDITED

      The Company completed its review and analysis of each of the fourth quarter adjustments discussed more fully in Note 20 and based upon the specific facts and circumstances relating to each of the adjustments, the Company has determined that no adjustment to the previously filed 1996 Form 10-Q's was necessary.

                     SCHEDULE I - SUMMARY OF INVESTMENTS -

                   OTHER THAN INVESTMENTS IN RELATED PARTIES

                         RISCORP, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1996
                                 (in thousands)


                                                                                                      VALUE AT
                                                                                                        WHICH
                                                                                                     SHOWN IN THE
TYPE OF INVESTMENT                                                        COST      MARKET VALUE    BALANCE SHEET
------------------                                                      --------    ------------    ---------------
Available for sale:
     Fixed maturity securities:
      Municipal government obligations                                  $ 75,844    $   76,348      $   76,348
      U.S. government obligations                                         49,144        50,080          50,080
      Corporate obligations                                               86,726        87,366          87,366
      Mortgage backed securities                                           2,588         2,612           2,612
      Asset backed securities                                              5,501         5,556           5,556
      Redeemable preferred stocks                                          6,437         6,840           6,840

     Equity securities:
      Nonredeemable preferred stocks                                       1,063         1,082           1,082
      Common stocks                                                        2,817         2,963           2,963
                                                                        --------    ----------      ----------
         Total available for sale                                        230,120       232,847         232,847
                                                                        --------    ----------      ----------

Held to maturity:
     Fixed maturity securities:
      U.S. government obligations                                         16,355        16,437          16,355
      Municipal government obligations                                     4,204         4,205           4,204
      Certificates of deposit                                              2,250         2,250           2,250
                                                                        --------    ----------      ----------
         Total held to maturity                                           22,809        22,892          22,809
                                                                        --------    ----------      ----------

         Total investments                                              $252,929    $  255,739      $  255,656
                                                                        ========    ==========      ==========

          SCHEDULE II - CONDENSED FINANCIAL INFORMATION OF REGISTRANT

                                 BALANCE SHEETS

                      RISCORP, INC. (PARENT COMPANY ONLY)
                (in thousands, except share and per share data)


                                                                                    DECEMBER 31,     DECEMBER 31,
                                                                                       1996             1995
                                                                                   -------------     ------------

                                              ASSETS
Investments at fair value (cost $7,816 and $3,000)                                  $     7,816      $     3,000
Cash and cash equivalents                                                                   274             (353)
Investment in wholly-owned subsidiaries                                                 153,118           44,623
Surplus note receivable from subsidiary                                                  13,000           13,000
Other assets                                                                              8,186            2,453
                                                                                    -----------      -----------
     Total assets                                                                   $   182,394      $    62,723
                                                                                    ===========      ===========

                                       LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
  Notes payable                                                                     $    15,000      $    42,000
  Accrued expenses and other liabilities                                                  7,986            4,566
                                                                                    -----------      -----------
     Total liabilities                                                                   22,986           46,566
                                                                                    -----------      -----------

Class A Common Stock subject to put options                                               2,100                -
                                                                                    -----------      -----------

Shareholders' equity:
  Common stock                                                                              363              281
  Additional paid-in capital                                                            137,813              349
  Net unrealized gains on investments                                                     1,769              510
  Unearned compensation--stock options                                                     (546)            (215)
  Retained earnings                                                                      17,909           15,232
                                                                                    -----------      -----------
      Total shareholders' equity                                                        157,308           16,157
                                                                                    -----------      -----------

      Total liabilities and shareholders' equity                                    $   182,394      $    62,723
                                                                                    ===========      ===========

          SCHEDULE II - CONDENSED FINANCIAL INFORMATION OF REGISTRANT

                              STATEMENTS OF INCOME

                      RISCORP, INC. (PARENT COMPANY ONLY)
                (in thousands, except share and per share data)


                                                                                    YEAR ENDED DECEMBER 31,
                                                                          ------------------------------------------
                                                                            1996             1995             1994
                                                                          ----------       --------         --------
Revenues:
      Net investment income                                               $   2,590        $  1,469         $      -
      Dividend income                                                        18,335           2,652                -
      Other income                                                                3               -            1,617
                                                                          ---------        --------         --------
          Total revenue                                                      20,928           4,121            1,617
                                                                          ---------        --------         --------

Expenses:
      General and administrative expenses                                     1,870              90              722
      Interest expense                                                        2,234           4,170              456
      Depreciation and amortization                                           3,955             205              119
                                                                          ---------        --------         --------
          Total expenses                                                      8,059           4,465            1,297
                                                                          ---------        --------         --------

Income (loss) before equity in income of
  subsidiaries and income taxes                                              12,869            (344)             320

Equity in (loss) income of subsidiaries before
  income taxes                                                               (2,269)         19,126           12,545
                                                                          ---------        --------         --------

Income before income taxes                                                   10,600          18,782           12,865
Income taxes                                                                  8,202           5,099            5,992
                                                                          ---------        --------         --------

      Net income                                                          $   2,398        $ 13,683         $  6,873
                                                                          =========        ========         ========

          SCHEDULE II - CONDENSED FINANCIAL INFORMATION OF REGISTRANT

                            STATEMENTS OF CASH FLOW

                      RISCORP, INC. (PARENT COMPANY ONLY)
                (in thousands, except share and per share data)



                                                                                        YEAR ENDED DECEMBER 31,
                                                                             ----------------------------------------------
                                                                                 1996              1995            1994
                                                                             -------------    -------------    ------------
Cash flows from operating activities:
   Net income                                                                $    2,398       $    13,683      $    6,873
   Adjustments to reconcile net income to net cash provided by operating activities:
      Depreciation and amortization                                               3,955                 -               -
      Net amortization of discounts on investments                                   80                 -               -
      Interest on present value of future profits                                  (125)                -               -
      Net realized gain on sale of investments                                       (4)                -               -
      Decrease (increase) in other assets                                         2,750             4,494          (1,146)
      Equity in net loss (income) of subsidiaries                                 5,967           (11,035)         (6,758)
      Increase in surplus note receivable                                             -           (13,000)              -
      Increase in accrued expenses and other liabilities                          3,421             3,415             336
                                                                             ----------       -----------      ----------
          Net cash provided by operating activities                              18,442            (2,443)           (695)
                                                                             ----------       -----------      ----------

Cash flows from investing activities:
      Capital contributions to subsidiaries                                    (114,375)          (31,045)              -
      Purchase of fixed maturities--available for sale                          (48,438)           (3,000)              -
      Proceeds from sale of fixed maturities--held for sale                      44,124                 -               -
      Purchase of equity securities                                               1,000                 -               -
      Purchase of equity securities                                              (1,905)                -               -
      Proceeds from the sale of equity securities                                   353                 -               -
      Purchase of IAA, net of cash acquired                                     (10,618)                -               -
      Purchase of RISC, net of cash acquired                                       (538)                -               -
                                                                             ----------       -----------      ----------
          Net cash used in investing activities                                (130,397)          (34,045)              -
                                                                             ----------       -----------      ----------

Cash flows from financing activities:
      Proceeds from note payable                                                      -            43,000             867
      Principal repayment of notes payable                                      (27,000)           (6,867)              -
      Shareholder distributions                                                       -                 -            (135)
      Exercise of stock options                                                      65                 -               -
      Decrease in APIC                                                                -                 -             (70)
      Proceeds of initial offering of common stock                              127,908                 -               -
      Other, net                                                                 11,609                 -               -
                                                                             ----------       -----------      ----------
          Net cash provided by financing activities                             112,582            36,133             662
                                                                             ----------       -----------      ----------

Net increase (decrease) in cash and cash equivalents                                627              (355)            (33)
Cash and cash equivalents, beginning of period                                     (353)                2              35
                                                                             ==========       ===========      ==========
Cash and cash equivalents, end of year                                       $      274       $      (353)     $        2
                                                                             ==========       ===========      ==========

Supplemental disclosures of cash flow information: Cash paid during the year for:
      Interest                                                               $    2,684       $     3,966      $       66
                                                                             ==========       ===========      ==========
      Income taxes                                                           $   15,127       $     4,969      $    4,004
                                                                             ==========       ===========      ==========

                           SCHEDULE IV - REINSURANCE

                         RISCORP, INC. AND SUBSIDIARIES
                                 (in thousands)

                                                    CEDED TO          ASSUMED                           PERCENTAGE
                                  GROSS              OTHER          FROM OTHER            NET            OF AMOUNT
                                  AMOUNT            COMPANIES        COMPANIES          AMOUNT        ASSUMED TO NET
                                  ------            ---------       ----------          ------        --------------
YEARS ENDED
DECEMBER 31,

1996
Premiums earned                 $ 326,875           $ 165,022        $ 11,704          $ 173,557              6.7%
                                =========           =========        ========          =========           ======

1995
Premiums earned                 $ 274,351           $ 139,144        $    680          $ 135,887               .5%
                                =========           =========        ========          =========           ======

1994
Premiums earned                 $     614           $   4,523        $  5,422          $   1,513            358.4%
                                =========           =========        ========          =========           ======

                     SCHEDULE VI - SUPPLEMENTAL INFORMATION

                         RISCORP, INC. AND SUBSIDIARIES
                                 (in thousands)



                       (COL. C)                                                                     LOSSES AND LOSS
                      RESERVES FOR                                                                ADJUSTMENT EXPENSES
        DEFERRED     UNPAID LOSSES    DISCOUNT,                                                  INCURRED RELATED TO:
         POLICY        AND LOSS        IF ANY,                     NET            NET            ---------------------
       ACQUISITION    ADJUSTMENT      DEDUCTED     UNEARNED       EARNED       INVESTMENT        CURRENT       PRIOR
 YEAR     COSTS        EXPENSES      IN COL. C.    PREMIUMS      PREMIUMS        INCOME           YEAR         YEARS
----      -----        --------      ----------    --------      --------       --------         ------       -------
1996    $   446        $458,239         $ -       $102,562       $173,557       $12,194          $123,986    $  3,023
1995    $ 2,389        $261,700         $ -       $ 64,395       $135,887       $ 6,708          $ 87,467    $  5,198
1994    $   362        $ 12,668         $ -       $  5,438       $  1,513       $ 1,677          $  6,026    $  2,062


       AMORTIZATION       NET
       OF DEFERRED    PAID LOSSES
         POLICY         AND LOSS        NET
       ACQUISITION     ADJUSTMENT     PREMIUMS
YEAR      COSTS         EXPENSES       WRITTEN
----   -----------     ----------     ---------
1996    $33,716        $111,963       $179,706
1995    $46,878        $128,298       $123,429
1994    $   126        $  8,815       $  4,207

                                  APPENDIX F


                              QUARTERLY REPORT ON
                         FORM 10-Q/A FOR THE QUARTERLY
                        PERIOD ENDED SEPTEMBER 30, 1997

                                  FORM 10-Q/A

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

(Mark one)

[X]      QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
         SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 1997

         OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from             to
                               ___________    ______________

Commission file number            0-27462
                                  -------

                                 RISCORP, INC.
             (Exact name of registrant as specified in its charter)

          FLORIDA                                         65-0335150
------------------------------------------             ----------------------
  (State or other jurisdiction of                          (I.R.S. Employer
  incorporation or organization)                           Identification No.)

     1390 Main Street, Sarasota, Florida                      34236
------------------------------------------             -----------------------
  (Address of principal executive offices)                  (Zip Code)

                                 (941) 906-2000
                       ---------------------------------
                        (Registrant's telephone number,
                              including area code)


Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such
filing requirements for the past 90 days. Yes     No  X .
                                             ----   ----

Number of shares outstanding of the issuer's Common Stock:

          Class                               Outstanding at October 31, 1997
          -----                               -------------------------------

   Class A Common Stock, $.01 par value               11,743,335
   Class B Common Stock, $.01 par value               24,334,443

                                     INDEX



                                                                                                          PAGE NO.
                                                                                                          --------
PART I     FINANCIAL INFORMATION

           Item 1.         Financial Statements

                           Consolidated Balance Sheets -
                               September 30, 1997 and December 31, 1996                                    3-4


                           Consolidated Statements of Operations -
                               For the three months ended September 30, 1997 and 1996                        5


                           Consolidated Statements of Income -
                               For the nine months ended September 30, 1997 and 1996                         6


                           Consolidated Statements of Cash Flows -
                               For the nine months ended September 30, 1997 and 1996                         7


                           Notes to Consolidated Financial Statements                                     8-15


           Item 2.         Management's Discussion and Analysis of Financial                             16-27
                           Condition and Results of Operations

PART II    OTHER INFORMATION

           Item 1.         Legal Proceedings                                                                28

           Item 2.         Changes to Securities                                                            29

           Item 3.         Defaults Upon Senior Securities                                                  29

           Item 4.         Submission of Matters to a Vote of Security Holders                              29

           Item 5.         Other Information                                                                29

           Item 6.         Exhibits and Reports on Form 8-K                                              29-30

                           Signatures                                                                       31

                           Exhibits                                                                      32-35

Part I   Financial Information
Item 1.   Financial Statements


                         RISCORP, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                    September 30, 1997 and December 31, 1996
                                 (in thousands)


                                                                                          SEPTEMBER 30,      DECEMBER 31,
                                                                                              1997               1996
                                                                                          -------------      ------------
ASSETS                                                                                    (Unaudited)
Investments:
   Fixed maturities available for sale, at fair value (amortized cost $226,240
      $147,882 in 1997 and $226,240 in 1996)                                              $   151,200        $    228,802
   Fixed  maturities available for sale, restricted, at fair value
      (amortized cost $34,515 in 1997)                                                         34,633                  --
   Fixed maturities held to maturity, at amortized cost (fair value
      $21,882 in 1997 and $22,892 in 1996)                                                     21,765              22,809
   Equity securities, at fair value (cost $1,476 in 1997 and $3,380 in 1996)                    1,536               4,045
                                                                                          -----------        ------------
      Total investments                                                                       209,134             255,656

Cash and cash equivalents                                                                      29,750              26,307
Cash and cash equivalents, restricted                                                          16,374                  --
Premiums receivable, net                                                                      109,295             122,078
Accounts receivable--other                                                                      3,724              11,676
Recoverable from Florida Special Disability Trust Fund, net                                    45,215              49,505
Reinsurance recoverables                                                                      190,871             180,698
Prepaid reinsurance premiums                                                                   39,039              49,788
Prepaid managed care fees                                                                      22,174              31,958
Accrued reinsurance commissions                                                                27,153              20,419
Deferred income taxes                                                                          22,248              22,551
Property and equipment, net                                                                    27,281              27,505
Goodwill                                                                                       19,629              22,648
Other assets                                                                                    7,389               7,653
                                                                                          -----------        ------------

Total assets                                                                              $   769,276        $    828,442
                                                                                          ===========        ============










See accompanying notes to consolidated financial statements.

                         RISCORP, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                    September 30, 1997 and December 31, 1996
                                 (in thousands)


                                                                                        SEPTEMBER 30,         DECEMBER 31,
                                                                                            1997                  1996
                                                                                        -------------         -----------
LIABILITIES AND SHAREHOLDERS' EQUITY                                                    (Unaudited)
Liabilities:
   Losses and loss adjustment expenses                                                  $   460,428           $  458,239
   Unearned premiums                                                                         73,252              102,562
   Notes payable of parent company                                                           15,000               15,000
   Notes payable of subsidiaries                                                                802                1,303
   Accounts and notes payable--related party                                                     --                1,171
   Deposit balances payable                                                                   5,512                4,787
   Accrued expenses and other liabilities                                                    42,291               74,706
   Net assets in excess of cost of business acquired                                         10,043               11,266
                                                                                        -----------           ----------

                                                                                            607,328              669,034
                                                                                        -----------           ----------

Class A Common Stock subject to put options                                                      --                2,100
                                                                                        -----------           ----------

Shareholders' equity:

   Class A Common Stock, $.01 par value, 100,000,000 shares authorized; shares issued and outstanding:  11,855,917 in 1997
       and 1996                                                                                 120                  120
   Class B Common Stock, $.01 par value, 100,000,000 shares
       authorized; shares issued and outstanding; 1996 and 1997
       24,334,443                                                                               243                  243
   Preferred stock, $.01 par value, 10,000,000 shares authorized; 0
       shares issued and outstanding                                                             --                   --
   Additional paid-in capital                                                               139,691              137,813
   Net unrealized gains on investments                                                        2,274                1,769
   Unearned compensation--stock options                                                          --                 (546)
   Retained earnings                                                                         21,720               17,909
   Treasury stock - at cost, 112,582 shares                                                  (2,100)                   -
                                                                                        -----------           ----------
      Total shareholders' equity                                                            161,948              157,308
                                                                                        -----------           ----------

      Total liabilities and shareholders' equity                                        $   769,276           $  828,442
                                                                                        ===========           ==========











See accompanying notes to consolidated financial statements.

                         RISCORP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
             For the three months ended September 30, 1997 and 1996
                (in thousands, except share and per share data)



                                                                                            1997               1996
                                                                                        ------------        -----------
                                                                                         (Unaudited)        (Unaudited)
   Revenue:
       Premiums earned                                                                  $    40,417         $    51,365
       Fee income                                                                             7,008               7,111
       Net investment income
                                                                                              4,104               3,098
                                                                                        -----------         -----------
          Total revenue                                                                      51,529              61,574
                                                                                        -----------         -----------

   Expenses:
       Losses and loss adjustment expenses                                                   31,219              38,291
       Unallocated loss adjustment expenses                                                   3,195               3,367
       Commissions, underwriting and administrative expenses                                 15,291              13,207
       Interest expense                                                                         473                 523
       Depreciation and amortization
                                                                                              2,418               4,323
                                                                                        -----------         -----------
          Total expenses                                                                     52,596              59,711
                                                                                        -----------         -----------

   Income (loss) before income taxes                                                        (1,067)               1,863

   Income tax (benefit) expense
                                                                                              (433)               1,551
                                                                                        -----------         -----------

   Net (loss) income                                                                    $      (634)                312
                                                                                        ===========         ===========



   Net (loss) income per common share                                                   $     (0.02)               0.01
                                                                                        ===========         ===========

   Weighted average common and common share
     equivalents outstanding                                                             36,868,114          37,591,605
                                                                                        ===========         ===========











See accompanying notes to consolidated financial statements.

                         RISCORP, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME
             For the nine months ended September 30, 1997 and 1996
                (in thousands, except share and per share data)



                                                                                            1997               1996
                                                                                        ------------        ----------
                                                                                         (Unaudited)        (Unaudited)
   Revenue:
       Premiums earned                                                                   $   133,882        $   131,855
       Fee and other income                                                                   17,969             23,079
       Net investment income                                                                  12,557              7,592
                                                                                         -----------        -----------
          Total revenue                                                                      164,408            162,526
                                                                                         -----------        -----------

   Expenses:
       Losses and loss adjustment expenses                                                    87,140             89,517
       Unallocated loss adjustment expenses                                                   11,295              9,214
       Commissions, underwriting and administrative expenses                                  51,862             39,327
       Interest expense                                                                        1,442              2,121
       Depreciation and amortization                                                           6,257              6,270
                                                                                         -----------        -----------
          Total expenses                                                                     157,996            146,449
                                                                                         -----------        -----------

   Income before income taxes                                                                  6,412             16,077

   Income taxes                                                                                2,602              6,776
                                                                                         -----------        -----------

   Net income                                                                            $     3,810        $     9,301
                                                                                         ===========        ===========


   Net income per common share                                                           $      0.10        $      0.26
                                                                                         ===========        ===========

   Weighted average common and common share
     equivalents outstanding                                                              37,164,143         35,828,026
                                                                                         ===========        ===========

















See accompanying notes to consolidated financial statements.

                        .RISCORP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
             For the nine months ended September 30, 1997 and 1996
                                 (in thousands)


                                                                                          1997                  1996
                                                                                       -----------          -----------
                                                                                       (Unaudited)           (Unaudited)

Net cash (used in) provided by operating activities                                    $   (24,228)         $    30,712
                                                                                       -----------          -----------

Cash flows from investing activities:
     Purchase of property and equipment                                                     (3,112)              (9,807)
     Proceeds from the sale of equipment                                                       658                  600
     Purchase of fixed maturities - available for sale                                     (86,170)            (154,776)
     Proceeds from sale of fixed maturities - available for sale                           120,424               64,850
     Proceeds from maturities of fixed maturities - available for sale                       9,868                2,500
     Purchase of fixed maturities--held to maturity                                             --               (2,452)
     Proceeds from maturities of fixed maturities - held to maturity                         1,000                4,400
     Purchase of equity securities                                                            (637)              (2,955)
     Proceeds from sale of equity securities                                                 3,431                  414
     Purchase of National Alliance for Risk Management Group Self
       Insurers' Fund of Maryland, net of cash acquired                                        134                   --
     Purchase of CompSource, Inc. and Insura, Inc., net of cash acquired                        --              (12,681)
     Purchase of NARM, net of cash acquired                                                     --                2,717
     Purchase of Atlas Insurance Company, net of cash acquired                                  --               (5,370)
     Purchase of Independent Association Administrators, Inc., net of
       cash acquired                                                                            --              (10,543)
     Purchase of Risk Inspection Services and Consulting, Inc., net of
       cash acquired                                                                            --                 (538)
                                                                                       -----------          -----------
           Net cash provided by (used in) investing activities                              45,596             (123,641)
                                                                                       -----------          -----------

Cash flows from financing activities:
     Principal repayments of notes payable                                                    (501)             (30,832)
     Increase in deposit balances payable                                                      725                  668
     Unearned compensation - stock options                                                     547                  216
     Issuance of common stock                                                                   --              138,375
     Treasury Stock                                                                         (2,100)                  --
     Other, net                                                                               (222)                 324
                                                                                       ------------         -----------
           Net cash (used in) provided by financing activities                              (1,551)             108,103
                                                                                       ------------         -----------

Net increase in cash and cash equivalents                                                   19,817               15,174

Cash and cash equivalents, beginning of period                                              26,307               23,348
                                                                                       -----------          -----------
Cash and cash equivalents, end of period                                               $    46,124          $    38,522
                                                                                       ===========          ===========
Supplemental disclosures of cash flow information:

     Cash paid during the period for:
       Interest                                                                        $     1,447          $     2,965
                                                                                       ===========          ===========
       Income taxes                                                                    $     3,445          $     6,244
                                                                                       ===========          ===========


See accompanying notes to consolidated financial statements.

                         RISCORP, INC. AND SUBSIDIARIES

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                  (Unaudited)


(1)    BASIS OF PRESENTATION

       RISCORP, Inc.'s (the "Company" or "RISCORP") consolidated unaudited interim financial statements have been prepared on the basis of generally accepted accounting principles ("GAAP") and, in the opinion of management, reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the Company's financial condition, results of operations and cash flows for the periods presented. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported revenues and expenses during the reporting period. Actual results could differ from those estimates. The results of operations for the three and nine months ended September 30, 1997 may not be indicative of the results that may be expected for the full year ending December 31, 1997. These consolidated financial statements and notes should be read in conjunction with the financial statements and notes included in the audited consolidated financial statements of RISCORP, Inc. and subsidiaries for the year ended December 31, 1996 contained in the Company's Statement on Form 10K/A, which was filed with the Securities and Exchange Commission on October 23, 1997.

       The consolidated financial statements include the accounts of the Company and each of its subsidiaries. All significant intercompany balances have been eliminated.

(2)    INITIAL PUBLIC OFFERING OF COMMON STOCK


       On February 29, 1996, the Company issued 7,200,000 shares of common stock in an initial public offering ("IPO") at a price of $19.00 per share. Net proceeds, after underwriting discounts and commissions, totaled approximately $127.9 million. The Company used $28.6 million of the proceeds from the IPO to repay certain debt, including debt of $26.0 million bearing interest at a variable rate (either LIBOR or the prime rate of First Union National Bank of North Carolina, plus an applicable margin) which was 8.75 percent as of March 1, 1996, and debt of $2.6 million bearing interest at the rate of 9.75 percent per year. Additionally, approximately $12.1 million was used to complete the acquisition of CompSource, Inc. and Insura, Inc. (collectively, "CompSource"), approximately $5.0 million was used to acquire Atlas Insurance Company ("Atlas"), approximately $11.5 million was used to acquire Independent Association Administrators, Inc. ("IAA"), approximately $68.9 million was used to increase the capital and surplus of the Company's insurance subsidiaries, and the balance was used for general corporate purposes. These acquisitions are more fully described in Note 3.

       In conjunction with the offering of shares by the Company, the majority shareholder offered shares to the public. The Company did not receive any proceeds from the sale of shares offered by the majority shareholder. However, some of the majority shareholder's proceeds from the offering were used to repay approximately $7.6 million in outstanding indebtedness to the Company.

(3)    ACQUISITIONS AND JOINT VENTURES

       JOINT VENTURE ARRANGEMENT

       In January 1996, the Company, through its wholly-owned subsidiary, RISCORP of Illinois, entered into a joint venture arrangement with Health Care Service Corporation ("HCSC"), a subsidiary of Blue Cross and Blue Shield of Illinois, to underwrite and sell managed care workers' compensation insurance in Illinois. The Company and HCSC each hold 50 percent ownership in the joint venture known as Third Coast Holding Company ("Third Coast"). The Company contributed the use of its expertise, insurance systems and intellectual property, while HCSC contributed cash of $10.0 million. The Company's contributed property in Third Coast was valued at $10.0 million; however, the Company's cost basis in the contributed property was $0 and as of December 31, 1996, the Company recorded its initial investment in Third Coast at $0.

       The Company accounts for its 50 percent investment in Third Coast on the equity basis of accounting, whereby the Company's recorded investment is adjusted for its proportionate share of earnings or losses of Third Coast. The Company discontinued the use of the equity method of accounting for Third Coast in the first quarter of 1997 when the cumulative losses reduced the Company's investment in Third Coast to $0. In addition, the Company has not made any financial guarantees relating to Third Coast and has not made any financial commitments to provide any future funding to Third Coast. For the three months ended September 30, 1997, the unrecorded losses relating to Third Coast were approximately $2.7 million and the cumulative unrecorded losses as of September 30, 1997 were approximately $5.3 million.

       ACQUISITION OF COMPSOURCE

       In March 1996, the Company purchased all of the outstanding stock of CompSource in exchange for approximately $12.1 million in cash and 112,582 shares of the Company's Class A Common Stock valued at $2.1 million on the date of acquisition. CompSource is a workers' compensation management services company offering its services in North Carolina. Pursuant to a stock redemption agreement entered into as part of this transaction, the former shareholders of CompSource elected to have the Company repurchase the 112,582 shares at a purchase price of $18.653 per share on March 8, 1997, and the Company repurchased all 112,582 shares from the former shareholders for $2.1 million, in accordance with the terms of the redemption agreement. This $2.1 million stock redemption has been included in the accompanying Consolidated Balance Sheets.

       On the acquisition date, the excess of the purchase price over the fair value of the net assets acquired was $12.6 million and was recorded as goodwill in the accompanying Consolidated Balance Sheets.

       ACQUISITION OF ATLAS

       In March 1996, RISCORP of Florida, Inc., a wholly-owned subsidiary of the Company, acquired 100 percent of the outstanding capital stock of Atlas for approximately $5.0 million in cash. As a result of the acquisition, the name was changed from Atlas to RISCORP National Insurance Company ("RNIC"). RNIC, which primarily provides workers' compensation insurance, is licensed to do business in 19 states and is authorized to operate on an excess and surplus lines basis in 5 additional states. On the acquisition date, the excess of the purchase price over the fair value of the net assets acquired was $2.6 million and was recorded as goodwill in the accompanying Consolidated Balance Sheets.

       ACQUISITION OF INDEPENDENT ASSOCIATION ADMINISTRATORS, INC. AND RISK INSPECTION SERVICES AND CONSULTING, INC. ("RISC")

       In September 1996, the Company purchased all of the outstanding stock of IAA and RISC in exchange for approximately $11.5 million, consisting primarily of 790,336 shares of the Company's Class A Common Stock valued at approximately $10.9 million on the date of acquisition. IAA and RISC are workers' compensation management services companies offering services in Alabama. On the acquisition date, the excess of the purchase price over the fair value of the net assets acquired was $11.4 million and was recorded as goodwill in the accompanying Consolidated Balance Sheets.

       During the first quarter of 1997, it became evident that the goodwill recorded at the date of the RISC and IAA acquisition could not be fully recovered from the profitability of the workers' compensation business that was currently under contract including the estimated 1997 renewals. Therefore, as of December 31, 1996, $2.8 million of goodwill was written off and is included as an expense in the accompanying Consolidated Statements of Income.

       ASSUMPTION REINSURANCE TRANSACTION

       The following loss portfolio transfers and assumption reinsurance agreements were entered into by RNIC during 1996 (in thousands):


                                                  LOSSES ASSUMED AT       UNEARNED PREMIUMS AT
       ENTITY                 EFFECTIVE DATE      DATE OF TRANSFER          DATE OF TRANSFER
       ------------------   --------------------  ------------------      ---------------------
       NARM                 June 14, 1996               $ 34,544                 $ 5,209
       OSAA                 September 1, 1996             49,716                      --
       NARM - Virginia      October 1, 1996                3,057                     996
                                                        --------                 -------
       Total                                            $ 87,317                 $ 6,205
                                                        ========                 =======

       Effective June 14, 1996, RNIC entered into a loss portfolio transfer and assumption reinsurance agreement with National Alliance for Risk Management ("NARM"), a North Carolina self-insured workers' compensation fund. Under the terms of the agreement, RNIC assumed 100 percent of the outstanding loss reserves (including incurred but not reported losses) and the outstanding unearned premiums as of June 14, 1996. RNIC issued assumption certificates to all of the NARM policyholders.

       Effective September 1, 1996, RNIC entered into a loss portfolio transfer and assumption reinsurance agreement with the Occupational Safety Association of Alabama ("OSAA"), an Alabama self-insured workers' compensation fund. Under the terms of the agreement, RNIC assumed 100 percent of the outstanding loss reserves (including incurred but not reported losses) as of September 1, 1996. RNIC issued assumption certificates to all OSAA policyholders.

       Effective October 1, 1996, RNIC entered into a loss portfolio transfer and assumption reinsurance agreement with three NARM self insurance funds in Virginia ("NARM - Virginia"). Under the terms of the agreement, RNIC assumed 100 percent of the outstanding loss reserves (including incurred but not reported losses) and the outstanding unearned premiums as of October 1, 1996. RNIC issued assumption certificates to all NARM Virginia policyholders.

       In addition, OSAA transferred to RNIC approximately $11.0 million in OSAA member deposits and cash of approximately $11.0 million. RNIC will refund the deposits to the policyholders during 1997 when the final premium audits are completed for the 1996 policy year. As of December 31, 1996, OSAA owed RNIC approximately $3.3 million in connection with the transaction. These funds were received on April 14, 1997.

(4)    COMMITMENTS AND CONTINGENCIES

       On April 2, 1996, the Company, RISCORP Insurance Company ("RIC"), several officers, directors and employees were named as defendants in a purported class action filed in the United States District Court for the Southern District of Florida. The suit claims the defendants violated the Racketeer Influenced and Corrupt Organizations Act ("RICO"), breached fiduciary duties, and were negligent in the Company's acquisition of Commerce Mutual Insurance Company ("CMIC") in 1995. The suit seeks compensatory and punitive damages and equitable relief and treble damages for the RICO counts. The named plaintiffs, Vero Cricket Shop, Inc., Vero Cricket Shop Too, Inc., and Falls Company of Longboat Key, Inc., claim to be former policyholders of CMIC and claim to represent others similarly situated. The defendants moved to dismiss the RICO counts and to strike the punitive damages claims. These motions, as well as plaintiffs' motion for class certification, were pending when the plaintiffs filed an amended complaint. The amended complaint added the Florida Insurance Commissioner and Zenith Insurance Company ("Zenith") as defendants in one new count seeking declaratory relief. The remaining claims in the amended complaint are the same as those in the original complaint. The defendants have filed a motion to dismiss the amended complaint and to strike the punitive damages claims. The parties have been ordered to non-binding mediation in this matter. The Company intends to defend this action vigorously; however, there can be no assurance that it will prevail in the litigation.

       Between November 20, 1996 and January 31, 1997, nine shareholder class action lawsuits were filed against the Company and other defendants in the United States District Court for the Middle District of Florida. In March 1997, the Court consolidated these lawsuits and appointed co-lead plaintiffs and co-lead counsel. The plaintiffs subsequently filed a consolidated complaint. The consolidated complaint named as defendants the Company, three of its executive officers, one non-officer director and three of the Company's underwriters for the Company's initial public offering. The plaintiffs in the consolidated complaint purport to represent the class of shareholders who purchased the Company's Class A Common Stock between February 28, 1996 and November 14, 1996. The consolidated complaint alleges that the Company's Registration Statement and Prospectus of February 28, 1996, as well as subsequent statements, contained false and misleading statements of material fact and omissions, in violation of sections 11 and 15 of the Securities Act and sections 10(b) and 20(a) of the Securities Exchange Act and Rule 10b-5 promulgated thereunder. The consolidated complaint seeks unspecified compensatory damages. The Company has filed a motion to dismiss the consolidated complaint which has been fully briefed and is pending. Discovery will be stayed until the motion to dismiss has been decided. The plaintiffs have filed a motion to certify the class, but the parties have agreed that the Company need not respond to that motion until thirty days after the motion to dismiss has been decided. The parties have been ordered to non-binding mediation in this matter. The Company intends to defend this action vigorously; however, there can be no assurance that it will prevail in the litigation.

       On July 17, 1997, the Company and several former officers were named as defendants in a suit filed in state court in Montgomery, Alabama. The suit alleges violations of federal and state securities laws and breach of contract resulting from the purchase of IAA by the Company in 1996. The suit seeks compensatory and punitive damages and equitable relief. The named plaintiffs are Thomas Albrecht and Peter Norman, the former shareholders of IAA. The Company intends to vigorously defend this action; however, there can be no assurance that it will prevail in the litigation.

       On August 20, 1997, the Company, RNIC, IAA and Peter Norman were named as defendants in a suit filed in state court in Montgomery, Alabama. The suit alleges common law fraud, breach of contract and breach of fiduciary duty resulting from the assumption reinsurance and loss portfolio transfer agreement with OSAA in 1996. The suit seeks compensatory and punitive damages and equitable relief. The named plaintiff is OSAA. The Company intends to vigorously defend this action; however, there can be no assurance that it will prevail in the litigation.

       On September 18, 1997, the United States Attorney's Office in Pensacola, Florida, announced that a United States grand jury had indicted the Company, RISCORP Management Services, Inc. ("RMS") (a wholly owned, non-regulated subsidiary of the Company) and five former officers, including William D. Griffin, Founder and Chairman of the Board, for various charges stemming from alleged illegal political campaign contributions. On September 18, 1997, the Board of Directors approved a guilty plea by RMS to a single count of conspiracy to commit mail fraud. The guilty plea was entered by RMS and accepted by the court on October 9, 1997. As a result of an agreement negotiated with the United States Attorney, the court dismissed the indictment against the Company on the same day. Mr. Griffin has resigned from the Board of Directors of the Company and its subsidiaries and all other positions with the Company and its subsidiaries. As of December 31, 1996 the Company had recorded in the accompanying financial statements a provision of $1.0 million for the payment of fines and other costs related to this matter.

       Other than as noted above, no provision had been made in the Company's financial statements for the above matters at December 31, 1996. In addition, certain of the lawsuits and related legal expenses may be covered under directors and officers' insurance coverage maintained by the Company.

       Due to a recent decrease in the market value of the Company's Class A Common Stock, additional amounts may have to be paid to the former shareholders of IAA. Under the IAA acquisition agreement, the former IAA shareholders received 790,336 shares of the Company's Class A Common Stock. Pursuant to the acquisition agreement, if the former IAA shareholders own all of such Class A Common Stock on September 17, 1998, the Company is obligated to issue additional shares of the Company's Class A Common Stock in an amount sufficient to make the value of all shares of the Company's Class A Common Stock held by the former IAA shareholders equal to an aggregate fair market value of $10.9 million on September 17, 1998. However, in no event will the number of additional shares issued to the former IAA shareholders exceed 790,336 shares. Based upon the fair market value of the Company's Class A Common Stock of $1.00 as of November 14, 1997, 790,336 additional shares would be issued to the former IAA shareholders.

       The Florida Department of Insurance (the "FDOI") conducted a financial examination of RIC, one of the Company's insurance subsidiaries, for 1995. The final examination report reduced statutory surplus as of December 31, 1995 from $31,117,099 to $4,961,478. As a result, RIC failed to meet the minimum capital and surplus requirements by approximately $12.5 million. The Company made a capital infusion of approximately $31.2 million into RIC in 1996, and as a result, as of December 31, 1996, the surplus of RIC exceeded the minimum capital and surplus requirements.

       The FDOI and the Missouri Department of Insurance (the "MDOI") are currently conducting financial examinations of two of the Company's insurance subsidiaries. While these examinations may result in adjustments to the statutory financial statements of the insurance subsidiaries for 1996, management does not believe that any such adjustments will be material. The Company has not received the reports from these examinations, however, based upon communications with the MDOI, the most significant adjustment proposed by the MDOI is the non-admission of an accounts receivable balance of $900,000 relating to a loss portfolio transfer. This balance was received on April 14, 1997. The adjustment relates to statutory financial statements and has no impact on these GAAP financial statements, however, any adjustments could impact the dividend ability of the company's insurance subsidiaries and the disclosures within these financial statements.

       Under the CompSource acquisition, the former shareholder received cash and 112,582 shares of the Company's Class A Common Stock. Per a redemption agreement, if the former shareholders so elect, the Company is obligated to repurchase the 112,582 shares at a purchase price of $18.653 per share during a redemption period beginning March 8, 1997 and ending April 7, 1998. On March 19, 1997, the Company received the redemption notice from the former CompSource shareholders. On March 19, 1997, the Company paid the CompSource shareholders $2.1 million as payment for the 112,582 shares of Class A Common Stock pursuant to the redemption provisions.

       The Company has historically met its cash requirements and financed its growth through cash flow generated from operations and borrowings. The Company's primary sources of cash flow from operations are premiums and investment income, and its cash requirements consist primarily of payment of losses and loss adjustment expenses, support of its operating activities including various reinsurance agreements and managed care programs and services, capital and surplus needs for its insurance subsidiaries, and other general and administrative expenses.

       On November 9, 1996, at a Special Board of Directors' meeting of RISCORP, the Board voted to establish a Strategic Alternatives Committee to evaluate alternatives to maximize shareholder value including, without limitation, potential acquisitions, joint ventures, mergers, strategic alliances and the sale of all or part of RISCORP and its subsidiaries. The actions of the Strategic Alternatives Committee during the period of November 1996 through June 1997 culminated in the June 17, 1997 agreement for the sale and transfer of certain of RISCORP's and its subsidiaries' assets and non-contingent liabilities to another insurer for cash. The pending sale, which is anticipated to take place in early 1998, requires the filing of a proxy statement with the Securities and Exchange Commission ("SEC"), the approval of the transaction by RISCORP shareholders and approval by the FDOI and MDOI, amongst other conditions.

(5)   EVENTS SUBSEQUENT TO THE BALANCE SHEET DATE

       In May 1997, RIC and RISCORP Property & Casualty Company ("RPC") were assigned a rating of C (Weak) by A.M. Best Company, Inc. ("A.M. Best"), one of the leading insurance rating agencies. This rating will remain "under review with negative implications" by A.M. Best pending the resolution of certain uncertainties, including various legal issues, the protracted delay in RISCORP filing its annual report on Form 10-K/A for the year ended December 31, 1996 with the Securities and Exchange Commission ("SEC"), and the ongoing state regulatory examination for 1996. The Company filed its annual report on Form 10K/A for the years ended December 31, 1996 with the SEC on October 23, 1997. In April 1997, RNIC was assigned a rating of NR-2 (Not Rated) by A.M. Best. RNIC was not eligible for a Best Rating due to its limited operating experience.

       On June 17, 1997, the Company entered into an agreement for the sale and transfer of certain of its assets and non-contingent liabilities to Zenith in exchange for cash. The purchase price for the net assets of the Company is undetermined at this time but will be based on the GAAP statement of transferred assets and the transferred liabilities as of the closing date, which has also not yet been determined. It is expected that this pending transaction will transfer primarily all of the assets, liabilities and operations of the Company to Zenith, leaving the Company with the minimum required capital and surplus to maintain its various state licenses and no continuing insurance operations.

       On September 18, 1997, the United States Attorney's Office in Pensacola, Florida, announced that a United States grand jury had indicted the Company and five former officers, including William D. Griffin, founder and Chairman of the Board, for various charges stemming from alleged illegal political campaign contributions. On September 18, 1997, the Board of Directors approved a guilty plea by RMS, a wholly-owned, non-regulated subsidiary of the Company, to a single count of conspiracy to commit mail fraud. As a result of the plea with the United States Attorney, the indictment against the Company was dismissed. Mr. Griffin has resigned from the Board of Directors of the Company and all other positions with the Company.

       In September 1997, the Company formed 1390 Main Street Services, Inc. for the purpose of providing the identical services that were being provided by RMS. The FDOI approved the Managing General Agency and Service Agreement between each of the Company's Florida domiciled insurance subsidiaries and 1390 Main Street Services, Inc. on October 6, 1997, under the identical terms as the previous contract with RMS. The Managing General Agency and Service Agreement is pending approval in Missouri.

       On October 1, 1997, RMS entered into a Plea and Cooperation Agreement with the United States Attorney and pleaded guilty to a single count of conspiracy to commit mail fraud. RMS has agreed to cease to operate as a third party administrator effective October 31, 1997. As of December 31, 1996, RMS recorded $1.0 million provision for the payment of fines and other costs relating to these matters.

       The Company and American Re-Insurance Company ("AmRe") are parties to a senior subordinated note agreement in the principal amount of $15.0 million due 2002 (the "AmRe loan agreement"). The AmRe loan agreement requires that the Company shall prepay the outstanding principal balance of the notes, together with interest accrued thereon, on or before the tenth business day following the occurrence of a Change of Control or a Material Adverse Event. The resignation of William D. Griffin, effective on September 18, 1997, as Chairman of RISCORP is a Material Adverse Event as defined in the AmRe loan agreement. On October 10, 1997, the Company received a waiver from AmRe of the requirement to prepay these notes, as well as certain events of default subject to the receipt of the Company's financial statements. On October 17, 1997, the Company received a waiver from AmRe of the default based upon the failure of the Company to deliver quarterly financial statements and for failure to file its quarterly report on Form 10-Q with the SEC for the quarterly periods ended March 31, 1997 and June 30, 1997. This waiver from AmRe regarding the Company's failure to provide its financial reports and Form 10-Q's in a timely manner for the first and second quarter of 1997 expires on December 31, 1997. In the event the Company is unable to provide its financial reports and Form 10-Q's, including its third quarter financial reports and Form 10-Q, to AmRe when required under the note agreement or the waiver, additional debt covenant violations would occur. If such debt covenant violations did occur and the Company was unable to obtain an additional waiver of such violations from AmRe, such violations could result in AmRe accelerating the note which, in turn, could create as liquidity shortage for the Company.

(6)    RECLASSIFICATIONS

       Certain amounts in the financial statements presented have been reclassified from amounts previously reported in order to be comparable between periods. These reclassifications have no effect on previously reported shareholders' equity or net income during the periods involved.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

FORWARD-LOOKING STATEMENTS

       This quarterly report on Form 10-Q contains forward-looking statements, particularly with respect to the Liquidity and Capital Resources section of Management's Discussion and Analysis of Financial Condition and Results of Operations. Additional written or oral forward-looking statements may be made by the Company from time to time, in filings with the Securities and Exchange Commission or otherwise. Such forward-looking statements are within the meaning of that term in Sections 27A of the Securities Act of 1933 (the "Securities Act") and
       Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"). Such statements may include, but not be limited to, projections of revenues, income, losses, cash flows, capital expenditures, plans for future operations, financing needs or plans, plans relating to products or services of the Company, estimates concerning the effects of litigation or other disputes, as well as assumptions to any of the foregoing. See "Part I, Item 1, Note 5 to the consolidated financial statements."

RECENT DEVELOPMENTS

       RESTRUCTURING

       On May 20, 1997, the Company named Frederick M. Dawson as Chief Executive Officer of the Company. Mr. Dawson replaced William D. Griffin who took an unpaid leave of absence and remained as a non-salaried, non-executive Chairman of the Board of Directors. Concurrently, Mr. Dawson was also named to the Board of Directors of the Company, and all employee directors other than Mr. Griffin resigned from the Board of Directors. On June 10, 1997, Mr. Dawson became president of the Company upon the resignation of James A. Malone from the position of president and chief operating officer on the same date. On September 18, 1997, Mr. Griffin resigned from the Board of Directors of the Company and from all other positions with the Company.

       In June 1997, the Company announced a workforce reduction and a restructuring of the Company's management team, field offices and products. The reduction in the work force resulted in the termination of 128 employees of the Company. The Company also announced in June 1997 its intention to focus solely on its core workers' compensation insurance business and to close all field offices, except Charlotte and Birmingham, by the end of 1997. The Company recorded $5.9 million in the second quarter of 1997 in connection with the workforce reduction and restructuring of the field offices and products. These non-recurring expenses consisted primarily of severance expenses of approximately $5.1 million, of which $4.1 million was unpaid as of September 30, 1997, and occupancy costs of approximately $0.7 million. These expenses were included in commissions, underwriting and administrative expenses in the June 30, 1997 and September 30, 1997 Consolidated Statements of Income.

       ASSET PURCHASE AGREEMENT WITH ZENITH

       In June 1997, the Company entered into an asset purchase agreement (the "Purchase Agreement") with Zenith, a subsidiary of Zenith National Insurance Corp. Under the terms of the Purchase Agreement, Zenith will purchase all of the assets of the Company relating to its workers' compensation business, including the Company's existing in force business, as well as the right to all new and renewal policies. After the transaction closes, the Company will no longer engage in the workers' compensation or managed care businesses. In connection with the transaction, Zenith will assume certain liabilities related to the Company's insurance business, including $15.0 million in indebtedness of the Company owed to AmRe. The purchase price, which will be paid in cash, will be the difference between the book value of the assets purchased and the book value of the liabilities assumed by Zenith on the closing date including the $15.0 million AmRe debt, subject to a minimum purchase price of $35.0 million.

       The closing of the purchase is contingent upon review and approval by the appropriate state and federal regulatory agencies, and approval by a majority of each of the Class A Common and Class B Common shareholders of the Company.

       Effective June 18, 1997, Zenith entered into an interim reinsurance agreement and cut-through endorsement with the RIC and RISCORP Property & Casualty Insurance Company ("RPC"). Under the terms of the reinsurance agreement, Zenith reinsured all of the Company's liabilities on or after June 18, 1997, as to new, renewal, and in force Florida workers' compensation policies in the event RIC and RPC are declared insolvent under applicable insurance law pursuant to court order. RIC and RPC have assigned to Zenith its right to receive certain payments from other reinsurers with respect to the business Zenith has reinsured. In addition, RIC and RPC have established trust accounts of approximately $50.0 million as security to reimburse Zenith for any amounts paid under the reinsurance agreement.

       DELISTING BY NASDAQ

       After the Company's initial public offering of Class A Common Stock in February 1996, the Company experienced personnel turnover in its finance and treasury areas. The rapid growth of the Company and its multiple acquisitions coupled with the loss of key personnel overloaded the Company's internal accounting staff. As a result, the Company was not able to provide the necessary support and back-up required to complete the audit of its 1996 financial statements in a timely manner, and therefore, the Company was unable to timely file with the Securities and Exchange Commission its annual report on Form 10-K/A for the year ended December 31, 1996. Despite management's efforts to correct these issues, difficulties continued in 1997 resulting in the Company's inability to timely file its quarterly reports on Form 10-Q for the quarterly periods ended March 31, 1997 and June 30, 1997.

       In July 1997, the Company's common stock was delisted from the NASDAQ National Market due to the Company's failure to comply with the filing requirements of the Exchange Act.

       AMRE LOAN AGREEMENT

       The $15.0 million AmRe loan agreement requires that the Company shall prepay the outstanding principal balance of the notes, together with interest accrued thereon, on or before the tenth business day following the occurrence of a Change of Control or a Material Adverse Event. The resignation of William D. Griffin, effective on September 18, 1997, as Chairman of RISCORP, Inc. is a Material Adverse Event as defined in the AmRe loan agreement. On October 10, 1997, the Company received a waiver from AmRe of the requirement to prepay these notes, as well as certain events of default subject to the receipt of the Company's financial reports. On October 17, 1997, the Company received a waiver from AmRe of the default based upon the failure of the Company to deliver quarterly financial reports and to file its quarterly report on Form 10-Q with the SEC for the quarterly periods ended March 31, 1997 and June 30, 1997. This waiver from AmRe regarding the Company's failure to provide its financial reports and Form 10-Q's in a timely manner for the first and second quarter of 1997 expires on December 31, 1997. In the event the Company is unable to provide its financial reports and Form 10-Q's, including its third quarter financial reports and Form 10-Q, to AmRe when required under the note agreement or the waiver, additional debt covenant violations would occur. If such debt covenant violations did occur and the Company was unable to obtain an additional waiver of such violations from AmRe, such violations could result in AmRe accelerating the note which, in turn, could create a liquidity shortage for the Company.

       LEGAL DEVELOPMENTS

       See "Part II, Item 1, Legal Proceedings."

       A.M. BEST INITIAL RATING

       During 1997 the Company's insurance subsidiaries were reviewed by A.M. Best and assigned a rating. A.M. Best ratings are based on several factors, including comparative analysis of the financial condition and operating performance of insurance companies as determined by their publicly available reports and meetings with the entity's officers. A.M. Best ratings are based upon factors of concern to policyholders and are not directed toward the protection of investors. In assigning ratings, companies may fall within one of three A.M. Best rating groupings:
       Best's Ratings, Best's Financial Performance Ratings or Not Rated.

       A.M. Best ratings include: Secure, which consists of A++ and A+ (Superior), A and A- (Excellent) and B++ and B+ (Very Good); Vulnerable, which consists of B and B- (Fair), C++ and C+ (Marginal), C and C-
       (Weak) and D (Poor); E (Under Regulatory Supervision); F (In Liquidation) and S (Rating Suspended). Companies not assigned either Best's Ratings or Best's Financial Performance Ratings opinions are assigned to one of several Not Rated (NR) Categories. The NR category identifies the primary reason a rating opinion was not assigned.

       The limited operating history of the companies, pending litigation and the factors discussed above have affected the ability of the Company's insurance subsidiaries to obtain favorable A.M. Best and comparable ratings. In May 1997, RIC and RPC were assigned a Best's Rating of C
       (Weak). This rating is under review with negative implications pending resolution of certain substantial uncertainties, including various legal issues, any material Form 10-K disclosures, and potential regulatory actions emanating from the ongoing state examinations. The Company believes this rating and the factors discussed above will have a material adverse effect on the Company's business, financial condition and results of operations.

       RNIC (formerly Atlas Insurance Company) had its B+ rating removed and was given an A.M. Best's "Not Rated" classification of NR-2 (Less than Minimum Size and/or Operating Experience) following the Company's purchase of Atlas in March 1996 and the discontinuance of its prior business, which effectively treated RNIC as a start-up operation for rating purposes.

       1997 EVENTS THAT HAVE IMPACTED THE COMPANY

       On November 9, 1996, at a special meeting of the Board of Directors of RISCORP, the Board voted to establish a Strategic Alternatives Committee to evaluate alternatives to maximize shareholder value including, without limitation, potential acquisitions, joint ventures, mergers, strategic alliances and the sale of all or part of RISCORP and its subsidiaries. The actions of the Strategic Alternatives Committee during the period of November 1996 through June 1997 culminated in the June 17, 1997 agreement (as more fully described in Note 5 to the consolidated financial statements) for the sale and transfer of certain of RISCORP's and its subsidiaries' assets and non-contingent liabilities to another insurer for cash. The pending sale, which is anticipated to take place in early 1998, requires, among other things, the filing of a proxy statement with the Securities and Exchange Commission ("SEC"), the approval of the transaction by RISCORP shareholders and regulatory approval by the FDOI and MDOI.

       RIC, RPC (both Florida domiciled insurance companies) and RNIC (a Missouri domiciled insurance company), are all wholly-owned subsidiaries of RISCORP and each of these companies experienced difficulty in completing their year end December 31, 1996 statutory financial statements in an accurate and timely manner. In addition, RIC and RPC were unable to respond in an accurate and timely manner to requests for financial information made by examiners from the FDOI in connection with the FDOI's financial examination of RIC for 1996 and RPC for 1995.

       While RIC, RPC and RNIC filed their 1996 statutory financial statements by February 28, 1997, the deadline for filing such statements, each of the companies discovered later that certain amounts contained in the previously filed 1996 statutory financial statements were incorrect and the 1996 statutory financial statements of each of the companies were amended by substitution in October 1997. In addition, RIC, RPC and RNIC were also unable to file their 1996 audited statutory financial statements by June 1, 1997, as required by Florida and Missouri statutes. Audited financial statements were filed for each company in September, 1997. As previously described, RISCORP also experienced difficulty in completing its 1996 financial statements in a timely manner. This resulted in RISCORP being delisted by the stock exchange on which its stock was traded and in adverse publicity in the insurance marketplace. See "Part I, Item 2, Delisting by NASDAQ."

       The inability of RIC and RPC to file accurate and timely financial statements and to respond timely to requests made by the examiners from the FDOI inhibited the FDOI's ability to assess the financial condition of RIC and RPC and prompted increased regulatory scrutiny of the companies. As a result of the FDOI's increased regulatory scrutiny of RIC and RPC, and in connection with the pending sale discussed above and in Note 5 to the consolidated financial statements, the FDOI requested the purchaser to provide an interim reinsurance agreement and cut-through endorsement ("Agreement") on all inforce business as of June 18, 1997 and all new and renewed business written on or after June 18, 1997. This Agreement only provides coverage for Florida workers' compensation policyholders and was approved by the FDOI.

       The ability of RIC and RPC to operate at their present level of insurance activity could be affected if the transaction discussed in
       Note 5 is not completed and RIC and RPC are unable to replace the reinsurance agreement. Management believes it could replace this reinsurance agreement under similar terms.

       The unfavorable publicity related to the inability of the Company and its subsidiaries to file timely financial statements, the delisting of the Company's stock, the pending litigation and subsequent indictments, A.M. Best's letter rating, and delays in completion of the Company's 1996 audit, have negatively impacted the Company's ability to retain its existing customers and add new business. While the first quarter of 1997 was not adversely affected by these factors, the Company began to experience a decline in new and renewed premiums in the second quarter of 1997. This decline increased in the third quarter. The Company anticipates that written premiums for the fourth quarter of 1997 will be significantly less than 1996 written premiums for comparable quarters. In addition, the Company has experienced increased employee turnover which has resulted in the hiring of consultants and increased operating costs to the Company. The overall effects of these and other factors are discussed in more detail below in the "Results of Operations".

       During 1997, the Company completed its review of each of the fourth quarter adjustments discussed in the 1996 Form 10-K/A, the 3-31-97 Form 10-Q and the 6-30-97 Form 10-Q, and based upon the specific facts and circumstances relating to each 1996 fourth quarter adjustment, the Company has determined that no adjustment to previously filed 1996 Form 10-Q's was necessary.

OVERVIEW

       GENERAL

       Prior to 1996, the Company's at-risk operations were focused in Florida. During 1996, the Company acquired RNIC and its 19 licenses and assumed business from several self insurance funds outside of Florida which allowed the Company to diversify its at-risk operations outside the state of Florida. A comparison of the Company's direct written premiums (prior to reinsurance cessions or assumptions) by state is presented below:


                                            DIRECT PREMIUMS WRITTEN (A)
                                        -----------------------------------
       (Dollars in millions)              1996           1995         1994
                                        --------       -------       ------
       Florida                           $ 270.8       $ 284.8        $ 2.4
       North Carolina                       41.4            --           --
       Alabama                              21.7            --           --
       Other                                22.8            --           --
                                         -------       -------        -----
       Total                             $ 356.7       $ 284.8        $ 2.4
                                         =======       =======        =====


             (a) Includes RIC, RPC and RNIC for 1996, RIC and RPC for 1995, and RPC for 1994.

       Direct written premiums were reduced by specific reinsurance cessions (1996, 1995 and 1994), the 50 percent AmRe quota share reinsurance agreement for the Company's Florida workers' compensation business (1996 and 1995) and the 65 percent quota share reinsurance agreement (effective October 1, 1996), with another reinsurer for certain non-Florida business. This quota share reinsurance agreement was reduced to 60 percent effective January 1, 1997.

       The majority of the Company's premiums have been written in Florida, a regulated pricing state where premiums for guaranteed cost products are based on state-approved rates. However, the Company also offers policies which are subject to premium reductions as high deductible plans, participating dividend plans, or other loss sensitive plans. Pricing for these plans tends to be more competitively based, and the Company experienced increased competition during 1996 in pricing these plans. In addition, in October 1996, the Florida Insurance Commissioner ordered workers' compensation providers to reduce rates by an average of 11.2 percent for new and renewal policies written on or after January 1, 1997. Concurrently, the 10 percent managed care credit was phased out. This credit had been offered since 1994 to employers who met certain criteria for participating in a qualified workers' compensation managed care arrangement. As of December 31, 1996, the Company estimated that approximately 60 percent of the Company's premiums received the 10 percent managed care credit.

       The Company experienced increased pricing pressures during 1996 and expects that such pressures will continue into the foreseeable future. The Company intends to continue applying managed care techniques to differentiate itself from its competitors and to continue to reduce claims costs. In June 1997, the Company implemented cost cutting measures which resulted in the Company ceasing to write new business in certain states including Oklahoma, Virginia, Missouri, Mississippi, Louisiana and Kansas, which approximates $16.0 million in direct premiums written.

       The Company attempts to lower claims costs by applying managed care techniques and programs to workers' compensation claims, particularly by providing prompt medical intervention, integrating claims management and customer service, directing care of injured employees through a managed care provider network, and availing itself of potential recoveries under subrogation and other programs.

       Part of the Company's claims management philosophy is to seek recoveries for claims which are reinsured or which can be subrogated or submitted for reimbursement under various states' recovery programs. As a result, the Company's losses and loss adjustment expenses are offset by estimated recoveries from reinsurers under specific excess of loss and quota share reinsurance agreements, subrogation from third parties and state "second disability" funds, including the Florida Special Disability Trust Fund ("SDTF").

RESULTS OF OPERATIONS

       THREE MONTHS ENDED SEPTEMBER 30, 1997 COMPARED TO THREE MONTHS ENDED SEPTEMBER 30, 1996 AND NINE MONTHS ENDED SEPTEMBER 30, 1997 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1996

       The following table shows direct, assumed, ceded, and net earned premiums for the three months and nine months ended September 30, 1997 and 1996 (in thousands):


                                                             THREE MONTHS ENDED         NINE MONTHS ENDED
                                                                SEPTEMBER 30              SEPTEMBER 30
                                                          -----------------------   ------------------------
                                                              1997       1996          1997          1996
                                                          ----------   ----------   ----------   -----------
          Direct premiums earned                          $  77,169     $  84,220   $  260,446   $   236,448
          Assumed premiums earned                             1,118        33,772        6,008        37,316
          Premiums ceded to reinsurers                      (37,870)      (66,627)    (132,572)     (141,909)
                                                          ---------     ---------   ----------   -----------
          Net premiums earned                             $  40,417     $  51,365   $  133,882   $   131,855
                                                          =========     =========   ==========   ===========

       The number of inforce policies were:


                        QUARTER ENDED                                           1996        1997
                        ----------------------------------                    --------    --------
                        March 31                                                22,777      30,141
                        June 30                                                 26,002      29,602
                        September 30                                            28,772      25,649
                        December 31                                             30,081         N/A


       Direct premiums earned decreased to $77.2 million for the three months ended September 30, 1997 from $84.2 million for the same period in 1996, a net decrease of $7.0 million. Direct premiums earned increased to $260.4 million for the nine months ended September 30, 1997 from $236.4 million for the same period in 1996, a net increase of $24.0 million. The decrease in direct earned premiums for the three months ended September 30, 1997 of $7.0 million from the same period in 1996 was primarily due to the decrease in new and renewal premiums that the Company experienced in the second and third quarters of 1997 from the adverse publicity discussed earlier in this report. In addition, the direct premiums earned for the three months ended September 30, 1996 were favorably impacted by the rapid growth that occurred in 1996 after the IPO and adversely impacted by the third quarter 1996 earned premium reduction for loss sensitive products of $4.9 million (net). During the three months ended September 30, 1996, the Company reduced its earned premiums by approximately $4.9 million to reflect the projected ultimate earned premiums on loss sensitive products. The increase in the direct premiums earned for the nine months ended September 30, 1997 was primarily the result of the following factors:

             - The infusion of approximately $68.9 million of capital into the Company's insurance subsidiaries from the IPO proceeds allowed the insurance subsidiaries to increase their premium writing capacity and, as a result, the Company was able to increase premiums during the last nine months of 1996 due to its expanded premium writing capabilities. Written premiums are earned pro rata over the policy period (usually twelve months) therefore, increased premiums written during the last nine months of 1996 will have a positive impact on earned premiums in 1996 and 1997.

             - Written premiums increased in the third and fourth quarters of 1996 and the first quarter of 1997 from the assumption reinsurance and loss portfolio agreements entered into by the Company and from the acquisitions made by the Company during 1996.

             - Enhanced marketing initiatives implemented by the Company after the IPO to increase the number of policies and to write accounts with larger premiums.

             - These increases were partially offset by a decrease in new and renewal premiums in the second and third quarters of 1997 due to the adverse publicity discussed more fully in "Recent Developments".

       In September 1995, the Company entered into a fronting agreement with another insurer which enabled the Company to begin expansion into states where its insurance subsidiaries were not licensed. The assumed premiums from the fronting agreement were approximately $1.1 million for the three months ended September 30, 1997 compared to $2.4 million at September 30, 1996. The decrease in assumed premiums from the fronting agreement was due to a reduction in the third quarter of 1997 in the premium writings under this agreement during the third quarter of 1997. The majority of the decrease in assumed premiums for the three months ended September 30, 1997 compared to

       September 30, 1996, was due to the assumption reinsurance and loss portfolio transfers of the NARM and OSAA business in the third quarter of 1996. The impact of these transaction was to increase assumed and ceded premiums for the three months ended September 30, 1996 by $32.0 million. There were no similar transactions in 1997.

       The Company cedes approximately 50 percent of its Florida premiums to AmRe under a quota share reinsurance agreement and the Company cedes 60 percent of the business written by RNIC under a separate quota share agreement (65 percent during 1996). As direct earned premiums decrease, the ceded premiums will also decrease.

       Fee income for the three months ended September 30, 1997 was $7.0 million compared to $7.1 million for the same period in 1996, a net decrease of $0.1 million. The decrease is primarily due to the loss of service fees from the conversion of the NARM self insurance funds of Virginia (which were previously managed by the Company) to at-risk business via loss portfolio transfers and decreases in RWI service fees from the termination of RWI's Mississippi and Louisiana service contracts. The decrease in fee income was partially offset by new fees generated from CompSource, the fronting agreement, the new service agreement with Third Coast Insurance Company, and growth in other existing fee products. Fee income for the nine months ended September 30, 1997 and 1996 was $18.0 million and $23.1 million, respectively. The decrease in fee income of $5.1 million for the nine month period ended September 30, 1997 compared to the same period in 1996, was primarily due to the reasons discussed above and the loss in service fees from the NARM Self Insurance Fund of North Carolina.

       Net investment income for the three months ended September 30, 1997 was $4.1 million compared to $3.1 million for the same period in 1996, a net increase of $1.0 million. Net investment income for the nine months ended September 30, 1997 and 1996 was $12.6 million and $7.6 million, respectively. Investment income consists entirely of earnings from the investment portfolio, including realized gains and losses. The total investments of the Company for 1996 and 1997 were (in thousands):


                                                                                 1996          1997
                                                                              ---------     ---------
                           March 31                                           $ 114,477     $ 230,274
                           June 30                                            $ 187,528     $ 227,970
                           September 30                                       $ 241,143     $ 209,134
                           December 31                                        $ 255,656           N/A


       The increase in the investment portfolio during 1996 was due (i) to the investment of proceeds from the IPO by RISCORP into its insurance subsidiaries, which, in turn, invested the proceeds in their individual investment portfolios, (ii) the growth in premium volume during 1996 which generated positive cash flow which was used to purchase investments, and (iii) the positive cash flow generated from the proceeds received from the assumption reinsurance transactions which were also used to purchase investments. The increase in invested assets is the primary reason for the increase in the investment income for both the third quarter of 1997 over the corresponding quarter of 1996 and the nine months ended September 30, 1997 compared to the same period in 1996. The actual yield on invested assets was comparable between quarters.

       The decrease in accounts payable and other accrued expenses of approximately $32.4 million from December 31, 1996 was primarily due to the payment of approximately $8.5 million in accrued assessments, approximately $6.2 million in amounts held as deposits for insureds and approximately $20.4 million in net reductions in reinsurance payable. These decreases were offset by increases to accrued expenses of $0.5 million, increases in trade accounts payable of $2.2 million from the restructuring and increases in deferred revenues of $0.4 million. The decrease in the cash and invested assets of approximately $26.7 million from December 31, 1996 was caused primarily by the liquidation of investments to pay these items.

       Losses and loss adjustment expenses for the three months ended September 30, 1997, were $31.2 million compared to $38.3 million for the same period in 1996, a net decrease of $7.1 million. The loss ratio for the three months ended September 30, 1997 and 1996 was 77.2 percent and 74.5 percent, respectively. The $7.1 million decrease in losses and loss adjustment expenses for the three months ended September 30, 1997 compared to the same period in 1996, was primarily due the $10.9 million decrease in earned premiums from the three months ended September 30, 1997 compared to the same period in 1996. In addition, the loss reserves for the quarter ended September 30, 1997 were effected adversely by approximately $1.0 million, net, by the loss development in Alabama and North Carolina. This decrease in losses and loss adjustment expenses was also impacted by increases in the reserves from loss portfolio transfers and writings in new states licensed through RNIC, as well as growth in the Company's core Florida operations.

       Losses and loss adjustment expenses for the nine months ended September 30, 1997 and 1996 were approximately $87.1 million and $89.5 million, respectively. The loss ratio for the nine months ended September 30, 1997 and 1996 was 65.1 percent and 67.9 percent, respectively. The decrease in the loss ratio from 67.9 percent to 65.1 percent was primarily due to a $4.9 million decrease in the second quarter in reserves on Florida business resulting from favorable development for the 1996 accident year resulting primarily from favorable development of post 1993 Florida accident years due to enhanced savings from the legislative changes that became effective in 1994. This favorable development was partially offset by the adverse development by approximately $3.0 million experienced in the first quarter of 1997.

       Unallocated loss adjustment expenses for the three months ended September 30, 1997, were $3.2 million compared to $3.4 million for the same period in 1996, a net decrease of $0.2 million. The slight decrease in unallocated loss adjustment expenses for the three months ended September 30, 1997 is due primarily to the decrease in earned premiums, offset by increased personnel and personnel related costs from the same period in 1996. Unallocated loss adjustment expenses for the nine months ended September 30, 1997 and 1996 were $11.3 million and $9.2 million, respectively, representing an increase of $2.1 million. These increases for the nine months ended September 30, 1997 were primarily due to the increased premium volume and increased operating expenses during these periods. The unallocated loss adjustment expense ratio for the three months ended September 30, 1997 and 1996 was 7.9 percent and 6.6 percent, respectively. The unallocated loss adjustment expense ratio for the nine months ended September 30, 1997 and 1996 was 8.4 percent and
       7.0 percent, respectively. The increase in the ratio was primarily due to increased personnel and personnel related costs.

       Commissions, underwriting and administrative expenses for the three months ended September 30, 1997 were $15.3 million compared to $13.2 million for the same period in 1996. The net increase of $2.1 million from 1996 to 1997 was attributable to increases in commissions, premium taxes and personnel costs caused by higher premiums generated from acquisitions and new and renewal premium growth, increased operating expenses from the addition of employees and increases in legal expenses from actions initiated in 1996. The Company's total employees decreased from 805 as of September 30, 1996 to 619 at September 30, 1997, as a result of the June 1997 restructuring and workforce reduction. The net increase in these expenses for the three months ended September 30,

       1997 was also adversely impacted by a $1.6 million decrease in the ceding commission income received under the quota share reinsurance agreements.

       Commissions, underwriting and administrative expenses for the nine months ended September 30, 1997 and 1996 were $51.9 million and $39.3 million, respectively, representing an increase of $12.6 million. During the second quarter of 1997 the Company recorded a charge to earnings of $5.9 million in connection with the workforce reduction and restructuring. This non-recurring charge consisted of $5.1 million of personnel expenses (primarily severance costs), $0.7 million of occupancy costs (primarily lease cancellations) and $0.1 million of other restructuring costs. These restructuring costs were included in the accompanying nine month financial statements with commissions, underwriting and administrative expenses. The remaining net increase of $6.7 million was primarily the result of increased commissions, premium taxes and personnel costs caused by increased premium volume and offset by an increase in ceding commission income for the nine months ended September 30, 1997 of $5.7 million compared to the same period in 1996.

       Interest expense for the three months ended September 30, 1997 was $0.5 million compared to $0.5 million for the same period in 1996. Outstanding debt was principally unchanged during this period. Interest expense for the nine months ended September 30, 1997 and 1996 was $1.4 million and $2.1 million, respectively. The decrease in the interest expense of $0.7 million is due to the $28.6 million reduction in outstanding debt during the first quarter of 1996 from the proceeds of the IPO.

       Depreciation and amortization expenses for the three months ended September 30, 1997 were $2.4 million compared to $4.3 million for the same period in 1996, a net decrease of $1.9 million. The amortization expense for the three months ended September 30, 1996 contained an impairment loss of $2.7 million related to the goodwill recorded in connection with the purchase of SISB. Excluding this impairment loss of $2.7 million, depreciation and amortization increased $0.8 million. The increase of $0.8 million was primarily the result of amortization of goodwill related to the acquisitions of CompSource and IAA in 1996, and additions to property and equipment during 1996 necessary to support the Company's growth. This increase in depreciation and amortization in 1997 was partially offset by the reduction in recurring amortization of goodwill due to a $3.0 million writedown of goodwill associated with RWI and a $2.8 million writedown of goodwill associated with the IAA acquisition in the third and fourth quarters of 1996. These adjustments to goodwill are more fully discussed in Note 6 to the consolidated financial statements.

       Depreciation and amortization expense for the nine months ended September 30, 1997 and 1996 were $6.3 million and $6.3 million, respectively. The changes in the depreciation and amortization are described above.

       The effective tax rate for the three months ended September 30, 1997 was
       40.6 percent compared to 83.3 percent for the same period in 1996. The effective tax rate for the nine months ended September 30, 1997 and 1996 was 40.6 percent and 42.1 percent, respectively. The 83.3 percent tax rate for the three months ended September 30, 1996 was adversely effected by the $2.7 million impairment loss relating to goodwill, which is non-deductible for tax purposes. Excluding this impairment loss, the effective tax rate was 34 percent for the three months ended September 30, 1997.

       The weighted average common shares outstanding for the three months ending September 30, 1997, was 36,868,114 versus 37,485,691 for the three months ending September 30, 1996. The weighted average common shares outstanding for the nine months ended September 30, 1997 and 1996 were 37,331,665 and 35,720,088, respectively. The increase in the weighted average number of shares for the nine months ended September 30, 1997 was due primarily to the inclusion of the shares issued in connection with the February 29, 1996 IPO for the entire first, second and third quarters of 1997 versus inclusion of such shares for only seven months for the first, second and third quarters of 1996, and the inclusion of certain contingent shares reserved for issuance in connection with the acquisitions of CompSource and IAA, as more fully discussed in Note 3 of the consolidated financial statements included in this document. The increase was partially offset by a decrease in common stock equivalents for option shares assumed to be exercised.

LIQUIDITY AND CAPITAL RESOURCES

       The Company has historically met its cash requirements and financed its growth through cash flow generated from operations and borrowings. The Company's primary sources of cash flow from operations are premiums and investment income, and its cash requirements consist primarily of payment of losses and loss adjustment expenses, support of its operating activities including various reinsurance agreements and managed care programs and services, capital and surplus needs for its insurance subsidiaries, and other general and administrative expenses.

       On February 29, 1996, the Company completed its initial public offering of Common Stock which generated net proceeds of $127.9 million which were used to repay approximately $28.6 million of various borrowings, increase the capital and surplus of the Company's insurance subsidiaries, fund acquisitions and for general corporate purposes. Borrowings increased by $19.6 million between 1994 and 1995 due to borrowings under a variable rate term loan and the subordinated notes, the proceeds of which were used to repay existing debt and fund the acquisition of RIC.

       On October 15, 1996, the Company entered into a credit agreement with NationsBank, N.A. and SouthTrust Bank of Alabama which provided a $50.0 million credit facility to the Company for unsecured borrowings for a two-year revolving period convertible into a term loan with a final maturity on September 30, 2001. There were no borrowings under the agreement, and the Company terminated the agreement on June 16, 1997.

       In November 1996, the Board of Directors of the Company formed a Strategic Alternatives Committee whose primary function was to evaluate alternatives to maximize shareholder value including, without limitation, potential acquisitions, joint ventures, mergers, strategic alliances and the sale of all or part of the Company. In turn, the committee hired an investment bank to identify and evaluate entities with an interest in acquiring the Company or its assets. On June 17, 1997, the Company entered into an agreement with Zenith to purchase substantially all of the operating assets of the Company and its affiliates at a purchase price equal to the greater of: (i) the book value of the acquired assets less the book value of the assumed liabilities including the $15.0 million AmRe debt, or (ii) $35.0 million in cash. The transaction is subject to shareholder and regulatory approval.

       Cash flow from operations for the years ended December 31, 1996, 1995 and 1994 was $28.1 million, ($47.3) million and $17.8 million, respectively. The increase from 1995 to 1996 was due primarily to the improved cash flows resulting from ceding of premiums under the AmRe quota share reinsurance agreement and the increase in losses and loss adjustment expenses. The decrease from 1994 to 1995 was due primarily to the initiation of the AmRe quota share reinsurance agreement and other reinsurance agreements which created a net cash outflow resulting from the ceding of $139.1 million in written premium.

       The Company has projected cash flows through March 1998 and believes it has sufficient liquidity and capital resources to support its operations without considering dividends from the insurance company subsidiaries and transactions resulting from the pending sale of the Company.

       The Company has recorded $49.5 million in accrued net recoverables from the SDTF, which it anticipates will be reimbursed over a number of years. For the years ended December 31, 1996, 1995 and 1994, the Company received net payments from the SDTF totaling $2.5 million, $0.9 million and $0, respectively.

       Barring any adverse legislative change, the Company believes that it will ultimately collect the entire balance of SDTF recoverables and that periodic reimbursement will be received following submission of proof of claim and reimbursement requests. During its approximate 40-year history, the SDTF has historically paid reimbursement requests for claims it determined were eligible for reimbursement. The Company does not believe that SDTF will fail to meet its obligations to pay eligible reimbursement requests, although there can be no assurance in this regard. The failure of the SDTF to meet its obligations could adversely affect the liquidity of the Company.

       In addition, the liquidity of the Company could be adversely affected by certain legal issues and its initial A.M. Best Rating. See "Legal Proceedings" and "Recent Developments - A.M. Best Initial Rating."

       The National Association of Insurance Commissioners has adopted risk-based capital standards to determine the capital requirements of an insurance carrier based upon the risks inherent in its operations. The standards, which have not yet been adopted in Florida, require the computation of a risk-based capital amount which is then compared to a carrier's actual total adjusted capital. The computation involves applying factors to various financial data to address four primary risks: asset risk, insurance underwriting risk, credit risk, and off-balance sheet risk. These standards provide for regulatory intervention when the percentage of total adjusted capital to authorized control level risk-based capital is below certain levels. At December 31, 1996 and March 31, 1997, the Company's insurance subsidiaries' statutory surplus was in excess of any risk-based capital action level requirements.

PART II    OTHER INFORMATION

ITEM 1.    LEGAL PROCEEDINGS

       On April 2, 1996, the Company, RIC, several officers, directors and employees were named as defendants in a purported class action lawsuit filed in the United States District Court for the Southern District of Florida. The suit claims the defendants violated the Racketeer Influenced and Corrupt Organizations Act ("RICO"), breached fiduciary duties, and were negligent in the Company's acquisition of CMIC in 1995. The suit seeks compensatory and punitive damages and equitable relief and treble damages for the RICO counts. The named plaintiffs, Vero Cricket Shop, Inc., Vero Cricket Shop Too, Inc., and Falls Company of Longboat Key, Inc., claim to be former policyholders of CMIC and claim to represent others similarly situated. The defendants moved to dismiss the RICO counts and to strike the punitive damages claims. These motions, as well as plaintiffs' motion for class certification, were pending when the plaintiffs filed an amended complaint. The amended complaint added the Florida Insurance Commissioner and Zenith as defendants in one new count seeking declaratory relief. The remaining claims in the amended complaint are the same as those in the original complaint. The defendants have filed a motion to dismiss the amended complaint and to strike the punitive damages claims. The parties have been ordered to non-binding mediation in this matter. The Company intends to defend this action vigorously; however, there can be no assurance that it will prevail in the litigation.

       Between November 20, 1996, and January 31, 1997, nine shareholder class action lawsuits were filed against RISCORP, Inc. and other defendants in the United States District Court for the Middle District of Florida. In March 1997, the Court consolidated these lawsuits and appointed co-lead plaintiffs and co-lead counsel. The plaintiffs subsequently filed a consolidated complaint. The consolidated complaint named as defendants RISCORP, Inc., three of its executive officers, one non-officer director and three of the underwriters for RISCORP, Inc.'s initial public offering. The plaintiffs in the consolidated complaint purport to represent the class of shareholders who purchased RISCORP, Inc. Class A Common Stock between February 28, 1996, and November 14, 1996. The consolidated complaint alleges that RISCORP, Inc.'s Registration Statement and Prospectus of February 28, 1996, as well as subsequent statements, contained false and misleading statements of material fact and omissions, in violation of sections 11 and 15 of the Securities Act and sections 10(b) and 20(a) of the Exchange Act and Rule 10b-5 promulgated thereunder. The consolidated complaint seeks unspecified compensatory damages. The defendants have filed a motion to dismiss the consolidated complaint which has been fully briefed and is pending. Discovery will be stayed until the motion to dismiss has been decided. The plaintiffs have filed a motion to certify the class, but the parties have agreed that the defendants need not respond to that motion until thirty days after the motion to dismiss has been decided. The parties have been ordered to non-binding mediation in this matter. RISCORP, Inc. intends to defend this action vigorously; however, there can be no assurance that it will prevail in the litigation.

       On July 17, 1997, RISCORP, Inc. and several former officers were named as defendants in a suit filed in state court in Montgomery, Alabama. The suit alleges violations of federal and state securities laws and breach of contract resulting from the purchase of IAA in 1996. The suit seeks compensatory and punitive damages and equitable relief. The named plaintiffs are Thomas Albrecht and Peter Norman, the former shareholders of IAA. RISCORP, Inc. intends to vigorously defend this action; however, there can be no assurance that it will prevail in the litigation.

       On August 20, 1997, RISCORP, Inc., RNIC, IAA and Peter Norman were named as defendants in a suit filed in state court in Montgomery, Alabama. The suit alleges common law fraud, breach of contract and breach of fiduciary duty resulting from the assumption of the OSAA business in 1996. The suit seeks compensatory and punitive damages and equitable relief. The named plaintiff is OSAA. The Company intends to vigorously defend this action; however, there can be no assurance that it will prevail in the litigation.

       On September 18, 1997, the United States Attorney's Office in Pensacola, Florida, announced that a United States grand jury had indicted the Company, RISCORP Management Services, Inc. ("RMS") (a wholly owned, non-regulated subsidiary of the Company) and five former officers, including William D. Griffin, Founder and Chairman of the Board, for various charges stemming from alleged illegal political campaign contributions. On September 18, 1997, the Board of Directors approved a guilty plea by RMS to a single count of conspiracy to commit mail fraud. The guilty plea was entered by RMS and accepted by the court on October 9, 1997. As a result of an agreement negotiated with the United States Attorney, the court dismissed the indictment against the Company on the same day. Mr. Griffin has resigned from the Board of Directors of the Company and its subsidiaries and all other positions with the Company and its subsidiaries. As of December 31, 1996 the Company had recorded in the accompanying financial statements a provision of $1.0 million for the payment of fines and other costs related to this matter.

       Other than as noted above, no provision had been made in the Company's financial statements for the above matters at December 31, 1996. In addition, certain expenses of the law suits and related legal expenses may be covered under directors and officers' insurance coverage maintained by the Company.


ITEM 2.    CHANGES TO SECURITIES

           None.

ITEM 3.    DEFAULTS UPON SENIOR SECURITIES

           None.

ITEM 4.    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

           None.

ITEM 5.    OTHER INFORMATION

           None.

ITEM 6.    EXHIBITS AND REPORTS ON FORM 8-K

           a)     Exhibit

                  11       Statement Re Computation of Per Share Earnings

                  27       Financial Data Schedules (for SEC use only)

               b)       Reports on Form 8-K

                  The following report on Form 8-K was filed during the quarter ended September 30, 1997.


               Filing Date           Item No.         Description
               July 2, 1997              5            Other Events. Copy of press release announcing the asset purchase agreement between RISCORP, Inc and Zenith Insurance Company.

                                         7            Financial Statements and Exhibits. Exhibit 2.1 - Asset Purchase
                                                      Agreement, dated June 17, 1997, among Zenith Insurance Company and
                                                      RISCORP, Inc.

                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                  RISCORP, INC.
                  (Registrant)



                  By:      /s/Stephen C. Rece
                  ---------------------------------

                  Stephen C. Rece
                  Senior Vice President and
                  Chief Financial Officer


                  Date:    February 27, 1998

                                                                    EXHIBIT 11



                         RISCORP, INC. AND SUBSIDIARIES
                STATEMENT RE. COMPUTATION OF PER SHARE EARNINGS
             For the three months ended September 30, 1997 and 1996
               (in thousands, except share and per share amounts)



                                                                                       1997                     1996
                                                                                  ---------------          ----------------
                                                                                    (Unaudited)               (Unaudited)

Net (loss) income                                                                 $          (634)         $            312
                                                                                  ================         ================

Weighted average common and common share equivalents outstanding:

     Average number of common shares outstanding                                       36,077,778                35,639,300
     Redemption contingency for CompSource acquisition                                         --                        --
     Redemption contingency for IAA acquisition                                           790,336                   114,160
     Common stock equivalents--assumed exercise of stock options                               --                 1,838,145
                                                                                  ---------------          ----------------
          Weighted average common and
             common share equivalents outstanding                                      36,868,114                37,591,605
                                                                                  ===============          ================

Earnings per share                                                                $         (0.02)         $            0.01
                                                                                  ===============          ================

                         RISCORP, INC. AND SUBSIDIARIES
                STATEMENT RE. COMPUTATION OF PER SHARE EARNINGS
       For the nine months ended September 30, 1997 and 1996 (Unaudited)
               (in thousands, except share and per share amounts)


                                                                                       1997                       1996
                                                                                   --------------            --------------
                                                                                    (Unaudited)               (Unaudited)

Net income                                                                         $        3,810            $        9,301
                                                                                   ==============            ==============

Weighted average common and common share equivalents outstanding:

     Average number of common shares outstanding                                       36,109,885                33,884,758
     Redemption contingency for CompSource acquisition                                         --                        --
     Redemption contingency for IAA acquisition                                           790,336                   114,160
     Common stock equivalents - assumed exercise of stock options                         263,922                 1,829,108
                                                                                  ---------------            --------------
          Weighted average common and
             common share equivalents outstanding                                      37,164,143                35,828,026
                                                                                  ===============            ==============

Earnings per share                                                                $          0.10            $         0.26
                                                                                  ===============            ==============

                                                                    APPENDIX

                                 RISCORP, INC.

           PROXY SOLICITED BY THE BOARD OF DIRECTORS OF RISCORP, INC.
                    FOR THE SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD MARCH 26, 1998

    The undersigned hereby appoints FREDERICK M. DAWSON and WALTER E. RIEHEMANN, or either of them, with the individual power of substitution, proxies to vote all shares of Class A and Class B Common Stock of RISCORP, Inc. that the undersigned may be entitled to vote at the Special Meeting of Shareholders to be held in Atlanta, Georgia on March 26, 1998, and at any reconvened meeting following any adjournment thereof. Said proxies will vote on the proposals set forth in the Notice of Special Meeting and Proxy Statement as specified on this card, and are authorized to vote in their discretion as to any other matters that may properly come before the meeting.

1. Adoption and approval of the Asset Purchase Agreement, dated June 17, 1997, as amended, by and among Zenith Insurance Company, RISCORP, Inc., and the certain subsidiaries of RISCORP, Inc. named therein, and the consummation of the transactions contemplated therein, including the proposed sale of substantially all of the assets of RISCORP, Inc. and its subsidiaries pursuant to such Asset Purchase Agreement.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

    [ ] FOR                [ ] AGAINST                [ ] ABSTAIN

2. Approval of the adjournment or postponement of the Special Meeting for a period of not more than one hundred twenty days for the purpose of soliciting additional proxies in the event the number of shares of Class A Common Stock and Class B Common Stock represented at the meeting in person or by proxy is insufficient to constitute a quorum or, if a quorum is present, the Company fails to receive a sufficient number of votes to approve the Purchase Agreement and Asset Sale.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

    [ ] FOR                [ ] AGAINST                [ ] ABSTAIN

               (Continued and to be signed on the reverse side.)

    IF A VOTE IS NOT SPECIFIED, THE PROXIES WILL VOTE "FOR" THE ABOVE PROPOSALS. THE PROXIES WILL VOTE WITH DISCRETIONARY AUTHORITY ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS THEREOF.

                                                  DATE:                   , 1998
                                                       -------------------

                                                  ------------------------------
                                                  SIGNATURE(S):

                                                  ------------------------------

                                                  ------------------------------

                                                  IMPORTANT: Please sign this
                                                  Proxy exactly as your name or
                                                  names appear to the left. When
                                                  shares are held by joint
                                                  tenants, both should sign.
                                                  When signing as attorney,
                                                  executor, administrator,
                                                  trustee or guardian, please
                                                  give full title as such. If a
                                                  corporation, please sign in
                                                  full corporate name by
                                                  President or other authorized
                                                  officer. If a partnership,
                                                  please sign in partnership
                                                  name by authorized person.

                                                  SHARES
                                                        ------------------------

 PLEASE VOTE, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.